EXHIBIT 10.2

U.S. $275,000,000 Floating Rate Public Company Notes Due September 9, 2006

AMENDED AND RESTATED INDENTURE

Dated as of August 24, 2004

between

THE ISSUERS NAMED HEREIN,

as Issuers,

and

LASALLE BANK NATIONAL ASSOCIATION

as Note Trustee

Secured by:

The Properties Identified on Schedule B Hereto

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1.	Definitions	1
Section 1.2.	Principles of Construction	45

ARTICLE II GENERAL

Section 2.1.	The Notes	46
Section 2.2.	Interest	61
Section 2.3.	Repayment	66
Section 2.4.	Prepayment	67
Section 2.5.	Release of Properties	69
Section 2.6.	Intentionally Omitted	73
Section 2.7.	Interest Rate Cap Agreements	73
Section 2.8.	Rule 144A Information	74

ARTICLE III CONDITIONS PRECEDENT

Section 3.1.	Conditions Precedent	75
Section 3.2.	Reliance Language	80

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.1.	Issuers’ Representations	80
Section 4.2.	Survival of Representations	97

ARTICLE V AFFIRMATIVE COVENANTS

Section 5.1.	Covenants of the Issuers	98

ARTICLE VI NEGATIVE COVENANTS

Section 6.1.	Negative Covenants of the Issuers	109

ARTICLE VII ALTERATIONS AND EXPANSIONS; LEASING

Section 7.1.	Alterations and Expansions	117
Section 7.2.	Leasing	121

ARTICLE VIII CASUALTY AND CONDEMNATION

Section 8.1.	Insurance; Casualty and Condemnation	121

i

SCHEDULES
Schedule A	-	Issuers
Schedule B-1 - B-9	-	Description of Mortgaged Premises
Schedule C	-	Allocated Outstanding Principal Amounts
Schedule D	-	Property Managers and Brands
Schedule E	-	Intentionally Omitted
Schedule F	-	Material Agreements
Schedule G	-	Property Management Agreements
Schedule H	-	Unfunded Obligations
Schedule I	-	Form of Monthly Officer Certificate
Schedule 1.1	-	Deferred Maintenance
Schedule 1.2	-	Environmental Conditions
Schedule 3.1(o)	-	Schedule of Financial Statements and Operating Statements
Schedule 4.1(h)	-	Ground Lease Exceptions
Schedule 4.1(v)	-	Schedule of Temporary Certificates of Occupancy
Schedule 4.1(w)	-	Schedule of Properties in Flood Zones
Schedule 4.1(x)	-	Schedule of Engineering Reports, Environmental Reports and Seismic Reports
Schedule 4.1(ee)	-	Breaches of Material Agreements and Property Management Agreements
Schedule 4.1(gg)	-	Schedule of Occupancy Reports, Delinquency Reports, Tenant Security Deposits and Letters of Credit and Tenant Arrearages
Schedule 4.1(ss)	-	Schedule of Sharing Agreements
Schedule 4.1(uu)	-	Schedule of Liquor Licenses
Schedule 4.1(ddd)	-	Corporate Structure
Schedule 6.1(g)	-	Zoning Exceptions

EXHIBITS
Exhibit A	-	Form of Disbursement Request
Exhibit B	-	Waiver of Prepayment Rights
Exhibit C	-	Interest Rate Cap Requirements
Exhibit D	-	Pre-approved Transferees
Exhibit E	-	Intentionally Omitted
Exhibit F	-	Property Management Term Sheet
Exhibit G	-	Las Palmas Outparcel
Exhibit H-1	-	Form Notes
Exhibit H-1-A	-	Form Unrestricted Global Note
	-	Form Restricted Global Note
	-	Form Regulation S Temporary Global Notes
Exhibit H-1-B	-	Form Definitive Note
Exhibit H-2	-	Form Owner Securities Certification
Exhibit H-3	-	Form Investment Representation Letter
Exhibit H-4	-	Form Investment Representation Letter
Exhibit H-5	-	Form Transferee Securities Certification
Exhibit H-6	-	Form Certification
Exhibit H-7	-	Form Certification
Exhibit H-8	-	Form Instructions for Exchange of Beneficial Interests
Exhibit I	-	OCA Work

v

AMENDED AND RESTATED INDENTURE, dated as of August 24, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Indenture”), among each of the parties identified on Schedule A hereto, the issuers; and LaSalle Bank National Association, not in its individual capacity but solely as trustee for the benefit of Noteholders and any successor thereto (in such capacity, the “Note Trustee”).

All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof.

W I T N E S S E T H:

WHEREAS, on June 29, 2004 (the “Original Closing Date”), Issuers (other than the owner of the Ritz Carlton Half Moon Bay Property) made an issuance to Note Trustee for the benefit of the Noteholders in the amount of $200,000,000, which issuance (the “Original Issuance”) is governed by that certain Indenture, dated as of the Original Closing Date (the “Original Indenture”), between Issuers and Note Trustee;

WHEREAS, on the date hereof Issuers have agreed to make an additional issuance to Note Trustee for the benefit of the Noteholders in the amount of $75,000,000 (the “Additional Issuance”), which is being combined with the Original Issuance to constitute one Debt (as hereinafter defined) in the aggregate amount of $275,000,000; and

WHEREAS, Issuers and Note Trustee desire to amend and restate the Original Indenture to govern the terms of the Original Issuance and the Additional Issuance.

WHEREAS, Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance and delivery of the Notes (as defined herein) and secure the same by, among other things, each Issuer’s interest in the real property identified on Schedule B hereto;

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of Holders of the Issuers’ Notes (as defined herein):

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided herein:

“Acceleration Prepayment Premium” shall mean an amount equal to 3.0% of the Outstanding Principal Amount prepaid, to be paid in accordance with Section 2.4.3 hereof.

“Acceptable Counterparty” shall mean a Counterparty, the long-term unsecured debt rating with respect to which is at least “A1” by Moody’s and “A+” by Standard & Poor’s (or the equivalent by each of the Rating Agencies).

“Acceptable Property Management Agreement” shall mean, with respect to any Property, a new or amended Property Management Agreement with the Property Manager of such Property as of the date hereof (as indicated on Schedule D hereto) which agreement shall be upon terms and conditions no less favorable to the applicable Issuer, Operating Lessee, and Note Trustee than those contained in the Property Management Agreement with respect to such Property in effect as of the Closing Date (provided, that Issuers’ and/or Operating Lessees’ entitlement to, and the timing of the receipt of, cash flows from such Property and the cash management procedures with respect thereto shall not be adversely affected) or any new or amended Property Management Agreement entered into by any Issuer and/or Operating Lessee with respect to any Property in accordance with the terms of Article XI hereof.

“Acceptable Property Manager” shall mean (i) with respect to each Property, the current Property Manager and current brand as of the Closing Date for such Property as indicated on Schedule D hereto and, at any time prior to two years after the Closing Date, the property managers and brands listed under “Acceptable Property Manager” for such Property on Schedule D hereto, provided (x) each such property manager or brand continues to be Controlled by substantially the same Persons Controlling such property manager or brand as of the Closing Date (or if such Property Manager is a publicly traded company, such Property Manager continues to be publicly traded on an established securities market), and (y) such property manager has under management, at the time of its engagement as Property Manager, not fewer than 20 first class full service resort or business hotel properties (excluding the Properties) containing not fewer than 5,000 hotel rooms in the aggregate; (ii) during such two-year period, any Close Affiliate of any of the foregoing Persons with respect to a Property (provided that such Close Affiliate continues to manage the same Property as the Acceptable Property Manager of which it is a Close Affiliate (as indicated in clause (i) above) and so long as such Affiliate continues to be Controlled by substantially the same Persons Controlling such Close Affiliate as of the Closing Date (or if such Close Affiliate is a publicly traded company, such Close Affiliate continues to be publicly traded on an established securities market)); or (iii) any other reputable and experienced professional hotel management company (A) which, or a Close Affiliate of which, shall have at least five years’ experience in the management of hotel properties substantially similar to the Properties, (B) which, or a Close Affiliate of which, shall have under management, at the time of its engagement as Property Manager, not fewer than 20 first class full service resort or business hotel properties (excluding the Properties) containing not fewer than 5,000 hotel rooms in the aggregate, and (C) with respect to which a Rating Confirmation has been obtained.

“Act” shall have the meaning ascribed to it in Section 12.30(a).

“Adjusted Operating Income” shall mean, for any specified period, all income received by Issuers and/or Operating Lessee (or by a Property Manager for the account of an Issuer and/or an Operating Lessee) from any Person during such period in connection with the ownership or operation of the Properties, determined on an accrual basis of accounting determined in accordance with GAAP, including the following:

(i) all revenues derived from rooms, food and beverage, telecommunications, garage and parking, other operating departments, services and rentals and other;

(ii) all amounts payable to any Issuer and/or any Operating Lessee (or to a Property Manager for the account of any Issuer and/or any Operating Lessee) pursuant to Operating Agreements relating to any one or more of the Properties;

(iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

(iv) business interruption and loss of “rental value” insurance proceeds to the extent such proceeds are allocable to such specified period; and

(v) all investment income with respect to the Reserve Accounts.

Notwithstanding the foregoing clauses (i) through (iv), Adjusted Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of any Property (other than of the types described in clause (iii) above), (C) any repayments received from Tenants of principal loaned or advanced to Tenants by Issuers, (D) any type of income that would otherwise be considered Adjusted Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than any Issuer, Operating Lessee or Property Manager or its agent, (E) any fees or other amounts payable by a Tenant or another Person that are reimbursable to Tenant or such other Person and (F) any amount payable to Issuers or any of their Affiliates in connection with the Marriott Litigation.

“Administrative Services Agreement” means any agreement entered into by any Issuer with any Person for the delivery by such Person of administrative and employee services.

“Affected Property Management Agreement” shall have the meaning specified in Section 9.2.20 hereof.

“Affected Property Management Agreement Termination” shall have the meaning specified in Section 9.2.20 hereof.

“Affiliate” shall mean a Person or Persons directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with the Person or Persons in question.

“Agent Member” shall have the meaning set forth in Section 2.1.9(e) hereof.

“Aggregate DSCR” shall mean, with respect to a particular period, the ratio of Net Operating Income to Debt Service in respect of such period (except that no principal payment shall be included in such calculation), as computed by the Servicer from time to time, using in all cases an assumed loan constant equal to the then applicable Maximum Pay Rate per annum (which constant shall be calculated at all times using a 30/360 accrual convention). If no such period is specified, then the period shall be deemed to be the immediately preceding full 12 months.

“Aggregate Monthly FF&E Reserve Amount” shall mean, as of any specified date the sum of the Monthly FF&E Reserve Amounts as of such date for all of such Properties then subject to the Lien of the Mortgage.

“Aggregate Monthly Incentive Fee Reserve Amount” shall mean, as of any specified date, the sum of the Monthly Incentive Fee Reserve Amounts as of such date for all of the Properties then subject to the Lien of the Mortgage.

“Agreements with Managers” shall mean, collectively, each of those certain Agreements and Estoppels entered into as of the Original Closing Date or the Closing Date, as the case may be, by each of the Property Managers, Note Trustee and Issuers as modified by the Omnibus Amendment to Transaction Documents.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Allocated Outstanding Principal Amount” shall mean the principal amount of the Notes allocated to each Property as set forth on Schedule C hereto.

“Alteration” shall mean any demolition, alteration, installation, improvement or decoration of or to a Property or any part thereof or the Improvements (including FF&E) thereon (other than any of the foregoing that (i) is permitted to be done and actually is done by or on behalf of the applicable Property Manager without the consent of the applicable Issuer (it being the intent of the parties that for this purpose amounts expended by a Property Manager in respect of FF&E in the ordinary course of business from amounts reserved for FF&E under the applicable Acceptable Property Management Agreement shall be deemed not to be an Alteration), or (ii) is paid for out of any Reserve Account described in Section 9.2.1(a), (f) or (h)).

“Annual Budget” shall mean the annual operating and capital budget for each Property for any Fiscal Year setting forth, in reasonable detail, (i) the relevant Issuer’s good faith estimates of all Adjusted Operating Income, (ii) all Operating Expenses, (iii) Management Fees and (iv) Capital Expenditures.

“Applicable Interest Rate” shall have the meaning set forth in Section 2.2.2(a) hereof.

“Applicable Procedures” shall have the meaning set forth in Section 2.1.10(d)(iii) hereof.

“Applicable Property Manager Amount” shall mean, from and after the occurrence of a Management Agreement Trigger Event, with respect to the Marriott Las Palmas Property, the amount set forth in the Management Agreement Termination Budget delivered to Note Trustee in accordance with the terms of Section 9.2.20 hereof.

“Appraisal” means an as-is MAI appraisal of a Property, prepared not more than ninety (90) days (or such longer period as shall be acceptable to Initial Purchaser) prior to the Original Closing Date for each Property other than the Ritz Carlton Half Moon Bay Property and prior to the Closing Date with respect to the Ritz Carlton Half Moon Bay Property by (a) Hospitality Valuation Services or (b) another member of the American Institute of Real

Estate Appraisers selected by a majority of the Noteholders (or, if such appraiser is selected by Issuers, such appraiser shall be acceptable to Initial Purchaser and shall have at least ten (10) years’ experience in evaluating and appraising properties similar in type and geographic location as such Property), which appraisal shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA).

“Approved Banks” shall mean banks or other financial institutions which have (a) a minimum net worth of $500,000,000 or (b) total assets of $5,000,000,000.

“Assignment of Agreements” shall mean each first priority Assignment of Agreements, Licenses, Permits and Contracts dated as of the Original Closing Date or the Closing Date, as the case may be, from the applicable Issuer and Operating Lessee, as assignor, to the Note Trustee, as assignee, as amended by the Omnibus Amendment to Transaction Documents, assigning to the Note Trustee as security for the Notes, to the extent assignable under law, all of such Issuer’s and Operating Lessee’s interest in and to the Property Management Agreements, Operating Agreements, Operating Leases, Material Agreements, including, without limitation, with respect to the Property known as the Marriott Schaumburg, Schaumburg, Illinois, that certain Lease Agreement dated as of May 22, 1998 between Strategic Hotel Funding, L.L.C. and Marriott Hotel Services, Inc. and all other licenses, permits and contracts necessary or desirable for the use and operation of each of the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time pursuant to the provisions thereof or of the other Transaction Documents, in each case to the extent legally assignable.

“Assignment of Leases” shall mean each Assignment of Leases, Rents and Revenues, dated as of the Original Closing Date or the Closing Date, as the case may be, from the applicable Issuer and Operating Lessee, as assignor, to the Note Trustee, as assignee, as amended by the Omnibus Amendment to Recorded Documents, together with any further amendments thereto pursuant to the provisions thereof, assigning all the Leases and Rents with respect to each Property.

“Authorized Officer” with respect to the Issuers, shall mean any director or officer of the Issuers who is authorized to act for or on behalf of the applicable Issuer in matters relating to that Issuer. With respect to the Note Trustee or any other bank or trust company acting as trustee of an express trust or as collateral agent or custodian, “Authorized Officer” shall mean a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Bankruptcy Code” shall mean (a) Title 11 of the United States Code entitled “Bankruptcy,” and (b) with respect to the Mexican Issuers only, the Ley de Concursos Mercantiles as the same may be amended, modified, succeeded or replaced, from time to time.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Properties: Taxes, Other Charges and Insurance Premiums.

“Beneficial” when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

“Beneficial Owner” shall mean each Person having an interest in the notes as recorded in the Register.

“Breakage Costs” means, with respect to the prepayment of any principal amount of the Notes (other than a voluntary Prepayment following the requisite prior notice which is made pursuant to Section 2.4.2 hereof), an amount equal to the aggregate of (i) the excess, if any, of (A) the amount of interest that otherwise would have accrued on the principal amount of the Notes so prepaid for the period from the date of such prepayment through and including the last day of the then-current Interest Accrual Period (or, in the case of a prepayment on a Payment Date without the required notice, the period from and including the first day of the immediately succeeding Interest Accrual Period through and including the final day of such Interest Accrual Period) at the rate of interest which would have been applicable herein over (B) the amount of interest that otherwise would have accrued on such principal amount for the applicable period at a rate per annum equal to LIBOR measured two Business Days prior to such prepayment; plus (ii) any and all other losses, costs, fees and expenses of Note Trustee and the Noteholders (including, without limitation, any early termination or upfront payments, brokerage commissions and other transaction costs) incurred or sustained, directly or indirectly, as a result of such prepayment of the Notes.

“Burbank Indebtedness” means that certain indebtedness owed by the Issuer, which owns the Property known as the Hilton Burbank Airport, Burbank, California, to the Redevelopment Agency of the City of Burbank.

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Note Trustee, the Servicer, or any other master servicer, special servicer or trustee in connection with a Securitization are located are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, “Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

“Capital Expenditures” means the hard and soft costs incurred by the Issuers with respect to replacements and capital repairs made to the Properties (including, without limitation, repairs to, and replacements of, the structural components, roofs, building systems, parking garages and parking lots, but excluding additions to, and replacements of, FF&E) that are permitted to be done and actually are directed to be done or done by the applicable Property Manager without the consent of the applicable Issuer, unless the same shall have been carried out or directed to have been carried out by the applicable Property Manager at the request or upon the direction of an Issuer or pursuant to items specifically provided for in a budget with respect to a Property approved by an Issuer.

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash and Cash Equivalents” shall mean (i) Cash, (ii) U.S. Government Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (iii) shall have a long-term unsecured debt rating of “AAA” by the Rating Agencies or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least A-1+ (or its equivalent) by the Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, (v) floating rate notes and other money market instruments each issued by Approved Banks having a minimum long-term senior unsecured debt rating from each of the Rating Agencies at least equivalent to the Required Rating, (vi) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank having a long-term senior unsecured debt rating of at least AA- from each of the Rating Agencies (provided that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase by Issuers or Note Trustee and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term senior unsecured debt rating of at least AA- from each of the Rating Agencies), (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (provided that at the time of purchase the counterparty to such repurchase agreement must have a long-term senior unsecured debt rating at least equal to the Required Rating), and (viii) investments in money market funds and money market mutual funds all the assets of which are comprised of investments described in clauses (i) through (vii) above, and (ix) any other investment which the Rating Agencies confirm in writing will not in and of itself result in a downgrading or withdrawal of any of the ratings then assigned to any Notes. Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as “derivatives”, any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips. Any investment in Cash and Cash Equivalents shall have a maturity date not later than one Business Day prior to the date that the proceeds therefrom are required hereunder.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting any Property.

“Certificate of Authentication” shall have the meaning ascribed to it in Section 2.1.4(a).

“Clearstream” shall mean Clearstream Banking, société anonyme, or a successor organization thereto.

“Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least

75% of all of the legal, Beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in both the First Person and the Second Person.

“Closing Date” shall mean the date of this Indenture set forth in the first paragraph hereof.

“Closing Date DSCR” shall mean 2.43 to 1.0.

“Closing Date Net Operating Income” shall mean $42,793,811.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean all monies, accounts, instruments and other property (including, without limitation, all Rents, revenues, issues, Proceeds, profits, security and other monies payable or receivable under any Transaction Document or with respect thereto and the after-acquired property clauses thereof) subject or intended to be subject to any Mortgage and the other Transaction Documents for the performance by Issuers of their obligations thereunder or hereunder as of any particular time, and the proceeds of the foregoing.

“Condemnation” shall mean a taking or voluntary conveyance during the term hereof of all or any part of any Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

“Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers published by the United States Department of Labor, national index (all items) (base year 1982-84 = 100), or any successor index thereof as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then whenever the determination of a CPI Increase figure is called for herein, the Consumer Price Index shall be converted in accordance with the conversion factors published by the United States Department of Labor, Bureau of Labor Statistics, or, if said Bureau shall not publish the same, as the same may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information selected by a majority of the Noteholders (in its reasonable discretion). If the Consumer Price Index ceases to be published and there is no successor thereto, such other index as a majority of the Noteholders shall reasonably select shall be substituted for the Consumer Price Index.

“Control” shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, fifty one percent (51%) or more of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” shall mean the principal office of the Note Trustee at which at any particular time its corporate trust business shall be administered, which as of the Closing Date is 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group - Strategic Floating Rate Company Notes Due September 2006.

“Cost and Expense Amount” shall have the meaning set forth in Section 9.2.15(a) hereof.

“Counterparty” shall mean the counterparty to the Interest Rate Cap Agreement and any counterparty under a Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement and, if applicable, any credit support provider identified in the Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement.

“Custodian” shall mean LaSalle Bank National Association, and any successor custodian, as custodian under custody agreements, or any similar successor agreement or agreements for DTC.

“CPI Increase” shall mean, when used to qualify a fixed dollar amount set forth herein at the date in question, such fixed dollar amount, as increased by the percentage by which the Consumer Price Index at the time of such measurement shall have increased over such Consumer Price Index for December 2003.

“Credit Facility” shall mean a clean, irrevocable, unconditional transferable letter of credit, payable on sight draft only, in respect of which an Issuer has no reimbursement obligation and such reimbursement obligation is not secured by any Property or any other property pledged to secure the Notes, in favor of Note Trustee and entitling Note Trustee to make multiple draws thereon (which in the aggregate of all such draws do not exceed the aggregate face value thereof) in New York City, in such other city as Note Trustee’s corporate trust office may be located at the time of the issuance of such letter of credit or in any city in which the issuing bank shall have a branch or office, issued by either (i) a domestic bank or the U.S. agency or branch of a foreign bank, in each case, having a long-term senior unsecured debt rating from the Rating Agencies which at the time such letter of credit is delivered and throughout the term of such letter of credit is at least equal to “AA,” and a short-term unsecured debt rating at least equal to A-1+ or (ii) any other bank approved by a majority (by Outstanding Principal Amount) of the Noteholders in their sole discretion, and as to which Issuers shall have obtained a Rating Confirmation. Such Credit Facility shall provide that (x) it will automatically renew unless the issuer of such Credit Facility delivers written notice to Note Trustee, as beneficiary, and Issuers, as account party, at least thirty (30) days prior to its expiration, that such Credit Facility will not be renewed, (y) in such case, Note Trustee, as beneficiary, shall be entitled to draw upon the full amount of such Credit Facility and (z) such Credit Facility is freely transferable by Note Trustee without the payment of any imposition or fee by Note Trustee. Without in any way limiting the generality of the foregoing, if any Credit Facility is not renewed or replaced with another Credit Facility prior to the date that is thirty (30) days prior to its expiration, it is hereby agreed that Note Trustee shall be entitled to draw upon the full amount of such Credit Facility.

“Current Debt Service Reserve Account” shall have the meaning set forth in Section 9.2.1(g) hereof.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, the Notes, together with all interest accrued and unpaid thereon and all other sums due to Note Trustee or the Noteholders in respect of the Notes (including any Breakage Costs), and any sums due under the Notes, this Indenture, the Mortgage or in any other Transaction Document.

“Debt Securities” shall mean debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (i) are not subject to prepayment or redemption prior to maturity and (ii) are rated not less than the then Required Rating; or any combination of the foregoing. Any Debt Securities delivered to Note Trustee as collateral for an obligation shall mature not less than one (1) Business Day prior to the due date of such obligation.

“Debt Service” shall mean, with respect to any specified date or a particular period of time, principal and interest payments under the Notes due as of such date or payable with respect to or during such period (including the last day thereof), as applicable and repayment in full of the principal balance of the Notes at the maturity of the Notes or upon the earlier acceleration of the Notes.

“Debt Service Amount” shall have the meaning set forth in Section 9.2.15(a)(iii) hereof.

“Default” shall mean the occurrence of any event hereunder or under any other Transaction Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to 300 basis points (3.0%) in excess the Applicable Interest Rates for the Notes (but in no event shall the Default Rate be less than the Prime Rate from time to time plus one percent (1%)).

“Deferred Maintenance Conditions” shall mean, collectively, the deferred maintenance conditions and near-term capital requirements, if any, described on Schedule 1.1 attached hereto and made a part hereof.

“Deferred Maintenance and Environmental Conditions Reserve Account” shall have the meaning set forth in Section 9.2.1(a) hereof.

“Deficiency Payment” shall have the meaning set forth in Section 9.2.11 hereof.

“Deficiency Reserve Account” shall have the meaning set forth in Section 9.2.1(d) hereof.

“Definitive Note” shall have the meaning set forth in Section 2.1.6(f) hereof.

“Deposit Account” shall have the meaning given such term in Section 9.1 hereof.

“Deposit Account Agreement” shall mean the Deposit Account Agreement, dated as of the Original Closing Date, among Issuers, Operating Lessees, the Note Trustee, and the Depositary Bank, for the Deposit Account, as modified by the Omnibus Amendment to Transaction Documents, relating to the collection and application of disbursements and other payments from the Property Managers and/or Operating Lessees pursuant to the applicable Property Management Agreements and/or Operating Lease.

“Depositary” shall mean, with respect to the Global Notes, DTC or such other Person as shall be designated as Depositary by the Issuers pursuant to Section 2.9(a) of this Indenture.

“Depositary Bank” shall mean the depositary bank under the Deposit Account Agreement.

“Disqualified Transferee” shall mean any Person that, or any Person that Controls, is Controlled by, or is under common Control with, a Person that, (i) has (within the past ten (10) years) defaulted, or is now in default, beyond any applicable cure period, of its material obligations, under any written agreement with the Noteholders or any Affiliate of the Noteholders; (ii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by the Servicer in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (viii) has been found by a court of competent jurisdiction or other Governmental Authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

“Downgrade” shall have the meaning as set forth in Section 2.7(b) hereof.

“DTC” shall mean The Depository Trust Company, a New York trust company, and its permitted successors and assigns.

“Earthquake Deductible Reserve Account” shall have the meaning set forth in Section 9.2.1(b).

“Earthquake Deductible Reserve Amount” shall mean an amount equal to the deductible amount of the earthquake insurance policy relating to a Property or Property at which an Earthquake Reserve Event shall have occurred.

“Earthquake Reserve Event” shall mean the occurrence of an earthquake or other casualty covered under an earthquake insurance policy relating to one or more of the Properties located in the state of California which causes damage or destruction in an amount in excess of the deductible amount of the earthquake insurance policy on such Property or Properties.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

“Eligible Account” shall mean an identifiable account separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state-chartered depository institution or trust company acting in its fiduciary capacity, and which, in the case of a state-chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), and has a combined capital and surplus of at least $500,000,000 and is subject to supervision or examination by federal or state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Collateral” shall mean U.S. Government Securities, Debt Securities, Credit Facilities or Cash and Cash Equivalents, or any combination thereof.

“Eligible Institution” shall mean (1) LaSalle Bank National Association (provided that the rating by Standard & Poors and Moody’s for LaSalle Bank National Association’s short term unsecured debt obligations or commercial paper and long term unsecured debt obligations does not decrease below its current ratings) or (2) any other federal or state-chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation and (i) in the case of accounts in which funds are held for thirty (30) days or less, the short term unsecured debt obligations or commercial paper of which are rated A-1 by Standard & Poors, P-1 by Moody’s, or (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA-” by Standard & Poors and “Aa3” by Moody’s.

“Employee Benefit Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3 of Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which each Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Engineering Report” means the structural engineering report or reports with respect to each Property prepared by an Independent Engineer and delivered to the Note Trustee in connection with the delivery of the Notes, and any amendments or supplements thereto delivered to the Note Trustee.

“Environmental Auditor” means an independent environmental auditor reasonably approved by a majority (by Outstanding Principal Amount) of the Noteholders.

“Environmental Claim” means any written notice, claim, proceeding, investigation, demand or other communication by any Person or Governmental Authority alleging or asserting liability with respect to any Issuer or any Property arising out of, based on or resulting from (i) the presence, use or Release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

“Environmental Conditions” shall mean those matters which are the subject of environmental and seismic remediation described on Schedule 1.2 attached hereto.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the Original Closing Date, executed by Issuers and Sponsor in connection with the Notes for the benefit of Note Trustee on behalf of Noteholders as modified by the Omnibus Amendment to Transaction Documents.

“Environmental Laws” means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the use or Release of Hazardous Substances.

“Environmental Reports” means a “Phase I Environmental Site Assessment” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-94 (and, if necessary, a “Phase II Environmental Site Assessment”), prepared by an Environmental Auditor and delivered to Initial Purchaser and any amendments or supplements thereto delivered to Initial Purchaser, and shall also include any other environmental reports delivered to Initial Purchaser pursuant to this Indenture and the Environmental Indemnity.

“Equipment” shall have the meaning set forth in the Mortgage.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with any Issuer as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Euroclear” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, or a successor organization thereto.

“Event of Default” shall have the meaning set forth in Section 10.1(a) hereof.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

“Existing Debt” shall mean any indebtedness assigned to Note Trustee as of the date hereof and amended, restated and/or consolidated pursuant to any Mortgage.

“Existing Note” shall mean any promissory notes or other instruments evidencing indebtedness assigned to Note Trustee as of the Closing Date and amended, restated and/or consolidated pursuant to any Notes.

“Expansion” shall mean any expansion of any Property or any portion thereof or the Improvements thereon.

“Expenses” shall mean all reasonable origination costs and all reasonable out-of-pocket expenses and costs incurred by the Note Trustee and/or the Initial Purchasers (or any of their Affiliates) with respect to the issuance of the Notes, including for preparation of audits, reasonable costs of agreed-upon-procedures, reasonable travel expenses, reasonable costs of preparation of environmental, seismic and engineering reports, reasonable costs of credit reports, reasonable costs of appraisals, reasonable costs of preparation, negotiation, execution and delivery of the Term Sheet, this Indenture and the other Transaction Documents and the reasonable costs of consummation of the transactions contemplated hereby and thereby (including reasonable attorneys’ fees and disbursements in connection therewith and in connection with the Note Trustee’s or the Initial Purchaser’s due diligence), mortgage recording taxes and other document filing fees and any other reasonable out-of-pocket expenses relating to credit and collateral evaluations.

“Extension Date” shall have the meaning set forth in Section 2.3.3(b) hereof.

“Extension Interest Rate Cap Agreement” shall mean, following the Issuers’ exercise of their option to extend the Maturity Date pursuant to Section 2.3.3 (b), an interest rate cap agreement or agreements (together with the confirmations and schedules relating thereto), each from an Acceptable Counterparty and satisfying the requirements set forth on Exhibit C hereto; provided that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, an “Extension Interest Rate Cap Agreement” shall be such interest rate cap agreement as may be approved by each of the Rating Agencies (such approval to be evidenced by the receipt of a Rating Confirmation).

“FF&E” for each of the Properties, shall have the meaning set forth in the applicable Property Management Agreement for such Property. In the event the term “FF&E” is not used in any one or more of the Property Management Agreements, “FF&E” shall be deemed to refer to whatever term is used in the applicable Property Management Agreement to describe the furniture, fixtures and Equipment for the applicable Property.

“FF&E Reserve Account” has the meaning set forth in Section 9.2.1(h) hereof.

“FF&E Reserve Sub-Accounts” shall have the meaning set forth in Section 9.2.16(a)(i) hereof.

“Final Completion” shall mean, with respect to any specified work, the final completion of all such work, including the performance of all “punch list” items, as confirmed by an Officer’s Certificate and, with respect to any Material Alteration or Material Expansion, a certificate of the Independent Architect, if applicable.

“First Extension Term” shall have the meaning set forth in Section 2.3.3(b) hereof.

“Fiscal Year” shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing Date occurs and thereafter each twelve month period commencing on January 1 and ending on December 31 until the Debt is repaid in full, or such other common fiscal year of Issuers as Issuers may select from time to time with the prior consent of a majority (by Outstanding Principal Amount) of the Noteholders, such consent not to be unreasonably withheld.

“Fitch Ratings” shall mean Fitch, Inc., its successors and/or assigns.

“Form W-8 BEN” shall have the meaning set forth in Section 2.2.2(d)(v)(1) hereof.

“Form W-8 ECI” shall have the meaning set forth in Section 2.2.2(d)(v)(1) hereof.

“Four Season Mexico City Property” shall mean that certain property known as the Four Seasons Mexico City, located in Mexico City, Mexico.

“Four Season Punta Mita Property” shall mean that certain property known as the Four Seasons Punta Mita, located in Punta Mita, Mexico.

“Funding Issuer” shall have the meaning set forth in Section 12.27 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the relevant date in question (as supplemented by the Uniform System of Accounts for the Lodging Industry, current edition), consistently applied.

“Global Note” shall mean any Regulation S Temporary Global Note, any Restricted Global Note or any Unrestricted Global Note, as the case may be.

“Governmental Authority” means any national or federal government, any state, regional, local or other political subdivision of the United States of America or the United Mexican States thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including, without limitation, any court).

“Ground Lease” shall mean that certain Land Lease Agreement, dated as of December 18, 1970, as amended from time to time, between the Lincolnshire Issuer and Ground Lessor.

“Ground Rent” shall mean any base, percentage, additional or other rent and any other amounts payable by the Lincolnshire Issuer under the Ground Lease.

“Ground Lessor” shall mean Indian Creek Investor, Inc., f/k/a Rivershire, Inc. and American National Bank and Trust Company of Chicago, as Trustee under that certain Trust Agreement, dated as of August 22, 1966 and known as Trust 23830 and under that certain Trust Agreement, dated as of August 22, 1966 and known as Trust 23831.

“Ground Rent Reserve Account” shall have the meaning set forth in Section 9.2.1(j) hereof.

“Hazardous Substance” means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import under any Environmental Law, (iii) toxic mold and (iv) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

“Hilton Burbank Property Management Agreement” shall mean that certain Management Agreement, dated as of August 24, 1998, between the Hilton Burbank Property Manager, as manager and Strategic Hotel Capital Incorporated, as owner, as amended by that certain First Amendment to Management Agreement, dated as of June 19, 2002 and by that certain Second Amendment to Management Agreement, dated as of July 8, 2003 (as the same may be further amended, modified or supplemented from time to time in accordance with the terms hereof).

“Hilton Burbank Property Manager” shall mean Hilton Hotels Corporation (together with its successors and assigns.

“Hilton Termination Payment” means any payment pursuant to Section 8.1(f) of the Hilton Burbank Property Management Agreement that may be payable to the Hilton Burbank Property Manager.

“Holding Account” shall have the meaning given such term in Section 9.1 hereof.

“Hotel Operating Accounts” shall mean those accounts maintained by the applicable Issuer or Property Manager pursuant to the Property Management Agreements into which all Rents from the applicable Property are deposited.

“Improvements” shall have the meaning set forth in the Mortgage.

“Incentive Fee” shall mean: (a) for the Property known as the Hilton Burbank Airport, Burbank, California, the “Incentive Management Fee” as defined in the applicable Property Management Agreement; (b) for the Property known as the Embassy Suites Lake Buena Vista, Orlando, Florida, the “Incentive Management Fee” as defined in the applicable Property Management Agreement; (c) for the Property known as the Marriott Schaumburg, Schaumburg, Illinois, the “Incentive Management Fee” as defined in the applicable Property Management Agreement; (d) for the Marriott Las Palmas Property, the “Incentive Management Fee” as defined in the applicable Property Management Agreement and any payments under Section 3 of the “Note” (as defined in the Las Palmas FF&E Loan Agreement); (e) for the Property known as the Loews Santa Monica, the “Incentive Fee” and the “Super Incentive Fee” as defined in the applicable Property Management Agreement; (f) for the Lincolnshire Property, the “Adjusted Net House Profit” as defined in the applicable Property Management Agreement (g) for the Four Seasons Mexico City Property, the “Incentive Fee” as defined in the applicable Property Management Agreement, (h) for the Four Seasons Punta Mita Property, the “Incentive Fee” as defined in the applicable Property Management Agreement and (i) for the Ritz Carlton Half Moon Bay Property, the “Incentive Fee” as defined in the applicable Property Management Agreement.

“Incentive Fee Sub-Account” shall have the meaning set forth in Section 9.2.13(a) hereof.

“Incentive Management Fee Reserve Account” shall have the meaning set forth in Section 9.2.1(e) hereof.

“Increased Cost” shall have the meaning set forth in Section 2.2.2(c) hereof.

“Independent Architect” shall mean any reputable architecture or construction management firm that is licensed or registered in the jurisdiction where a Property is located, if required by the laws of such jurisdiction, and not affiliated with any Issuer.

“Independent Director” means a duly appointed member of the board of directors or board of managers reasonably satisfactory to the Servicer who shall not have been at the time of such individual’s appointment and while serving as an Independent Director, and who may not have been at any time during the preceding five years (i) an equity holder, member, partner or director (other than an independent director or manager of an Affiliate of any Issuer that is required to be a single purpose bankruptcy remote entity) of, or an officer or employee of, any Issuer, Sponsor, or any of their respective equity holders or Affiliates (except in the context of this transaction), (ii) based on information provided by such individual and reasonably believed by Issuers, a creditor or customer of, or supplier or service provider (including a provider of professional services) to, any Issuer, Sponsor, or any of their respective equityholders, members or Affiliates (other than a company that provides professional independent managers and which also provides other services to an Issuer or such Issuer’s equityholders, members or Affiliates in the ordinary course of business), (iii) a member of the immediate family of any such equity holder, member, partner, officer, employee, creditor, supplier, service provider or customer or a member of the immediate family of any other director of such entity or (iv) under common control with the Persons in (i) – (iii) above.

“Independent Engineer” means such engineer as shall be reasonably approved by a majority (by Outstanding Principal Amount) of the Noteholders.

“Initial Maturity Date” shall mean September 9, 2006.

“Initial Payment Date” shall mean October 9, 2004.

“Initial Purchaser” shall mean Deutsche Bank Securities Inc.

“Initial Tax and Insurance Escrow Amount” has the meaning set forth in Section 9.3.1 hereof.

“Initial Tax and Insurance Sub-Account Amount” has the meaning set forth in Section 9.3.3(a) hereof.

“Insurance Premiums” shall have the meaning set forth in Section 8.1(d) hereof.

“Insurance Requirements” shall mean all terms of any insurance policy required hereunder covering or applicable to any Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting a Property or any part thereof or any use of any Property or any part thereof.

“Interest Accrual Period” means, in connection with the calculation of interest accrued with respect to any specified Payment Date, with respect to the Notes, the period from and including the fifteenth (15th) day of a calendar month to but excluding the fifteenth (15th) day of the immediately following month; provided, however, that the first Interest Accrual Period with respect to such Notes shall be from the Closing Date to but excluding September 15, 2004.

“Interest Determination Date” means in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

“Interest Rate Cap Agreement” means an Interest Rate Agreement or Agreements (together with the confirmation and schedules relating thereto), each between a Counterparty and Issuers obtained by Issuers and collaterally assigned to Note Trustee pursuant to this Indenture, and each satisfying the requirements set forth in Exhibit C.

“Issuer” shall mean each of the parties identified on Schedule A hereto, together with its successors and assigns as permitted hereunder and which shall be collectively referred to herein as “Issuer” or “Issuers,” but excluding any Issuer, all of the real property of which has been released from the Lien of the Transaction Documents pursuant to the provisions thereof.

“Issuer Order” and “Issuer Request” shall mean a written order or request signed in the name of an Issuer by any one of its Authorized Officers and delivered to the Note Trustee at least one (1) Business Day prior to the date of the requested action specified therein.

“Institutional Accredited Investor” shall mean an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Investment Representation Letter” shall have the meaning set forth in Section 2.1.6(f) hereof.

“knowledge” or words of similar import shall mean the actual or constructive knowledge of a Person or, if such Person is not an individual, of such Person’s representatives, agents, employees, officers or directors who would be likely to have actual or constructive knowledge of the relevant subject matter, provided, however, that such term shall not include knowledge of any Property Manager or its representatives, agents, employees, officers or directors which has not been communicated to Issuers.

“Lake Buena Vista Property Management Agreement” shall mean that certain Management Agreement, dated as of September 30, 1997, between the Lake Buena Vista Property Manager, as manager and SHC Funding Incorporated, as owner and Embassy Suites License Agreement, dated as of September 30, 1997, between the Lake Buena Vista Property Manager, as licensor and SHC Funding Incorporated, as licensee (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof).

“Lake Buena Vista Property Manager” shall mean Promus Hotels Florida, Inc., a Delaware limited liability company (together with its successors and assigns).

“Las Palmas FF&E Loan Agreement” means that certain Loan Agreement, dated as of July 1, 1998, between the Las Palmas Issuer (by assumption) and the Las Palmas Holder, as the same has been or may be amended and/or restated in accordance with the terms set forth in the Marriott Side Letter.

“Las Palmas Holder” means Marriott International Capital Corporation, a Delaware corporation, its successors and/or assigns.

“Las Palmas Issuer” means New Rancho, L.L.C., a Delaware limited liability company.

“Las Palmas Indebtedness” means that certain indebtedness owed by the Las Palmas Issuer to the Las Palmas Holder, pursuant to that certain “Note” (as defined in the Las Palmas FF&E Loan Agreement, as the same has been or may be amended and/or restated in accordance with the terms set forth in the Marriott Side Letter).

“Lease” shall mean any lease, Operating Lease, sublease, sub-sublease, license, letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the Closing Date or hereafter entered into by an Issuer or any Property Manager, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into, in accordance with the terms of the Transaction Documents, in connection with such lease, sublease, sub-sublease, or other agreement and all agreements related thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. Notwithstanding the foregoing, Leases shall exclude the Property Management Agreements.

“Legal Requirements” shall mean:

(i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting any Issuer or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force),

(ii) all permits, licenses and authorizations and regulations relating thereto, and

(iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting any Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to a Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

“LIBOR” shall mean the rate per annum calculated as set forth below:

(i) On each Interest Determination Date, LIBOR for the next Interest Accrual Period will be the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date.

(ii) With respect to an Interest Determination Date on which no such rate appears on Telerate Page 3750 as described above, LIBOR for the next Interest Accrual Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period (each a “Reference Bank Rate”). Note Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate. If at least two such quotations are provided, LIBOR for such Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Note Trustee, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a one-month period.

(iii) If on any Interest Determination Date Note Trustee is required but unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards, if necessary, to the nearest multiple of 1/1,000 of 1% and all U.S.

dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounding upwards).

“Licenses” shall have the meaning set forth in Section 4.1(v) hereof.

“Lien” shall mean any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the interest of an Issuer or Operating Lessee in a Property or any portion thereof or any Issuer or Operating Lessee, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances).

“Lincolnshire Issuer” means SHC Lincolnshire LLC, a Delaware limited liability company.

“Lincolnshire Property” means that certain property known as the Marriott Lincolnshire, located in Lincolnshire, Illinois.

“Liquidity Reserve Account” shall have the meaning set forth in Section 9.2.1(c) hereof.

“Lockout Period” shall mean the period beginning on the Closing Date through but not including the applicable Permitted Prepayment Date.

“Long-Term Agreement” means any contract or agreement with an unexpired term (inclusive of extension periods) in excess of one year; provided that any contract or agreement which may be terminated by the applicable Issuer without cause and without penalty on sixty (60) days’ advance notice or less shall not be a Long-Term Agreement for purposes hereof.

“Loews Santa Monica Property Management Agreement” shall mean that certain Management Agreement, dated as of March 4, 1998, between the Loews Santa Monica Property Manager and New Santa Monica Beach Hotel, L.L.C., as owner by assignment from SHC Santa Monica Beach Hotel III, L.L.C., and further assigned to DTRS Santa Monica, L.L.C. (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof).

“Loews Santa Monica Property Manager” shall mean Loews Santa Monica Hotel, Inc. (together with its successors and assigns).

“Loews Termination Payment” means the “Termination Amount” that may be payable to the Loews Santa Monica Property Manager pursuant to the Loews Santa Monica Property Management Agreement.

“Management Agreement Termination Budget” shall mean, from and after the occurrence of a Management Agreement Trigger Event with respect to the Marriott Las Palmas Property, the amount set forth in a budget promptly prepared by the applicable Issuer which sets forth a good faith estimate of the aggregate conversion cost associated with the applicable Issuer entering into a new Acceptable Property Management Agreement and converting the applicable Property to a brand permitted hereunder.

“Management Agreement Trigger Event” shall have the meaning specified in Section 9.2.20 hereof.

“Management Control” shall mean, with respect to any direct or indirect interest in an Issuer or a Property, the power and authority to make and implement or cause to be made and implemented all material decisions with respect to the operation, management, financing and disposition of the specified interest.

“Management Fees” shall mean all fees, commissions, expenses and other compensation (including, without limitation, any incentive management fees) payable by any Issuer or Operating Lessee to any Property Manager.

“Marriott Las Palmas Property” means that certain property known as Marriott’s Rancho Las Palmas Resort, located in Rancho Mirage, California.

“Marriott Litigation” shall mean the action entitled SHC Laguna Niguel I LLC, et al. v. Marriott International, Inc., et al., Index No. BC 280028, which is currently pending in the Superior Court of the State of California, County of Los Angeles.

“Marriott Side Letter” shall mean that certain side letter dated as of the Original Closing Date from Issuers to Note Trustee related to the Marriott Litigation.

“Marriott Litigation Documents” shall mean the documents which are required to be furnished pursuant to Section 3.1(l) hereof.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, Properties, assets or condition (financial or otherwise) of the Issuers, taken as a whole (or as specifically indicated herein, for a Property), (ii) the ability of the Issuers to perform, in all material respects, their obligations under each of the Transaction Documents, (iii) the enforceability or validity of any Transaction Document or the perfection or priority of any Lien on any material asset created under any Transaction Document, (iv) the value of, or cash flow from, the Properties, taken as a whole (or as specifically indicated herein, for a Property), or the operations thereof or (v) the ability of Note Trustee or the Noteholders to enforce or collect the Debt.

“Material Agreements” means the agreements listed on Schedule F hereto and each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any Property or portion thereof, or otherwise imposing obligations on any Issuer, (a) which has an unexpired term of one year or less and under which an Issuer would have the obligation to pay more than $100,000 or (b) is a Long-Term Agreement requiring any Issuer to pay more than $50,000 in any twelve-month period or more than $200,000 in the aggregate during the term thereof; provided, however, that Material Agreements shall include any Long-Term Agreement not identified on Schedule F and under which (1) the aggregate payments required to be made by the applicable Issuer exceed $25,000, and (2) the aggregate payments required to be made by the applicable Issuer, when aggregated with all the payments required to be made by such Issuer under all such other Long-Term Agreements not included on Schedule F, would exceed for any Property either (x) $250,000 in any twelve-month period or (y) $500,000 in the aggregate. Notwithstanding the foregoing, Material Agreements shall not include the Property Management Agreements.

“Material Alteration” shall mean any Alteration to be performed by or on behalf of an Issuer at any Property the cost of which (including, without limitation, construction costs and costs of architects, engineers and other professionals) as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

“Material Casualty” shall mean a Casualty where the loss (i) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding principal amount of the Allocated Outstanding Principal Amount for the subject Property or (ii) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the applicable Property to be unavailable for its applicable use.

“Material Condemnation” shall mean a Condemnation where the loss (i) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding principal amount of the Allocated Outstanding Principal Amount for the subject Property or (ii) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the applicable Property to be unavailable for its applicable use.

“Material Expansion” shall mean any Expansion to be performed by or on behalf of an Issuer at any Property or Properties, the total cost of which, as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

“Maturity Date” shall have the meaning set forth in Section 2.3.3(b) hereof.

“Maximum Pay Rate” shall mean, (i) 6.40909% through the Initial Maturity Date and (ii) from and after the Initial Maturity Date through the final Maturity Date greater of (1) 6.40909% and (2) the lesser of (A) the product of (x) 6.40909%, and (y) a fraction, the numerator of which is Net Operating Income for the most recently available twelve (12) month period prior to the later of (I) the date on which the applicable Extension Interest Rate Cap Agreement is purchased and (II) the date that is thirty (30) days prior to the applicable Maturity Date and the denominator of which is Closing Date Net Operating Income and (B) 10.50%.

“Mexican GAAP” shall mean generally accepted accounting principles in Mexico, consistently applied.

“Mexican Issuers” shall mean, Inmobiliaria Nacional Mexicana, S. de R.L. de C.V. and Punta Mita Resort S. de R.L. de C.V.

“Mexican Properties” shall mean collectively, the Four Seasons Mexico City Property and the Four Seasons Punta Mita Property.

“Mexican Trust Agreement” means the trust agreement (as amended from time to time) entered by and among the Mexican Issuers, the Note Trustee as primary beneficiary, the other parties named therein and a Mexican trustee (the “Mexican Trustee”) to hold collateral in Mexico, including the Mexican Properties, as security for the payment of the Notes.

“Mexican Trustee” shall have the meaning set forth in the definition of “Mexican Trust Agreement”.

“Mexico” means the United Mexican States.

“Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.2 hereof.

“Monthly FF&E Reserve Amount” shall mean, for any Property, as of any specified date, the excess, if any, of (a) 4.0% of gross revenues of each Property, for the calendar month then most recently ended, as such gross revenues are computed in accordance with the applicable Property Management Agreement, over (b) the amount paid, reserved or withheld by the applicable Property Manager in accordance with the terms of the applicable Property Management Agreement for capital expenditures in respect of FF&E for the same calendar month (it being expressly agreed by the parties hereto for purposes hereof that a mere book entry of an amount shall not be deemed to be the payment, reserve or withholding of such amount).

“Monthly Incentive Fee Reserve Amount” shall mean, for any Property, as of any specified date, the excess, if any, of (a) the Incentive Fees owed to the applicable Property Manager accruing for the previous calendar month (computed in accordance with the applicable Property Management Agreement on the basis of budgeted annual operating performance, as reasonably modified by the Servicer from time to time on the basis of actual operating performance), over (b) the amount paid, reserved or withheld by the applicable Property Manager in accordance with the terms of the applicable Property Management Agreement for Incentive Fees for the same calendar month (it being expressly agreed by the parties hereto for purposes hereof that a mere book entry of an amount shall not be deemed to be the payment, reserve or withholding of such amount).

“Moody’s” shall mean Moody’s Investors Service, Inc., its successors and/or assigns.

“Mortgage” shall mean, collectively, each of the first priority: (A) Deed of Trust, Security Agreement, Assignment of Leases, Rents and Revenues and Fixture Filing (California); (B) Deed of Trust, Security Agreement, Assignment of Leases, Rents and Revenues and Fixture Filing (California); (C) Deed of Trust, Security Agreement, Assignment of Leases, Rents and Revenues and Fixture Filing (California); (D) Mortgage, Security Agreement, Assignment of Leases, Rents and Revenues and Fixture Filing (Illinois); (E) Mortgage, Security Agreement, Assignment of Leases, Rents and Revenues and Fixture Filing (Illinois); (F) Amended and Restated Mortgage, Security Agreement, Assignment of Leases, Rents and Revenues and Fixture Filing (Florida); (G) Mexican Trust Agreement (Mexico City, Mexico and Punta Mita, Nayarit, Mexico) each as amended by the Omnibus Amendment to Recorded Loan Documents and (H) Deed of Trust, Security Agreement, Assignment of Leases, Rents and Revenues and Fixture

Filing (California); (each dated as of the Original Closing Date or the Closing Date, as applicable), executed and delivered by the applicable Issuer or Issuers as security for the Notes and encumbering one or more of the Properties, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time pursuant to the provisions thereof or of the other Transaction Documents).

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Issuer or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Operating Income” means, for any specified period, the excess of Adjusted Operating Income over Operating Expenses for the trailing twelve (12) month period.

“Net Worth” shall have the meaning set forth in Section 12.24 hereof.

“New Note” shall have the meaning set forth in Section 2.1.11 hereof.

“Non-Hotel Space” means any portion of any Property which is used or intended to be used primarily for retail purposes.

“Noteholder” or “Holder” shall mean each of (i) the holder of the Global Notes for the benefit of the Beneficial Owners, or, for the purposes of voting and determinations hereunder, as long as the Notes are in global form, each Beneficial Owner and (ii) the holder of the Definitive Note.

“Notes” shall mean the Amended and Restated Promissory Notes, dated of even date hereof, in an aggregate amount equal to the Outstanding Principal Amount, made payable by Issuers, as maker, which notes (i) amend and restate the Existing Note and (ii) evidence in the aggregate the advance made to the Issuers by Note Trustee on behalf of the Noteholders, as the same may be amended, restated, severed, substituted, replaced, supplemented, consolidated or otherwise modified from time to time pursuant to the provisions hereof.

“Note Registrar” shall have the meaning ascribed to it in Section 2.1.3(b).

“Note Repayment Amount” shall mean 100% of the Outstanding Principal Amount of the Notes as determined as of the Business Day immediately prior to the Maturity Date.

“Note Trustee” shall mean LaSalle Bank National Association, not in its individual capacity but solely as trustee for the benefit of Noteholders, and its successors hereunder.

“OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate made by an individual authorized to act on behalf of an Issuer and, to the extent applicable, any constituent Person with respect to such Issuer. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Vice President or Chief Financial Officer (or the equivalent) with respect to such corporation.

“Omnibus Amendment to Transaction Documents” shall mean that certain Omnibus Amendment to Transaction Documents, dated as of the Closing Date, by and among Issuers, Property Managers (other than the Property Manager of the Ritz Carlton Half Moon Bay Property), Operating Lessees, German American Capital Corporation, as the sole Noteholder and Note Trustee.

“Omnibus Amendment to Recorded Documents” shall mean each Omnibus Amendment to Recorded Documents, dated as of the Closing Date, from the applicable Issuer (other than SHC Half Moon Bay, LLC), Property Manager (other than the Property Manager of the Ritz Carlton Half Moon Bay Property) and Operating Lessee (other than DTRS Half Moon Bay, LLC) to the Note Trustee with respect to each Property.

“Operating Agreements” shall mean reciprocal easement and/or operating agreements; covenants, conditions and restrictions; condominium documents; and similar agreements affecting any Property and binding upon and/or benefiting Issuers and other third parties, but specifically excluding the Property Management Agreements.

“Operating Expenses” shall mean, for any specified period, on an accrual basis, all expenses incurred by or on behalf of an Issuer and/or an Operating Lessee (or by a Property Manager for the account of an Issuer and/or an Operating Lessee) during such period in connection with the ownership or operation of a Property, including costs (including labor) of providing services including rooms, food and beverage, telecommunications, garage and parking and other operating departments, as well as real estate and other business taxes, rental expenses, insurance premiums (but specifically excluding political risk insurance premiums), Ground Rent, utilities costs, administrative and general costs, repairs and maintenance costs, franchise fees, Management Fees and other costs and expenses relating to such Property, amounts deposited into the applicable Hotel Operating Account for FF&E expenditures and legal expenses incurred in connection with the operation of a Property, determined, in each case (other than with respect to FF&E expenditures), in accordance with GAAP. “Operating Expenses” shall not include (i) depreciation or amortization or other noncash items, (ii) the principal and interest on the Notes, (iii) income taxes or other taxes in the nature of income taxes, (iv) the cost of any FF&E expenditures (other than amounts deposited into the applicable Hotel Operating Account for FF&E expenditures, which shall be considered an “Operating Expense” as used herein) or any other capital expenditures, (v) distributions to the members in an Issuer, (vi) any expenses incurred by Issuer in prosecuting the Marriott Litigation or (vii) the excess of insurance premiums over $46,654 (per annum) incurred by Issuers solely in connection with the purchase of terrorism insurance pursuant to Section 8.1(b)(xi). Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

“Operating Lease” shall mean each Lease Agreement, dated as of the Original Closing Date or Closing Date, as the case may be, from by and between the applicable Issuer and the applicable Operating Lessee with respect to each Property, together with any amendments thereto pursuant to the provisions thereof.

“Operating Lease Subordination Agreement” shall mean each Operating Lease Subordination Agreement, dated as of the Original Closing Date or the Closing Date, as the case may be, by and among the applicable Issuer and the applicable Operating Lessee with respect to each Property and Note Trustee, as amended by the Omnibus Amendment to Recorded Documents, together with any further amendments thereto pursuant to the provisions thereof, subordinating the Operating Lease to the Notes.

“Operating Lessee” shall mean each of the parties identified on Schedule A-1 hereto with respect to each Property, together with its successors and assigns as permitted hereunder and which shall be collectively referred to herein as “Operating Lessee” or “Operating Lessees,” but excluding any Operating Lessee, all of the real property of which has been released from the Lien of the Transaction Documents pursuant to the provisions thereof.

“Opinion of Counsel” shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be counsel to the Issuers (including an employee as such) and which opinion or opinions shall be addressed to the Note Trustee and, if such opinion is delivered on the Closing Date, the Initial Purchaser in its capacity as such, and shall comply with any applicable requirements of this Indenture.

“Original Principal Amount” shall mean $275,000,000.

“Other Charges” shall mean all ground rents, maintenance charges, charges associated with any condominium or similar association, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof and payable by Issuers.

“Other Taxes” shall have the meaning set forth in Section 2.2.2(d)(ii) hereof.

“Outstanding” shall mean, with respect to the Notes, as of any date of determination, all of such Notes theretofore authenticated and delivered under this Indenture except:

a) Notes theretofore cancelled by the Note Trustee or delivered to the Note Trustee for cancellation;

b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Note Trustee in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Note Trustee;

c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Note Trustee is presented that any such first-mentioned Notes are held by a bona fide purchaser; and

d) Mutilated Notes or Notes alleged to have been lost or stolen and for which replacement Notes have been issued.

provided, however, that in determining whether the Holders of the requisite Outstanding Principal Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder (other than with respect to which the consent or approval of each affected Noteholder is required, including, without limitations, Notes owned by the Issuers or any Affiliate of the Issuers shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Note Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Note Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuers or any Affiliate of the Issuers.

“Outstanding Principal Amount” shall mean the Original Principal Amount of the Notes reduced from time to time by the amount of any payment of the Original Principal Amount made by the Issuers in accordance with the terms of this Indenture; provided, however, that the Outstanding Principal Amount for any Note shall not be less than zero.

“Owner Securities Confirmation” shall have the meaning set forth in Section 2.1.6(c) hereof.

“Pass-Through Entity” shall mean a trust or other entity created in a Securitization of which one or more of the Notes is an asset.

“Pass-Through Entity Representation Letter” has the meaning set forth in Section 2.1.6(f) hereof.

“Payment Date” shall mean the ninth (9th) day of each calendar month or, if in any month the ninth (9th) day is not a Business Day, then the Payment Date for such month shall be the first Business Day immediately prior to such ninth (9th) day.

“Permanent Global Note” shall have the meaning ascribed to it in Section 2.1.6 hereof.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of any one or more of the Properties (including, without limitation, business licenses, state health department licenses, licenses to conduct business, licenses to own and operate the Properties as hotel properties, licenses to sell and serve alcoholic beverages at the Properties and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of any one or more of the Properties).

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Transaction Documents, (ii) all Liens, encumbrances and other matters disclosed in the Qualified Title Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (iv) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar Liens arising in the ordinary course of business, and Liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (v) Leases and Property Management Agreements, (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances (including any of such matters incurred or entered into by any Issuer in the ordinary course of business) which in each case could not be reasonably expected to have a Material Adverse Effect, do not diminish in any material respect the value of the Properties or affect in any material respect the validity, enforceability or priority of the Liens created by the Transaction Documents, (vii) Liens securing permitted indebtedness of the type described in clause (iii) of the definition of Permitted Indebtedness so long as such Lien is only in respect of the specific property relating to such obligation, (viii) deposits securing or in lieu of surety, appeal or custom bonds in processing to which Issuers are a party, (ix) any judgment Lien provided that the judgment it secures shall have been discharged of record or the execution thereof stayed pending appeal within thirty (30) days after entry thereof or within thirty (30) days after the expiration of any stay, as applicable in either case provided there is no imminent risk of forfeiture during such thirty (30) day period, (x) Liens securing the Revolver Loan and (xi) such other title and survey exceptions as the majority (by Outstanding Principal Amount) of the Noteholders has approved or may approve in writing in the reasonable discretion of Noteholders holding at least a majority (by Outstanding Principal Amount) of the Notes.

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a bankruptcy proceeding.

“Permitted Indebtedness” shall mean (i) the Debt, (ii) Trade Payables incurred in the ordinary course of any Issuer’s business, paid by such Issuer within sixty (60) days of incurrence and in fact not more than sixty (60) days outstanding (subject to such Issuer’s right to contest the same in accordance with Section 5.1(b)(ii) hereof) provided that in no event shall the aggregate amount of such Trade Payables incurred by all of the Issuers exceed three and one-half percent (3.5%) of the aggregate Allocated Outstanding Principal Amounts of those Properties still subject to the Lien of the Mortgage, (iii) purchase money indebtedness and capital lease obligations incurred in the ordinary course of business but in no event shall the annual scheduled debt service on such indebtedness or obligations exceed the aggregate amount of $880,000 for the Properties then subject to the Lien of the Mortgage (which amount shall, in connection with a permitted partial prepayment of the Notes where a Property is released from the Mortgage, be reduced by the Servicer on a ratable basis equal to an amount determined by applying a fraction, the numerator of which is the Allocated Outstanding Principal Amount for the Property or Properties which are released from the Mortgage and the denominator of which is the aggregate original amount of the Notes on the Closing Date), (iv) any Management Fees not yet due and payable under any Property Management Agreement, (v) Taxes or Other Charges not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (vi) indebtedness relating to Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar Liens arising in the ordinary course of business, and Liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (vii) the Las Palmas Indebtedness, (viii) the Revolver Loan, (ix) amounts payable in the ordinary course of business (and not as a result of Issuer’s delinquency or default) pursuant to Permitted Encumbrances of the type described in clauses (ii) or (xi) of the definition of Permitted Encumbrances, (x) post-closing pro ration adjustments pursuant to Section 4.4 of the Ritz Carlton Half Moon Bay Purchase Agreement and (xi) such other unsecured indebtedness approved by a majority of the Noteholders in their sole discretion and with respect to which Issuers have received a Rating Confirmation.

“Permitted Investments” shall mean the following, subject to qualifications hereinafter set forth:

(i) Obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America. These obligations include, but are not limited to:

(a)	Treasury obligations, all direct or fully guaranteed obligations

(b)	Farmers Home Administration Certificates of beneficial ownership

(c)	General Services Administration Participation certificates

(d)	U.S. Maritime Administration Guaranteed Title XI financing

(e)	Small Business Administration Guaranteed participation certificates Guaranteed pool certificates

(f)	U.S. Department of Housing and Urban Development Local authority bonds

(g)	Washington Metropolitan Area Transit Authority guaranteed transit bonds

(ii) Obligations of government-sponsored agencies that are not backed by the full faith and credit of the U.S., where the obligation is limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. These obligations are limited to:

(a)	Federal Home Loan Mortgage Corp. (FHLMC) Debt obligations

(b)	Farm Credit System (formerly: Federal Land Banks, Federal Intermediate Credit Banks, and Banks for Cooperatives) Consolidated system wide bonds and notes

(c)	Federal Home Loan Banks (FHL Banks) consolidated debt obligations

(d)	Federal National Mortgage Association (FNMA) Debt obligations

(e)	Student Loan Marketing Association (SLMA) Debt obligations

(f)	Financing Corp. (FICO) Debt obligations

(g)	Resolution Funding Corp. (REFCORP) Debt obligations.

(iii) Federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated “A-1+” (or the equivalent) by each of the Rating Agencies.

(iv) Deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC).

(v) Debt obligations maturing in 365 days or less that are rated AAA or higher (or the equivalent) by each of the Rating Agencies.

(vi) Commercial paper rated “A-1+” (or the equivalent) by each of the Rating Agencies and maturing in 365 days or less.

(vii) Investments in certain short-term debt of issuers rated “A-1+” (or the equivalent) by each of the Rating Agencies may be permitted with certain restrictions. The total amount of debt from “A-1+” issuers must be limited to the investment of an amount equal to the Monthly Debt Service Payment Amount. The total amount of “A-1+” investments should not represent more than twenty percent (20%) of the rated issue’s outstanding principal amount and each investment should not mature beyond thirty (30) days. Investment in “A-1+” (or the equivalent) rated securities are not eligible for reserve accounts, cash collateral accounts, or other forms of credit enhancement. Short-term debt for purposes of this definition includes: commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits, and banker’s acceptances.

(viii) Investment in money market funds rated “AAAm” or “AAAm-G” (or the equivalent) by each of the Rating Agencies.

(ix) Such other investments as shall be approved in writing by the Servicer if such investment is made prior to Securitization or by means of a Rating Confirmation if such investment is made after a Securitization.

Notwithstanding the foregoing, “Permitted Investments”: (A) shall exclude any security with any Rating Agency’s symbol attached to the rating indicating high volatility or dramatic fluctuations in their expected returns because of market risk, as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (B) shall not have maturities in excess of one year; (C) as to the investments described in (i), (ii), (iii), (iv), (v), (vi) and (vii): the obligations shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest may either be fixed or variable; and any variable interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; and (D) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three (3) months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Issuer Transferee” shall mean any entity (i) that is experienced in owning and operating properties similar to the Properties, (ii) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer of at least $1 Billion and (b) who, immediately prior to such transfer, controls, together with its Close Affiliates real estate equity assets of at least $1 Billion, (iii) which, together with its Close Affiliates own or have under management or act as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 20 first class full service resort or business hotel properties (excluding the Properties) containing not fewer than 5,000 hotel rooms in the aggregate and (iv) that is not a Disqualified Transferee.

“Permitted Prepayment Date” shall mean the Payment Date in October 2005.

“Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personal Property Lease” shall mean that certain personal property lease and sublease for the Property known as the Marriott Schaumburg, Schaumburg, Illinois, Lease Agreement, dated as of May 22, 1998, between Strategic Hotel Funding, L.L.C. and Marriott Hotel Services, Inc. and Sublease Agreement, dated as of April 12, 2001, between Strategic Hotel Funding, L.L.C. and SHC Schaumburg II, L.L.C.

“Personal Property Lessor” shall mean Marriott Hotel Services, Inc. with respect to the Property known as the Marriott Schaumburg, Schaumburg, Illinois (together with their respective successors and assigns).

“Personal Property Termination Payment” means any payments due under the Personal Property Lease that may be payable to the Personal Property Lessor pursuant to Section 14 of the Personal Property Lease.

“Plan” means an employee benefit plan other than a Multiemployer Plan, (i) which is maintained for employees of any Issuer or any ERISA Affiliate and which is subject to Title IV of ERISA or (ii) with respect to which any Issuer or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including Section 4069 of ERISA).

“Plan Assets” means assets of any Employee Benefit Plan subject to Part 4, Subtitle A, Title I of ERISA.

“Policies” shall have the meaning specified in Section 8.1(c) hereof.

“Pre-approved Transferee” shall mean any of the entities set forth on Exhibit D hereof, or any Close Affiliates thereof, provided any of the foregoing entities or their Close Affiliates shall only be a “Pre-approved Transferee” if (i) such entity continues to be Controlled by substantially the same Persons Controlling such entity as of the Closing Date or if such Pre-approved Transferee is a publicly traded company, such Pre-approved Transferee continues to be publicly traded on an established securities market, (ii) there has been no material adverse change in the financial condition or results of operations of such entity since the Closing Date and (iii) such entity and its Close Affiliates together own, have under management or act as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than twenty (20) first class full service resort or business hotel properties (excluding the Properties) containing not fewer than 5,000 hotel rooms in the aggregate.

“Predecessor Note” of any particular Note shall mean every previous Note issued pursuant to this Indenture evidencing all or a portion of the same indebtedness as that evidenced by such particular Note.

“Prepayment” shall have the meaning specified in Section 2.4.2 hereof.

“Prepayment Date” shall have the meaning specified in Section 2.4.2 hereof.

“Prepayment Notice” shall have the meaning specified in Section 2.4.2 hereof.

“Prime Rate” shall mean the annual rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the “Prime Rate”, the Note Trustee shall select an equivalent publication that publishes such “Prime Rate”, and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Note Trustee shall select a comparable interest rate index.

“Proceeds” shall mean amounts, awards or payments payable to Issuers (including, without limitation, amounts payable under any title insurance policies covering Issuers’ ownership interests in the Properties) or Note Trustee in respect of all or any part of a Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Issuers and Note Trustee, respectively, of any and all reasonable expenses incurred by Issuers and Note Trustee in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Prohibited Person” shall mean any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States or America.

“Property” shall mean each parcel or group of parcels of land described on one of the Schedules B-1 through B-9, and the improvements thereon owned or leased by the Issuers,

and “Properties” shall mean such parcels and improvements, collectively, less, however, any Property (or portion thereof) released from the Lien of the Mortgage in accordance with the terms hereof.

“Property Management Agreement” shall mean the hotel operating agreements entered into by an Issuer and/or Operating Lessee and the applicable Property Manager (including any amendments, supplements or modifications thereof, and including related franchise and licensing agreements) in effect as of the Original Closing Date or the Closing Date, as applicable, as described on Schedule G hereto and previously provided to Initial Purchaser and each hotel operating agreement, operating lease or other similar agreement entered into by an Issuer and/or Operating Lessee and the applicable Property Manager pursuant to Article 11 hereof, pursuant to which such Property Manager or an Affiliate is to provide hotel management and other services with respect to a Property or pursuant to which a Property Manager leases all or a portion of a Property.

“Property Manager” shall mean any Person identified as a current Property Manager on Schedule D hereto or any replacement “Property Manager” appointed in accordance with Article 11 hereof.

“Property Manager Reserve Account” shall have the meaning specified in Section 9.2.1(i) hereof.

“Property Worth” shall mean, with respect to each Issuer, the fair market value of the Property or Properties owned by such Issuer as of the Closing Date.

“QIB” shall mean a “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Survey” shall mean a current title survey of each Property, certified to the title company, Note Trustee, the Initial Purchaser and their successors and assigns, that (i) is in form and content satisfactory to the Initial Purchaser, (ii) is prepared by a professional and properly licensed land surveyor satisfactory to Initial Purchaser in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, (iii) meets the classification of an “Urban Survey”, and the following additional items from the list of “Optional Survey Responsibilities and Specifications” (Table A) should be added to each survey: 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13, (iv) reflects the same legal description contained in the Qualified Title Policy relating to the applicable Property, (v) includes, among other things, a metes and bounds description of the real property comprising part of the applicable Property satisfactory to the Initial Purchaser and (vi) contains a certification in form and substance acceptable to the Initial Purchaser.

“Qualified Title Policy” shall mean an ALTA title insurance policy (1970 unmodified form, where issuable or, if not issuable, 1992 unmodified form so long as the creditors’ rights exception is omitted from the issued policy) issued by one or more title companies acceptable to the Initial Purchaser, with ALTA facultative reinsurance and direct access agreements acceptable to Initial Purchaser, which title insurance policy shall (i) (a) with respect to the Property known as Embassy Suites Lake Buena Vista, Orlando, Florida, provide coverage in the amount of $27,533,333, (b) with respect to the Mexican Properties, provide coverage in the aggregate amount of $51,750,000 and (c) with respect to the remaining Properties not included in the preceding subclauses (a) or (b), provide blanket coverage in an aggregate amount equal to the Outstanding Principal Amount (as of the Closing Date), (ii) insure Note Trustee that the Mortgage creates a valid first mortgage lien on the applicable Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and such standard exceptions and exclusions from coverage as the Initial Purchaser shall approve, (iii) contain such endorsements and affirmative coverages as the Initial Purchaser may reasonably request, (iv) name Note Trustee as the insured and (v) be assignable by its terms with a transfer of the Notes.

“Qualified Transferee” shall mean one or more of the following:

(i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirement

(ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, that satisfies the Eligibility Requirements;

(iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

(iv) any entity Controlled (and only so long as such entity continues at all times to be Controlled) by any of the entities described in clauses (i) or (iii) above; or

(v) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (i), (ii), (iii) or (iv) of this definition.

“Rating Agency” shall mean any one or more of Standard & Poor’s, Moody’s, Fitch, Inc., and any other nationally recognized statistical rating agency, as selected by a majority of the Noteholders and which rate the Notes, and their respective successors.

“Rating Agency Securitization Amount” shall have the meaning set forth in Section 9.2.15(a) hereof.

“Rating Confirmation”, with respect to the matter in question, shall mean that as a condition thereto the Rating Agencies shall have confirmed in writing that (i) such investment, replacement, action or inaction shall not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Notes (if a Securitization has occurred), or (ii) such investment, replacement, action or inaction would not result, in and of itself, in a reduction, withdrawal or qualification of any rating for proposed Notes then under consideration by the Rating Agencies (if a Securitization has not yet occurred); provided that if a Securitization has not taken (or as certified by a majority of the Noteholders, will not take) the form of a transaction rated by the Rating Agencies, then “Rating Confirmation” shall instead mean that the matter in question shall be subject to the prior approval of a majority of the Noteholders, which approval shall be granted by a majority of the Noteholders to the extent the Noteholders believe in their reasonable discretion a Rating Confirmation would have been granted with respect to such matter had a Securitization been in effect at such time.

“Regulation S” shall mean Regulation S under the Securities Act.

“Regulation S Distribution Compliance Period” shall mean the period of 40 consecutive days beginning on and including the later of (i) the day that the Initial Purchaser advises the Issuers and the Note Trustee in writing is the day on which any Notes are first offered to Persons (other than distributors) in reliance upon Regulation S, and (ii) the Closing Date.

“Regulation S Temporary Global Note” shall have the meaning set forth in Section 2.1.6(b) hereof.

“Reference Banks” means four (4) major banks in the London interbank market selected by the Note Trustee.

“Register” shall have the meaning provided in Section 2.1.3(b).

“Regulatory Change” means any change after the date of this Indenture in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Note Trustee and the Initial Purchaser, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

“Release Amount” means (a) with respect to each Property other than the Ritz Carlton Half Moon Bay Property, an amount equal to 115% of such Property’s Allocated Outstanding Principal Amount and (b) with respect to the Ritz Carlton Half Moon Bay Property, an amount equal to 100% of such Property’s Allocated Outstanding Principal Amount.

“Release Instruments” shall have the meaning set forth in Section 2.5.1 herein.

“Rent Roll Date” shall mean June 30, 2004.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of any Issuer and/or any Operating Lessee or its agents or employees from any and all sources arising from or attributable to the Properties and/or the use and occupancy thereof, including, without limitation, all room rents related to overnight occupancy of guests at the Properties, all banquet, conference or other room rentals, all greens fees for the use of golf courses, fees or considerations of any sort, credit card receivables, and all deposits of money as advance rent, for security or as earnest money or as down payment or deposit for the reservation of rooms or other facilities in any of the Properties and any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by any Issuer and/or Operating Lessee and proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Interest Rate Cap Agreement” shall mean, in connection with a replacement of an Interest Rate Cap Agreement following a Downgrade of the Counterparty thereto, an interest rate cap agreement (together with the confirmation and schedules relating thereto) from an Acceptable Counterparty and satisfying the requirements set forth on Exhibit C hereto; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements a “Replacement Interest Cap Agreement” shall be such interest rate cap agreement approved by each of the Rating Agencies, such approval to be evidenced by the receipt of a Rating Confirmation.

“Required Amount” shall have the meaning specified in Section 9.4.1(x) hereof.

“Required Loan-to-Value Ratio” shall mean that the Original Principal Amount is not more than forty-six and two-tenths percent (46.2%) of the appraised value of the Properties as of the Closing Date based on the Appraisals.

“Required Rating” shall mean the higher of (i) the highest rating then assigned by the Rating Agencies to any of the Notes, and (ii) “AA” (or its equivalent) by each of the Rating Agencies.

“Required Records” shall have the meaning set forth in Section 5.1(j)(x) hereof.

“Reserve Accounts” shall have the meaning set forth in Section 9.2.1 hereof.

“Responsible Officer” shall mean, with respect to the Note Trustee, any officer of the Note Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular matter.

“Restoration” shall have the meaning set forth in Section 8.1.2(b) hereof.

“Restricted Global Note” shall have the meaning set forth in Section 2.1.6(e) hereof.

“Restricted Notes” shall have the meaning specified in Section 2.1.8 hereof.

“Revolver Loan” shall mean that certain revolving credit facility from Deutsche Bank Trust Company Americas to Strategic Hotel Funding, L.L.C., evidenced by that certain Revolving Credit Agreement, dated as of the Original Closing Date, between Deutsche Bank Trust Company Americas and Strategic Hotel Funding, L.L.C.

“Ritz Carlton Half Moon Bay Management Side Letter” shall mean that certain side letter dated as of the Closing Date from Half Moon Bay, LLC to Note Trustee related to proposed amendments to the Ritz Carlton Half Moon Bay Property Management Agreement.

“Ritz Carlton Half Moon Bay Prepayment Fee” shall mean, with respect to a Prepayment and release of the Ritz Carlton Half Moon Bay Property, an amount equal to:

(i) 1% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in October 2005 but prior to the Payment Date in November 2005,

(ii) 0.925% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in November 2005 but prior to the Payment Date in December 2005,

(iii) 0.850% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in December 2005 but prior to the Payment Date in January 2006,

(iv) 0.775% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in January 2006 but prior to the Payment Date in February 2006,

(v) 0.700% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in February 2006 but prior to the Payment Date in March 2006,

(vi) 0.625% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in March 2006 but prior to the Payment Date in April 2006,

(vii) 0.550% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in April 2006 but prior to the Payment Date in May 2006,

(viii) 0.475% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in May 2006 but prior to the Payment Date in June 2006,

(ix) 0.400% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in June 2006 but prior to the Payment Date in July 2006,

(x) 0.325% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in July 2006 but prior to the Payment Date in August 2006 and

(xi) 0.250% of the Outstanding Principal Amount prepaid if such Prepayment and release occurs on the Payment Date in August 2006 but prior to the Payment Date in September 2006, provided there shall be no amounts payable on or after the Payment Date in September 2006.

“Ritz Carlton Half Moon Bay Property” means that certain property known as the Ritz Carlton Half Moon Bay, located in Half Moon Bay, California.

“Ritz Carlton Half Moon Bay Purchase Agreement” means that certain Purchase and Sale Agreement and Escrow Instructions, dated as of July 23, 2004, between Vestar-Athens/YCP II HMB Half Moon Bay, L.L.C. and Vestar-Athens/YCP II HMB Operating Company, L.L.C., collectively, as seller and SHC Half Moon Bay, LLC, as purchaser.

“Rule 144A” shall mean Rule 144A under the Securities Act.

“Rule 144A Information” shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) and as is delivered by or at the direction of an Issuer or an Affiliate of an Issuer pursuant to Section 2.8 hereof.

“Second Extension Term” shall have the meaning set forth in Section 2.3.3(b) below.

“Security Agreement” shall have the meaning set forth in Section 2.4.5 hereof.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder from time to time.

“Securitization” shall mean, collectively, any transaction or transactions pursuant to which the Notes are either syndicated or participated or pursuant to which securities are issued that are backed in whole or in part by the Notes, which securities may be offered and sold to institutional investors in transactions whether or not required to be registered under the Securities Act, provided that none of Issuers, Operating Lessees, Sponsor or any Affiliate of Issuers, Operating Lessees, or Sponsor shall be a registrant, co-registrant or have any reporting obligations with respect to any such transactions.

“Servicer” shall mean Midland Loan Services, Inc. or such other Person designated in writing by a majority of the Noteholders to act as Servicer, and who shall have accepted in writing such appointment to so act, on behalf of the Note Trustee for the benefit of the Noteholders, with power and responsibility to perform all responsibilities identified as being performed by the Servicer hereunder and as may be more specifically described in a servicing agreement between the Noteholders and the Servicer, either prior to or upon any Securitization, as shall be determined by the a majority of the Noteholders. The Servicer may be a Noteholder designated as such in writing by a majority of the Noteholders. It is understood and agreed that any servicing agreement may provide that the Servicer may take certain actions, or refrain from an action, only with the consent of a specified portion (which may be all) of the Noteholders.

“Single Purpose Entity” shall mean a Person which:

(a) is formed solely for the purpose of acquiring and directly holding an ownership interest in or leasing one or more of the Properties or an ownership interest in an Issuer or Operating Lessee,

(b) does not engage in any business unrelated to the Properties or the ownership of an Issuer,

(c) does not have any assets other than those related to its interest in the Properties or an Issuer, as the case may be, or any indebtedness other than Permitted Indebtedness,

(d) has books, records, accounts, financial statements, stationery, invoices and checks which are separate and apart from those of any other Person,

(e) is subject to and complies with all of the limitations on powers and separateness requirements set forth in Section 4.1(bb) hereof and in the organizational documentation of the applicable Issuer or the applicable Issuer’s SPE Member (if any), as the case may be, as of the Closing Date,

(f) holds itself out as being a Person separate and apart from each other Person, conducts its business in its own name and exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity,

(g) pays its own liabilities out of its own funds and reasonably allocates any overhead for shared office space,

(h) maintains a sufficient number of employees in light of its contemplated business operations, and

(i) in the case of a limited partnership, observes all applicable limited partnership formalities in all material respects, has at all times a corporate general partner that is a Single-Purpose Entity, and has a limited partnership agreement which provides that for so long as the Notes are outstanding and the limited partnership’s assets shall continue to be subject to the Liens securing the Debt, the limited partnership shall not take any of the following actions:

(i) to the fullest extent permitted by law, the dissolution, liquidation, consolidation, merger or sale of all or substantially all of the assets of any Issuer or Operating Lessee, except in connection with the sale of any Property as permitted hereunder,

(ii) the engagement by any Issuer or Operating Lessee in any business other than the ownership, maintenance and operation of the Properties,

(iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for an Issuer or Operating Lessee or a substantial portion of their properties, without the vote of the partners representing 99% of the corporate capital of the limited partnership, and

(iv) the amendment or modification of any provision of its limited partnership agreement or certificate of limited partnership that adversely affects any of the requirements for qualifying as a “Single-Purpose Entity” (except as required by law); or

(j) in the case of a corporation, observes all applicable corporate formalities in all material respects, has at all times at least two (2) Independent Directors on its Board of Directors, and has a Certificate of Incorporation which provides that for so long as the Notes are outstanding and the corporation’s assets continue to be subject to the Liens securing the Debt, the corporation shall not take or consent to, as the case may be, any of the following actions:

(i) to the fullest extent permitted by law, the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets or the assets of any Issuer, except in connection with the sale of any Property as permitted hereunder,

(ii) the engagement by any Issuer in any business other than the ownership, maintenance and operation of the Properties or the engagement by it in any business other than the ownership of a membership interest in an Issuer,

(iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official, in each case with respect to it or any Issuer without the unanimous vote of all members of its board of directors, and

(iv) the amendment or modification of any provision of its certificate of incorporation or, if such corporation is the SPE Member or general partner of an Issuer, such Issuer’s limited liability company agreement or limited partnership agreement, as applicable, or certificate of formation or certificate of limited partnership, as applicable, that adversely affects any of the requirements for qualifying as a “Single-Purpose Entity” (except as required by law); or

(k) in the case of a limited liability company, observes all applicable limited liability company formalities in all material respects, has at all times either (A) a corporate member that is a Single-Purpose Entity or (B) two (2) Independent Directors, and has a limited liability company agreement which provides that for so long as the Notes are outstanding and the limited liability company’s assets continue to be subject to the Liens securing the Debt, (1) the bankruptcy of any member (including the sole economic member) will not result in a dissolution of such Single-Purpose Entity, and (2) the limited liability company shall not take any of the following actions:

(i) to the fullest extent permitted by law, the dissolution, liquidation, consolidation, merger or sale of all or substantially all of the assets of any Issuer, except in connection with the sale of any Property as permitted hereunder,

(ii) the engagement by any Issuer in any business other than the ownership, maintenance and operation of the Properties,

(iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for an Issuer or a substantial portion of its properties, without the unanimous vote of all members of the limited liability company’s board of directors (including the members who are Independent Directors, if applicable),

(iv) the amendment or modification of any provision of its limited liability company agreement or certificate of formation that adversely affects any of the requirements for qualifying as a “Single-Purpose Entity” (except as required by law); or

(l) in the case of a limited liability company (Sociedad de Responsabilidad Limitada) organized in Mexico, observes all formalities in all material respects applicable to such types of entities in the Mexican General Corporations Law (Ley General de Sociedades Mercantiles), has at all times at least two (2) Independent Directors, and has by-laws (estatutos sociales) which provide that for so long as the Notes are outstanding and the limited liability company’s assets continue to be subject to the Liens searing the Debt, the limited liability company shall not take any of the following actions:

(i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of the assets of the company, except with the unanimous approval of the Independent Directors,

(ii) the engagement by the Issuer in any business other than the ownership, leasing, maintenance and operation of the Properties, and

(iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition (concurso mercantil), any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, sindico, assignee, trustee, sequestrator, custodian or any similar official for an Issuer or a substantial portion of its properties, without the unanimous vote of all partners of the limited liability company, or to the extent applicable, the unanimous vote of all members of the board of managers (including the members who are Independent Directors).

“SPE Member” shall have the meaning set forth in Section 4.1(bb) hereof.

“Sponsor” shall mean Strategic Hotel Funding, L.L.C., a Delaware limited liability company.

“Sponsor Indemnity Agreement” shall mean that certain Sponsor Indemnity Agreement, dated as of the Original Closing Date, by Sponsor in favor of Note Trustee as modified by the Omnibus Amendment to Transaction Documents.

“Spread” shall mean 1.40909% per annum.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and/or assigns.

“STAR Report” shall mean (a) a quarterly Smith Travel Accommodations Report compiled by Smith Travel Research, or (b) should Smith Travel Research cease to compile such reports, a quarterly report containing similar data compiled by a nationally-recognized lodging industry information source which is reasonably acceptable to the Servicer and (except during any period following the occurrence and during the continuation of an Event of Default) Issuers.

“Stub Interest” shall mean $644,874.85.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 9.3.1 hereof.

“Tax and Insurance Incremental Amount” shall have the meaning set forth in Section 9.3.3(b) hereof.

“Tax and Insurance Sub-Account” shall have the meaning set forth in Section 9.3.3(a) hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, and other governmental charges now or hereafter levied or assessed or imposed against any Issuer or any Property or rents therefrom or which may become Liens.

“Telerate Page 3750” means the display designated as “Page 3750” on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).

“Tenant” shall mean any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Term Sheet” shall mean, collectively, those certain letter agreements, dated February 20, 2004 and July 16, 2004, between German American Capital Corporation and Strategic Hotel Capital, Inc.

“Third Extension Term” shall have the meaning set forth in Section 2.3.3(b) below.

“Third Party Securitization Amount” shall have the meaning set forth in Section 9.2.15(a) hereof.

“Threshold Amount” shall mean with respect to each Property, the lesser of 5% of the Allocated Outstanding Principal Amount for such Property or $3 million.

“Trade Payables” shall mean unsecured amounts payable by or on behalf of any Issuer for or in respect of the operation of the Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to any Property or any Issuer (other than compensation payable to Property Managers, exclusive of reimbursements).

“Transaction Documents” shall mean, collectively, this Indenture, the Notes, the Mortgage, the Assignment of Agreements, the Assignment of Leases, the Environmental Indemnity, the Deposit Account Agreement, the Sponsor Indemnity Agreement, the Operating Lease Subordination Agreement, each Agreement with Managers, as each such document is modified pursuant to the terms of the Omnibus Amendment to Transaction Documents and the Omnibus Amendment to Recorded Documents, as the case may be, and any other document executed by Issuer, Operating Lessee or their respective Affiliates in connection with the Notes, as well as all other documents executed and/or delivered in connection with the Notes or hereafter delivered by or on behalf of any Issuer and Operating Lessee pursuant to the requirements hereof or of any other Transaction Document.

“Transferee Securities Certification” shall have the meaning set forth in Section 2.1.10(d)(ii) hereof.

“Trust Officer” shall mean when used with respect to the Note Trustee, any officer within the Corporate Trust Office (or any successor group of the Note Trustee) including any vice president, assistant vice president or officer of the Note Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

“Trustee Indemnified Party” shall have the meaning set forth in Section 15.1(a)(i).

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the state in which a Property is located.

“Unfunded Obligations” shall mean, collectively, the unfunded obligations described on Schedule H attached hereto and made a part hereof.

“Unfunded Obligations Account” shall have the meaning set forth in Section 9.2.1(f) hereof.

“Unrestricted Global Note” shall have the meaning set forth in Section 2.1.6(b) hereof.

“U.S. Government Securities” shall mean securities evidencing an obligation to pay principal and interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

“U.S./Mexico Taxes “ shall have the meaning set forth in Section 2.2.2(d)(i) hereof.

“Year-to-Date Period” shall mean the period commencing on January 1, 2004 and ending on June 30, 2004.

Section 1.2. Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Indenture unless otherwise specified. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture. The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation”. The terms “Property” or “Properties” shall be construed to be followed by the phrase “or any part or portion thereof”. The term “Issuers” shall be construed to be followed by the phrase “or any of them”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein. As a matter of convenience herein, rating categories are generally stated in the nomenclature of Standard & Poor’s Ratings Group, it being understood that unless otherwise expressly stated to the contrary, reference to such category shall also be deemed to be a reference to the comparable category of each other Rating Agency; provided that if a specified rating (or its equivalent) from any of the Rating Agencies is required hereunder with respect to an issuer or a security (other than the Notes), and one of the Rating Agencies in connection with a Securitization does not rate the issuer or security in question, then such requirement hereunder shall nevertheless be deemed satisfied so long as such Rating Agency has issued a Rating Confirmation with respect thereto. For purposes of any representation, warranty or covenant herein relating to one or more Operating Lessee, including without limitation Section 4.1(bb) hereof, all defined terms and sections used in or referred to therein or in any defined terms used therein shall, to the extent not expressly provided for in such definitions or sections, be deemed to refer to Operating Lessees in addition to Issuers. All references herein to “majority of the

Noteholders” or any percentage or fraction of the Noteholders shall mean a majority, or such percentage or fraction of the Noteholders by Outstanding Principal Amount.

ARTICLE II

GENERAL

Section 2.1. The Notes.

2.1.1 Commitment. Each of the parties hereto agrees and acknowledges that the Issuers received the proceeds of the Notes on the Closing Date and that the Notes shall mature on the Maturity Date. Each Issuer hereby confirms its issuance of the Notes, subject to and upon the terms and conditions set forth herein.

2.1.2 Disbursement to Issuers and Use of Notes Proceeds. The Notes were fully issued and outstanding on the Closing Date. The parties hereto acknowledge that, on the Original Closing Date and the Closing Date, Issuers received the proceeds of the Notes in an aggregate principal amount equal to the Original Principal Amount, subject to payment from such proceeds of the Expenses and subject to funding from such proceeds of (i) the Tax and Insurance Escrow Account and Tax and Insurance Sub-Account, (ii) the Deferred Maintenance and Environmental Reserve Account, (iii) the Liquidity Reserve Account, (iv) the FF&E Reserve Account (v) the Unfunded Obligations Reserve Account and (vi) Stub Interest (covering the period ending September 14, 2004), which have been escrowed with Note Trustee, all in accordance with the provisions of this Indenture.

2.1.3 The Notes In General. (a) The Notes evidence an aggregate original principal amount equal to the Original Principal Amount. Each Note shall bear interest at its Applicable Interest Rate through and including the Interest Accrual Period in which occurs the Maturity Date. The Notes shall be subject to repayment as provided in Section 2.3 hereof, shall be entitled to the benefits of this Indenture and shall be secured by a Mortgage granting a first mortgage Lien on each Property and by certain of the other Transaction Documents.

(b) The Issuers shall cause to be kept at the Corporate Trust Office a register, within the meaning of Section 163(f) of the Code (the “Register”) on which shall be entered the name or names of the registered owner or owners from time to time of the Notes. The Register shall be maintained by the Note Trustee, which is hereby appointed as “Note Registrar” for purposes of registering Notes and transfers of Notes as provided herein. The Notes (or, if applicable, each Note) may be independently assigned or otherwise transferred in whole or in part (including, without limitation, the sale of any participation interests in the Notes by the Noteholders) by registration of such assignment or transfer on the Register (and the Notes shall expressly so provide). The Register shall be available for inspection by Issuers at any reasonable time upon reasonable prior notice.

(c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, accompanied by a written instrument of transfer in the form approved by the Issuers and the Note Trustee (it being understood that, until notice to the contrary is given to Holders, the Issuers and the Note Trustee shall each be deemed to have approved the form of instrument of transfer, if any, printed on the Notes), executed by the registered owner, in Person or by such Holder’s attorney thereunto duly authorized in writing, such Note shall be transferred upon the Register, and the Issuers shall execute, and the Note Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more newly registered Notes of any authorized denominations and of a like aggregate principal amount. Transfers and exchanges of Notes shall be subject to the restrictions set forth in this Section 2.1.3 and Section 2.1.10 and in the text of the Notes and such reasonable regulations as may be prescribed by the Issuers or Note Registrar. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Note (subject, in the case of a Regulation S Temporary Global Note, to the requirements of Section 2.1.6(b)) may be exchanged for two or more Notes of any authorized denominations and of a like aggregate principal amount if the Note to be so exchanged is surrendered for cancellation at the Corporate Trust Office accompanied by the written request of the Holder thereof specifying the denominations of the new Notes to be issued in exchange therefor. New Notes, executed by the Issuers and payable to such Holder in the authorized denominations so requested, and in an aggregate principal amount equal to the principal amount of the surrendered Notes, shall be authenticated and delivered by the Note Trustee to such Holder in exchange for the surrendered Note.

(e) Issuers agree that they shall, upon request, reasonably cooperate with Note Trustee and any Noteholder in connection with any request by a Noteholder to sever the Notes into two or more separate series of substitute notes in an aggregate principal amount equal to the Original Principal Amount and to reapportion the Original Principal Amount among such separate series of substitute notes, including, without limitation, by executing and delivering to the Noteholders new substitute notes of such series to replace the Notes, amendments to or replacements of existing Transaction Documents to reflect such severance and/or legal opinions with respect to such substitute notes, amendments and/or replacements, provided that the Issuers shall not be responsible for fees for any such fractionalization that are incurred following the Closing Date. Notwithstanding the foregoing, Issuers shall not be required to incur any post-closing costs or expenses relating to the severance of the Note, other than Issuers’ internal costs and expenses and the fees and disbursements of Issuers’ counsel with respect to the issuance of a new enforceability opinion in connection with any such substitute series of notes. Any such series of substitute notes may as among themselves be pari passu, senior and subordinate and/or otherwise have varying principal amounts and economic terms, provided, however, that, subject to the effect of any prepayments of the notes of such substitute series after an Event of Default, (i) the weighted average spread applicable to the substitute series of notes shall not exceed the Spread and (ii) the economics of the Notes (or severed portions thereof) and other terms of the Notes, taken as a whole, shall not be modified by such fractionalization in a manner which is in any material respect adverse to Issuers (except any increase in the weighted average spread applicable to the substitute notes that may result after prepayments of the Notes have been made after an Event of Default). Upon the occurrence and during the continuance of an Event of Default, the Note Trustee may apply payment of all sums due on the Notes in such order and priority as a majority of the Noteholders may direct, or, in the absence of such direction, as the Note Trustee shall elect in its sole and absolute discretion (except that without the prior written consent of each Noteholder that is adversely affected by such application of payments, no such application of payments shall discriminate in favor of any Note or Noteholder over any other Outstanding Note or the Noteholder of any Outstanding Note).

2.1.4 Forms Generally. The Notes and the Note Trustee’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by an Authorized Officer of the Issuers as evidenced by its execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

2.1.5 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Issuers by any of their respective Authorized Officers and the Certificate of Authentication thereon shall be executed on behalf of the Note Trustee by a Responsible Officer. The signature of any such Authorized Officers on the Notes may be manual or by facsimile and the signature of any such Responsible Officer on the Certificates of Authentication shall be manual. Each Note shall be dated as of the date of its authentication. A Note bearing the manual or facsimile signature of individuals who were at the time of the execution of such Note Authorized Officers of the Issuers shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

2.1.6 Form of the Notes.

(a) Except as otherwise provided in this Section 2.1.6, the Notes are issuable in physical, definitive, fully registered form without coupons in substantially the form of Exhibit H-1 hereto. In each case the Notes shall bear such applicable legends as are provided for in Section 2.1.7. The Notes are not issuable in bearer form. The Notes are issued in transactions exempt from the registration requirements of the Securities Act. The Notes are issuable in denominations of not less than $25,000 initial principal amount and integral multiples of $1,000 in excess thereof except that Notes issued to Institutional Accredited Investors which are not QIBs or to Pass-Through Entities shall be in denominations of not less than $250,000 in initial principal amount and integral multiples of $1,000 in excess thereof.

(b) Notes that are to be offered and sold in reliance on Regulation S shall be issued initially in the form of a single temporary Global Note (a “Regulation S Temporary Global Note”) in fully registered form without interest coupons, substantially in the form of Exhibit H-1-A hereto with such applicable legends as are provided for in Section 2.1.7. The Regulation S Temporary Global Note shall be duly executed by the Issuers and authenticated by the Note Trustee, as provided herein, and shall be registered in the name of the Depositary or its nominee and deposited with the Note Trustee, as Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Member then acting for Euroclear or Clearstream, as the case may be, for credit to the respective beneficial owners of such Note in accordance with the rules thereof. On or after the termination of the Regulation S Distribution Compliance Period, interests in the Regulation S Temporary Global Note will be exchangeable for corresponding interests in an unrestricted Global Note (an “Unrestricted Global Note”) in definitive, fully registered form without interest coupons, substantially in the form of Exhibit H-1-A hereto, and with such applicable legends as are provided for in Section 2.1.7. The aggregate principal amount of the Regulation S Temporary Global Note and the Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Trustee, as custodian for the Depositary, as hereinafter provided.

(c) A holder of a beneficial interest in the Regulation S Temporary Global Note may arrange to receive distributions on account of such interest through Euroclear or Clearstream only after delivery by such Person to Euroclear or Clearstream, as the case may be, of a written certification (an “Owner Securities Certification”) substantially in the form of Exhibit H-2 hereto. The delivery by such holder of a beneficial interest in the Regulation S Temporary Global Note of such certification shall constitute an irrevocable instruction by such holder to Euroclear or Clearstream, as the case may be, to exchange such holder’s beneficial interest in the Regulation S Temporary Global Note for a beneficial interest in the Unrestricted Global Note upon the expiration of the relevant Regulation S Distribution Compliance Period in accordance with paragraph (d). No distribution shall be paid to any holder of a beneficial interest in the Regulation S Temporary Global Note until the foregoing Owner Securities Certification has been provided to Euroclear or Clearstream, as the case may be, by such holder and, if Euroclear or Clearstream shall notify the Note Trustee in writing that it has not been provided with such Owner Securities Certification, the Note Trustee shall instruct the Depositary not to make any distribution to Euroclear or Clearstream, as applicable, in respect of such holder’s interest in the Regulation S Temporary Global Note until an Owner Securities Certification has been delivered with respect to such interest.

(d) Upon

(i) the expiration of the Regulation S Distribution Compliance Period,

(ii) receipt by Euroclear or Clearstream, as the case may be, of the certification described in paragraph (c),

(iii) receipt by the Depositary of

(A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in an Unrestricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Temporary Global Note for which the necessary certificates have been delivered, and

(B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or Clearstream account for which such Agent Member’s account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and

(iv) receipt by the Note Trustee of notification from the Depositary of the transactions described in (iii) above,

the Note Trustee, as Note Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Temporary Global Note and to increase the principal amount of the Unrestricted Global Note, by the principal amount of the beneficial interest in the Regulation S Temporary Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Global Note having an principal amount equal to the amount by which the principal amount of the Regulation S Temporary Global Note was reduced upon such transfer.

(e) Notes that are to be offered and sold to QIBs in accordance with Rule 144A shall be issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit H-1-A hereto with such applicable legends as are provided for in Section 2.1.7. The Notes issued to QIBs may be issued in the form of a single Global Note (a “Restricted Global Note”). The Restricted Global Note shall be duly executed by the Issuers and authenticated by the Note Trustee as provided herein and shall be registered in the name of a nominee of the Depositary and deposited with the Note Trustee, as Custodian, at its Corporate Trust Office, for credit to the respective accounts of the Depositary’s Agent Members who hold interests in the Restricted Global Note. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Trustee, as custodian for the Depositary, as hereinafter provided.

(f) Notes that are to be offered and sold to Institutional Accredited Investors that are not QIBs, sold in each case to an Institutional Accredited Investor that has executed and delivered to the Note Registrar a letter substantially in the form of Exhibit H-3 hereto (an “Investment Representation Letter”), shall be issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit H-1-B hereto, as applicable, with such applicable legends as are provided for in Section 2.1.7. The Notes sold to Institutional Accredited Investors in accordance with the foregoing sentence (each, a “Definitive Note”) shall not be issued in the form of global notes, provided, however, that Definitive Notes acquired by QIBs in accordance with Rule 144A or acquired in reliance on Regulation S may be exchanged for interests in Global Notes pursuant to Section 2.1.10(e). Definitive Notes shall be duly executed by the Issuers and authenticated by the Note Trustee as provided herein, and shall be registered in the name of the Institutional Accredited Investor purchasing such Note.

(g) Notes that are to be offered and sold to Pass-Through Entities, sold in each case to an Pass-Through Entity that has executed and delivered to the Note Registrar a letter substantially in the form of Exhibit H-4 hereto (an “Investment Representation Letter”), shall be issued as Definitive Notes, with such applicable legends as are provided for in Section 2.1.7. The Notes sold to Pass-Through Entities in accordance with the foregoing sentence shall not be issued in the form of global notes. Such Definitive Notes shall be duly executed by the Issuers and authenticated by the Note Trustee as provided herein, and shall be registered in the name of the Pass-Through Entity purchasing such Note.

2.1.7 Legends.

(a) Restricted Notes (including Restricted Global Notes) shall bear a legend substantially in the following form:

THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 50l(a)(l), (2), (3) OR (7) OF REGULATION D OR AN ENTITY IN WHICH EACH OF THE EQUITY OWNERS IS AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (5) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, TO A TRUST OR OTHER ENTITY THAT WILL OFFER, SELL OR OTHERWISE TRANSFER INTERESTS IN THIS NOTE ONLY IN TRANSACTIONS AND TO PERSONS OF THE TYPES SPECIFIED IN CLAUSES (A)(1), (2), (3) OR (4), AND, IN EACH CASE, (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

THIS NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER UNLESS THE NOTE REGISTRAR IS SATISFIED THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE INDENTURE.

(b) So long as DTC is acting as Depositary, Global Notes shall bear a legend substantially in the following form:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

(c) Regulation S Temporary Global Notes shall bear a legend substantially in the following form:

THIS NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE REGULATION S DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL NOTE OR IN AN UNRESTRICTED GLOBAL NOTE UNTIL AFTER THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN DELIVERED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS AND, IN THE CASE FOR AN INTEREST IN AN UNRESTRICTED GLOBAL NOTE, UNTIL THE DATE OF TERMINATION OF THE REGULATION S DISTRIBUTION COMPLIANCE PERIOD, IF LATER.

(d) Definitive Notes sold to Institutional Accredited Investors that are not QIBs, in addition to the legend set forth in Section 2.1.7(a), will also bear a legend substantially in the following form:

THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD A MINIMUM AGGREGATE BENEFICIAL INTEREST IN SUCH GLOBAL NOTE OF AT LEAST TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

2.1.8 Transfer of Notes.

The Notes are issued in transactions exempt from the registration requirements of the Securities Act, and no Note (nor any interest therein) shall be assigned or transferred except in a transaction exempt from registration under the Securities Act. During the period beginning on the Closing Date and ending on the date two years from the Closing Date, all Notes offered and sold to QIBs in reliance on Rule 144A, all Notes offered and sold to Institutional Accredited Investors that are not QIBs and all Notes offered and sold to Pass-Through Entities shall be deemed “Restricted Notes” and shall bear on their face, and be subject to the restrictions on transfer provided in, the legend set forth in Section 2.1.7(a); provided, however, that the term “Restricted Notes” shall not include Notes as to which restrictions have terminated in accordance with Section 2.1.10(c).

2.1.9 Global Notes.

(a) (i) Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, provided, however, that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note. Notwithstanding any other provision of this Indenture, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, unless (1) the Depositary (A) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (B) ceases to be a clearing agency registered under the Exchange Act, and in either case the Issuers fail to appoint a successor depositary (as described below) or (2) there shall have occurred and be continuing an Event of Default. Any Global Note exchanged pursuant to clause (1) above shall be so exchanged from time to time in whole and not in part and any Global Note exchanged pursuant to clause (2) above may be exchanged from time to time in whole or in part as directed by the Depositary.

(ii) The Issuers hereby designate DTC as the Depositary with respect to the Global Notes. If at any time DTC notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time DTC has ceased to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, the Issuers shall be entitled to appoint a successor depositary with respect to each Global Note and provide notice to the Note Trustee of such appointment. If (x) a successor depositary for such Global Note is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes represented by such Global Note advise DTC, with a copy to the Note Trustee and the Issuers, to cease acting as depositary for such Global Note or (z) the Issuers, in their sole discretion, determine at any time that all (but not less than all) Outstanding Notes issued or issuable in the form of a Global Note shall no longer be represented by such Global Note and advise the Note Trustee and DTC of such determination, then the Issuers shall execute, and the Note Trustee shall authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of such Global Notes. On or after the earliest date on which such interests may be so exchanged as described above, each Global Note shall be surrendered for exchange by DTC to the Note Trustee; provided, however, that such exchange is subject to the terms of Section 2.1.10(b) herein,

(b) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Note Trustee at the Corporate Trust Office to be so exchanged. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered or exchanged or, if the Note Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Note Trustee. Upon any such surrender or adjustment, the Note Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. Any Note delivered in exchange for the Global Note or any portion thereof shall, except as otherwise provided by Section 2.1.10, bear the legend regarding transfer restrictions required by Section 2.1.7.

(c) Subject to the provisions in the legends required by Section 2.1.7, a registered Holder may grant proxies and otherwise authorize any Person, including any Agent Member and any Person who may hold an interest in an Agent Member, to take any action that such Holder is entitled to take under this Indenture.

(d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.1.9, the Issuers will promptly make available to the Note Trustee a reasonable supply of certificated Notes in definitive, fully registered form.

(e) Neither members of, or participants in, the Depositary (“Agent Members”) nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note held on its or their behalf by the Depositary or under any such Global Note, and the Depositary may be treated by the Issuers, the Note Trustee and any agent of the Issuers or the Note Trustee (including, without limitation, the Servicer) as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Note Trustee or any agent of the Issuers or the Note Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. With respect to any Global Note deposited on behalf of the subscribers for the Notes represented thereby with the Note Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the applicable rules and procedures of Clearstream, respectively, shall be applicable to Global Notes.

2.1.10 Transfer and Exchange.

(a) General. At the option of each Holder but subject to the provisions of this Section 2.1.10, Notes may be exchanged for other Notes of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at Corporate Trust Office. Subject to the terms of this Section 2.1.10, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuers shall prepare and the Issuers shall execute, and the Note Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount. The Note Trustee will, throughout the term of this Indenture, retain in its permanent records executed originals of all retired Notes delivered to it in connection with any exchanges or replacements hereunder.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers evidencing the same debt, and entitled to the same benefits under this Indenture and the other transaction documents as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar (it being understood that, until notice to the contrary is given to Holders of Notes, the Issuers and the Note Registrar shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive Note), duly executed by the Holder or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration, registration of transfer or exchange of Notes, but the Issuers and the Note Trustee shall have the right to require payment from the Holder requesting any such registration of transfer or exchange of an amount in United States Dollars sufficient to pay or discharge any stamp duty, tax or other governmental charge or insurance charge that may be imposed in connection with such registration of transfer or exchange.

Neither the Issuers nor the Note Trustee shall be required to register the transfer of, or exchange, any Note as to which a Prepayment Notice has been given by the Issuers.

(b) Prepayment Period. Neither the Issuers nor the Note Trustee shall issue Notes, register the transfer of Notes or exchange Notes during a period beginning at the opening of business fifteen (15) Business Days prior to any proposed Prepayment Date and ending on the relevant Prepayment Date if the Note for which exchange is requested may be among those selected for prepayment.

(c) Notes. Every Note, including any Note issued upon transfer or exchange thereof, shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of such Note pursuant to Section 2.1.7, and the Holder of each Note, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. In addition, whenever any Definitive Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a transferor’s certificate in substantially the form set forth in Exhibit H-3 or Exhibit H-4, as applicable. The Note Trustee and the Note Registrar are entitled to conclusively rely upon such transferor certification and are under no duty to confirm the representations contained therein. The Note Trustee and the Note Registrar shall not be required to accept for such registration of transfer or exchange any Note unless the Note Registrar and the Note Trustee are satisfied that such transfer or exchange is being effected in compliance with the restrictions on transfer as set forth in this Indenture and in such Notes.

In the case of Restricted Notes, the restrictions imposed by this Section 2.1.10(c) and Sections 2.1.6 and Section 2.1.7 upon the transferability of any particular Restricted Note shall cease and terminate when such Restricted Note has been (i) sold pursuant to an effective registration statement, (ii) transferred pursuant to Rule 144 (or any successor provision thereto), unless the transferor in such transfer is an affiliate of any Issuer within the meaning of Rule 144 (or such successor provision), or (iii) transferred pursuant to Regulation S. Any Restricted Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note for exchange to the Registrar in accordance with the provisions of this Section 2.1.10 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuers, addressed to the Issuers and in form acceptable to the Issuers, to the effect that the transfer of such Restricted Note has been made in compliance with Rule 144 or such successor provision) be exchanged for a new Note or Notes, of like aggregate principal amount, which shall not bear the restrictive legend required by Section 2.1.7. The Note Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel and the Issuers shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel.

(d) Transfer of Global Notes and Interests Therein. Notwithstanding any other provision of this Indenture or the Notes, transfers of a Global Note, in whole or in part, and transfers of interests therein of the kind described in clauses (iii), (iv) or (v) below, shall be made only in accordance with this Section 2.1.10(d), and all transfers of an interest in a Regulation S Temporary Global Note shall comply with Sections 2.1.10(d)(ii), (v) and (vi) below.

(i) General. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.1.10(d)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.1.10(d).

(ii) Regulation S Temporary Global Note. If the holder of a beneficial interest in a Regulation S Temporary Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Temporary Global Note, such transfer may be effected, subject to Applicable Procedures, only in accordance with this Section 2.1.10(d)(ii). Upon delivery (i) by a beneficial owner of an interest in a Regulation S

Temporary Global Note to Euroclear or Clearstream, as the case may be, of an Owner Securities Certification, (ii) by the proposed transferee of such beneficial interest in the Regulation S Temporary Global Note to Euroclear or Clearstream, as the case may be, of a written certification (a “Transferee Securities Certification”) substantially in the form of Exhibit H-5 hereto, the Note Trustee may direct either Euroclear or Clearstream, as the case may be, to reflect on its records the transfer of a beneficial interest in the Regulation S Temporary Global Note from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

(iii) Restricted Global Note to Regulation S Temporary Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Temporary Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear or Clearstream and the Agent Member who acts on behalf of Euroclear and Clearstream, in each case to the extent applicable (the “Applicable Procedures”), only in accordance with the provisions of this Section 2.1.10(d)(iii). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in a Regulation S Temporary Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be transferred, (B) a written order from the Agent Member and/or Euroclear or Clearstream, as applicable, given in accordance with the Applicable Procedures containing information regarding the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of Exhibit H-6 attached hereto given by the transferor of such beneficial interest in the Restricted Global Note and (2) the Note Trustee, as Note Registrar, at its Corporate Trust Office of (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in (1)(C) above, then the Note Trustee, as Note Registrar, shall instruct the Depositary to reduce the principal amount of a Restricted Global Note, and to increase the principal amount of a Regulation S Temporary Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear and/or Clearstream or both, as the case may be) a beneficial interest in such Regulation S Temporary Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

(iv) Restricted Global Note to Unrestricted Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.1.10(d)(iv). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in an Unrestricted

Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or Clearstream account for which such Agent Member’s account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of Exhibit H-7 attached hereto given by the holder of such beneficial interest to be transferred and (2) the Note Trustee, as Note Registrar, at its Corporate Trust Office of (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in (1)(C) above, the Note Trustee, as Note Registrar, shall instruct the Depositary to reduce the principal amount of a Restricted Global Note, and to increase the principal amount of an Unrestricted Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

(v) Regulation S Temporary Global Note or Unrestricted Global Note to Restricted Global Note. If the holder of a beneficial interest in a Regulation S Temporary Global Note, or the holder of a beneficial interest in an Unrestricted Global Note at any time, wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected only in accordance with the Applicable Procedures and this Section 2.1.10(d)(v); provided, that with respect to any transfer of a beneficial interest in a Regulation S Temporary Global Note (except a transfer pursuant to Section 2.1.10(d)(vii)(2)) the transferor and Euroclear or Clearstream, as the case may be, also must have previously delivered the certificates described in the first paragraph of Section 2.1.6(c) with respect to such beneficial interest. Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Note equal to that of the beneficial interest in a Regulation S Temporary Global Note or an Unrestricted Global Note to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest, and (2) the Note Trustee, as Note Registrar, at its Corporate Trust Office of notification from the Depositary of the transaction described in (1) above, the Note Trustee, as Note Registrar, shall instruct the Depositary to reduce the principal amount of such Regulation S Temporary Global Note or Unrestricted Global Note as the case may be and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in such Regulation S Temporary Global Note or Unrestricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Temporary Global Note or Unrestricted Global Note was reduced upon such transfer.

(vi) Interests in Regulation S Temporary Global Note to be Held Though Euroclear or Clearstream. Until the later of the termination of the Regulation S Distribution Compliance Period and the delivery of the certifications required by Section 2.6(c), (A) interests in any Regulation S Temporary Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream, and (B) any purchaser of Notes in a sale made in reliance on Regulation S may not sell or offer to sell such Notes within the United States or to a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Regulation S, except to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note or in the form of a Definitive Note.

(vii) Other Exchanges. (1) In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Notes or for beneficial interests in a Global Note only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (vi) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Note comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Issuers and the Note Trustee; provided that, except as permitted in Section 2.6(c) or in paragraph (2) hereof, no beneficial interest in a Regulation S Temporary Global Note shall be exchangeable for a definitive Note until the expiration of the Regulation S Distribution Compliance Period and then only if the certifications described in Section 2.6(c) have been provided in respect of such interest.

(2) Notwithstanding any other provision of this Section 2.1.10, any Initial Purchaser may exchange beneficial interests in a Regulation S Temporary Global Note held by it for one or more Restricted Notes (including an interest in a Restricted Global Note) upon delivery by such Initial Purchaser of instructions for such exchange substantially in the form of Exhibit H-8. Upon receipt of the instruction described in the preceding sentence, the Note Trustee shall instruct the Depositary to reduce the principal amount of a Regulation S Temporary Global Note by the principal amount of the beneficial interest in such Regulation S Temporary Global Note to be so transferred and either (A) the Note Trustee shall instruct the Depositary to increase the principal amount of the Restricted Global Note and credit or cause to be credited to the account of such Initial Purchaser a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Global Note was reduced upon such transfer or (B) authenticate and deliver one or more Restricted Notes in definitive form and in the aggregate principal amount of the beneficial interest in the Regulation S Temporary Global Note to be so transferred, pursuant to the instructions described in the first sentence of this paragraph.

(e) Transfer of Restricted Notes (Other Than a Restricted Global Note) to a Global Note. If the Holder of a Restricted Note (other than a Restricted Global Note) wishes at any time to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, a Regulation S Temporary Global Note or an Unrestricted Global Note, such transfer may be effected, subject to the other provisions of this Indenture and the Applicable Procedures, only in accordance with this Section 2.1.10(e). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in a Restricted Global Note, a Regulation S Temporary Global Note or an Unrestricted Global Note, as the case may be, in a principal amount equal to the principal amount of the Restricted Note to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear and Clearstream account for which such Agent Member’s account is held, or if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest and (C) an appropriately completed certificate substantially in the form of Exhibit H-5 hereto and (2) the Note Trustee of (A) the Restricted Note to be transferred, (B) notification from the Depositary of the transaction described in (1) above and (C) the certificate described in (l)(C) above, the Note Trustee shall cancel the Restricted Note and instruct the Depositary to increase the principal amount of a Restricted Global Note, Regulation S Temporary Global Note or Unrestricted Global Note, as the case may be, by the principal amount of the Restricted Note so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which, in the case of any increase in the principal amount of such Regulation S Temporary Global Note, shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a corresponding principal amount of such Restricted Global Note, such Regulation S Temporary Global Note or such Unrestricted Global Note. Any transfer of a Restricted Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note other than a Restricted Global Note may only be effected in accordance with Regulation S or Rule 144.

(f) Notwithstanding any other provision of this Indenture or the Notes, each purchaser or transferee of a Note will be deemed to have represented and agreed that on each day it holds such Note that (A) it is not itself, and is not acquiring such Note with “plan assets” of, an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a “Plan”), or an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity or (B) the use of such assets will not give rise to, or result in, a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code by reason of the application of one or more administrative or statutory exemptions from such prohibited transaction provisions.

(g) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

2.1.11 Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Note Trustee, the Issuers shall execute, and the Note Trustee shall authenticate and deliver in exchange therefor, a new Note (a “New

Note”) of like tenor and principal amount and bearing a number not contemporaneously outstanding. Each New Note issued pursuant to this Section 2.1.11 in exchange for, in substitution for, or in lieu of a Predecessor Note shall be dated the date of, and be in the form of, such Predecessor Note.

If there shall be delivered to the Issuers and the Note Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by each of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Note Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon its request the Note Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a New Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. In every case of mutilation or defacement, the applicant shall surrender to the Note Trustee the Note so mutilated or defaced. Upon the issuance of any substitute Note, the Issuers may require the payment by the applicant of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed or incurred in relation thereto and any other expenses connected therewith.

Every New Note issued pursuant to this Section 2.1.11 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers evidencing the same debt as the Predecessor Note, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone having rights in such New Note thereunder and hereunder, and any such New Note shall be entitled to all the benefits of this Indenture and of the other Transaction Documents to the same extent as such Predecessor Note.

All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or negotiable instruments without their surrender.

Section 2.2. Interest.

2.2.1 Generally. Interest on the Notes shall accrue at the Applicable Interest Rate and shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed in the Interest Accrual Period in question; provided, however, that, after any Securitization, interest on the Notes referenced in Section 2.1.3(c) shall accrue at a rate described in such Notes which rate shall be consistent, and determined in accordance, with the provisions of such Section.

2.2.2 Determination of Interest Rate.

(a) The rate or rates at which the Outstanding Principal Amount of the Notes bears interest from time to time shall be referred to as the “Applicable Interest Rate”. The Applicable Interest Rate with respect to the Notes shall be LIBOR plus the applicable Spread with respect to each applicable Interest Accrual Period.

(b) Interest shall be charged and payable on the outstanding principal amount of the Notes at a rate per annum equal to the Applicable Interest Rate, but in no event to exceed the maximum rate permitted under applicable law. Subject to the terms and conditions of this Section 2.2.2, Issuers shall pay interest on the outstanding principal amount of the Notes at the Applicable Interest Rate for the applicable Interest Accrual Period. Each determination by Note Trustee of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error. Issuers hereby agree that at any time prior to a Securitization and provided that there is no material adverse economic impact on Issuers, Initial Purchaser as the Noteholder, may change the Interest Accrual Period upon ten (10) days prior written notice to Issuers.

(c) If, at any time prior to the completion of the first Securitization of the Notes, as a result of any Regulatory Change:

(i) the basis of taxation of payments to the Noteholders of the principal of or interest on the Notes is changed or the Noteholders or the Note Trustee or the Person controlling any of them shall be subject to any tax, duty, charge or withholding (including without limitation any withholding or similar tax imposed by Mexico) of any kind with respect to this Indenture (excluding federal taxation of the overall net income of the Noteholders); or

(ii) any reserve, special deposit or similar requirements (other than such requirements as are taken into account in determining LIBOR) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Noteholders or the Note Trustee is imposed, modified or deemed applicable to the Noteholders or the Note Trustee; or

(iii) any other condition affecting the Notes are imposed on the Noteholders or the Note Trustee;

and the Noteholders or any Person controlling the Noteholders reasonably determines that, by reason thereof, the cost to the Noteholders or any Person controlling the Noteholders of maintaining or extending the Notes is increased, or any amount receivable by the Noteholders or any Person controlling the Note Noteholders hereunder in respect of any portion of the Notes are reduced, in each case by an amount deemed by the Noteholders to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Issuers shall pay to the Noteholders such additional amount or amounts as will compensate the Noteholders or any Person controlling the Noteholders for such Increased Costs to the extent the Noteholders reasonably determines that such Increased Costs are allocable to the Notes. The Noteholders will notify Issuers of any event occurring after the date hereof which will entitle the Noteholders to compensation pursuant to this Section (c) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, however, that, if the Noteholders fail to deliver a notice within 180 days after the date on which an officer of the Noteholders responsible for overseeing the Notes knows or has reason to know of its right to additional compensation under this Section 2.2.2(c), the Noteholders shall only be entitled to additional compensation for any such Increased Costs incurred from and after the date that is 180 days prior to the date Issuers received such notice. If the Noteholders request compensation under this Section 2.2.2(c), Issuers may, by notice to the Noteholders, require that (i) the

Noteholders furnish to Issuers a reasonably detailed statement setting forth the basis for requesting such compensation and the method for determining the amount thereof; and/or (ii) the interest rate on the Notes be converted from the then applicable rate to the Prime Rate plus the Spread.

(d) (i) At all times for all amounts payable that accrue during periods prior to the first Securitization of the Notes and at all times solely with respect to U.S./Mexico Taxes imposed by Mexico, Issuers shall, to the extent permitted by law, make all payments hereunder free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as a result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of a Noteholder, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by a Notholder’s net income by the United States of America, Mexico or any Governmental Authority of the jurisdiction under the laws of which such Noteholder is organized or maintains a lending office (all such non-excluded taxes, levies, imposts, deduction, charges, withholdings and liabilities with respect thereto which a Noteholder determines to be applicable to this Indenture, the other Transaction Documents and the Notes being hereinafter referred to as “U.S./Mexico Taxes”). If, at any time prior to the first Securitization of the Notes and at all times solely with respect to U.S./Mexico Taxes imposed by Mexico, the Issuers shall be required by law to deduct any U.S./Mexico Taxes from or in respect of any sum payable hereunder or under any other Transaction Document to a Noteholder, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.2(d)) the Noteholders receive an amount equal to the sum it would have received had no such deductions been made, (B) the Issuers shall make such deductions, and (C) the Issuers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable after the date of this Indenture, to such payments by the Issuers made to the lending office or any other office, the applicable Noteholder shall use reasonable efforts to make and maintain its lending office in another jurisdiction so as to reduce the Issuers’ liability hereunder, if the making, funding or maintenance of such other lending office does not, in the judgment of such Noteholder, otherwise adversely affect the Notes or such Noteholder.

(ii) In addition, for all amounts payable that accrue during periods prior to the first Securitization of the Notes, each Issuer agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Indenture, the other Transaction Documents, or the Notes (hereinafter referred to as “Other Taxes”).

(iii) The Issuers shall indemnify the Noteholders and the Note Trustee for all periods prior to the first Securitization of the Notes and solely with respect to U.S./Mexico Taxes imposed by Mexico for all periods during which the Notes are outstanding and for any U.S./Mexico Taxes imposed on any accrued interest paid in connection with a foreclosure or delivery of a deed-in-lieu of foreclosure for the full amount of U.S./Mexico Taxes and Other Taxes (including any U.S./Mexico Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.2.2(d)) paid by Note Trustee or any Noteholder and any liability (including penalties, interest, additions thereto, and expenses) arising therefrom or with respect thereto, whether or not such U.S./Mexico Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Note Trustee or a Noteholder makes written demand therefore.

(iv) Without prejudice to the survival of any other agreement of the Issuers and Note Trustee hereunder, the agreements and obligations of the Issuers contained in Section 2.2.2(c) and this Section 2.2.2(d)) shall survive the payment in full of principal and interest hereunder, and the termination of this Indenture.

(v) Prior to the first Securitization of the Notes, if a Noteholder is a foreign person (i.e., a person other than a United States person for United States federal income tax purposes), such Noteholder shall:

(1) not later than the Closing Date (or, in the case of a successor or assign of the Initial Purchaser, the date such successor or assign becomes a successor or assign) deliver to Issuers one accurate and complete signed original of Internal Revenue Service Form W-8 ECI or any successor form (“Form W-8 ECI”), or one accurate and complete signed original of Internal Revenue Service Form W-8 BEN or any successor form (“Form W-8 BEN”), as appropriate, in each case indicating that the applicable Noteholder is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Indenture free from withholding of United States federal income tax;

(2) if at any time it makes any changes necessitating a new Form W-8 ECI or Form W-8 BEN, with reasonable promptness deliver to Issuers in replacement for, or in addition to, the forms previously delivered by it hereunder, one accurate and complete signed original of Form W-8 ECI or Form W-8 BEN, as appropriate, in each case indicating that it is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Indenture free from withholding of United States federal income tax; and

(3) promptly upon Issuers’ reasonable request to that effect, deliver to Issuers such other forms or similar documentation as may be required from time to time by applicable law, treaty, rule or regulation in order to establish its tax status for United States federal tax withholding purposes.

(vi) Issuers will not be required to pay any additional amounts in respect of United States federal income tax pursuant to this Section 2.2.2(d) to the Noteholders if the obligation to pay such additional amounts would not have arisen but for a failure by such Noteholder to comply with its obligations under Section 2.2.2(d)(v) above.

(e) Without limiting the effect of Section (c) or (d) above, prior to the first Securitization of the Notes, in the event that, (i) by reason of any Regulatory Change, Note Trustee or any Noteholder incurs Increased Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Note Trustee or the Noteholders, which includes deposits by reference to which LIBOR is determined, (ii) Note Trustee or any Noteholder shall have determined in good faith after reasonable investigation that U.S. dollar deposits in the principal amount of the Notes are not generally available in the London interbank market, (iii) reasonable means do not exist for ascertaining the Applicable Interest Rate, (iv) Note Trustee or any Noteholder ascertains that LIBOR determined or to be determined for any Interest Accrual Period will not adequately and fairly reflect the cost to Note Trustee and the Noteholder of purchasing and holding the Notes during such Interest Accrual Period, or (v) maintenance of any portions of the Notes at LIBOR at any suitable lending office would violate any applicable law, rule, regulation or directive, whether or not having the force of law, then, if Note Trustee or the Noteholder so elects by notice to Issuers, the interest rate applicable to the then outstanding principal balance of the Notes shall be converted to the Prime Rate plus the Spread.

(f) Note Trustee and the Noteholders shall use reasonable good faith efforts to avoid or mitigate any increased cost, reduced receivable or suspension of the availability of LIBOR under Sections 2.2.2(c), (d) or (e) to the greatest extent practicable (including transferring the obligations under this Indenture to another lending office or Affiliate of Note Trustee or the Noteholder, as applicable, and reasonably assisting Issuers’ recovery of any tax payment made by it) unless, in the opinion of Note Trustee or the Noteholder, as applicable, such efforts would be likely to have any material adverse effect upon the Note Trustee or the Noteholders.

(g) In the event that Note Trustee or the Noteholders makes a request to the Issuers for compensation in accordance with Section 2.2.2(c), (d) or (e), then, provided that no Event of Default has occurred and is continuing at such time, the Issuers may at their option, request that the applicable Noteholder use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such compensation or such inability, including changing the jurisdiction of its applicable lender office; provided, however, that the taking of such action would not, in the sole judgment of the applicable Noteholder, be disadvantageous to the Note Trustee or the Noteholders.

2.2.3 Default Rate. If an Event of Default shall have occurred and is continuing (including the failure of Issuers to make a payment of principal or interest on the Payment Date therefor), Issuers shall pay interest at the Default Rate on the outstanding amount of the Notes and due but unpaid interest thereon, upon demand from time to time (which interest is payable both before and after Note Trustee has obtained a judgment with respect to the Notes), to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this Section is not a permitted alternative to timely payment or full performance by Issuers and shall not constitute a waiver of any Default or Event of Default or an amendment to this

Indenture or any other Transaction Document and shall not otherwise prejudice or limit any rights or remedies of Note Trustee or the Noteholders.

Section 2.3. Repayment.

2.3.1 Payments at Closing. On the Closing Date, Issuers paid an installment of interest in an amount equal to Stub Interest as provided in Section 2.1.2(vi).

2.3.2 Monthly Debt Service Payments. Commencing with the Initial Payment Date, and on each and every Payment Date thereafter until but excluding the Maturity Date, Issuers shall pay Note Trustee interest at the Applicable Interest Rate for and through the end of the applicable Interest Accrual Period on the Outstanding Principal Amount as computed in accordance with Section 2.2.2 hereof (the “Monthly Debt Service Payment Amount”).

2.3.3 Payment on Maturity Date. (a) Issuers shall repay any Outstanding Principal Amount in full on the Maturity Date, together with all accrued and unpaid interest thereon through the end of the Interest Accrual Period during which such Maturity Date occurs (even if such period extends beyond the Maturity Date) and all other amounts which are then due and payable to Note Trustee or the Noteholders hereunder or under the Notes, the Mortgage, and the other Transaction Documents.

(b) The “Maturity Date” shall initially be the Initial Maturity Date. Notwithstanding the foregoing, the Issuers shall have three successive options to extend the Initial Maturity Date. The scheduled Maturity Date if (a) one such option is exercised shall be the Payment Date in September, 2007, (b) two such options are exercised shall be the Payment Date in September, 2008, and (c) three such options are exercised shall be the Payment Date in September, 2009. In order to exercise any such extension right, Issuers shall deliver to the Servicer notice of such extension at least thirty (30) days, but not more than 120 days, prior to the Maturity Date as in effect immediately prior to such extension (the Maturity Date, as so in effect, is hereinafter referred to as the “Extension Date” applicable to such extension), and the following conditions must be satisfied as of the Extension Date applicable to the corresponding extension: (i) no Event of Default (including, without limitation, an Event of Default of the type described in Section 10.1(a)(i)) shall then be continuing; (ii) Issuers shall have obtained an Extension Interest Rate Cap Agreement for the First, Second or Third Extension Term, as applicable, and collaterally assigned such Extension Interest Rate Cap Agreement to Note Trustee as described in Sections 2.7(b) and 2.7(c); and (iii) Issuers shall have paid (A) all reasonable out-of-pocket expenses incurred by Note Trustee, the Noteholders and the Servicer up to an aggregate total of $10,000, and (B) the actual expenses incurred by each of the Rating Agencies, in each case, in connection with Issuers’ exercise of such extension option. Upon the giving of each notice of extension hereunder, and subject to the conditions set forth below in this Section 2.3.3, the Maturity Date as theretofore in effect will be extended to the respective Payment Date specified above (the first, second and third such extension periods are hereinafter respectively referred to as the “First Extension Term”, the “Second Extension Term” and the “Third Extension Term”). If Issuers fail to exercise any extension option in accordance with the provisions hereof, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate.

2.3.4 Making of Payments. Each payment by Issuers hereunder or under the Notes shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Note Trustee by 11:00 a.m. New York City time, on the date such payment is due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the Deposit Account, or such other account pursuant to such other wiring instructions as provided by Note Trustee. Any funds received by Note Trustee after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. The Servicer shall notify Issuers in writing of any changes in the account to which payments are to be made. Except as otherwise provided herein, whenever any payment hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day immediately prior thereto.

2.3.5 Intentionally Deleted.

2.3.6 No Setoffs. All amounts due hereunder or under the Notes or the other Transaction Documents shall be payable without setoff, counterclaim or any other deduction whatsoever.

2.3.7 Debt Service Account. The Note Trustee shall maintain an account on its books in the name of Issuers in which will be recorded the Notes and all payments and prepayments of principal of and interest on the Notes (provided that any error in such issuance account shall not in any manner affect the obligations of Issuers to repay the Notes in accordance with the terms of this Indenture, the Notes and the other Transaction Documents). In addition to the rights of Issuers to have informational computer access to the Deposit Account, the Holding Account, the Tax and Insurance Escrow Account and any other Reserve Accounts, the Servicer shall, upon the written request of Issuers, not more often than monthly, provide such information as it has in its possession regarding the records maintained in accordance with the first sentence hereof and information regarding funds on deposit in the Holding Account. In addition, the Servicer shall provide to Issuers, within five (5) Business Days of the end of each month, monthly reports showing deposits into and disbursements, transfers or credits, as the case may be, from the Tax and Insurance Escrow Account and each other Reserve Account, and setting forth, as of the end of each month, a schedule of the Permitted Investments contained in each such account and schedules of all transactions involving Permitted Investments during the month.

Section 2.4. Prepayment.

2.4.1 No Prepayment. Other than as set forth in Sections 2.4.2 and 10.1(d) below, or as required or permitted pursuant hereto in connection with a Casualty or Condemnation, Issuers shall have no right to prepay all or any portion of the Notes prior to the Permitted Prepayment Date.

2.4.2 Permitted Prepayment. A. From and after the Permitted Prepayment Date and subject to the terms and conditions set forth in this Section 2.4.2, the Issuers may prepay the Notes at any time in whole or in part (hereinafter, a “Prepayment”), provided that (a) the Issuers shall provide not less than 30 days’ and not more than 120 days’ prior written notice (a “Prepayment Notice”) to the Servicer and the Note Trustee specifying the date on which the

Prepayment is scheduled to occur and such scheduled payment date shall not be on any date during the two (2) Business Day period prior to the fifteenth (15th) calendar day of such month, but not including, the fifteenth (15th) calendar day of such month (such scheduled date, the “Prepayment Date”), which notice shall indicate the principal amount of the Notes to be so prepaid and the specific Property to be released from the Lien of the Transaction Documents pursuant to such Prepayment, (b) the Issuers shall have paid Debt Service (i.e., accrued and unpaid interest on the principal amount being repaid) upon making such Prepayment through the end of the Interest Accrual Period in which the Prepayment is to occur (even if such period extends beyond the scheduled prepayment date) and (c) in connection with Ritz Carlton Half Moon Bay Property, the Issuers shall have paid the Ritz Carlton Half Moon Bay Prepayment Fee, as applicable. It is the intention and agreement of the parties that, subject to the requirements and limitations set forth in the previous sentence, any Property may, from and after the Permitted Prepayment Date, be the subject of a Prepayment and simultaneous release of the Liens of the Transaction Documents; provided (i) the amount of the Prepayment equals or exceeds the Release Amount for the Property, and (ii) the provisions of Section 2.5.2 are complied with. On the Prepayment Date, Issuers shall pay to Note Trustee the amount of the Prepayment specified in the notice, all accrued and unpaid interest on the principal balance of the Notes being so repaid through and including the date that is the last day of the Interest Accrual Period in which such Prepayment occurs, all other sums then due under the Notes, this Indenture, the applicable Mortgage and the other Transaction Documents, and all reasonable costs and expenses of Note Trustee, the Servicer or the Noteholders incurred in connection with the Prepayment, including reasonable attorneys’ fees and disbursements. The Servicer shall not be obligated to accept any Prepayment of the principal balance of the Notes, or any portion thereof, unless it is accompanied by the prepayment consideration due in connection therewith pursuant to the terms hereof.

B. Notwithstanding anything to the contrary herein, if a Prepayment Notice has been sent in good faith and no Event of Default is then continuing, such Prepayment Notice may be rescinded or deferred by Issuers upon delivery of written notice to the Servicer and the Note Trustee (specifying, in the case of a deferral, the new Prepayment Date for such Prepayment) at least five Business Days prior to the Prepayment Date specified in the applicable Prepayment Notice (provided that Issuers shall compensate Note Trustee and the Noteholders for any and all reasonable costs and expenses incurred by Note Trustee, Noteholders, and/or their agents resulting from such rescission or deferral).

2.4.3 Repayment upon Default. If all or any part of the principal amount of the Notes are prepaid upon acceleration of the Notes following the occurrence of an Event of Default, Issuers shall be obligated to pay all amounts that would be payable in connection with a Prepayment under Section 2.4.2A, including all accrued and unpaid interest on the principal balance of the Notes through the date that is the final day of the applicable Interest Accrual Period or, if prohibited by law, through the date of repayment plus Breakage Costs (including interest owed at the Default Rate), the Acceleration Prepayment Premium (if such prepayment is made during the Lockout Period), all other sums then due under the Notes, this Indenture, the Mortgage and the other Transaction Documents, and all costs and expenses of Note Trustee and the Noteholders incurred in connection with such Event of Default, including reasonable attorneys’ fees and disbursements.

2.4.4 Waiver of Prepayment Rights. Each Issuer acknowledges that the inclusion of the waiver of prepayment rights and the agreement to pay any amounts necessary in connection with the right to prepay the Notes as set forth in this Section 2.4, as applicable, as well as the other agreements set forth herein in respect of prepayment, were separately negotiated with the Initial Purchaser, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by Issuers for the Notes was adjusted to reflect the specific waiver and agreement negotiated between Issuers and the Initial Purchaser and contained herein.

2.4.5 Intentionally Deleted.

Section 2.5. Release of Properties. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Notes shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of any Mortgage on any Property.

2.5.1 Release upon Payment in Full. (a) Note Trustee shall, at the expense of Issuers, upon payment in full of all principal and interest on the Notes and all other amounts due and payable under the Transaction Documents in accordance with the terms and provisions of the Notes and this Indenture, release or assign (at Issuers’ cost and expense) the Lien of the Mortgage and related Transaction Documents with respect to all of the Properties; provided, however, that voluntary prepayments and any related releases of Properties from the Lien of the Mortgage will be subject to the conditions set forth in Sections 2.4 and 2.5.

(b) In connection with the release of the Lien contemplated in Section 2.5.1(a), Issuers shall submit to the Servicer, not less than ten (10) days prior to the date of such release, a release of Liens (and related Transaction Documents) for each applicable Property (for execution by Note Trustee) in a form appropriate in the applicable state and otherwise satisfactory to the Servicer in its reasonable discretion and all other documentation the Servicer reasonably requires to be delivered by Issuers in connection with such release (collectively, “Release Instruments”), together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Indenture.

2.5.2 Release of Individual Properties. On one or more occasions, subject to satisfaction of each of the conditions set forth in paragraphs (a) through (e) below and the terms of Section 2.4.2 hereof, the Issuers may obtain (i) the release of any Property or Properties from the Lien of the Mortgage thereon and related Transaction Documents, (ii) the release of the obligations of the Issuers under the Transaction Documents with respect to such released Property or Properties (other than those expressly stated to survive) and (iii) the remittance to Issuers of any amounts held in any Reserve Accounts specifically relating to the subject Property or Properties:

(a) Issuers shall have paid the Release Amount for such Property in connection with a Prepayment of the Notes pursuant to Section 2.4.2.

(b) Issuers shall submit to the Servicer not less than ten (10) days prior to the date of such release, all Release Instruments for each applicable Property (for execution by Note

Trustee) together with an Officer’s Certificate certifying that (i) the Release Instruments are in compliance with all Legal Requirements, (ii) the release to be effected will not violate the terms of this Indenture, (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Note Trustee or the Noteholders under the Transaction Documents not being released (or as to the parties to the Transaction Documents and Properties subject to the Transaction Documents not being released) and (iv) the requirement described in paragraph (c) below (if applicable) is satisfied in connection with such Release (together with calculations demonstrating the same in reasonable detail).

(c) With respect to any release of a Property, other than with respect to the Ritz Carlton Half Moon Bay Property, after giving effect to such release, the Aggregate DSCR as of the date of the proposed release, for all of the Properties then remaining subject to the Liens of the Mortgages shall not be less than the greater of (A) the Closing Date DSCR and (B) the Aggregate DSCR for the Properties subject to the Lien of the Mortgage immediately prior to the release in question; provided, however, that this Section 2.5.2(c) shall not be applicable in connection with a partial prepayment of any of the Notes required to be made in connection with a Casualty or Condemnation. Issuers shall have the right to repay a portion of the Notes in excess of the applicable Release Amount that is necessary to comply with the requirement in this Section 2.5.2(c).

(d) Notwithstanding anything to the contrary contained herein, provided no Event of Default has occurred and is continuing, at Issuers’ request and at Issuers’ sole cost and expense, in lieu of applying any monies as a prepayment of the Notes along with a release of the Lien of the Mortgage and the other Transaction Documents with respect to any Property released in accordance with the terms hereof from and after the Permitted Prepayment Date, Note Trustee agrees that it shall, in consideration of an amount equal to the Release Amount for such Property and any additional amount paid pursuant to Section 2.5.2(c), sever the Note in two, with one Note in the amount of the Release Amount and any additional amount paid pursuant to Section 2.5.2(c) and the other Note in the amount of the remaining Outstanding Principal Amount, endorse the Note in the amount of the Release Amount and any additional amount paid pursuant to Section 2.5.2(c), and assign the Mortgage and other Transaction Documents with respect to such Property, to a lender designated by Issuer, and Note Trustee shall execute and deliver to Issuer such instruments and other documents as shall be necessary or appropriate to evidence any such assignment of the Transaction Documents and that portion of the principal balance of the Notes.

(e) No Event of Default shall exist on the date the Prepayment is made (except as otherwise provided in Section 10.1(d)).

(f) Other than in connection with a release of the Ritz Carlton Half Moon Bay Property where there are no Aggregate DSCR requirements, provided the Aggregate DSCR requirement in Section 2.5.2(c)(B) is satisfied and subject to the provisions of the next sentence, Issuer shall not be obligated to prepay the Notes by more than 100% of the net sale proceeds received from a bona-fide third party purchaser in connection with a sale and permitted release of an individual Property or group of Properties. Notwithstanding the foregoing, in no event shall the principal amount of the Notes prepaid be less than the applicable Release Amount with respect to an individual Property or group of Properties, as applicable.

2.5.3 Release of Las Palmas Outparcel. In order to comply with that certain Real Estate Lease, dated August 14, 1981, by and among Marriott Corporation and William Bone, as amended by that certain Assignment and Amendment of Real Estate Lease, dated May 17, 1988, by and among Marriott Corporation, William Bone, Rancho Las Palmas Association, Inc. and the Equitable Life Assurance Society of the United States (the “Amended Las Palmas Real Estate Lease”), Issuers may obtain (and the Noteholders agree to reasonably cooperate with Issuers to obtain) (i) releases of the portion of the Marriott Las Palmas Property set forth on Exhibit G (as such release parcel legal description may be modified as required by applicable laws or the Amended Las Palmas Real Estate Lease, provided that such modification does not have a Material Adverse Effect, in the reasonable discretion of the Servicer, on the use or value of the Marriott Las Palmas Property) required to be transferred to the Ranchos Las Palmas Association, Inc. pursuant to the Amended Las Palmas Real Estate Lease (the “Las Palmas Outparcel”) from the Lien of the Mortgage thereon and related Transaction Documents and (ii) the release of the obligations of the Issuers under the Transaction Documents with respect to the Las Palmas Outparcel (other than those expressly stated to survive), upon the satisfaction by Issuer of each of the conditions set forth below in paragraphs (a) through (k):

(a) The Las Palmas Outparcel shall constitute a separate conveyable legal parcel in accordance with the subdivision map act or the equivalent thereof in the jurisdiction of the applicable Property or other relevant granted government approvals in such jurisdiction.

(b) To the extent any easements benefiting or burdening the Las Palmas Outparcel are necessary or appropriate for the use or operation of such parcel or the remaining portions of the applicable Property (such remaining portion of an applicable Property, the “Remaining Property”), such easements shall have been granted or reserved prior to or at the time of the release or reconveyance of the Las Palmas Outparcel and shall either (i) be required by the Amended Las Palmas Real Estate Lease or (ii) have been approved by a majority (by Outstanding Principal Amount) of the Noteholders, which approval shall not be unreasonably withheld or delayed.

(c) The Remaining Property shall remain a legal parcel (or parcels) in compliance in all material respects with all Legal Requirements, zoning, subdivision, land use and other applicable laws and regulations.

(d) At the time of, but not prior to, any release or reconveyance, the Las Palmas Outparcel shall be transferred to a person or entity that does not result in a breach of Issuer’s obligation to be a Single Purpose Entity.

(e) The Servicer shall have received satisfactory evidence that (i) any tax, bond or assessment that constitutes a lien against the applicable Property has prior to such release, been properly allocated between the Las Palmas Outparcel and the Remaining Property and (ii) all of the necessary papers have been filed with the appropriate agencies to provide for separate assessment against each of the Las Palmas Outparcel and the Remaining Property.

(f) The Servicer shall have received such endorsements to the Qualified Title Policy (or substantially equivalent assurance) for the applicable Property as the Servicer may reasonably require confirming continuing title insurance and that (i) the Mortgage constitutes a first priority lien (subject to Permitted Encumbrances) on the Remaining Property after the release and (ii) such release shall not result in the Remaining Property ceasing to comply in all material respects with all applicable zoning, land use and subdivision laws.

(g) Issuer shall have executed and delivered such documents (including amendments to the Transaction Documents) as the Servicer may reasonably require to reflect such release.

(h) Issuer shall impose deed restrictions (which run with the land) or obtain such transferee’s covenant (which, in either case, shall be enforceable by the owner of the applicable Remaining Property and its successors and assigns) as provided in Section 5.1 of the Amended Las Palmas Real Estate Lease above and Issuer shall further covenant and agree to enforce in Issuer’s reasonable judgment, such transferee’s deed restrictions and covenants, the foregoing covenants of Issuer shall survive the release of the Las Palmas Outparcel.

(i) Issuer shall pay to Note Trustee all reasonable out-of-pocket costs and expenses incurred by Note Trustee, the Noteholders or the Servicer (including, without limitation, attorneys fees and any applicable costs and expenses of the Rating Agencies) in connection with the release.

(j) Issuer shall have provided the Servicer at least thirty (30) days prior written notice of the release.

(k) Issuers shall submit to the Servicer not less than ten (10) days prior to the date of such release, all Release Instruments for the Las Palmas Outparcel (for execution by Note Trustee) together with an Officer’s Certificate certifying that (i) the Release Instruments are in compliance with all Legal Requirements, (ii) the release to be effected will not violate the terms of this Indenture and (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Note Trustee or the Noteholders under the Transaction Documents not being released (or as to the parties to the Transaction Documents and Properties subject to the Transaction Documents not being released).

2.5.4 Further Assurances. To the extent any Release Instrument executed and delivered under Sections 2.5.2(b) or 2.5.3(k), as the case may be, is insufficient to effect the release to be effected in accordance with the terms hereof, the Servicer and the Note Trustee shall remain obligated to execute and deliver, at the expense of the Issuers, such further Release Instruments as Issuers may reasonably request and submit to the Servicer for execution by the Note Trustee, together with an Officer’s Certificate covering the matters to be covered in the Officer’s Certificate described in Sections 2.5.2(b) or 2.5.3(k), as the case may be whereupon, at the request of the Servicer, the Note Trustee shall execute and deliver as the Servicer may specify such further Release Instrument.

In addition to the foregoing, the Issuer which as of the Closing Date was the owner of a Property being released from the Lien of the Mortgage pursuant to any provision of Section 2.5 hereof, shall be released from all liability with respect to the Debt, the Notes and all other Transaction Documents with the express exception that such Issuer shall continue to be jointly and severally liable for and with respect to any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which (and to the extent) have become due and payable under Section 12.13 prior to the date of the release of such Property.

Section 2.6. Intentionally Omitted.

Section 2.7. Interest Rate Cap Agreements.

(a) Issuers shall maintain the Interest Rate Cap Agreement with an Acceptable Counterparty in effect and having a term extending through September 14, 2006 and an initial notional amount equal to the Outstanding Principal Amount. The Interest Rate Cap Agreement shall have a strike rate equal to an amount such that the maximum interest rate paid by Issuers after giving effect to payments made under the Interest Rate Cap Agreement shall equal no more than the Maximum Pay Rate. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time and in an amount equal to any prepayment which is applied to reduce the principal balance of the Notes in accordance with Section 2.4 hereof; provided that the strike rate shall be equal to an amount such that the maximum interest rate paid by Issuers after giving effect to payments made under the Interest Rate Cap Agreement shall equal no more than the Maximum Pay Rate.

(b) In the event of (x) any downgrade, withdrawal or qualification (each, a “Downgrade”) of the rating of the Counterparty such that, thereafter, the Counterparty shall cease to be an Acceptable Counterparty and (y) the Counterparty shall fail to comply with the requirements contained in the Interest Rate Cap Agreement which are described in Exhibit C upon such occurrence, the Issuers shall either (i) obtain a Rating Confirmation from the Applicable Rating Agency with respect to the Counterparty or (ii) replace the Interest Rate Cap Agreement with a Replacement Interest Cap Agreement, (x) having a term extending through the end of the Interest Accrual Period in which occurs the Maturity Date, (y) in a notional amount at least equal to the Outstanding Principal Amount, and (z) having a strike rate equal to an amount such that the maximum interest rate paid by Issuer after giving effect to payments made under such Replacement Interest Rate Cap Agreement shall equal no more than the Maximum Pay Rate.

(c) Each Issuer hereby pledges, assigns, transfers, delivers and grants a continuing first priority lien to Note Trustee, as security for payment of all sums due in respect of the Notes and the performance of all other terms, conditions and covenants of this Indenture and any other Transaction Document on such Issuer’s part to be paid and performed, in, to and under all of such Issuer’s right, title and interest: (i) in the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any replacement agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement); (ii) to receive any and all payments under the Interest Rate Cap Agreement (or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement), whether as contractual obligations, damages or otherwise; and (iii) to all claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement), in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing. Issuers shall deliver to Note Trustee an executed counterpart of such Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Note Trustee and require that payments be made directly to Note Trustee) and notify the Counterparty of such assignment (either in such Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement or by separate instrument). No Issuer shall, without obtaining the prior written consent of a majority (by Outstanding Principal Amount) of the Noteholders, further pledge, transfer, deliver, assign or grant any security interest in the Interest Rate Cap Agreement (or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement), or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements or any other notice or instrument as may be required under the UCC, as appropriate, except those naming Note Trustee as the secured party, to be filed with respect thereto.

(d) Issuers shall comply with all of their obligations under the terms and provisions of the Interest Rate Cap Agreement (or, as applicable, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement). All amounts paid by the Counterparty under the Interest Rate Cap Agreement (or, as applicable, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement) to Issuers or Note Trustee shall be deposited immediately into the Deposit Account. Issuers shall take all action reasonably requested by Note Trustee or the Servicer to enforce Note Trustee’s rights under the Interest Rate Cap Agreement (or, as applicable, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement) in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(e) If Issuers exercise any of their options to extend the Maturity Date pursuant to Section 2.3.3(b) hereof, then, on or prior to each Extension Date, the Issuers shall obtain or have in place an Extension Interest Rate Cap Agreement (i) having a term through the end of the Interest Accrual Period in which occurs the Maturity Date as so extended, (ii) in a notional amount at least equal to the Outstanding Principal Amount as of such Extension Date, and (iii) having a strike rate equal to an amount such that the maximum interest rate paid by the Issuers after giving effect to payments made under such Extension Interest Rate Cap Agreement shall equal no more than the Maximum Pay Rate.

Section 2.8. Rule 144A Information. For so long as any of the Notes remain Outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers will, during any period in which the Issuers are neither subject to Section 13 or 15(d) under the Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available to any Holder of a Restricted Note or any owner of a beneficial interest in a Restricted Global Note, to a prospective purchaser of such Note or beneficial interest therein who is a QIB, or to the Note Trustee for delivery to such Holder or beneficial owner or prospective purchaser, as the case may be, in connection with any sale thereof, in each case at a Holder’s or the Note Trustee’s written request to the Issuers, the Rule 144A Information.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1. Conditions Precedent. The closing is subject to the fulfillment by Issuers or waiver by Initial Purchaser of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Notes, the Initial Purchaser shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied. The Note Trustee shall have no responsibility for determining the satisfaction of any such conditions, nor for the delivery, receipt or custody of any agreements, documents or other materials specified in this Section 3.1 which are required to be delivered to or received by any party other than the Note Trustee. With respect to the documents described in Section 3.1(d)(i) and (ii) which are the only documents to be received by the Note Trustee, the Note Trustee shall have no responsibility for the review of such documents, but shall be responsible only to receive such documents as are actually delivered to it, and any review thereof and determination with respect to compliance with Sections 3.1(d)(i) and (ii) shall be made by the Initial Purchaser.

(a) Representation and Warranties; Compliance with Conditions. Each of the representations and warranties of Issuers contained in this Indenture or any other Transaction Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made as of such date, and no Default or Event of Default shall have occurred and be continuing; and Issuers shall be in compliance in all respects with all terms and conditions set forth in this Indenture and in each other Transaction Document on its part to be observed or performed.

(b) Indenture and Note. Note Trustee shall have received an original of this Indenture and the Notes, in each case, duly executed and delivered on behalf of each Issuer.

(c) Transfer of Certain Operating Lessee Interests. Mexican Issuers shall cause Punta Mita TRS, S. de R.L. de C.V. (“Punta Mita TRS”), and Punta Mita TRS agrees, to transfer its right and/or interest in all property management agreements, third party leases and all other contracts and agreements relating to the Four Seasons Mexico City Property and the Four Seasons Punta Mita Property (other than its rights as lessee under the Operating Leases) to the trust established by the Mexican Trust Agreement.

(d) Delivery of Transaction Documents; Title Insurance; Reports; Leases.

(i) Mortgage, Assignments of Agreements. Note Trustee shall have received from Issuers fully executed and acknowledged counterparts of each Mortgage, Assignment of Leases and the appropriate UCC financing statements, each in form satisfactory for recording or filing in the appropriate public records, and evidence that counterparts of each Mortgage, Assignment of Leases and UCC financing statements shall have been delivered to the title company for recording or filing, so as to effectively create upon such recording a valid and enforceable Lien upon each Property, of first lien priority, in favor of Note Trustee (or Mexican Trustee or a deed trustee if required or desired under local law), subject only to the Permitted Encumbrances and such other

Liens as are permitted pursuant to the Transaction Documents. Note Trustee shall have also received fully executed counterparts of each of the Agreements with Managers, each Assignment of Agreements, the Environmental Indemnity and each of the other Transaction Documents.

(ii) Title Insurance. Note Trustee shall have received a Qualified Title Policy with respect to each Property and evidence that all premiums in respect thereof have been paid.

(iii) Survey. Initial Purchaser shall have received a Qualified Survey with respect to each Property, subject to the terms of Section 4.1(z) hereof.

(iv) Insurance. Initial Purchaser shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Initial Purchaser in its reasonable discretion, and evidence of the payment of all premiums then due and payable for the existing policy period.

(v) Environmental Reports. Initial Purchaser shall have received Phase I environmental reports (and, where recommended by such Phase I environmental reports, Phase II environmental reports) in respect of each Property that are satisfactory to Initial Purchaser.

(vi) Zoning. Initial Purchaser shall have received, at Initial Purchaser’s option, letters or other evidence with respect to each Property from the appropriate authorities (or other Persons) concerning applicable zoning and building laws, or zoning endorsements in the Qualified Title Policy, if available.

(vii) Encumbrances. Issuers shall have taken or caused to be taken such actions in such a manner so that Note Trustee has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage on each Property, subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Transaction Documents, and evidence thereof satisfactory to Initial Purchaser shall have been received thereby.

(viii) Engineering Reports. Initial Purchaser shall have received engineering reports in respect of each Property satisfactory to Initial Purchaser.

(ix) Material Agreements; Operating Lease; Property Management Agreements. Initial Purchaser shall have received true and complete copies of all Material Agreements, Operating Leases and all of the Property Management Agreements.

(x) Operating Agreements. Initial Purchaser shall have received true and complete copies of all Operating Agreements and any ground leases with respect to any Property.

(xi) Burbank Indebtedness. Initial Purchaser shall have received evidence that the Burbank Indebtedness has been paid in full and is no longer outstanding.

(e) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Initial Purchaser shall have received and approved certified copies thereof.

(f) Delivery of Organizational Documents. On or before the Closing Date, Issuers shall deliver or cause to be delivered to Initial Purchaser copies certified by an officer of the managing member of each Issuer and/or Operating Lessee of all organizational documentation related to such Issuer and/or Operating Lessee and/or the formation, structure, existence, good standing and/or qualification to do business as Initial Purchaser may request in its reasonable discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the transactions contemplated by the Transaction Documents and incumbency certificates as may be requested by Initial Purchaser.

(g) Opinions of Counsel to the Issuers. Initial Purchaser shall have received legal opinions of Issuers’ counsel reasonably satisfactory to Initial Purchaser (i) with respect to the non-consolidation of each Issuer in the event of an insolvency proceeding being brought against, or the bankruptcy of certain Beneficial owners of such Issuer, (ii) with respect to due execution, delivery, authority, enforceability of this Indenture, each Mortgage and each of the other Transaction Documents and (iii) with respect to each Issuer’s continued existence as a limited liability company under the laws of the State of Delaware or the laws of Mexico, as applicable, and such other matters as Initial Purchaser and the Noteholders may require, all such opinions in form, scope and substance satisfactory to Initial Purchaser and the Noteholders and Initial Purchaser’s and Noteholder’s counsel in their sole discretion.

(h) Budgets. Issuers shall have delivered the Annual Budget for the Properties for 2004.

(i) Completion of Proceedings. All corporate, partnership or limited liability company and other proceedings taken or to be taken in connection with the transactions contemplated by this Indenture and other Transaction Documents and all documents incidental thereto shall be satisfactory in form and substance to Initial Purchaser, and Initial Purchaser shall have received all such counterpart originals or certified copies of such documents as Initial Purchaser may reasonably request.

(j) Estoppels. Initial Purchaser shall have received estoppel letters from (i) the Ground Lessor, in each case in form, scope and substance satisfactory to Initial Purchaser.

(k) Photographs. If Initial Purchaser shall have so requested, Initial Purchaser shall have received photographs of the interior and exterior of each Property.

(l) No Material Adverse Change. On the Closing Date, Initial Purchaser shall be satisfied that since June 30, 2004, there shall have been no circumstances or conditions with respect to the Properties, any Issuer, any Single Purpose Entity (including SPE Member), Sponsor or the Property Managers that can reasonably be expected to cause the Notes to become delinquent or be in default, adversely affect the value or marketability of the Notes or Properties, or cause institutional investors to regard the Notes or any security derived in whole or in part from the Notes as an unacceptable investment. In addition, there shall not have occurred or be continuing on or after June 30, 2004 any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or any material adverse change in the liquidity in the fixed income market and/or condition of the commercial mortgage-backed securities or whole loan market as determined by Initial Purchaser in its sole discretion; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the sole discretion of Initial Purchaser makes it impracticable or inadvisable to proceed with the purchase of the Notes on the terms and in the manner contemplated herein and in the Term Sheet.

(m) Marriott Litigation Documents. Initial Purchaser shall have received from Issuer all Material Filings (defined below) in the Marriott Litigation. “Material Filings” shall mean any order or decision of the court or other pleading or court papers filed with the court in connection with the Marriott Litigation which could reasonably be expected to have a Material Adverse Effect on the applicable Issuer or applicable Property; provided, however, Issuers shall not be obligated to provide discovery materials or any other decision or order of the court or other filings with the court which are purely procedural and, in no event shall Issuers be required to provide any pleadings or other documents or information which, if disclosed, would (x) violate any confidentiality agreement or order or the court or (y) compromise any applicable attorney client or work product privilege.

(n) Operating Agreement Estoppels. Initial Purchaser shall have received an executed estoppel letter from each party to an Operating Agreement, which shall be in form and substance satisfactory to Initial Purchaser.

(o) Appraisals. Initial Purchaser shall have received an Appraisal for each Property satisfactory to Initial Purchaser evidencing that the Required Loan-to-Value Ratio has been satisfied.

(p) Financial Statements. Issuers shall have provided operating statements for the Properties described in Schedule 3.1(o) together with operating statements for each Property for the Year-to-Date Period (which statements are either audited, combined or prepared in accordance with agreed upon procedures which are mutually acceptable to the Issuers and the Initial Purchaser, all as specified in such Schedule 3.1(o)), and, to the extent that such Year-to-Date Period statements show material changes to the operating results of any Property since the most recent operating statements relating to such Property, a letter from a “Big Four” accounting firm verifying Year-to-Date Period expenses and revenues for the Properties if requested by the Initial Purchaser in its sole discretion. Each of the operating statements and financial statements described in the previous sentence shall be satisfactory to Initial Purchaser and shall be accompanied by an Officer’s Certificate certifying that each such financial statement presents fairly the financial condition or operating results, as applicable, of each Issuer and Property in question and, if such statement is audited, has been prepared in accordance with GAAP with respect to the accounts presented therein, as applicable.

(q) Seismic Reports. Initial Purchaser shall have received seismic reports in respect of the Properties located in the State of California satisfactory to Initial Purchaser (which reports shall include, without limitation, calculations of probable maximum losses for such Properties).

(r) Deposit Account Agreement. Initial Purchaser shall have received the Deposit Account Agreement duly executed by Issuers and the depository institutions party thereto.

(s) Property Management Agreement; Agreements with Managers. Initial Purchaser shall have received a copy of (i) each Property Management Agreement duly executed by Issuers and the applicable Property Manager certified as true and correct pursuant to an Officer’s Certificate and (ii) each Agreement with Manager in form and substance satisfactory to Initial Purchaser duly executed by each Property Manager.

(t) Certified Rent Rolls. Initial Purchaser shall have received a rent roll for each Property, dated as of the Rent Roll Date, accompanied by an Officer’s Certificate certifying that such rent roll is true, complete and correct as of its date.

(u) Consents, Licenses, Approvals, Etc. Initial Purchaser shall have received copies or other evidence of all material consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by each Issuer and each Property Manager, and the validity and enforceability, of the Transaction Documents, and such consents, licenses and approvals shall be in full force and effect.

(v) Closing Statement. Initial Purchaser shall have received a detailed closing statement from Issuers in a form acceptable to Initial Purchaser, which includes a complete description of Issuers’ sources and uses of funds on the Closing Date, together with a fully executed counterpart of the Closing Statement prepared by Initial Purchaser.

(w) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Initial Purchaser would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Notes or the consummation of the transactions contemplated hereby.

(x) Payments by Issuers. Issuers shall have paid all Expenses.

(y) Additional Information. Initial Purchaser shall have received such other information and documentation with respect to Issuers and its Affiliates, Sponsor, the Properties and the transactions contemplated herein as Initial Purchaser may reasonably request (including, without limitation, such information as is necessary for the determination of coverage amounts under the Policies required pursuant to Sections 8.1(b)(i) and (ix)), such information and documentation to be satisfactory in form and substance to Initial Purchaser.

(z) Interest Rate Cap Agreement. Issuers shall have delivered to Initial Purchaser written evidence that the Interest Rate Cap Agreement required to be maintained by Issuers in accordance with Section 2.7 hereof has been purchased.

(aa) Appointment of Process Agent. The Mexican Issuers shall have granted their appointed process agent (as provided in Section 12.3(b) hereunder) a power-of-attorney for lawsuits and collections, in form and substance satisfactory to Initial Purchaser.

(bb) Registration of Notes with CNBV. The Notes shall have been approved for registration with the Special Section (Sección Especial) of the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) of Mexico.

Section 3.2. Reliance Language. All third party reports delivered to the Note Trustee or the Initial Purchaser pursuant to Section 3.1 shall contain reliance language satisfactory to Initial Purchaser in its sole discretion.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Issuers’ Representations. Each Issuer represents and warrants that, as of the Closing Date:

(a) Organization. Each of Issuer and Operating Lessee has been duly organized and is validly existing and in good standing with requisite limited liability company power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Issuer and Operating Lessee is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Issuer and Operating Lessee possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and its sole business has been and is the ownership, management and operation of one or more of the Properties.

(b) Proceedings. Each of Issuer and Operating Lessee has taken all necessary action to authorize the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party. This Indenture and such other Transaction Documents have been duly executed and delivered by it and constitute legal, valid and binding obligations of such Issuer and Operating Lessee enforceable against such Issuer and Operating Lessee in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) without offset, defense or counterclaim.

(c) No Conflicts. The execution, delivery and performance of this Indenture and the other Transaction Documents by each of Issuer and Operating Lessee will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Transaction Documents) upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, License, partnership agreement, Property Management Agreement, Operating Lease, or other Material Agreement to which it is a party or to which any of its properties or assets is subject nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by it of this Indenture or any other Transaction Documents to which it is a party has been obtained and is in full force and effect except where the failure to obtain the same could not reasonably be expected to have a Material Adverse Effect.

(d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and to the best of its knowledge there are no such actions, suits or proceedings threatened against or affecting each of Issuer and Operating Lessee or a Property, which actions, suits or proceedings, alone or in the aggregate, if determined against it or a Property, are likely to have a Material Adverse Effect.

(e) Agreements. Each of Issuer and Operating Lessee is not a party to any agreement which is likely to have a Material Adverse Effect. Each of Issuer and Operating Lessee is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or a Property is bound.

(f) Title. It has good, marketable and indefeasible title in fee to the real property comprising part of each Property (except for (a) the Lincolnshire Property, as to which the Lincolnshire Issuer has good and marketable title to the leasehold estate created therein pursuant to the Ground Lease, and (b) the Mexican Properties as to which the Mexican Issuers have good and marketable title to the rights of second beneficiary under the Mexican Trust Agreement), and Issuer or Operating Lessee has good and marketable title to the balance of each Property, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Transaction Documents and the Liens created by the Transaction Documents. Each Mortgage, when properly recorded in the appropriate records (and public registries), together with the Assignment of Leases and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Properties or its leasehold interest therein, as the case may be, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Transaction Documents and the Liens created or permitted by the Transaction Documents. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or current use or operation, of any Property, or the security intended to be provided by the Mortgage or Issuers’ ability to repay the Notes or any other Transaction Document in accordance with the terms of the Transaction Documents. Except as indicated in and insured over by a Qualified Title Insurance Policy issued as of the Closing Date, there are no claims for payment for work, labor or materials affecting any Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Transaction Documents (other than mechanics’ or materialmen’s liens for work or materials performed or supplied the costs for which are not yet past due or which are being contested in accordance with Section 5.1(b)(ii) hereof). Nothing in this paragraph may be relied on by the title insurance company issuing a policy covering any Property. Each Assignment of Leases, when properly recorded in the appropriate records (and public registries), creates a valid first priority assignment of, or a valid first priority security interest in, certain rights under the related Leases and the Rents, subject only to the terms of such Assignments of Leases, including a license granted to the applicable Issuer or Operating Lessee to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the applicable Property. Except as set forth in the Property Management Agreements, no Person other than the applicable Issuer and/or Operating Lessee owns any interest in any payments due under such Leases that is superior to or of equal priority with the Note Trustee’s interest therein.

(g) No Bankruptcy Filing. Each of Issuer and Operating Lessee is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

(h) Ground Leased Property. Other than those items specifically identified on Schedule 4.1(h) hereto, with respect to the Lincolnshire Property:

(i) the Ground Lease or a memorandum thereof has been duly recorded; the Ground Lease permits the interest of the lessee thereunder to be encumbered by the Mortgage and does not restrict the use of the Lincolnshire Property by the Lincolnshire Issuer in a manner that would adversely affect the value or use of the Lincolnshire Property or the security provided to Note Trustee by the Mortgage; and a true and complete copy of the Ground Lease has been delivered to Initial Purchaser;

(ii) the Ground Lease has an original term (or an original term plus one or more optional renewal terms which have been previously exercised) which extends not less than ten (10) years beyond the Maturity Date (assuming the exercise of all applicable extension options by Issuer hereunder); and the base rental under the Ground Lease is not subject to increase;

(iii) the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage (other than the related ground lessor’s fee interest); there is no deed of trust or Lien encumbering Ground Lessor’s fee interest (or if any such deed of trust or Lien exists, it is subordinate to the Lien held by Note Trustee under the Mortgage), and the Ground Lease shall remain prior to any deed of trust or other Lien upon the related fee interest that may hereafter be granted;

(iv) the Ground Lease is assignable by a holder of a deed of trust or mortgage encumbering the Lincolnshire Issuer’s interest therein upon a foreclosure of such deed of trust or mortgage without the consent of the Ground Lessor;

(v) on the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease nor, to the best of the Lincolnshire

Issuer’s knowledge after due inquiry and investigation, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of the Ground Lease;

(vi) the Ground Lease requires the Ground Lessor to give notice of any default by the Lincolnshire Issuer to a holder of a deed of trust or mortgage encumbering the Lincolnshire Issuer’s interest therein; and the Ground Lease further provides that no notice given thereunder is effective against such holder, unless a copy has been given to such holder in the manner described in the Ground Lease; Note Trustee constitutes a “mortgagee” as such term is used in the Ground Lease;

(vii) a holder of a deed of trust or mortgage encumbering the Lincolnshire Issuer’s interest therein is permitted at least thirty (30) days in addition to the Lincolnshire Issuer’s applicable cure period to cure any default under the Ground Lease which is curable after the receipt of notice of any such default before the Ground Lessor may terminate the Ground Lease (and, where necessary, is permitted the opportunity to gain possession of the interest of the Lincolnshire Issuer under the Ground Lease through legal proceedings or to take other action so long as such holder is proceeding diligently); in the case of any such default which is not curable by a holder of a deed of trust or mortgage encumbering the Lincolnshire Issuer’s interest therein, or in the event of the bankruptcy or insolvency of the Lincolnshire Issuer under the Ground Lease, such holder has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the Ground Lessor on the same terms as the existing Ground Lease; and all rights of the lessee under the Ground Lease may be exercised by or on behalf of such holder;

(viii) the Ground Lease does not impose any restrictions on subletting; and the Ground Lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the Lincolnshire Issuer in the relevant portion of the Lincolnshire Property subject to the Ground Lease for any reason, or in any manner, which could reasonably be expected to adversely affect the security provided to Note Trustee by the Mortgage; and

(ix) under the terms of the Ground Lease, any Proceeds from a Condemnation or Casualty (or any portion thereof) will be applied either to restoration of the Lincolnshire Property (with Note Trustee or a third-party trustee having the right to hold and disburse the Proceeds as the restoration progresses) or (after payment to the Ground Lessor of an amount equal to the value of the leased land) to the repayment of the Notes.

(i) No Plan Assets. It is not an Employee Benefit Plan subject to Title I of ERISA, and none of its assets constitutes or will constitute Plan Assets.

(j) Compliance. Except as set forth on Schedule 6.1(g), each of Issuer and Operating Lessee and each Property and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes. Except as set forth on Schedule 6.1(g), each Property is not a non-conforming use or legal non-conforming use (except to the extent that the same would not affect in any material respect the operation, maintenance, value or use of the Property in question or the ability to reconstruct such Property). Each of Issuer and Operating Lessee is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority (including laws and regulations concerning facility licensing and operation and certificate of need), the violation of which could have a Material Adverse Effect. There has not been committed by or on behalf of each of Issuer and Operating Lessee or, to the best of its knowledge, any other person in occupancy of or involved with the operation or use of any Property any act or omission affording the federal government or any state or local government the right of forfeiture as against any Property or any part thereof or any monies paid in performance of its obligations under any of the Transaction Documents. Each of Issuer and Operating Lessee hereby covenants and agrees not to commit, and to use all reasonable efforts not to permit or suffer to exist any act or omission affording such right of forfeiture.

(k) Contracts. Except as disclosed in Schedule F, there are no Material Agreements. Each contract, other than the Operating Lease, affecting each Property has been entered into at arm’s length in the ordinary course of business by or on behalf of the applicable Issuer or its predecessors in interest and provides for the payment of fees in amounts and upon terms not less favorable to the applicable Issuer than market rates and terms.

(l) Financial Information. All financial statements described in Schedule 3.1(o) were prepared by or on behalf of Issuers and delivered to Initial Purchaser prior to the date hereof, (i) are true, complete and correct in all respects, with respect to each Property other than the Ritz Carlton Half Moon Bay Property and in all material respects with respect to the Ritz Carlton Half Moon Bay Property, to the extent not subsequently corrected in a written document delivered to Initial Purchaser, (ii) accurately represent in all respects, with respect to each Property other than the Ritz Carlton Half Moon Bay Property and in all material respects with respect to the Ritz Carlton Half Moon Bay Property, the financial condition or operating results, as applicable, of the Properties and/or the Issuers as of the date of such reports, and (iii) to the extent that such financial statements are audited financial statements, such financial statements have been prepared in accordance with GAAP (or, in respect of the Mexican Issuers, Mexican GAAP) with respect to the accounts presented therein. Issuers do not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, that are known to it and reasonably likely to have a materially adverse effect on any Property or the operation thereof, except as referred to or reflected in said financial statements and operating statements and except for other contingent liabilities not prohibited by Section 6.1(h) hereof. Except as set forth in the certified information delivered to Initial Purchaser pursuant to Section 3.1(o) hereof, since the Closing Date, there has been no change in the financial condition, operations or business of Issuers from that set forth in said financial statements and operating statements that could reasonably be expected to have a Material Adverse Effect.

(m) Condemnation. No Condemnation or other proceeding has been commenced or, to its best knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property.

(n) Federal Reserve Regulations. No part of the proceeds of the Notes will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Indenture or the other Transaction Documents.

(o) Utilities and Public Access. Each Property has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its current uses. All public utilities necessary for the full use and enjoyment of each Property are located in the public right-of-way abutting the applicable Property or in or through a recorded irrevocable easement in favor of such Property, and all such utilities are connected so as to serve the applicable Property without passing over other property, except to the extent that such utilities are accessible to the applicable Property by virtue of a recorded irrevocable easement or similar agreement or right. All roads necessary for the use of each Property for its current purposes have been completed and are either part of the applicable Property (by way of deed or recorded easement) or dedicated to public use and accepted by all relevant Governmental Authorities.

(p) Not a Foreign Person. Each Issuer other than the Issuers that own the Mexican Properties, or if any such Issuer is classified as a “disregarded entity” for United States federal income tax purposes (a “DRE”), the owner of such Issuer (and, if such owner is a DRE, the first upper-tier entity that is not a DRE), is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

(q) Separate Lots. Each Property is comprised of one (1) or more parcels which constitute one or more separate tax lots which do not include any property not a part of the applicable Property.

(r) Basic Carrying Costs; Assessments. Except for Basic Carrying Costs deposited with Note Trustee in accordance with this Indenture or deposited in the applicable Hotel Operating Account pursuant to the applicable Property Management Agreement, it has paid all Basic Carrying Costs due and payable as of the Closing Date. To the best of its knowledge there are no pending or proposed special or other assessments for public improvements or other matters affecting any Property (except as shown in the financial statements described in clause (l) above), nor, to the best of its knowledge, are there any contemplated improvements to any Property that are likely to result in such special or other assessments.

(s) Enforceability. The Transaction Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Issuer and/or Operating Lessee, including the defense of usury, nor would the operation of any of the terms of the Transaction Documents, or the exercise of any right thereunder, render the Transaction Documents unenforceable, subject to laws affecting the enforcement of the rights or remedies of creditors generally and/or equitable principles of general application, and no Issuer has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

(t) No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding, except in connection with indebtedness either to be repaid in full from the proceeds of the Notes or secured by Liens which have been released concurrently with the Closing Date.

(u) Insurance. It has obtained and has delivered to Initial Purchaser insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Indenture. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current policy period. No claims have been made under any such policy that would have a material adverse effect with respect to any Property, and no Person, including any Issuer, has done, by act or omission, anything which would impair the coverage of any such policy.

(v) Certificate of Occupancy; Licenses. Except as disclosed in Schedule 4.1(v), Issuers have obtained, or have caused each of the Property Managers to obtain pursuant to the Property Management Agreements, all material certifications, permits, licenses, approvals registrations, authorizations, accreditations or consents (collectively, the “Licenses”), including certificates of completion and occupancy permits (or other local equivalent), required by, and accomplished all filings, notifications, registrations and qualifications with (or obtained exemptions from any of the foregoing from), any federal, state, or local government or government department, agency, board, commission, bureau or instrumentality (i) to properly and legally own, manage and operate the Properties after any restructuring that will occur in connection with the transaction contemplated by the Transaction Documents and (ii) which are necessary for the conduct of its business. Each License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the knowledge of any Issuer, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect. No Issuer is in default or violation with respect to any of the Licenses in a manner that would have a Material Adverse Effect, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by any Issuer under, or a violation of, any License that would have a Material Adverse Effect. Each Property has a certificate of occupancy or other local equivalent (where required by applicable Legal Requirements) and the use being made of each Property is in conformity with such applicable certificate of occupancy.

(w) Flood Zone. Except as may be disclosed in Schedule 4.1(w), none of the Improvements on any Property is located in an area as identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A), and, to the extent that any part of any Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a “100 year flood plain,” such Property is covered by flood insurance meeting the requirements set forth in Section 8.1(b)(i) hereof.

(x) Physical Condition. Except as disclosed in the engineering reports listed on Schedule 4.1(x), each Property, including all buildings, improvements, parking facilities,

sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all respects material to the use, operation or value of the applicable Property. There exists no structural or other material defects or damages in any Property, whether latent or otherwise (except for such matters as are expressly referred to in Section 9.2, for which reserves are being established), after taking into account in making such determination remedial efforts being taken by any Issuer to correct such defect or damages following discovery thereof. It has not received written notice and is not otherwise aware from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(y) Leases. No Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases, and true and complete copies of all Leases executed and delivered on or before the Rent Roll Date have been delivered to Initial Purchaser (and any Leases executed and delivered since such date shall be delivered promptly after the Closing Date). As to all present Leases and (upon execution thereof) all future Leases relating to each Property, the applicable Issuer will be the sole owner of the lessor’s interest. As to all Leases:

(i) There are no outstanding landlord obligations with respect to tenant allowances or free rent periods or tenant improvement work; all of the obligations and duties of landlord under the Leases that are due or are to be performed (as applicable) on or prior to the date hereof have been fulfilled, and there are no pending claims asserted by any Tenant for offsets or abatements against rent or any other monetary claim;

(ii) All of the Leases are free and clear of any right or interest of any real estate broker or any other person (whether or not such brokers or other persons have negotiated the Leases or have contracted with Issuers for the collection of the rents thereunder), and no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases;

(iii) Schedule 4.1(gg) sets forth all security deposits and letters of credit held by or on behalf of the lessor under the Leases. All security deposits have been held in accordance with law and the terms of the applicable Leases, and no security deposits have been applied, or letters of credit drawn upon, following a default by a Tenant still in possession;

(iv) An Issuer is the sole owner of the lessor’s interest in all of the Leases and no Issuer has given or suffered any other assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder, and the applicable Issuer or Property Manager has the sole right to collect rents and other amounts due under the Leases;

(v) Except as disclosed on Schedule 4.1(gg), no Tenant (i) is more than thirty (30) days in arrears on its rent or other amounts due to the landlord under its Lease and (ii) no Issuer has accepted Rent under any Lease or Operating Agreement for more than one month in advance, except for security deposits, which on the Closing Date have been deposited with the Note Trustee in accordance with the provisions hereof relating to security deposits received from and after the date hereof; and

(vi) None of the Leases contains any option to purchase, any right of first refusal to purchase or any right to terminate the lease term (except in the event of the destruction of all or substantially all of the applicable Property).

(z) Survey. Except as disclosed in writing to Initial Purchaser, the survey for each Property delivered to Initial Purchaser in connection with this Indenture is a Qualified Survey. Except as may be shown on the Qualified Survey, all of the improvements relating to each Property lie wholly within the boundaries and building restriction lines of the applicable Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the improvements, so as, in either case, to materially adversely affect the value or marketability of the Property in question except Permitted Encumbrances and those which are insured against by a Qualified Title Insurance Policy. Since the date of the Qualified Survey relating to each Property referenced in the applicable Qualified Title Insurance Policy, no new improvement has been constructed on such Property and there has been no alteration to the exterior of any existing improvement on such Property (other than routine repair and replacements of roofs, walls or windows).

(aa) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of any of a Property to any Issuer have been paid in full or deposited with the issuer of a Qualified Title Insurance Policy for payment upon recordation of the deeds effecting such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Transaction Documents, including the Mortgage, and the Liens intended to be created thereby, have been paid or deposited with the issuer of a Qualified Title Insurance Policy for payment upon recordation of the Mortgage.

(bb) Single-Purpose. Each Issuer and Operating Lessee hereby represents and warrants to, and covenants with, Note Trustee that, as of the date hereof, and except with respect to the Mexican Issuers, at all times prior hereto and until such time as the Debt shall be paid in full or its property is no longer subject to the Lien securing the Debt:

(i) It has not owned and will not own any property or any other assets other than (A) with respect to the Issuer, the Properties currently owned by it, and (B) with respect to the Issuer and the Operating Lessee, incidental personal and intangible property relating to the ownership, leasing or operation of the Properties;

(ii) It was formed solely for the purpose of engaging in, and has not engaged and will not engage in, any business other than the ownership, leasing, management, financing and operation of the Properties;

(iii) It has not entered and will not enter into any contract or agreement with any of its Affiliates (other than the Transaction Documents and Operating Leases), any of its constituent parties or any Affiliate of any constituent party, except contracts or agreements that are upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with third parties;

(iv) It will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Permitted Indebtedness. Except as set forth in the immediately preceding sentence, no indebtedness other than the Debt may be secured (subordinate or pari passu) by any Property and no indebtedness other than the Debt and the indebtedness described in clauses (iii) and (vi) of the definition of Permitted Indebtedness may be secured (subordinate or pari passu) by any personal property;

(v) Other than as provided in the Transaction Documents, it will not make any loans or advances to, and it will not pledge its assets for the benefit of, any other Person (including any Affiliate or constituent party or any Affiliate of any constituent party), and shall not acquire obligations or securities of any Affiliate or constituent party or any Affiliate of any constituent party;

(vi) It is and will remain solvent and it will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

(vii) It has done or caused to be done and will do all things necessary to observe limited liability company formalities (in all material respects), as the case may be, and preserve its existence, and it will not, nor, to the extent possible under applicable law, will it permit or suffer any constituent party to amend, modify or otherwise change its partnership certificate, partnership agreement, certificate of formation (except as required by law), limited liability company agreement, articles of incorporation and bylaws (estatutos sociales), trust or other organizational documents or those of such constituent party in a manner which would adversely affect its existence as a Single Purpose Entity;

(viii) It has and will maintain books and records, financial statements and accounts separate and apart from those of any other Person and it will file its own tax returns (except to the extent consolidation is required under GAAP or Mexican GAAP, permitted for tax purposes or as a matter of law, provided that any consolidated financial statements contain a note indicating that it and its Affiliates are separate legal entities and maintain records, books of account and accounts separate and apart from any other Person);

(ix) It has and will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party), has and shall conduct business in its own name, has and shall exercise reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and has and shall maintain and utilize separate stationery, invoices and checks and it will reasonably allocate any overhead that is shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any officer or employee of an Affiliate;

(x) It has and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xi) To the fullest extent permitted by law, neither it nor any constituent party has nor will seek any Issuer’s or Operating Lessee’s dissolution or winding up, in whole or in part;

(xii) It does not and will not commingle its funds and other assets with those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person except that each Issuer and Operating Lessee may commingle its funds with the funds of the other Issuers and Operating Lessees in the Deposit Account, in the Holding Account, in the Tax and Insurance Escrow Account and in each of the other Reserve Accounts;

(xiii) It has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person;

(xiv) Except in its capacity as a co-obligor under the Notes together with the other Issuers, if applicable, it does not and will not hold itself or its credit out to be responsible for or available to satisfy, and it has not guaranteed or otherwise become liable for, and has not and will not guarantee or otherwise become liable for, the debts, securities or obligations of any other Person;

(xv) If it is a limited liability company, either (a) at least one of its members is and shall be a Single Purpose Entity (the “SPE Member”) whose sole assets are its interest in the applicable Issuer or Operating Lessee and that has no less than a one percent (1%) membership interest in the applicable Issuer or Operating Lessee, and such Issuer or Operating Lessee shall be deemed hereby to have made each of the representations, warranties and covenants contained in this Section 4.1(bb) with respect to the SPE Member, and the SPE Member shall have two (2) Independent Directors as duly appointed members of its board of directors or (b) it shall have two (2) Independent Directors on its board of managers or board of directors (as applicable);

(xvi) It has and shall, at all times, have a limited liability company agreement or estatutos sociales which provides that, for so long as the Notes are outstanding and the applicable Issuer’s Property remains subject to the Lien securing the Debt, its board of directors (or (a) if such Issuer or Operating Lessee is a limited liability company with a managing member SPE Member, the board of directors of the SPE Member or (b) if such Issuer or Operating Lessee is a board managed limited liability company with two (2) Independent Directors on its board of directors) will not be permitted to take any action which, under applicable law or the terms of any certificate of incorporation or certificate of formation, limited liability company agreement, by-laws or any voting trust agreement with respect to any common stock, requires the vote of its board of directors or board of managers, unless at the time of such action there shall be at least two members of such board who are Independent Directors; provided, however, that, subject to any applicable Legal Requirement, its board of directors (or if such Issuer or Operating Lessee is a limited liability company and is not self managed, the board of directors of its SPE Member) may, at its discretion, be permitted to take any action without regard to the preceding clause of this sentence other than the following actions, which actions may not be taken: (A) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part; (B) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity unless the applicable Issuer is releasing that Property from the Lien of the Mortgage or paying off the Notes in accordance with the terms herein; (C) engage in any business other than the ownership, maintenance and operation of the Properties or, with respect to the SPE Member (if applicable), acting as a member of an Issuer or Operating Lessee; (D) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of its SPE Member or any Issuer or Operating Lessee or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, or make or consent to an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing; (E) except as required by law, amend its SPE Member’s certificate of incorporation (if applicable) or the limited liability company agreement of the applicable Issuer or Operating Lessee, but only to the extent such amendment impacts the Company’s status as a Single Purpose Entity; (F) enter into any transaction with an Affiliate not in the ordinary course of the applicable Issuer’s or Operating Lessee’s business; or (G) withdraw the SPE Member, if applicable, or remove the two (2) Independent Directors of an Issuer or Operating Lessee; provided, however, clause (D) above may be taken with the affirmative consent of the two (2) Independent Directors;

(xvii) It has no liabilities, contingent or otherwise, other than those normal and incidental to the ownership, operation and leasing of the Properties;

(xviii) Each Issuer and Operating Lessee shall conduct its business so that the assumptions made with respect to such Issuer or Operating Lessee in that certain opinion letter dated the date hereof delivered by Perkins Coie LLP addressing substantive non-consolidation and other matters in connection with the Notes shall at all times be true and correct in all respects;

(xix) No Issuer or Operating Lessee will permit any Affiliate or constituent party independent access to its bank accounts except that each Issuer and Operating Lessee may commingle its funds with the funds of the other Issuers and Operating Lessees in the Deposit Account, in the Holding Account, in the Tax and Insurance Escrow Account and in each of the other Reserve Accounts;

(xx) Each Issuer and Operating Lessee has and shall pay the salaries of its own employees (or paid the appropriate consideration under the corresponding Administrative Services Agreement), if any, and maintain a sufficient number of employees in light of its contemplated business operations;

(xxi) Each Issuer and Operating Lessee has and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred. Upon the withdrawal or the disassociation of the Independent Director from any constituent entity of any Issuer or Operating Lessee (or from an Issuer or Operating Lessee directly), such Issuer or Operating Lessee shall immediately appoint a new director or special member or cause such entity to appoint a new director or special member that satisfies the requirements of an Independent Director under this Indenture; and

(xxii) Each Issuer and Operating Lessee is subject to and complies with all of the limitations on powers and separateness requirements set forth in its organizational documentation as of the Closing Date.

(cc) Investment Company Act. Each of Issuer and Operating Lessee is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended. Its sole business is the ownership, operation, maintenance, repair, financing, refinancing and disposition of the Properties and such matters as are incidental to the foregoing.

(dd) Fraudulent Transfer. Each of Issuer and Operating Lessee (i) has not entered into the Notes, the Operating Leases, or any Transaction Document with the actual intent to hinder, delay, or defraud any creditor and (ii) has received reasonably equivalent value in exchange for its obligations under the Transaction Documents and the Operating Leases. Giving effect to the transactions contemplated by the Transaction Documents, the fair saleable value of each of Issuer’s and Operating Lessee’s assets exceeds and will, immediately following the execution and delivery of the Transaction Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets is and will, immediately following the execution and delivery of the Transaction Documents, be greater than each of its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Each of Issuer’s and Operating Lessee’s assets do not and, immediately following the execution and delivery of the

Transaction Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each of Issuer and Operating Lessee does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

(ee) Material Agreements, Operating Leases, and Property Management Agreements. Each of the Material Agreements, the Operating Leases and each Property Management Agreement is in full force and effect and is valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and, where applicable, to general equity principles; there are no defaults, breaches or violations thereunder by any Issuer or Operating Lessee, and neither Issuer nor Operating Lessee has given written notice of any defaults, breaches or violations (except with respect to the Marriott Litigation) by any other party thereto except as have already been cured or as are disclosed on Schedule 4.1(ee) hereto, where with respect to any such Agreement the effect of one or more of any such defaults would have a Material Adverse Effect. Neither the execution and delivery of the Transaction Documents, the performance of the Issuers or Operating Lessees thereunder, the recordation of each Mortgage, nor the exercise of any remedies by Note Trustee, will adversely affect any Issuer’s or Operating Lessee’s rights under any of the Material Agreements, the Operating Leases, or Property Management Agreements.

(ff) Employees. Each of Issuer and Operating Lessee either has no employees or has no material liability which has been incurred by it and remains unsatisfied for any taxes or penalties with respect to (i) any Employee Benefit Plan established, sponsored, maintained or contributed to by it on behalf of its employees at any Property or (ii) any Multiemployer Plan as to which it is making or has an obligation to make contributions or (iii) any lien which has been imposed on its assets pursuant to Section 412 of the Code or Sections 302 or 4068 of ERISA or (iv) in the case of the Mexican Issuers, any similar employee benefit plan established, sponsored, maintained or contributed to by it on behalf of its employees at any Mexican Property.

(gg) Rent Roll. The Leases reflected in the most recent occupancy reports described in Schedule 4.1(gg) are in full force and effect, and are valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and, where applicable, to general equity principles and (ii) except as set forth in Schedule 4.1(gg), the Leases are in full force and effect, there are no material defaults thereunder by any Issuer or, to the best of each Issuer’s knowledge, the other party thereto, and to the best of each Issuer’s knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder.

(hh) Legal Compliance. To its best knowledge, neither any Property, nor any portion thereof, is on the date hereof in violation of any Legal Requirement or any Insurance Requirement (including, without, limitation all Legal Requirements relating to all security deposits with respect to any Property), in a manner that is likely to have a Material Adverse Effect.

(ii) No Change in Facts or Circumstances; Disclosure. All information submitted by Issuers to Initial Purchaser and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Notes or in satisfaction of the terms thereof and all statements of fact made by any Issuer in this Indenture or in any other Transaction Document, are, or with respect to any such documents or information that were prepared by a third-party, are to the best of Issuer’s knowledge, accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would have a Material Adverse Effect. Each Issuer has disclosed to Initial Purchaser all material facts to which such Issuer has knowledge and has not failed to disclose any material fact of which it has knowledge that would have a Material Adverse Effect.

(jj) Illegal Activity. No Issuer has purchased any portion of any Property with proceeds of any illegal activity.

(kk) Loans to Related Parties. There are no loans payable by any Issuer (a) to any member of such Issuer or to any other lender which is an Affiliate or subsidiary entity of such Issuer or of any such member of such Issuer; (b) to any stockholder, officer, director, member, or general or limited partner of any member of any Issuer or to any other lender which is an Affiliate or subsidiary entity of any such stockholder, officer, director, member, or general or limited partner of any member of such Issuer; (c) to any stockholder, officer, director, member, or general or limited partner of any member of any Issuer or to any other lender which is an Affiliate or subsidiary entity of any such stockholder, officer, director, member, or general or limited partner of any member of such Issuer; or (d) to any stockholder, officer, director, member, or general or limited partner of any stockholder, officer or director of any member of any Issuer or to any other lender which is an Affiliate or subsidiary entity of any such stockholder, officer, director, member, or general or limited partner of any stockholder, officer or director of any member of such Issuer.

(ll) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Issuers, Operating Lessees, Sponsor or any Person who Controls Issuer or Sponsor is currently identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Issuer has implemented procedures to ensure that no Person who now or hereafter owns any direct equity interest in Issuer is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Issuer, Operating Lessee, or Sponsor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To the best of Issuer’s knowledge, no Manager or tenant at any of the Properties is currently identified on the OFAC List or otherwise qualifies as a Prohibited Person, and no Manager or tenant at any of the Properties is owned or Controlled by a Prohibited Person. Issuer has determined that Manager has implemented procedures to ensure that no tenant at any of the Properties is a Prohibited Person or owned or Controlled by a Prohibited Person.

(mm) Breach by Affiliate. The breach by an Affiliate of any agreement to which any Issuer and its Affiliates are parties shall not affect the enforceability of the terms hereof or of any Transaction Document against Issuers.

(nn) Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by any Issuer of this Indenture or the other Transaction Documents which has not been obtained.

(oo) Environmental Matters. Except for matters set forth in the Environmental Reports delivered to Initial Purchaser prior to the date hereof:

(i) Each Property is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the applicable Issuer or the applicable Property Manager of all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of each Property under all Environmental Laws) except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

(ii) There is no Environmental Claim pending or, to the actual knowledge of any Issuer, threatened, except as is not reasonably likely to result in a Material Adverse Effect.

(iii) There are no present, or to the knowledge of any Issuer, past Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim except as is not reasonably likely to result in a Material Adverse Effect.

(iv) Without limiting the generality of the foregoing, there is not present at, on, in or under any Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint, except as is not reasonably likely to result in a Material Adverse Effect.

(v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any Property and, to each Issuer’s actual knowledge, no Governmental Authority has been taking or is in the process of taking any action to subject any Property to Liens under any Environmental Law.

(vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of any Issuer in relation to any Property which have not been made available to Initial Purchaser.

(pp) Adequate Parking. Except as set forth on Schedule 6.1(g) hereto, each Property has available to it adequate parking to comply with all Legal Requirements and to permit the operation of the Property as a first class full service resort or business hotel, operated in compliance with the standards set forth in the applicable Property Management Agreement.

(qq) Rooms in Service. All of the rooms at each Property are in service, except for rooms that are temporarily out of service for remodeling in the ordinary course of business or routine maintenance and repair.

(rr) Funds for Capital Expenditures and FF&E Expenses. It has or anticipates that it will have sufficient funds available to it for implementing its reasonable anticipated Capital Expenditures and FF&E expenditures.

(ss) Sharing Agreements. Other than as set forth on Schedule 4.1(ss) hereto, there are no joint services, reciprocal easement or other similar sharing agreements relating to any of the Properties.

(tt) Labor Matters. No Issuer is a party to any collective bargaining agreements.

(uu) Liquor Licenses. The legal arrangements for service of alcoholic beverages at the Properties are as identified on Schedule 4.1(uu).

(vv) Certain Improvements. The “Product Improvement Plans” required under those certain License Agreements relating to each of the Properties known as the Embassy Suites Lake Buena Vista, Orlando, Florida have been completed, and all costs and expenses thereof have been paid.

(ww) Marriott Litigation. The applicable Issuer has delivered to Initial Purchaser true, correct and complete copies of the Marriott Litigation Documents.

(xx) Burbank Indebtedness. The Burbank Indebtedness has been repaid and discharged. No other amounts are payable by the Issuers to the Redevelopment Agency of the City of Burbank.

(yy) Office of Foreign Asset Control. Neither Issuers, Operating Lessees, nor Sponsor shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC List) that prohibits or limits Note Trustee or any Noteholder from making any advance or extension of credit to Issuer or from otherwise conducting business with Issuer, Operating Lessee and/or Sponsor, or (b) fail to provide documentary and other evidence of identity of the Issuers as may be requested by Note Trustee or any Noteholder at any time to enable Note Trustee or any Noteholder to verify Issuer’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (the “Patriot Act”). In addition, Issuer hereby agrees to provide to Note Trustee and any Noteholder with any additional information that Note Trustee or any Noteholder deems reasonably necessary from time to time in order to ensure compliance with all Legal Requirements concerning money laundering and similar activities.

(zz) Intentionally Deleted.

(aaa) Intentionally Deleted.

(bbb) Las Palmas Indebtedness. Issuers have delivered to Initial Purchaser true, correct and complete copies of the Las Palmas FF&E Loan Agreement, the guaranty related thereto and Note (as defined in the Las Palmas FF&E Loan Agreement) (and all amendments and modifications in connection therewith). The Las Palmas FF&E Loan Agreement is in full force and effect and the Las Palmas Issuer is not in default thereunder and has not received any notice of default thereunder. Except for such copies so delivered, there are no other documents related to the Las Palmas Indebtedness. The outstanding amount of the Las Palmas indebtedness as of the date hereof is $6,917,747 of which $0 represents interest amounts which have been capitalized and added to principal pursuant to the Las Palmas Indebtedness.

(ccc) Common Charges. All amounts owed to date by owners of the Properties in the nature of common area maintenance expenses, parking fees, common association dues, assessments and similar charges have been paid in full.

(ddd) Corporate Structure. Schedule 4.1(ddd) contains a true and complete diagram showing all direct and indirect ownership interests of the Sponsor in the Issuers and Operating Lessees as of the Closing Date. Except as set forth on Schedule 4.1(ddd), Sponsor owns, directly or indirectly, 100% of the legal, beneficial and equitable interests in the Issuers and Operating Lessees.

(eee) Non-Consolidation. None of the Issuers or Operating Lessees is a party to any agreements with either Sponsor or any other Affiliate of Sponsor, pertaining to allocation and reimbursement of general overhead expenses.

(fff) Outstanding Debts. Except with respect to the Las Palmas Indebtedness, and $1,658,025 (as of April 30, 2004) for amounts due to Property Managers and their affiliates on account of Management Fees and payments for centralized services paid by Issuers in the ordinary course under the Property Management Agreements, there are no outstanding loans, advances or other indebtedness of any kind owing by any of the Issuers to any Property Manager or Affiliate of any Property Manager.

Section 4.2. Survival of Representations. Each Issuer agrees that all of the representations and warranties of each Issuer set forth in Section 4.1 hereof and elsewhere in this Indenture and in the other Transaction Documents shall survive for so long as any portion of the Debt is outstanding (it being acknowledged by Initial Purchaser that such representations and warranties have been made as of the Closing Date). All representations, warranties, covenants and agreements made in this Indenture or in the other Transaction Documents by any Issuer shall be deemed to have been relied upon by Initial Purchaser notwithstanding any investigation heretofore or hereafter made by Initial Purchaser or on its behalf.

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.1. Covenants of the Issuers. Each Issuer hereby covenants and agrees with the Note Trustee for the benefit of the Noteholders, as follows. All such covenants and agreements shall be enforced, and all associated rights shall be exercised, by the Servicer on behalf of the Note Trustee for the benefit of the Noteholders, and all related documents to be delivered to the Note Trustee, amounts to be deposited with the Note Trustee and all accounts to be maintained by the Note Trustee shall be so delivered, deposited and maintained by the Servicer on behalf of the Note Trustee for the benefit of the Noteholders.

(a) Existence; Compliance with Legal Requirements; Insurance. Each of Issuer and Operating Lessee shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and each Property. Each of Issuer and Operating Lessee shall at all times maintain and preserve each Property and shall keep each Property in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto except as would not have a Material Adverse Effect with respect to any Property. Each of Issuer and Operating Lessee will operate, maintain, repair and improve each Property, or will cause each Property to be operated, maintained, repaired or improved in compliance with all Legal Requirements, and will not cause or allow the same to be misused or wasted or to deteriorate.

(b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.

(i) Subject to the provisions of Section 5.1(b)(ii) hereof, Issuers shall pay, or cause to be paid, all Taxes and Other Charges now or hereafter levied or assessed or imposed against any Property or any part thereof prior to the date on which such sums become delinquent. Issuers will deliver, or cause to be delivered, to the Servicer, upon request, receipts for payment or other evidence satisfactory to the Servicer that the Taxes and Other Charges have been so paid (provided, however, that Issuers shall not be required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by the Servicer pursuant to Section 9.3.2 hereof). Subject to the provisions of Section 5.1(b)(ii) hereof and other than Permitted Encumbrances, Issuers shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against any Property, and shall promptly pay for or cause to be paid all utility services provided to each Property. Subject to Section 5.1(b)(ii) hereof, Issuers shall pay, bond or otherwise discharge, or cause to be paid, bonded or otherwise discharged, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on any Property (as defined in the Mortgage), or on the Rents arising therefrom.

(ii) Notwithstanding the foregoing, after prior written notice to Note Trustee and the Servicer, an Issuer, at its own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting a Property or any part thereof (other than the Transaction Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Event of Default has occurred and remains uncured, except for, prior to acceleration, a Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the applicable Property, Issuers or Note Trustee, (C) neither the applicable Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (D) to the extent not already reserved with the Property Manager or the Servicer under Section 9.3 hereof or bonded or otherwise deposited or paid in connection with such proceedings, Issuers shall have furnished the Note Trustee with security (in an amount approved by a majority (by Outstanding Principal Amount) of the Noteholders) to insure the payment of any such Taxes or Other Charges, or the cost of the contested Legal Requirement or Insurance Requirement or the removal of the Lien, in each case together with all reasonably anticipated interest and penalties thereon, (E) in the case of an Insurance Requirement, the failure of Issuers to comply therewith shall not impair the validity of any insurance required to be maintained by the Issuers hereunder or the right to full payment of any claims thereunder, (F) in the case of any essential or significant service with respect to any Property, any contest or failure to pay will not result in a discontinuance of any such service except to the extent such service is replaced, (G) in the case of any instrument of record affecting a Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on such Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and the removal costs for such Lien have been escrowed with Note Trustee or the Servicer or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (H) neither the failure to pay or perform any obligation which an Issuer is permitted to contest under this Section nor an adverse determination of any such contest could reasonably be expected to have a Material Adverse Effect, and (I) Issuers shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties which have been determined to be due and payable in connection therewith. The Servicer may pay over any such cash deposit or part thereof held by the Servicer to the claimant entitled thereto at any time when, in the reasonable judgment of the Servicer, the entitlement of such claimant is finally determined, and the Servicer shall otherwise remit any remaining such amounts to the Issuers. The Servicer shall give Issuers written notice of any such payments promptly following the making thereof. Subject to the foregoing, upon the timely request from the Issuers, the Servicer shall not pay from the Tax and Insurance Escrow Account the contested Taxes or Other Charges being contested.

(c) Litigation. Each Issuer shall give prompt written notice to Note Trustee and the Servicer of any litigation or governmental proceedings pending or threatened in writing against any Issuer, Operating Lessee or against or affecting any Property which, if determined adversely to any Issuer, Operating Lessee or any Property, could be reasonably expected to result in a Material Adverse Effect.

(d) Inspection. Issuers and Operating Lessees shall permit agents, representatives and employees of the Servicer and the Initial Purchaser to inspect a Property on any Business Day at reasonable hours upon reasonable advance notice.

(e) Notice of Default. Issuers shall promptly advise the Servicer of any change in any Issuer’s or Operating Lessee’s condition (financial or otherwise) that could be expected to materially impair the ability of any Issuer or Operating Lessee to comply with its obligations hereunder, or of the occurrence of any Default or Event of Default of which any Issuer has knowledge.

(f) Cooperate in Legal Proceedings. Issuers shall cooperate fully in good faith with Note Trustee and the Servicer with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Note Trustee or the Servicer hereunder or any rights obtained by Note Trustee or the Servicer under any of the other Transaction Documents and, in connection therewith, permit Note Trustee and the Servicer, at its election, to participate in any such proceedings.

(g) Intentionally Omitted.

(h) Insurance Benefits. Issuers shall cooperate in good faith with Note Trustee and the Servicer in obtaining for Note Trustee or, in the case of the Mexican Issuers, the Mexican Trustee the benefits of any insurance proceeds lawfully or equitably payable in connection with any Property, and Note Trustee and the Servicer or, in its case, Mexican Trustee shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Note Trustee or the Servicer in case of a fire or other Casualty affecting a Property or any part thereof) out of such insurance proceeds.

(i) Further Assurances. Each Issuer shall, at such Issuer’s sole (but reasonable) cost and expense:

(i) furnish to Note Trustee all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Issuers pursuant to the terms of the Transaction Documents or, without additional material expense to Issuers, reasonably requested by Note Trustee or the Servicer in connection therewith;

(ii) execute and deliver to Note Trustee such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Lien of the Note Trustee at any time securing or intended to secure the obligations of Issuers under the Transaction Documents, as Note Trustee or the Servicer may reasonably require;

(iii) be responsible for, and shall pay within thirty (30) days after demand therefore all Expenses; and

(iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Indenture and the other Transaction Documents, as Note Trustee or the Servicer shall reasonably require from time to time.

(j) Financial Reporting and Other Information.

(i) Issuers will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP or, in respect of the Mexican Issuers, Mexican GAAP, to the extent applicable, proper and accurate books, records and accounts reflecting all of its financial affairs and all items of Adjusted Operating Income, Operating Expenses and Capital Expenditures. Note Trustee and the Servicer shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Issuers or subject to the Property Management Agreements, such other Person maintaining such books, records and accounts and to make such copies or extracts thereof, as Note Trustee or the Servicer shall desire. After the occurrence of an Event of Default, Issuers shall pay any costs and expenses incurred by Note Trustee and the Servicer to examine its accounting records with respect to the Properties, as Note Trustee or the Servicer shall determine to be necessary or appropriate.

(ii) Issuers shall furnish to the Note Trustee and the Servicer within ninety (90) days following the end of each Fiscal Year (A) a complete copy of the annual financial statements of the Issuers in the aggregate, audited by a “Big Four” accounting firm or another independent certified public accounting firm acceptable to the Servicer (which audit report may rely on the report of another independent certified public accounting firm provided such other independent certified public accounting firm is also a “Big Four” accounting firm or other independent certified public accounting firm acceptable to a majority of the Noteholders), in accordance with GAAP, or Mexican GAAP, as applicable, for such Fiscal Year and containing a balance sheet, a statement of operations, and (B) unaudited annual income statements with respect to each Issuer, including a statement of operations for each Issuer. The annual financial statements of the Issuers in the aggregate and each Issuer’s annual financial statements shall be accompanied by (i) an Officer’s Certificate certifying that each such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Property or Properties being reported upon and has been prepared in accordance with GAAP or Mexican GAAP, as the case may be, and (ii) a management report, in form and substance reasonably satisfactory to the Servicer, discussing the reconciliation between the financial statements for such Fiscal Year and the most recent Annual Budget. Together with such Issuer’s annual financial statements, the applicable Issuer shall furnish to Note Trustee (A) an Officer’s Certificate certifying as of the date thereof whether, to Issuers’ knowledge, there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; and (B) an annual report, for the most recently completed fiscal year, containing:

(1) Capital Expenditures (including for this purpose any and all additions to, and replacements of, FF&E,) made in respect of any Property, including separate line items with respect to any project costing in excess of $500,000;

(2) occupancy levels at each Property and the Properties for such period; and

(3) average daily room rates at each Property and for the Properties for such period.

(iii) Intentionally Omitted.

(iv) Issuers will furnish, or cause to be furnished, to the Note Trustee or the Servicer on or before the forty-fifth (45th) day after the end of each fiscal quarter or, if unable to provide the same on or before the forty-fifth (45th) day, shall use their best efforts to provide as promptly thereafter as possible, the following items, accompanied by an Officer’s Certificate, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Issuers and the Properties in a manner consistent with GAAP or Mexican GAAP, as applicable (subject to normal year end adjustments), to the extent applicable:

(A) quarterly and year to date financial statements prepared for such fiscal quarter with respect to the Issuers in the aggregate, including a balance sheet and operating statement for such quarter, and with respect to each Issuer, including a balance sheet and operating statement for each Issuer for such quarter;

(B) a comparison of the budgeted income and expenses and the actual income and expenses for such quarter for the Properties, together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts in the aggregate and on a line-item basis for such period and year to date; provided, however, that Issuers shall not be obligated to provide such detailed explanation for line items the actual amounts for such quarter of which are less than $100,000;

(C) to the extent available from the Property Managers, occupancy levels at the Properties for such period, including average daily room rates and the average revenue per available room;

(D) concurrently with the provision of such reports, each Issuer shall also furnish a report of Adjusted Operating Income and Operating Expenses (as well as a calculation of Net Operating Income based thereon) with respect to each Property, and for the Issuers and the Properties in the aggregate, in each case for the most recently completed quarter;

(E) a STAR Report for the most recently completed quarter and, to the extent available from the Property Managers, PACE Report as of the most recently completed quarter;

(F) to the extent available from the Property Managers, a report of aged accounts receivable relating to each Property as of the most recently completed quarter; and

(G) a statement that the representations and warranties of Issuers set forth in Section 4.1(bb)(iv) hereof are true and correct as of the date of such certificate.

(v) Issuers shall furnish to the Note Trustee and Servicer, within twenty-five days after the end of each calendar month, unaudited operating statements, aged accounts receivable reports, rent rolls, STAR Reports and PACE Reports; occupancy and ADR reports, in each case, for each Property and for the Properties in the aggregate and accompanied by an Officer’s Certificate, certifying that (i) with respect to the operating statements, that such statements are true, correct, accurate and complete and fairly present the results of the operations of Issuers and the Properties, (ii) with respect to the aged accounts receivable reports, rent rolls, occupancy and ADR reports, that such items are to the best of Issuers’ knowledge true, correct and accurate and fairly present the results of the operations of Issuers and the Properties (provided that Issuers shall not be required to (x) furnish to the Servicer any information which Issuers have been unable to obtain from the applicable Property Manager after using reasonable efforts to do so or (y) provide the certification in clauses (i) or (ii) above solely with respect to the monthly Star Reports and Pace Reports and (iii) a calculation of Aggregate DSCR for the trailing twelve (12) month period ending with such month. Issuers shall also furnish to the Servicer, within twenty-five days after the end of each calendar month, a certificate in the form of Schedule I to this Indenture;

(vi) Issuers shall furnish to the Servicer, within ten (10) Business Days after request, such further detailed information with respect to the operation of any Property and the financial affairs of Issuers as may be reasonably requested by a majority of the Noteholders; provided that Issuers shall not be required to furnish to the Servicer any information which Issuers can only obtain from the applicable Property Manager if either (i) Issuers are not entitled to such information under the applicable Property Management Agreement, or (ii) Issuers have been unable to obtain such information from the applicable Property Manager after using reasonable efforts to do so.

(vii) Issuers shall furnish to the Note Trustee and the Servicer, promptly after receipt, a copy of any notice received by or on behalf of any Issuer from any Governmental Authority having jurisdiction over any of the Properties with respect to a condition existing or alleged to exist or emanate therefrom or thereat.

(viii) Issuers will, at any and all times, within a reasonable time after written request by the Note Trustee, furnish or cause to be furnished to the Note Trustee, in such manner and in such detail as may be requested by the Note Trustee, such information as may be necessary to permit the Note Trustee to comply with any request for information made by an investor or prospective investor in the Notes and to be furnished under Rule 144A(d) under the Securities Act.

(ix) Intentionally Deleted

(x) If any Issuer fails to provide to the Note Trustee or the Servicer or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 5.1(j) on the date upon which such Required Record is due, the same shall become an Event of Default; provided that the Note Trustee or the Servicer shall have given to Issuers at least thirty (30) days’ prior written notice of such failure by Issuers to timely submit the applicable Required Records and Issuers shall not have delivered such Required Records within such 30 day notice period. Notwithstanding anything to the contrary contained herein, if, following written notice from Issuers to the Note Trustee and the Servicer of the Servicer’s failure (or the failure of any servicer in connection with a Securitization) to provide any financial information pursuant to Section 2.3.7 hereof, Issuers are unable to include certain financial information required to be included in such Required Record or to make certain calculations required therefor, due to the failure of the Servicer or its agents, representatives or employees to deliver such financial information, Issuers shall prepare and deliver to the Note Trustee and the Servicer the Required Records without such information, and calculations to the extent feasible (and, to the extent feasible, with good faith estimates with respect to such missing information, clearly stated as estimates); provided, further, that Issuers shall deliver revised financial reports or statements promptly following receipt of the necessary financial information from the Servicer or other sources.

(xi) The information required to be furnished by Issuers to the Servicer under this Section 5.1(j) shall be provided in both hard copy format and electronic format; provided that Issuers shall only be required to provide the information required under this Section 5.1(j) in electronic format if such information is so available in the ordinary course of the operations of the Issuers and Property Managers and without significant expense.

(xii) Note Trustee and the Servicer shall have the right at any time and from time to time to audit the financial information provided by Issuers pursuant to the terms of this Indenture in accordance with the then customary audit policies and procedures of Note Trustee or the Servicer, as case may be. The Noteholders shall pay for the costs of such audit.

(k) Business and Operations; Material Agreements; Operating Leases; Property Management Agreements. Each Issuer and Operating Lessee will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each Property. Each Issuer and

Operating Lessee will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each Property. Issuers shall complete the work described in the letter attached as Exhibit I hereto in a good and workmanlike manner. Issuers shall at all times (i) maintain each Property or cause each Property to be maintained at a standard at least equal to that maintained by prudent owners of similar facilities or land in the region where the applicable Property is located and as required under the Property Management Agreements; (ii) maintain or cause to be maintained sufficient inventory and Equipment of types and quantities at each Property to enable the operation of each Property and as required under the Property Management Agreements; (iii) maintain such licenses and permits, or arrangements in connection therewith so as to permit each of the Properties to be maintained at a standard at least equal to that maintained by prudent owners of similar hotel properties located near any Property and as required under the Property Management Agreements; (iv) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by the Issuers and Operating Lessee under each Property Management Agreement and any Material Agreement, and do all things necessary to preserve and to keep unimpaired the rights of the Issuers thereunder; (v) promptly notify Note Trustee and the Servicer in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware, each Property Management Agreement and Operating Lease; and (vi) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement, Operating Lease and each Property Management Agreement.

(l) Title to the Properties. Each Issuer will warrant and defend against the claims of all Persons whomsoever (i) with respect to its title to each Property and every part thereof and (ii) the validity and priority of the Lien of the Mortgage, subject only in each case to Liens permitted under the Transaction Documents (including Permitted Encumbrances) and will provide notice to Note Trustee and the Servicer of any title defects or claims made under any title insurance policy insuring Issuers’ interests in the Properties.

(m) Costs of Enforcement. In the event (i) that any Mortgage is foreclosed in whole or in part or any of the Notes, or any Transaction Document, including any Mortgage, is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any Lien or mortgage prior to or subsequent to any Mortgage in which proceeding Note Trustee is made a party, (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Issuer or an assignment by any Issuer for the benefit of its creditors, or (iv) Note Trustee or the Servicer on its behalf shall attempt to remedy any Event of Default hereunder, Issuers and their successors or assigns shall be chargeable with and agree to pay all reasonable costs incurred by Note Trustee and/or the Servicer as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

(n) Estoppel Statement.

(i) After written request by the Note Trustee or Servicer, Issuers shall within fifteen (15) Business Days furnish the Servicer with a statement, duly acknowledged and certified, setting forth (A) the unpaid principal amount of the Notes, (B) the Applicable Interest Rates, (C) the date installments of interest and/or principal were last paid, (D) any offsets or defenses to the payment of the Debt, (E) that the Notes, this Indenture, each Mortgage and the other Transaction Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (F) such other matters as Note Trustee or the Servicer may reasonably request. Any prospective purchaser of any interest in the Notes shall be permitted to rely on such certificate.

(ii) Issuers shall request and use all reasonable efforts to obtain for the Note Trustee, upon request by the Servicer or the Note Trustee, (i) Tenant estoppel certificates from each Tenant and (ii) and an estoppel certificate from Ground Lessor, in each case on forms reasonably satisfactory to the Servicer; provided that Issuers shall not be required to deliver such certificates more frequently than once in any calendar year (including estoppel certificates obtained in connection with the origination of the Notes); provided, however, that there shall be no limit on the number of times Issuers may be required to obtain such certificates if a Default hereunder or under any of the Transaction Documents has occurred and is continuing.

(o) Intentionally Omitted.

(p) Performance by Issuers. Issuers shall (i) cure the Deferred Maintenance Conditions on or prior to the first anniversary of the funding of the Notes, and (ii) remediate Environmental Conditions in a reasonably diligent manner, in each case in the manner set forth in Section 7.1(g) herein. In addition, each Issuer shall observe, perform and satisfy in a commercially reasonable manner or cause the applicable Property Manager to observe, perform and satisfy in a commercially reasonable manner all of the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it or the applicable Property Manager, and shall pay when due all costs, fees and expenses required to be paid by it and/or the applicable Property Manager under the applicable Property Management Agreement subject, in each case, to any applicable cure periods provided therein.

(q) Annual Budget. Not later than March 1 of each Fiscal Year hereafter, Issuers shall prepare or cause to be prepared and deliver to the Servicer, for informational purposes only, an Annual Budget in respect of the Properties for the Fiscal Year in which such delivery date falls. If Issuers subsequently amend the Annual Budget, Issuers shall promptly deliver the amended Annual Budget to the Servicer.

(r) No Joint Assessment. Issuers shall not suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) unless required by applicable law, with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the applicable Property.

(s) Leasing Matters.

(i) Issuers shall not, and shall not permit the applicable Property Manager to, amend or modify any existing Lease or Leases or enter into any new Lease or Leases if the same would have a Material Adverse Effect.

(ii) Issuers shall furnish Servicer on behalf of Note Trustee with an executed copy of each Lease within thirty (30) days after execution thereof.

(iii) All new Leases entered into from and after the date hereof shall be the result of arm’s-length negotiations, shall provide for “market” rental rates and other market terms and shall not contain any terms which would adversely affect Note Trustee’s or the Noteholders, rights under the Transaction Documents; provided that the rent payable under a new Lease may be below market rate if the rent from the space leased under the new Lease was, immediately prior to the entry into that new Lease, below market rate and such new Lease was given in exchange for the surrender of the prior Lease.

(iv) All Leases (except for Leases with respect to the Mexican Properties) shall provide that they are subordinate to the Mortgage and, subject to Note Trustee entering into a Subordination, Non-Disturbance and Attornment Agreement satisfactory to the Servicer, that the lessee thereunder agrees to attorn to Note Trustee at Note Trustee’s or the Servicer’s request.

(v) Issuers (A) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (B) shall enforce the terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (C) shall not collect any of the base or minimum rents more than one (1) month in advance (other than security deposits) and (D) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except for the Assignment of Leases).

(vi) Any proposed Lease in excess of 20,000 square feet shall be subject to approval by a majority (by Outstanding Principal Amount) of the Noteholders (not to be unreasonably withheld). Any proposed Lease submitted to the Servicer for approval shall be accompanied by a summary of the terms of such proposed Lease and (including the economic terms and any termination options) shall be deemed approved if the Servicer shall have not notified Issuers in writing of its disapproval (together with a statement of the grounds of such disapproval) within ten (10) Business Days after Issuers shall have given the Servicer written notice confirming that at least two (2) Business Days have elapsed since such submission.

(vii) Issuers shall not enter into a Lease of all or substantially all of any one or more of the Properties except after having received a Rating Confirmation as to such Lease and the Tenant thereunder, and otherwise in compliance with all terms and conditions hereof and the other Transaction Documents. Any such Lease shall (A) not result in a decrease in Issuers’ Net Operating Income of each affected Property from the Net Operating Income of such Property immediately prior to the effective date of such Lease or, if higher, the Net Operating Income of such Property as of the Closing Date, (B) be subject and subordinate to the Lien of the Mortgage and Note Trustee shall not be obligated to deliver a nondisturbance agreement in favor of the Tenant thereunder, and (C) impose on the Tenant thereunder all the obligations of Issuers hereunder in respect of each affected Property.

(t) Security Deposits. Issuers shall, immediately upon receipt, deliver (and with respect to security deposits, letters of credit or other collateral already paid or delivered to any Issuer or its predecessor in interest, Issuers are concurrently herewith delivering) to Servicer on behalf of the Note Trustee all security deposits, letters of credit or other collateral that it receives (or has received) from time to time from any Tenant as security for the performance by such Tenant of its obligations under its Lease (1) the cash portion of which exceeds $100,000, or (2) the aggregate amount of which (both cash and non-cash portions) exceeds $185,000. Servicer on behalf of the Note Trustee shall deposit (or shall direct the applicable Issuers to deposit directly) any cash to be delivered by any Issuer pursuant to the preceding sentence in an escrow account in the name of Note Trustee and, except to the extent required by law or the applicable Lease, such account shall be maintained in accordance with the terms of Section 12.2 hereof. Servicer on behalf of the Note Trustee shall make such security available to Issuers or the applicable Tenant on or prior to the tenth (10th) Business Day after notice from Issuers to the extent required to comply with obligations owed to such Tenant under the terms of its Lease or to Issuers, in the event of such Tenant’s default under its Lease, subject to the Servicer’s approval, which approval shall not be unreasonably withheld (based on, among other things, the intended use of such deposit and whether a replacement Lease has been executed). Note Trustee may commingle funds deposited hereunder and Note Trustee shall not be obligated to segregate, designate or separately account for any specific security deposit, except to the extent that any Issuer notifies Note Trustee in writing at or prior to the time of any deposit that such deposit is required to be segregated by the applicable Lease or under applicable law. Notwithstanding the foregoing, (x) Note Trustee shall not acquire a security interest or Lien in respect of security deposits to the extent that such acquisition would be prohibited by applicable law and (y) to the extent required by law, security deposits shall be maintained within the state in which the Property in question is situate and, if permitted by law, shall be transferred to escrow accounts in the name of Note Trustee within the applicable states (which escrow accounts shall be maintained in accordance with the terms of Section 12.2 hereof).

(u) Plan Assets. Each Issuer will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

(v) Marriott Litigation. Issuer will, at its sole cost and expense, promptly (i) deliver to the Servicer any additional Marriott Litigation Documents as the same become available and (ii) (A) provide on a quarterly basis to the Servicer and each Rating Agency within ten days of each January 1, April 1, July 1 and October 1 an Officer Certificate to the effect that no decision or order of the court in connection with the Marriott Litigation has been issued by the court which could reasonably be expected to have a Material Adverse Effect on the applicable Issuer or applicable Property or, (B) if any decision or order has been made available to the public by the court in connection with the Marriott Litigation which could reasonably be expected to have a Material Adverse Effect with respect to any Issuer or applicable Property, Issuers shall attach a copy of such decision or order to such quarterly Officer Certificate and summarize the status of such decision or order, including whether the Issuers have appealed, challenged or otherwise contested such decision or order. Upon the reasonable request of the Servicer, Issuers shall provide copies of any other documentation reasonably requested with respect to the Marriott Litigation; subject, however, to limitations based on confidentiality and the privileges set forth in Section 3.1(l) above.

(w) Adequate Parking. Issuers will ensure that each Property has available to it adequate parking to comply with all Legal Requirements and to permit the operation of the Property as a first class full service resort or business hotel, operated in compliance with the standards set forth in the applicable Property Management Agreement.

ARTICLE VI

NEGATIVE COVENANTS

Section 6.1. Negative Covenants of the Issuers. Each Issuer and Operating Lessee covenants and agrees with the Note Trustee for the benefit of the Noteholders that it will not, directly or indirectly, violate any of the following covenants and agreements. All such covenants and agreements shall be enforced, and all associated rights shall be exercised, by the Servicer on behalf of the Note Trustee for the benefit of the Noteholders, and all related documents to be delivered to the Note Trustee, amounts to be deposited with the Note Trustee and all accounts to be maintained by the Note Trustee shall be so delivered, deposited and maintained by the Servicer on behalf of the Note Trustee for the benefit of the Noteholders.

(a) Operation of Property. Each of Issuer and Operating Lessee shall not, without the prior consent of a majority (by Outstanding Principal Amount) of the Noteholders (except as elsewhere herein expressly provided): (i) surrender or terminate any Material Agreement or Operating Lease unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable, (ii) surrender or terminate any Property Management Agreement (unless such Property Manager is being replaced with an Acceptable Property Manager pursuant to an Acceptable Property Management Agreement), or permit or suffer any significant delegation or contracting of the applicable Property Manager’s duties unless the applicable Property Manager has the right to do so under the applicable Property Management Agreement without the consent of the applicable Issuer and/or the applicable Operating Lessee or unless such delegation or contracting would not constitute a Material Agreement if entered into by the applicable Issuer or the applicable Operating Lessee itself, (iii) increase or consent to the increase of the amount of any charges under any Material Agreement, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement in any material respect, except on an arm’s-length basis and commercially reasonable terms.

(b) Liens. Subject to Section 5.1(b)(ii) hereof, no Issuer or Operating Lessee shall, without the prior written consent of a majority (by Outstanding Principal Amount) of the

Noteholders, create, incur, assume, permit or suffer to exist any Lien on any portion of any Property, except (i) Permitted Encumbrances, (ii) Liens created by or permitted pursuant to the Transaction Documents and (iii) Liens for Taxes or Other Charges not yet delinquent.

(c) Dissolution. Each of Issuer and Operating Lessee shall not dissolve, terminate, liquidate, merge with or consolidate into another Person. Each of Issuer and Operating Lessee shall not, prior to the release of its Property from the Lien of the Mortgage, (i) except as expressly permitted in Sections 2.5 and 6.1(i) hereof, transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of its properties or assets, or (ii) cause any other member of any Issuer or Operating Lessee to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which such Issuer or Operating Lessee would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the limited liability company agreement of any Issuer or Operating Lessee, without, in each instance, obtaining the prior written consent of a majority (by Outstanding Principal Amount) of the Noteholders.

(d) Change in Business. No Issuer or Operating Lessee shall enter into any line of business other than the ownership, maintenance, financing, refinancing and operation of the Properties (in each case subject to the terms hereof), or make any material change in the scope or nature of its business objectives or purposes, or undertake or participate in activities other than the continuance of its present business.

(e) Debt Cancellation. No Issuer or Operating Lessee shall cancel or otherwise forgive or release any claim or debt owed to such Issuer or Operating Lessee by any Person, including any arising under any of the Leases, the Property Management Agreements and Material Agreements except (i) with respect to the Leases, the Property Management Agreements and Material Agreements, in accordance with and subject to the terms of this Indenture, (ii) with respect to other matters, for adequate consideration in the ordinary course of such Issuer’s or Operating Lessee’s business and on commercially reasonable terms, subject to other restrictions contained herein or in any other Transaction Document.

(f) Affiliate Transactions. No Issuer or Operating Lessee shall enter into, or be a party to, any transaction with an Affiliate of such Issuer or Operating Lessee or any of the members of such Issuer or Operating Lessee except in the ordinary course of business and on terms which are fully disclosed to Initial Purchaser, if entered into on or before the Closing Date, or the Servicer, if entered into after the Closing Date, in advance and, for any transaction entered into on or after the Closing Date, are no less favorable to such Issuer or Operating Lessee or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party, provided, however, that the foregoing shall not prohibit any transfer permitted by the terms of Section 6.1(i) hereof.

(g) Zoning and Uses. Except as disclosed on Schedule 6.1(g) hereto, no Issuer or Operating Lessee shall (i) initiate or support any limiting change in the permitted uses of any Property (or to the extent applicable, zoning reclassification of any Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Property or use or permit the use of any Property in a manner that would result in such use becoming a non-conforming use under applicable land-use restrictions (and, if any, zoning ordinances) or that would violate the terms of the Transaction Documents or of any Lease, Legal Requirements or any Permitted Encumbrance, (ii) modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse to the interests of the Noteholders or that could reasonably be expected to have a Material Adverse Effect with respect to such Property, (iii) modify, amend or supplement any of the terms of any other Permitted Encumbrance in a manner adverse to the interest of the Noteholders or that could reasonably be expected to have a Material Adverse Effect, (iv) impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon any Property in any manner that could reasonably be expected to have a Material Adverse Effect, (v) execute or file any subdivision plat affecting a Property, institute, or permit the institution of, proceedings to alter any tax lot comprising any Property or (vi) permit or suffer a Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

(h) Debt. Other than the Permitted Indebtedness, no Issuer or Operating Lessee shall create, incur or assume any of the following: (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) indebtedness evidenced by a note, bond, debenture or similar instrument; (iii) any letter or letters of credit issued for the account of an Issuer or Operating Lessee to the extent there are unreimbursed amounts drawn thereunder; (iv) indebtedness secured by a Lien on any property owned by any Issuer or Operating Lessee (whether or not such indebtedness has been assumed) except obligations for impositions which are not yet due and payable; (v) any obligation of any Issuer or Operating Lessee directly or indirectly guaranteeing any indebtedness or other obligation of any other Person in any manner; (vi) any payment obligations of any Issuer or Operating Lessee under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements (except with respect to the Interest Rate Cap Agreement or any replacement thereof, which obligations (other than replacements) each Issuer or Operating Lessee represents have been satisfied in full by a one-time payment made on or prior to the date hereof); or (vii) any contractual indemnity obligations of any Issuer or Operating Lessee other than as set forth in (A) the Property Management Agreements or (B) any other normal and customary agreements entered into in the ordinary course of business.

(i) Transfers.

(i) General Limitation. Unless such action is permitted by the subsequent provisions of this Section 6.1(i), is a Lease which complies with Section 5.1(s) or is a sale of a Property upon or after its release from the Lien of the Transaction Documents in accordance with Section 2.5 hereof (or is a sale of ownership interests in an Issuer or Operating Lessee after such release of the Property of such Issuer or Operating Lessee), Issuers and Operating Lessees will not, without the consent of a majority (by Outstanding Principal Amount) of the Noteholders and a Rating Confirmation with respect to the transfer or other matter in question, (A) sell, assign, convey, transfer or otherwise dispose of or encumber (except as otherwise provided herein or in connection with the Revolver Loan and the exercise of any remedies with respect thereto) legal, Beneficial or direct or indirect equitable interests in all or any part of any Property, any Issuer, any Operating Lessee or any SPE Member, (B) permit or suffer any owner, directly or indirectly, of a legal, Beneficial or equitable interest in any

Property, any Issuer, any Operating Lessee or any SPE Member to transfer such interest, whether by transfer of stock or other legal, Beneficial or equitable interest in any of Issuer, Operating Lessee or SPE Member (except in connection with the Revolver Loan and the exercise of any remedies with respect thereto), (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the legal, Beneficial or equitable interests in all or any part of any Property, any Issuer, any Operating Lessee or any SPE Member (except in connection with the Revolver Loan and the exercise of any remedies with respect thereto), or (D) file a declaration of condominium with respect to any Property. Except as provided in this Section 6.1(i) Sponsor may not sell, assign, convey, transfer, mortgage, hypothecate, encumber or otherwise dispose of any legal, Beneficial or equitable interests held by Sponsor directly or indirectly in any Issuer or Operating Lessee.

(ii) Sale of the Properties. In addition to any transfer of a Property after it has been released from the Lien of the Transaction Documents pursuant to the provisions of Sections 2.4.5 and 2.5 (which transfers are permitted hereunder without restriction), Issuers and Operating Lessees shall have the one-time-right to sell, assign, convey or transfer (but not mortgage, hypothecate or otherwise encumber or grant a security interest in) legal or equitable title to all (but not fewer than all) of the Properties only if:

(A) after giving effect to the proposed transaction:

(1) the Properties will be owned by one or more Single Purpose Entities wholly owned by a Permitted Issuer Transferee, Pre-approved Transferee or such other entity (specifically approved in writing by both a majority (by Outstanding Principal Amount) of the Noteholders and each Rating Agency) which will be in compliance with the representations, warranties and covenants contained in Section 4.1(bb) hereof (as if such transferee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction), and which shall have executed and delivered to Note Trustee an assumption agreement and such other agreements a as the Servicer may reasonably request (collectively, the “Assumption Agreement”) in form and substance acceptable to a Servicer, evidencing the proposed transferee’s agreement to abide and be bound by all the terms, covenants and conditions set forth in this Indenture, the Notes, the Mortgages and the other Transaction Documents and all other outstanding obligations under the Notes, together with such legal opinions and title insurance endorsements as may be reasonably requested by a Servicer;

(2) one or more Acceptable Property Managers with respect to each Property shall continue to act as Property Manager for that Property pursuant to the existing Property Management Agreements or Acceptable Property Management Agreements; and

(3) no Event of Default shall have occurred and be continuing;

(B) the Assumption Agreement shall state the applicable transferee’s agreement to abide by and be bound by the terms in the Notes (or such other promissory notes to be executed by the transferee, such other promissory note or notes to be on the same terms as the Notes), the Mortgage, this Indenture (or such other agreements to be executed by such transferee, which shall contain terms substantially identical to the terms hereof) and such other Transaction Documents (or other documents to be delivered by such transferee, which shall contain terms substantially identical to the terms of the applicable Transaction Documents) whenever arising, and Issuers, and/or such transferee shall deliver such legal opinions and title insurance endorsements as may reasonably be requested by the Servicer;

(C) upon execution of a contract for the sale of the Properties and not less than thirty (30) days prior to the date of such sale, Issuers shall submit notice of such sale to the Note Trustee and the Servicer. Issuers shall submit to the Servicer, not less than ten (10) days prior to the date of such sale, the Assumption Agreement for the Properties subject to the proposed transfer for execution by Note Trustee. Such documents shall be in a form appropriate for the jurisdictions in which the Properties are located and shall be reasonably satisfactory to a the Servicer. In addition, Issuers shall provide all other documentation the Servicer reasonably requires to be delivered by Issuers and Operating Lessees in connection with such assumption, together with an Officer’s Certificate certifying that (i) the assumption to be effected will be effected in compliance with the terms of this Indenture and (ii) will not impair or otherwise adversely affect the validity or priority of the Lien of the Mortgages;

(D) prior to any such transaction, the proposed transferee shall deliver to the Note Trustee and the Servicer an Officer’s Certificate stating that either (x) such transferee is an employee pension plan or other retirement arrangement or account that is subject to Title I of ERISA or is a Plan and the obligations under this Indenture are not, and the exercise of rights under this Indenture will not, constitute a non-exempt prohibited transaction; or (y) the transferee is a “governmental plan” (as defined in Section 3(32) of ERISA), and the obligations under this Indenture, and the exercise of rights under this Indenture, do not and will not violate any applicable state statutes regulating investments by or fiduciary obligations with respect to governmental plans; or (z) the proposed transferee is not an Employee Benefit Plan or a “governmental plan” or a Plan, and (i) such proposed transferee is not subject to state statutes regulating investments by or fiduciary obligations with respect to “governmental plans” and (ii) the underlying assets of the proposed transferee do not, for purposes of ERISA, constitute assets of the Employee Benefit Plans holding an equity interest in such proposed transferee;

(E) if the transfer is to an entity other than a Pre-approved Transferee, a Rating Confirmation shall have been received in respect of such proposed transfer (or, if the proposed transfer shall occur prior to a Securitization, such transfer shall be subject to the consent of a majority (by Outstanding Principal Amount) of the Noteholders in their sole discretion); provided, however, notwithstanding the foregoing, each of Issuer and Operating Lessee hereby agrees that if such proposed transfer is to a Pre-approved Transferee and such transfer will occur subsequent to the Payment Date in September 2006, such transfer shall also require Issuer and/or Operating Lessee to deliver to the Note Trustee and the Servicer a Rating Confirmation in respect of such transfer;

(F) the terms of Section 6.1(i)(v) shall be complied with and Issuer shall cause the transferee to deliver to Standard & Poor’s and to any other Rating Agency the Servicer requests its organizational documents solely for the purpose of Standard & Poor’s and any other Rating Agency the Servicer requests confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein; and

(G) Note Trustee, the Servicer and the Noteholders shall have received the payment of, or reimbursement for, all reasonable costs and expenses incurred by Note Trustee, the Servicer and the Noteholders in connection therewith (including, without limitation, reasonable attorneys’ fees and disbursements).

(iii) Transfers of Interests in any Issuer and/or Operating Lessee. The holders of any direct or indirect interest in any Issuer and/or Operating Lessee shall have the one-time-right to simultaneously transfer (but not pledge, hypothecate or encumber) an identical portion of its equity interest in all Issuers and/or Operating Lessees to a Permitted Issuer Transferee without the consent of a majority (by Outstanding Principal Amount) of the Noteholders or a Rating Agency Confirmation if Section 6.1(i)(v) is complied with and, after giving effect to such transfer:

(A) (i) the Properties will be directly owned by one or more Single Purpose Entities in compliance with the representations, warranties and covenants in Section 4.1(bb) hereof (as if each Issuer and/or Operating Lessee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the transfer), and which shall have executed and delivered to Note Trustee an assumption agreement in form and substance acceptable to the Servicer, evidencing the continuing agreement of the Issuers and/or Operating Lessees to abide and be bound by all the terms, covenants and conditions set forth in this Indenture, the Notes, the Mortgage and the other Transaction Documents and all other outstanding obligations under the Notes, together with such legal opinions and title insurance endorsements as may be reasonably requested by the Servicer;

(B) one or more Acceptable Property Managers with respect to each Property shall continue to act as Property Manager for that Property pursuant to the existing Property Management Agreements or Acceptable Property Management Agreements;

(C) Sponsor or a Close Affiliate of Sponsor owns directly or indirectly at least fifty-one percent (51%) of the equity interests in each of the Issuers and/or Operating Lessees and the Person that is the proposed transferee is not a Disqualified Transferee; provided that, after giving effect to any such transfer, in no event shall any Person other than Sponsor or a Close Affiliate of Sponsor exercise Management Control over the Issuers and/or Operating Lessees. In the event that Management Control shall be exercisable jointly by Sponsor or a Close Affiliate of Sponsor with any other Person or Persons, then Sponsor or such Close Affiliate shall be deemed to have Management Control only if Sponsor or such Close Affiliate retains the ultimate right as between the Sponsor or such Close Affiliate and the transferee to unilaterally make all material decisions with respect to the operation, management, financing and disposition of the Property subject to the rights and entitlements of the Property Managers;

(D) if there has been a transfer of forty-nine percent (49%) or more of the direct membership interests, stock or other direct equity ownership interests in any Issuer and/or Operating Lessee or a transfer of any portion of any SPE Member’s interest in any Issuer and/or Operating Lessee, Issuers and/or Operating Lessees shall have first delivered to the Note Trustee and the Servicer (and, after a Securitization, the Rating Agencies) an Officer’s Certificate and legal opinion of the types described in clause 6.1(i)(v) below;

(E) Issuer shall cause the transferee, if the Servicer so requests, to deliver to Standard & Poor’s and to any other Rating Agency the Servicer requests its organizational documents solely for the purpose of Standard & Poor’s and such other Rating Agency the Servicer requests confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein; and

(F) without limiting the generality of the introductory phrase of this clause Section 6.1(i) , if there has been a transfer of any direct interest in the SPE Member, such transfer will require an Officer’s Certificate and legal opinion of the types described in clause 6.1(i)(v) below.

(iv) Intentionally Omitted.

(v) Notice Required; Legal Opinions. Not less than five (5) Business Days prior to the closing of any transaction permitted under the provisions of this Section 6.1(i) (other than a transfer permitted pursuant to clause (vii) of this Section 6.1(i)), Issuers and/or Operating Lessees shall deliver or cause to be delivered to the Servicer (A) an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted hereunder and under the other Transaction Documents, together with any documents upon which such Officer’s Certificate is based, and (B) a legal opinion of counsel to Issuers or the transferee selected by either of them (to the extent approved by a majority (by Outstanding Principal Amount) of the Noteholders and the Rating Agencies), in form and substance consistent with similar opinions then being required by the Rating Agencies and acceptable to the Rating Agencies, confirming, among other things, that the assets of each Issuer, and of its managing general partner or SPE Member, as applicable, will not be substantively consolidated with the assets of such owners or Controlling Persons of the applicable Issuer and/or Operating Lessee as the Servicer or the Rating Agencies may specify, in the event of a bankruptcy or similar proceeding involving such owners or Controlling Persons.

(vi) Sale of Equipment. Notwithstanding the above provisions of this Section 6.1(i) and to the extent permitted to be carried out by the Property Managers without the consent of the applicable Issuer, Issuers may transfer or dispose of Equipment that is either being replaced or that is no longer necessary in connection with the operation of any Property free from the interest of Note Trustee under this Indenture or any other Transaction Document, provided that such transfer or disposal (when compared to the non-transfer or non-disposal of such Equipment) will not materially adversely affect the value of any Property, will not impair the utility thereof and (except where the same would not have a Material Adverse Effect), will not result in a reduction or abatement of, or right of offset against, the rentals or other amounts payable under any Lease or any Operating Agreement, in either case as a result thereof, provided that any new Equipment acquired by any Issuer (and not so disposed of) shall be subject to the interest of Note Trustee under this Indenture and the other Transaction Documents unless leased to Issuers (in which event, Note Trustee shall be made a collateral assignee of the applicable Issuer’s interest in such lease (but, unless expressly subsequently assumed by Note Trustee, Note Trustee shall have no obligations under the applicable Issuer’s interest therein)).

(vii) Notwithstanding any provision of this Indenture (including the other provisions of this Section 6.1(i) or the provisions of any other Transaction Document), there shall be no restriction or limitation in any respect to (and no Default or Event of Default shall result or arise from) the sale, assignment, conveyance, transfer, mortgage, hypothecation or other disposition of or encumbering of any direct or indirect legal, Beneficial or direct or indirect equitable interest in Sponsor or any Person owning a direct or indirect interest therein.

(j) Nonexempt ERISA Transactions. No Issuer and/or Operating Lessee shall engage in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to any Issuer or Operating Lessee, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Note Trustee or the Noteholders of any of their rights under the Notes, this Indenture, any Mortgage or any other Transaction Document) to be a non-exempt prohibited transaction under ERISA.

(k) Misapplication of Funds. No Issuer or Operating Lessee shall distribute any Adjusted Operating Income from any Property or any Proceeds in violation of the provisions of this Indenture, fail to remit amounts to the Deposit Account, the Holding Account or any of the Reserve Accounts if and as required under this Indenture, or misappropriate any security deposits or portion thereof.

(l) Assignment of Licenses and Permits. Except in connection with a transfer permitted under Section 2.5 or Section 6.1(i) hereof, no Issuer or Operating Lessee shall assign or transfer any of its interest in any Permits pertaining to any Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Property.

(m) Place of Business. No Issuer or Operating Lessee shall change its chief executive office or its principal place of business without giving the Note Trustee and the Servicer at least thirty (30) days’ prior written notice thereof and promptly providing the Note Trustee and the Servicer such information as the Note Trustee and the Servicer may reasonably request in connection therewith.

(n) Las Palmas Indebtedness. Except as set forth in the Marriott Side Letter, Las Palmas Issuer shall not amend, modify, supplement or change any of the terms of the documents relating to the Las Palmas Indebtedness without first obtaining the prior written consent of a majority (by Outstanding Principal Amount) of the Noteholders, which consent may be withheld by the Noteholders in their sole and absolute discretion.

(o) Intentionally Deleted.

(p) Ground Lease. Issuer shall not amend, modify, supplement, cancel or terminate the Ground Lease without first obtaining the prior written consent of a majority (by Outstanding Principal Amount) of the Noteholders, and any such action without such consent is void.

(q) Termination Payments. Issuer shall not pay (i) the Loews Termination Payment, (ii) the Personal Property Termination Payment and/or (iii) the Hilton Termination Payment unless such payments are contributed from Sponsor or made from funds disbursed to Issuer pursuant to Section 9.4.1(xii) hereof.

ARTICLE VII

ALTERATIONS AND EXPANSIONS; LEASING

Section 7.1. Alterations and Expansions. No Issuer or Operating Lessee will perform or undertake or consent to the performance or undertaking of (including, without limitation, the approval of any budget with respect to a Property which includes) any Alteration or Expansion, except in accordance with the following terms and conditions. All such covenants and agreements shall be enforced, and all associated rights shall be exercised, by the Servicer on behalf of the Note Trustee for the benefit of the Noteholders, and all related documents to be delivered to the Note Trustee, amounts to be deposited with the Note Trustee and all accounts to be maintained by the Note Trustee shall be so delivered, deposited and maintained by the Servicer on behalf of the Note Trustee for the benefit of the Noteholders.

(a) The Alteration or Expansion shall be undertaken in accordance with the applicable provisions of this Indenture, the other Transaction Documents, the Property Management Agreements, the Operating Agreements and the Leases, and all Legal Requirements.

(b) No Event of Default shall have occurred and be continuing or shall occur as a result of such action.

(c) A Material Alteration or Material Expansion, to the extent architects are customarily used for alterations or expansions of those types, but including any structural change to any of the Properties or the Improvements, shall be conducted under the supervision of an Independent Architect and shall not be undertaken until ten (10) Business Days after there shall have been filed with the Servicer, for information purposes only and not for approval by the Servicer, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Independent Architect. Such plans and specifications may be revised at any time and from time to time, provided that revisions of such plans and specifications shall be filed with the Servicer, for information purposes only.

(d) The Alteration or Expansion may not in and of itself, either during the Alteration or Expansion or upon completion, be reasonably expected to have a Material Adverse Effect with respect to a Property or adversely affect the annual Net Operating Income, taking into account the required escrows (or completion bond) provided under Section 7.1(h)(i) below; provided that if, as reasonably determined by the Servicer, such Alteration or Expansion would adversely affect the annual Net Operating Income, then in order to proceed with the Alteration or Expansion the Issuers shall deliver to Note Trustee Eligible Collateral in the total amount of the estimated reduction in Net Operating Income resulting from the Alteration or Expansion as additional security for the Debt. On each Payment Date during the period in which such Alteration or Expansion is being performed, Note Trustee shall release a portion of such Eligible Collateral to Issuer in an amount equal to the estimated reduction in the Net Operating Income resulting from the Alteration or Expansion for the month in which the Payment Date occurs. Any remaining Eligible Collateral shall be returned to Issuers after completion of the Alteration or Expansion if the reduction in Net Operating Income has been restored and no Event of Default has occurred and is continuing.

(e) All work done in connection with any Alteration or Expansion shall be performed with due diligence to Final Completion in a good and workmanlike manner, all materials used in connection with any Alteration or Expansion shall be not less than the standard of quality of the materials generally used at the applicable Property as of the date hereof (or, if greater, the then-current customary quality in the submarket in which such Property is located) and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.

(f) The cost of any Alteration or Expansion shall be promptly and fully paid for by Issuers, subject to the next succeeding sentence. No payment made prior to the Final Completion of an Alteration or Expansion or Restoration to any contractor, subcontractor, materialman, supplier, engineer, architect, project manager or other Person who renders services or furnishes materials in connection with such Alteration shall exceed ninety percent (90%) (other than with respect to FF&E for which Issuer may make payments in full prior to Final Completion if it has received delivery of such items and otherwise has complied with the terms of Section 9.2.16) of the aggregate value of the work performed by such Person from time to time and materials furnished and incorporated into the Improvements.

(g) All work performed in connection with the (i) cure of the Deferred Maintenance Conditions and (ii) remediation of the Environmental Conditions shall be performed in accordance with the terms and conditions set forth in clauses (a), (c), (e) and (f) of this Section 7.1. Subject to Section 7.1(f) above, from time to time as the cure or remediation of any particular Deferred Maintenance Condition or Environmental Condition progresses, Note Trustee shall, subject to and upon the satisfaction of the terms and conditions set forth in Section 9.2.2 herein, disburse to Issuers from the Deferred Maintenance and Environmental Conditions Reserve Account, amounts incurred by Issuers in connection with the cure or remediation of the Deferred Maintenance Condition or Environmental Condition in question.

(h) With respect to any Material Alteration or Material Expansion:

(i) Issuers shall have delivered to Note Trustee Eligible Collateral in an amount equal to at least the total estimated remaining unpaid costs of such Material Alteration or Material Expansion which Eligible Collateral shall be held by Note Trustee as security for the Debt and released to the applicable Issuer as such work progresses in accordance with Section 7.1(h)(iii) hereof; provided, however, in the event that any Material Alteration or Material Expansion shall be made in conjunction with any Restoration with respect to which an Issuer shall be entitled to withdraw Proceeds pursuant to Section 8.1.2(b) hereof (including any Proceeds remaining after completion of such Restoration), the amount of the Eligible Collateral to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Material Alteration or Material Expansion (in either case, as estimated by the Independent Architect) less the sum of the amount of any Proceeds which any Issuer is entitled to withdraw pursuant to Section 8.1 hereof;

(ii) Prior to commencement of construction of such Material Alteration or Material Expansion, Issuers shall deliver to the Note Trustee and the Servicer a schedule (with the concurrence of the Independent Architect) setting forth the projected stages of completion of such Alteration or Expansion and the corresponding amounts expected to be due and payable by or on behalf of Issuers in connection with such completion, such schedule to be updated quarterly by Issuers (and with the concurrence of the Independent Architect) during the performance of such Alteration or Expansion.

(iii) Any Eligible Collateral that an Issuer delivers to Note Trustee pursuant hereto (and the proceeds of any such Eligible Collateral) shall be invested (to the extent such Eligible Collateral can be invested) by Note Trustee in Permitted Investments for a period of time consistent with the date on which such Issuer notifies the Note Trustee and the Servicer that such Issuer expects to request a release of such Eligible Collateral in accordance with the next succeeding sentence. From time to time as the Alteration or Expansion progresses, the amount of any Eligible Collateral so furnished may, upon the written request of any Issuer to the Servicer, be withdrawn by Issuers and paid or otherwise applied by or returned to Issuers in an amount equal to the amount Issuers would be entitled to so withdraw if Section 8.1.2(e) hereof were applicable, and any Eligible Collateral so furnished which is a Credit Facility may be reduced by Issuers in an amount equal to the amount Issuers would be entitled to so reduce if Section 8.1.2(e) hereof were applicable, subject, in each case, to the satisfaction of the conditions precedent to withdrawal of funds or reduction of the Credit Facility set forth in Section 8.1.2(e) hereof, provided however that, notwithstanding the terms of Section 8.1.2(e), instead of reimbursing Issuers for amounts already paid in respect of such Alteration or Expansion, Eligible Collateral shall be disbursed to Issuer or, at the Servicer’s election, the applicable contractor upon presentation to the Servicer of a draw request together with copies of invoices for the amounts to be withdrawn. In connection with the above-described quarterly update of the projected stages of completion of the Material Alteration or Material Expansion (as concurred with by an Independent Architect), Issuers shall increase (or be permitted to decrease, as applicable) the Eligible Collateral then deposited with Note Trustee as necessary to comply with Section 7.1(h)(i) hereof.

(iv) At any time after Final Completion of such Alterations or Expansions, the whole balance of any Cash deposited with Note Trustee pursuant to Section 7.1(h) hereof then remaining on deposit may be withdrawn by Issuers and shall be paid by Note Trustee to Issuers, and any Eligible Collateral so deposited shall, to the extent it has not been called upon, reduced or theretofore released, be released by Note Trustee to Issuers, within ten (10) days after receipt by the Servicer of an application for such withdrawal and/or release together with an Officer’s Certificate, and as to the following clauses (A) and (B) of this clause also a certificate of the Independent Architect, setting forth in substance as follows:

(A) that such Alteration(s) or Expansion(s) has been completed in all material respects in accordance with any plans and specifications therefor previously filed with Note Trustee and the Servicer under Section 7.1(c) hereof;

(B) that to the knowledge of the certifying Person, (x) such Alteration(s) or Expansion(s) has been completed in compliance with all Legal Requirements, and (y) to the extent required for the legal use or occupancy of the portion of the Property affected by such Alteration(s) or Expansion(s), the applicable Issuer has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

(C) that to the knowledge of the certifying Person, all amounts that an Issuer is or may become liable to pay in respect of such Alteration(s) or Expansion(s) through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the applicable Property is located, that Lien waivers have been obtained from the general contractor and subcontractors performing such Alteration(s) or Expansion(s) or at its sole cost and expense, Issuers shall cause a nationally recognized title insurance company to deliver to the Servicer an endorsement to the Qualified Title Policy, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender’s title insurance policy, in such form, in such amounts and with such endorsements as the Qualified Title Policy, which policy shall be dated the date of completion of the Material Alteration and shall contain no exceptions other than Permitted Encumbrances; provided, however, that if, for any reason, Issuers are unable to deliver the certification required by this clause (C) with respect to any costs or expenses relating to the Alteration(s) or Expansion(s), then, assuming Issuers are able to satisfy each of the other requirements set forth in clauses (A) and (B) above, Issuers shall be entitled to the release of the difference between the whole balance of such Eligible Collateral and the total of all costs and expenses to which Issuers are unable to certify; and

(D) that to the knowledge of the certifying Person, no Event of Default has occurred and is continuing.

Section 7.2. Leasing. Each Issuer shall observe the covenants set forth in Section 5.1(s) hereof.

ARTICLE VIII

CASUALTY AND CONDEMNATION

Section 8.1. Insurance; Casualty and Condemnation.

(a) Issuers, at their sole cost and expense, for the mutual benefit of Issuers and Note Trustee, shall keep each Property insured and obtain and maintain policies of insurance insuring against loss or damage by standard perils included within the classification “All Risks of Physical Loss” including earthquake damage to the extent required by Section 8.1(b)(viii) hereof and political risk insurance to the extent required by Section 8.1(b)(xii). Such insurance (other than earthquake insurance and political risk insurance) (i) shall be in an aggregate amount equal to the then full replacement cost of each Property and the Equipment (without deduction for physical depreciation), or such lesser amounts approved by a majority (by Outstanding Principal Amount) of the Noteholders in their sole discretion (or after a Securitization, upon receipt of a Rating Confirmation), and (ii) shall have deductibles no greater than $100,000 (as escalated by the CPI Increase) (or, with respect to windstorm insurance, deductibles no greater than 5% of the full replacement cost of each Property, and, with respect to earthquake insurance, deductibles no greater than 5.0% of the full replacement cost of each Property). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a “Replacement Cost Endorsement” with a waiver of depreciation.

(b) Issuers, at their sole cost and expense, for the mutual benefit of Issuers and Note Trustee, shall also obtain and maintain the following policies of insurance:

(i) Flood insurance if any part of any Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a “100 year flood plain” (an “Affected Property” and collectively the “Affected Properties”) and (A) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (B) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available. In either case, the flood insurance shall be in an amount at least equal to the aggregate principal amount of the Notes outstanding from time to time or the maximum limit of coverage available with respect to the applicable Property under said program, whichever is less; provided, however, notwithstanding the foregoing, Issuers hereby agree to maintain at all times flood insurance in an amount equal to at least $25,000,000 (per occurrence) for the Affected Properties;

(ii) Commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 with a $2,000,000 general aggregate for any policy year. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for claims, including legal liability imposed upon Issuers and all related court costs and attorneys’ fees and disbursements;

(iii) Rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty and equal to the greater of (A) the estimated gross revenues from the operation of the applicable Property (including (x) the total payable under the Leases and all Rents and (y) the total of all other amounts to be received by Issuers or third parties that are the legal obligation of the Tenants), net of non-recurring expenses, for a period of up to the next succeeding eighteen (18) months, or (B) the projected Operating Expenses (including debt service) for the maintenance and operation of the applicable Property for a period of up to the next succeeding eighteen (18) months as the same may be reduced or increased from time to time due to changes in such Operating Expenses. The amount of such insurance shall be increased from time to time as and when the Rents increase or the estimates of (or the actual) gross revenue, as may be applicable, increases or decreases to the extent Rents or the estimates of gross revenue decrease;

(iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Properties;

(v) Worker’s compensation insurance with respect to all employees of Issuers as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $2,000,000 which is scheduled to the excess and/or umbrella liability insurance as referenced in clause (ii) above;

(vi) During any period of repair or restoration, completed value (non-reporting) builder’s “all risk” insurance in an amount equal to not less than the full insurable value of the applicable Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as the Servicer may request, in form and substance acceptable to the Servicer;

(vii) Coverage to compensate for the cost of demolition and the increased cost of construction for the applicable Property;

(viii) With respect to the Mexican Properties, the Marriott Las Palmas Property, the Property known as the Hilton Burbank Airport, Burbank, California, the Ritz Carlton Half Moon Bay Property and the Loews Santa Monica, Los Angeles, California, earthquake insurance in an amount equal to the lesser of (a) twice the probable maximum loss (as determined by the Servicer in its sole discretion) of the applicable Property and (b) $25,000,000, provided that (A) any credit enhancement proposed to be provided by or on behalf of Issuers in connection with the deductible on such earthquake insurance shall be subject to the prior receipt of a Rating Confirmation, and (B) in the event that such earthquake insurance shall not be available for any reason, Issuers shall have the right, subject to a Rating Confirmation, to deliver to the Servicer in lieu of such insurance coverage Eligible Collateral or a guarantee from an entity acceptable to the Servicer (prior to a Securitization) and each of the Rating Agencies in such amount and in such form and substance as shall be approved by a majority (by Outstanding Principal Amount) of the Noteholders (prior to a Securitization) and each of the Rating Agencies in their sole discretion (provided that such Eligible Collateral or guarantee will not be required to exceed the amount of coverage that would have been required if earthquake insurance were still available under this Section (viii));

(ix) Windstorm insurance in an amount equal to the probable maximum loss (as determined by the Servicer in its sole discretion) of the applicable Property provided, that any credit enhancement proposed to be provided by or on behalf of Issuers in connection with the deductible on such windstorm insurance shall be subject to the prior receipt of a Rating Confirmation;

(x) Law and ordinance insurance coverage in an amount no less than that set forth in the insurance policies covering the Properties as of the date hereof;

(xi) Provided that insurance coverage relating to the acts of terrorist groups or individuals is available at commercially reasonable rates, Issuer shall be required to carry terrorism insurance throughout the term of the Notes (including any extension terms) with respect to “certified” and “non-certified” acts of terrorism in an amount equal to the lesser of (A) the Release Amount applicable to the Property with the highest Allocated Outstanding Principal Amount from time to time and (B) the sum of (i) 100% of the full replacement cost inclusive of furniture, fixtures and equipment (but exclusive of costs of excavation, foundations, footings and underground utilities), and (ii) twelve (12) months business interruption insurance (net operating income), in both cases attributable to the Property with the highest Allocated Outstanding Principal Amount from time to time (“Terrorism Coverage Amount”). The Noteholders agree that terrorism insurance coverage may be provided under a blanket policy that is acceptable to the Servicer. Notwithstanding the foregoing, Issuer agrees at all times to maintain terrorism insurance coverage throughout the term of the Notes (including extension terms) in an amount not less than that which can be purchased for a sum equal to $46,654 (the “Maximum Premium Amount”) in any single policy year, provided, that under no circumstance shall terrorism coverage in excess of the Terrorism Coverage Amount (per occurrence) of coverage be required hereunder. In the event of any change in the Terrorism Coverage Amount, the parties hereby agree that the Maximum Premium Amount shall also be ratably reduced from time to time based on the ratio that the (1) then applicable Terrorism Coverage Amount bears to (2) the Terrorism Coverage Amount in effect on the Closing Date;

(xii) Political Risk insurance for the Mexican Properties, including, without limitation, Confiscation, Expropriation, Nationalization and Deprivation (“CEND” insurance coverage) and Currency Transfer/Inconvertibility in an amount equal to seventy-five (75%) percent of the combined Allocated Outstanding Principal Amount applicable to the Mexican Properties for the term of the loan; and

(xiii) Such other insurance as may from time to time be reasonably required by the Servicer in order to protect the interests of the Noteholders.

(c) All policies of insurance (the “Policies”) required pursuant to this Section 8.1 shall be issued by companies approved by a majority (by Outstanding Principal Amount) of the Noteholders and licensed or authorized to do business in the state where the applicable Property is located. Further, unless otherwise approved by a majority (by Outstanding Principal Amount) of the Noteholders in their reasonable discretion (prior to a Securitization) and the Rating Agencies in writing, the issuer(s) of the Policies required under this Section 8.1 shall have a claims paying ability rating of “AA-” or better by Standard & Poor’s and “Aa2” or better by Moody’s, except that the issuer(s) of the Policies required under Section 8.1(b)(viii) hereof shall have a claims paying ability rating of “A” or better by Standard & Poor’s and “A2” or better by Moody’s; provided, however, if the insurance provided hereunder is procured by a syndication of more then five (5) insurers then the foregoing requirements shall not be violated if at least (i) sixty percent (60%) of the coverage is with carriers having a claims paying ability rating of “AA-” or better by Standard & Poor’s and “Aa2” or better by Moody’s and (ii) each other carrier providing coverage has a claims paying ability rating of “BBB-” or better by Standard & Poor’s and Fitch Ratings and “Baa3” or better by Moody’s. The Policies (i) shall name Note Trustee (or an agent on Note Trustee’s behalf) or, in the case of the Mexican Properties, Mexican Trustee and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, Note Trustee (or an agent on Note Trustee’s behalf) or, in the case of the Mexican Properties, Mexican Trustee shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender’s Loss Payable Endorsement, or their equivalents, naming Note Trustee or, in the case of the Mexican Properties, Mexican Trustee as the Person to which all payments made by such insurance company shall be paid; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Issuers) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to Note Trustee or, in the case of the Mexican Properties, Mexican Trustee; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect than the deductible for such coverage on the date hereof; (vi) shall contain such provisions as the Servicer deems reasonably necessary or desirable to protect the interests of the Noteholders, including endorsements providing that neither Issuers, Note Trustee nor any other party shall be a Contributor-insurer under said Policies and that no material modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit Note Trustee to pay the premiums and continue any insurance upon failure of Issuers to pay premiums when due, upon the insolvency of Issuers or through foreclosure or other transfer of title to the applicable Property (it being understood that Issuers’ rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that any proceeds shall be payable to Note Trustee and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by any Issuer, Note Trustee or any other named insured, additional insured or loss payee, except for the willful misconduct of Note Trustee knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the applicable Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the applicable Property, or (D) any change in the possession of the applicable Property without a change in the identity of the holder of actual title to such Property (provided that with respect to items (C) and (D), any notice requirements of the applicable Policies are satisfied). Notwithstanding the foregoing, for purposes hereof, the Noteholders hereby approve the existing blanket insurance policy.

(d) Insurance Premiums; Certificates of Insurance.

(i) Issuers shall pay the premiums for such Policies (the “Insurance Premiums” ) as the same become due and payable and shall furnish to the Servicer the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to the Servicer (provided, however, that Issuers are not required to furnish such evidence of payment to the Servicer if such Insurance Premiums are to be paid by Note Trustee pursuant to the terms of this Indenture). Within thirty (30) days after request by the Servicer, Issuers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested in writing by the Servicer or as may be requested in writing by the Rating Agencies, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event Issuers satisfy the requirements under this Section 8.1 through the use of a Policy covering properties in addition to the Properties (a “Blanket Policy”), then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Issuers shall provide evidence satisfactory to the Servicer that the Insurance Premiums for the applicable Property or Properties are separately allocated under such Policy to the applicable Property or Properties and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to such Property or Properties and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Indenture as to such Property or Properties, notwithstanding the failure of payment of any other portion of the insurance premiums. If no such allocation is available, the Servicer shall have the right to increase the amount required to be deposited into the Tax and Insurance Escrow Account in an amount sufficient to purchase a non-blanket Policy covering the applicable Property or Properties from insurance companies which qualify under this Indenture.

(ii) Issuers shall deliver to Initial Purchaser on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be canceled or modified in any material respect without thirty (30) days’ prior notice to Note Trustee, or ten (10) days’ notice with respect to nonpayment of premium. Issuers shall deliver to the Servicer, concurrently with each change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by Issuers pursuant to the first sentence of this clause (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and/or other information described in clause (d)(ii) shall not be obtainable by Issuers, Issuers may deliver an Officer’s Certificate to such effect in lieu thereof).

(e) Renewal and Replacement of Policies.

(i) Not less than fifteen (15) Business Days prior to the expiration, termination or cancellation of any Policy, Issuers shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Servicer a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by Issuers pursuant to clause (d)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

(ii) If Issuers do not furnish to the Servicer the certificates as required under clause (e)(i) above, the Servicer may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Issuers agree to reimburse the Servicer and the Noteholders for the cost of such Insurance Premiums promptly on demand.

(iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (e), Issuers shall deliver to Note Trustee and the Servicer a report or attestation from a duly licensed or authorized insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by Issuers pursuant to this Section 8.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this Section 8.1 (or if such report shall not be available after Issuers shall have used reasonable efforts to provide the same, Issuers will deliver to Note Trustee and the Servicer an Officer’s Certificate containing the information to be provided in such report).

(f) Separate Insurance. Issuers will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 8.1 unless such insurance complies with clause (c) above.

(g) Securitization. Following any Securitization, Issuers shall name any trustee, servicer or special servicer designated by the Servicer as a loss payee, and any trustee, servicer and special servicer as additional insureds, with respect to any Policy for which Note Trustee is to be so named hereunder.

8.1.2 Casualty; Application of Proceeds.

(a) Right to Adjust.

(i) If any Property is damaged or destroyed, in whole or in part, by a Casualty, Issuers shall give prompt written notice thereof to the Note Trustee and the Servicer, generally describing the nature and extent of such Casualty. Following the occurrence of a Casualty, Issuers, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the affected Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations.

(ii) Subject to clause (v) below, in the event of a Casualty where the loss does not exceed $500,000, Issuers may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Issuers are hereby authorized to collect and receipt for Note Trustee any Proceeds.

(iii) Subject to clause (v) below, in the event of a Casualty where the loss exceeds $500,000, Issuers may settle and adjust such claim only with the consent of a majority (by Outstanding Principal Amount) of the Noteholders (which consent shall not be unreasonably withheld or delayed) and Note Trustee or its designee on behalf of the Noteholders shall have the opportunity to participate, at Issuers’ cost, in any such adjustments.

(iv) The proceeds of any Policy shall be due and payable solely to Note Trustee or in the case of the Mexican Properties, to the Mexican Trustee and held and applied in accordance with the terms hereof (or, if mistakenly paid to any Issuer, shall be held in trust by such Issuer for the benefit of Note Trustee and shall be paid over to Note Trustee by such Issuer within one (1) Business Day of receipt).

(v) Notwithstanding the terms of clauses (ii) and (iii) above, the Servicer shall have the sole authority to adjust any claim with respect to a Casualty and to collect all Proceeds if an Event of Default shall have occurred and is continuing.

(b) Right of the Issuers to Apply to Restoration. In the event of (i) a Casualty that does not constitute a Material Casualty, or (ii) a Condemnation that does not constitute a Material Condemnation, the Servicer shall permit the application of the Proceeds (after reimbursement of any expenses incurred by Note Trustee, the Servicer or the Noteholders) to reimburse Issuers for the cost of restoring, repairing, replacing or rebuilding or otherwise curing title defects at the applicable Property (the “Restoration”), in the manner required hereby, provided and on the condition that (1) no Event of Default shall have occurred and be then continuing and (2) in the reasonable judgment of the Servicer:

(i) the applicable Property can be restored to an economic unit not less valuable (taking into account the effect of the termination of any Leases or Material Agreements and the proceeds of any rental loss or business interruption insurance which any Issuer receives or is entitled to receive, in each case, due to such Casualty or Condemnation) and not less useful than the same was prior to the Casualty or Condemnation,

(ii) the applicable Property, after such Restoration and stabilization, will adequately secure the outstanding balance of the Notes,

(iii) the Restoration can be completed by the earliest to occur of:

(A) the 180th day following the receipt of the Proceeds (or if earlier, the 365th day after the Casualty or Condemnation, as applicable), or, with Rating Confirmation, such longer period as may reasonably be required;

(B) the 180th day prior to the Maturity Date, and

(C) with respect to a Casualty, the expiration of the payment period on the rental loss or business interruption insurance coverage in respect of such Casualty; and

(iv) after receiving reasonably satisfactory evidence to such effect, during the period of the Restoration, the sum of (A) income derived from the applicable Property, plus (B) proceeds of rental loss insurance or business interruption insurance, if any, payable together with such other monies as Issuers may irrevocably make available for the Restoration, will equal or exceed 105% of the sum of (1) Operating Expenses and (2) the Debt Service.

Notwithstanding the foregoing, if any of the conditions set forth in sub-clauses (1) and (2) of the proviso in this clause (b) is not satisfied, then, unless the Servicer shall otherwise elect, at its sole option, the Proceeds shall be applied in the following order of priority: (A) first, to prepay the principal of the Notes in an amount up to the Release Amount of the Property which suffered the Casualty or Condemnation; (B) second, to pay the amount of (1) all accrued and unpaid interest in respect of the principal amount of the Debt so prepaid through the date which is the final day of the Interest Accrual Period in which such prepayment is made or, if prohibited by law, through the date of repayment plus Breakage Costs (including, if an Event of Default has occurred and is then continuing, interest owed at the Default Rate), and (2) all other sums then due and owing under the Transaction Documents; and (C) third, to reimburse Note Trustee, the

Servicer and the Noteholders for any fees and expenses of Note Trustee, the Servicer and the Noteholders incurred in connection therewith (it being agreed that, upon satisfaction in full of the entitlements under clauses (A), (B) and (C) of this sentence, Issuers shall be entitled to receive a release of the Lien of the Mortgage and the other Transaction Documents with respect to the affected Property in accordance with and subject to the terms of Section 2.5 hereof).

(c) Material Casualty or Condemnation and Right to Apply. In the event of a Material Casualty or a Material Condemnation or any title claim or defect, then the Servicer on behalf of the Note Trustee shall have the option to (i) apply the Proceeds hereof in the following order of priority: (A) first, to prepay the principal of the Notes in an amount up to the Release Amount of the Property which suffered the Casualty or Condemnation or title claim; (B) second, to pay the amount of (1) all accrued and unpaid interest in respect of the principal amount of the Debt so prepaid through the date which is the final day of the Interest Accrual Period in which such prepayment is made or, if prohibited by law, through the date of repayment plus Breakage Costs (including, if an Event of Default has occurred and is then continuing, interest owed at the Default Rate), and (2) all other sums then due and owing under the Transaction Documents; and (C) third, to reimburse the Servicer and Note Trustee for any fees and expenses of the Service, Note Trustee and the Noteholders incurred in connection therewith (it being agreed that, upon satisfaction in full of the entitlements under clauses (A), (B) and (C) of this sentence, Issuers shall be entitled to receive a release of the Lien of the Mortgage and the other Transaction Documents with respect to the affected Property in accordance with and subject to the terms of Section 2.5 hereof), or (ii) make such Proceeds available to reimburse Issuers for the cost of any Restoration or curing of such title defect in the manner set forth below in Section 8.1.2(e) hereof; provided, however, that, if the applicable Property Management Agreement provides that the applicable Issuer is required to use the Proceeds to restore the Property in question and such Issuer does not have the right to terminate the applicable Property Management Agreement pursuant to the terms of the applicable Property Management Agreement as a result of such Casualty or Condemnation or otherwise, then the Servicer shall be obligated to make such Proceeds available to such Issuer for the Restoration of such Property pursuant to clause (e) below. Notwithstanding anything to the contrary contained herein, in the event of a Material Casualty or a Material Condemnation or title defect, where the applicable Issuer cannot restore, repair, replace or rebuild the affected Property to be of at least equal value and of substantially the same character as prior to the Material Casualty or Material Condemnation or title defect because the affected Property is a legally non-conforming use or as a result of any other Legal Requirement, Issuer hereby agrees that the Servicer may elect to apply the Proceeds payable in connection therewith in accordance with clauses (A), (B), (C) and (D) above.

(d) Intentionally Omitted.

(e) Manner of Restoration and Reimbursement. If an Issuer is entitled pursuant to Section 8.1.2(b) or (c) above to reimbursement out of Proceeds (and the conditions specified therein shall have been satisfied), such Proceeds shall be disbursed on a monthly basis upon the Servicer’s being furnished with (i) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as a majority (by Outstanding Principal Amount) of the Noteholders may reasonably require and approve, and (ii) all plans and specifications for such Restoration, such plans and specifications to be approved by a majority

(by Outstanding Principal Amount) of the Noteholders prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the Final Completion of the Restoration shall exceed ninety percent (90%) of the aggregate value of the work performed from time to time; funds other than Proceeds shall be disbursed prior to disbursement of such Proceeds; and at all times, the undisbursed balance of such Proceeds remaining in the hands of Note Trustee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the Noteholders by or on behalf of Issuers for that purpose, shall be at least sufficient in the reasonable judgment of the Servicer to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Prior to any disbursement, the Noteholders shall have received evidence reasonably satisfactory to them of the estimated cost of completion of the Restoration (such estimate to be made by Issuers’ architect or contractor and approved by a majority (by Outstanding Principal Amount) of the Noteholders in their reasonable discretion), and Issuers shall have deposited with Note Trustee Eligible Collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net Proceeds. Any surplus which may remain out of Proceeds received pursuant to a Casualty shall be paid to Issuers after payment of such costs of Restoration. Any surplus which may remain out of Proceeds received pursuant to a Condemnation shall be delivered to Note Trustee for deposit into the Deposit Account to be held and disbursed in accordance with the terms of this Indenture.

8.1.3 Condemnation.

(a) Issuers shall promptly give the Note Trustee and the Servicer written notice of the actual or threatened commencement of any Condemnation and shall deliver to the Note Trustee and the Servicer copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Issuers, regardless of whether Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with the terms hereof applicable to Alterations.

(b) Note Trustee is hereby irrevocably appointed as each Issuer’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Provided no Event of Default has occurred and is continuing, (x) in the event of a Condemnation where the loss does not exceed $250,000, Issuers may settle and compromise such Proceeds; provided that the same is effected in a competent and timely manner, and (y) in the event of a Condemnation, where the loss exceeds $250,000, Issuers may settle and compromise the Proceeds only with the consent of a majority (by Outstanding Principal Amount) of the Noteholders (which consent shall not be unreasonably withheld or delayed) and Note Trustee, the Servicer or their designee on behalf of the Noteholders shall have the opportunity to participate, at Issuers’ cost, in any litigation and settlement discussions in respect thereof. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Issuers shall continue to pay the Debt at the time and in the manner provided for in the Notes, this Indenture and the other Transaction Documents, and the Debt shall not be reduced unless and until any Proceeds shall have been actually received and applied by Note

Trustee to discharge the Debt, pay required interest and pay any other required amounts, in each case, pursuant to the terms of Sections 8.1.2(b) and (c) above. Note Trustee shall not be limited to the interest paid on the Proceeds by the condemning authority but shall be entitled to receive out of the Proceeds interest at the rate or rates provided in the Notes. Issuers shall cause any Proceeds that are payable to Issuers to be paid directly to Note Trustee to be held and applied in accordance with the terms hereof. With respect to a total or partial condemnation of the Mexican Properties, each Mexican Issuer agrees to deliver, at the request of the Note Trustee, a notarized power-of-attorney appointing Note Trustee as its attorney-in-fact for the purposes set forth in this paragraph (b). Condemnation proceeds received in respect of a condemnation of a Mexican Property will be initially received by the Mexican Trustee and forthwith delivered by Mexican Trustee to Note Trustee for application as provided herein.

ARTICLE IX

ACCOUNTS AND RESERVES

Section 9.1. Establishment and Maintenance of Cash Management Deposit Account.

(a) On or prior to the Closing Date, Issuers and Operating Lessees shall establish with Note Trustee, or if Note Trustee is not a depository institution or if Note Trustee shall otherwise elect, with one or more depository institutions selected by the Note Trustee, a separate deposit account (the “Deposit Account”) which has been established as a deposit account and a separate holding account (the “Holding Account”) which has been established as a securities account. Both the Deposit Account and the Holding Account shall be in the name of and under the sole dominion and control of Note Trustee, subject only to Note Trustee’s obligations hereunder to advance funds therefrom in accordance with this Indenture and the other Transaction Documents, and no Issuer or Operating Lessee shall have the authority or power to make withdrawals from either the Deposit Account or the Holding Account; provided that the Holding Account shall be administered and managed by the Servicer on behalf of the Note Trustee for the benefit of Noteholders. Funds in either the Deposit Account or the Holding Account shall not be commingled with any other monies. Pursuant to the Deposit Account Agreement, Depositary Bank on a daily basis shall transfer all collected and available funds as determined by Depositary Bank’s then current funds availability schedule received in the Deposit Account to the Holding Account. In recognition of Note Trustee’s security interest in the funds deposited into the Deposit Account and the Holding Account, Issuer and Operating Lessee shall identify both the Deposit Account and the Holding Account with the name of Note Trustee, as secured party. The Deposit Account shall be named as follows: “Strategic Hotel Floating Rate Public Portfolio f/b/o LaSalle Bank National Association, as Note Trustee Deposit Account”). The Holding Account shall be named as follows: “Strategic Hotel Floating Rate Public Portfolio f/b/o LaSalle Bank National Association, as Note Trustee Holding Account”). Without limiting the foregoing, all deposits into either the Deposit Account or the Holding Account shall be applied and disbursed in accordance with the terms and provisions of Section 9.4 hereof and the Deposit Account Agreement.

(b) On or prior to the date the Interest Rate Cap Agreement is effective, Issuers shall notify the Counterparty to make all payments due to each Issuer under the Interest

Rate Cap Agreement (and Issuers shall similarly notify the Counterparty under any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement) payable directly to the Deposit Account (the form of such notice shall be subject to the approval of the Note Trustee and, shall be irrevocable without the consent of a majority (by Outstanding Principal Amount), of the Noteholders until the Debt has been paid in full), and if the Deposit Account is changed, a comparable notice shall be sent to the Counterparty. If, notwithstanding the provisions of this Section 9.1(b), an Issuer receives any sums due under the Interest Rate Cap Agreement (or any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement) then the applicable Issuer (x) shall be deemed to hold such amounts in trust for Note Trustee and (y) shall deposit any such sums in the Deposit Account within one Business Day of receipt thereof.

(c) On or prior to the date hereof, (x) Operating Lessees shall notify each of the Property Managers to make all payments due to an Operating Lessee under the applicable Property Management Agreement and/or Operating Lease or otherwise payable (including any “key” or similar funds paid by any Property Manager or Affiliate thereof to Issuer or Operating Lessee) directly to the Deposit Account or, in the case of the Mexican Properties, to the trust accounts maintained by the Mexican Trustee (the form of such notice shall be subject to the approval of the Servicer and, shall be irrevocable without the consent of the Servicer the Debt has been paid in full, it being understood that the notice contained in the Agreements with Managers is hereby approved by the Servicer), and (y) Issuers shall notify Operating Lessees to make all payments due to Issuers under the Operating Leases (but only to the extent amounts received under the Operating Lease were not paid from amounts received by the Operating Lessee pursuant to Sections 9.4.1 (xii), 9.2 or 9.3 hereof) directly into the Deposit Account or, in the case of the Mexican Properties, to the trust accounts maintained by the Mexican Trustee (the form of such notice shall be subject to the approval of the Servicer and, shall be irrevocable without the consent of a majority (by Outstanding Principal Amount) of the Noteholders until the Debt has been paid in full, it being understood that the notice contained in the Agreements with Managers is hereby approved by Noteholders). If the Deposit Account is changed, a comparable notice shall be sent to each Property Manager and Operating Lessee. If, notwithstanding the provisions of this Section 9.1(c), an Issuer or Operating Lessee receives any sums due under a Property Management Agreement, Operating Lease (but only to the extent amounts received under the Operating Lease were not paid from amounts received by the Operating Lessee pursuant to Sections 9.4.1 (xii), 9.2 or 9.3 hereof) or other amount (including any “key” or similar funds paid by any Property Manager or Affiliate thereof to Issuer or Operating Lessee) otherwise payable to such Issuer or Operating Lessee (except for amounts payable to such Issuer or Operating Lessee pursuant to Sections 9.4.1(xii) or amounts otherwise permitted to be paid or distributed to or on behalf of Issuers or Operating Lessees under Section 9.2 or Section 9.3 hereof), then the applicable Issuer or Operating Lessee (x) shall be deemed to hold such amounts in trust for Note Trustee and (y) shall deposit any such sums in the Deposit Account within one Business Day of receipt thereof. Issuers or Operating Lessees agree to provide the Servicer with written notice of any amounts reimbursed to Sponsor pursuant to this Section within ten (10) Business Days from the date of such reimbursement. If and to the extent Sponsor or any affiliate (other than an Issuer or an Operating Lessee) makes a capital expenditure with respect to a Property that is provided for in an Annual Budget, provided no Event of Default has occurred and is continuing, Issuer will be entitled to receive reimbursement from the applicable Property Manager from the FF&E reserve account established under the applicable Property Management Agreement.

Section 9.2. Reserve Accounts.

9.2.1 Establishment and Maintenance of Reserve Accounts. At the respective times set forth below in Sections (a) though (j) of this Section 9.2.1, Issuer and Operating Lessee shall establish with Note Trustee, or if Note Trustee is not a depository institution or if Note Trustee shall otherwise elect, a depository institution designated by the Note Trustee, the following subaccounts of the Holding Account which shall be maintained on a ledger entry basis:

(a) on or before the date hereof, an account (the “Deferred Maintenance and Environmental Conditions Reserve Account”) in the initial amount of the $562,250.00 for the payment of the cost of remediating the Deferred Maintenance Conditions and the Environmental Conditions; which shall be maintained in accordance with Sections 9.2.2 and 9.2.3 hereof;

(b) subsequent to the Closing Date, at any time after the occurrence of an Earthquake Reserve Event, an account (the “Earthquake Deductible Reserve Account”) which shall be maintained in accordance with Section 9.2.8 hereof;

(c) on or before the date hereof, an account (the “Liquidity Reserve Account”) in an amount equal to $2,864,488.52, which shall be maintained in accordance with Section 9.2.19 hereof;

(d) subsequent to the Closing Date, an account (the “Deficiency Reserve Account”), which shall be maintained in accordance with Section 9.2.11 hereof;

(e) on or before the Closing Date, an account (the “Incentive Management Fee Reserve Account”), which shall be maintained in accordance with Section 9.2.13 hereof;

(f) on or before the date hereof, an account (the “Unfunded Obligations Account”), in an amount equal to $0, which shall be maintained in accordance with Section 9.2.14 hereof;

(g) on or before the date hereof, an account (the “Current Debt Service Reserve Account”), which shall be maintained in accordance with Section 9.2.15 hereof;

(h) on or before the date hereof, an account (the “FF&E Reserve Account”), which shall be maintained in accordance with Section 9.2.16 hereof;

(i) on or before the date hereof, an account (the “Property Manager Reserve Account”) in an amount equal to $0, which shall be maintained in accordance with Section 9.2.20 hereof; and

(j) on or before the date hereof, an account (the “Ground Rent Reserve Account”), in an amount equal to $0, which shall be maintained in accordance with Section 9.2.10 hereof.

In addition, Issuers shall establish the Tax and Insurance Escrow Account as provided in Section 9.3 below.

Each of the Deposit Account, the Holding Account, the Deferred Maintenance and Environmental Conditions Reserve Account, the FF&E Reserve Account, the Ground Rent Reserve Account, the Liquidity Reserve Account, the Deficiency Reserve Account, the Incentive Management Fee Reserve Account, the Unfunded Obligations Account, the Current Debt Service Reserve Account, the Earthquake Deductible Reserve Account, the Property Manager Reserve Account and the Tax and Insurance Escrow Account (except for the Deposit Account, each, a “Reserve Account” and collectively, the “Reserve Accounts”) shall be in the name of and under the sole dominion and control of Note Trustee, subject only to Note Trustee’s obligations hereunder to advance or otherwise disburse or apply funds therefrom in accordance with this Indenture, and no Issuer or Operating Lessee shall have the authority or power to make withdrawals from the Reserve Accounts. The amount required in each Reserve Account as of the Closing Date may, at Note Trustee’s election, be deposited on Issuers’ behalf by Note Trustee’s funding said amount out of the Notes proceeds. Funds in each Reserve Account shall not be commingled with any other monies. Issuers shall pay the costs of establishing and maintaining any Reserve Account and shall pay the costs to maintain and shall maintain all Reserve Accounts throughout the term of the Notes.

9.2.2 Periodic Disbursements from the Deferred Maintenance and Environmental Conditions Reserve Account. Issuers shall have the right to obtain disbursements from time to time with respect to the Deferred Maintenance and Environmental Conditions Reserve Account, in accordance with Sections 7.1(g), 9.2.3 and 9.2.5, on the following terms and conditions:

(a) disbursements shall be made only to pay or to reimburse Issuers in respect of actual costs of the work, which costs were (i) approved by a majority (by Outstanding Principal Amount) of the Noteholders (such approval not to be unreasonably withheld or delayed), (ii) set forth on Schedule 1.1 or Schedule 1.2, as the case may be, or (iii) made in accordance with Section 7.1 hereof;

(b) each request for disbursement from the Deferred Maintenance and Environmental Conditions Reserve Account shall be substantially in a form attached hereto as Exhibit A, shall specify the work for which the disbursement is requested and shall include an Officer’s Certificate certifying that such funds will be applied to pay or reimburse for materials or work permitted hereunder and done in accordance herewith, and copies of invoices for all items or materials purchased and all contracted labor or services shall be provided;

(c) The Servicer shall have received from Issuers evidence reasonably satisfactory to the Servicer that Issuers have incurred such expenses and that the materials for which the request is made are on site at the applicable Property and are properly secured or have been installed in such Property, funds remaining in the Deferred Maintenance and Environmental Conditions Reserve Account are, in the Servicer’s reasonable judgment, sufficient to pay the balance of the items contemplated to be funded therefrom when required to be so paid, and the Servicer shall receive any Lien waivers or other releases which would customarily be obtained with respect to the work in question;

(d) The Servicer shall disburse from the Deferred Maintenance and Environmental Conditions Reserve Account, or authorize such disbursement, within five (5)

Business Days after the receipt of Issuers’ request for such disbursement and the satisfaction of the other conditions set forth above in this Section, but in no event more often than once in any 30-day period, the amount requested by Issuers for such expenses, provided, however, that the Issuers shall be permitted to make one additional disbursement request in any given 30-day period in an amount in excess of $250,000 and provided, further in no event shall the amount so disbursed exceed the amount set forth in Schedule 1.1 attached hereto for the remediation of the item in question.

9.2.3 Final Disbursements from Deferred Maintenance and Environmental Conditions Reserve Account and Unfunded Obligations Account upon Completion or Determination. Upon the completion of, as applicable, the remediation of all of the Deferred Maintenance Conditions and the Environmental Conditions or all of the Unfunded Obligations, in each case to the reasonable satisfaction of the Servicer, the Servicer shall disburse to Issuers from the Deferred Maintenance and Environmental Conditions Reserve Account (in the case of the completion of the remediation of all of the Deferred Maintenance Conditions and the Environmental Conditions) or the Unfunded Obligations Account (in the case of the completion of the remediation of all of the Unfunded Obligations) any amounts remaining therein. In addition, if the Servicer shall determine in its discretion, reasonably exercised, and concurred in by a Rating Confirmation, that one or more Deferred Maintenance Conditions, Environmental Conditions or Unfunded Obligations do not in fact require remediation, then the Servicer shall disburse from, as applicable, the Deferred Maintenance and Environmental Conditions Reserve Account or the Unfunded Obligations Reserve Account the amount reserved for such work (i.e., 125% of the originally estimated cost of such work).

9.2.4 Intentionally Omitted.

9.2.5 Release of Reserve Accounts upon Repayment. Notwithstanding anything to the contrary contained herein:

(a) The Servicer shall pay to Issuers and Operating Lessees, on the date that the Debt shall be paid in full by Issuers, all amounts remaining in the Holding Account, the Reserve Accounts and the Deposit Account (or at the option, and written direction, of the Issuers and Operating Lessees, the Servicer shall apply such amounts to the full payment of the Debt on such date).

(b) In the event of any prepayment of the Notes by the Issuers that is permitted or required under this Indenture (whether or not such prepayment is accompanied by the release of any Property), the Servicer shall, provided no Event of Default has occurred and is continuing, disburse to the Issuers and Operating Lessees funds from the Liquidity Reserve Account and Current Debt Service Reserve Account (or, at the option and written direction of Issuers, the Servicer shall apply such amounts to such Prepayment and provide Issuers and Operating Lessees a credit against any amounts due in connection with such Prepayment), representing the same proportion of the total amount deposited in such accounts immediately prior to such disbursement as the amount of the Notes prepaid by the Issuers bears to the total Debt outstanding immediately prior to such Prepayment.

(c) In the event of any prepayment of the Notes by the Issuers that is permitted or required under this Indenture which prepayment includes a release of a Property pursuant to the provisions hereof, (i) the Servicer shall, provided no Event of Default has occurred and is continuing, disburse to the Issuers and Operating Lessees funds from each of the Reserve Accounts (and subaccounts thereof) (or, at the option and written direction of Issuers and Operating Lessees, the Servicer shall apply such amounts to such Prepayment and provide Issuers a credit against any amounts due in connection with such Prepayment) which are allocable hereunder to the applicable Property, and (ii) thereafter, the on-going amounts which are required to be deposited into each of the Reserve Accounts (and subaccounts thereof) shall be reduced accordingly to reflect the release of such Property and such Prepayment.

9.2.6 Obligations Unaffected. The insufficiency of any balance in any Reserve Account shall not relieve any Issuer from its obligation to fulfill all preservation and maintenance covenants in the Transaction Documents.

9.2.7 Intentionally Deleted.

9.2.8 Earthquake Deductible Reserve Account. (a) After the occurrence of an Earthquake Reserve Event, by no later than the Payment Date immediately following the occurrence of such Earthquake Reserve Event, and by no later than each Payment Date thereafter to the extent necessary, Issuers shall be required to make deposits or monies shall be transferred in accordance with Section 9.4 hereof from the Holding Account into the Earthquake Deductible Reserve Account in an amount up to the applicable Earthquake Deductible Reserve Amount; provided, however, that if an Earthquake Event occurs within 10 Business Days prior to any Payment Date, Issuer shall make the required deposits within 10 Business Days after such Earthquake Event.

(b) Issuers and Operating Lessees shall have the right to obtain disbursements from the Earthquake Deductible Reserve Account within five (5) Business days after the Servicer’s receipt of Issuers’ or Operating Lessees’ request for such disbursement; provided that (i) such request shall set forth Issuers’ or Operating Lessees’ good faith estimate of the amounts required to be disbursed in connection with the Restoration of the damaged Property (or Properties) together with reasonable evidence supporting such amounts and (ii) any amounts so disbursed by the Note Trustee at the direction of the Servicer shall be applied by Issuers or Operating Lessees only to the Restoration of such Property (or Properties). Upon the completion of the Restoration of the Property (or Properties) subject to the Earthquake Reserve Event in question to the Servicer’s reasonable satisfaction, any amounts remaining on deposit in the Earthquake Deductible Reserve Account shall be disbursed to Issuers and Operating Lessees.

9.2.9 Funding of Certain Reserve Accounts. (a) Notwithstanding any other provisions in this Section 9.2 to the contrary, Issuers and Operating Lessees may satisfy the obligation to fund each or any of the Reserve Accounts (or subaccounts thereof) other than the Current Debt Service Reserve Account and the Ground Rent Reserve Account by delivering to Note Trustee, a Credit Facility pledged to Note Trustee permitting the drawing thereunder by Note Trustee upon presentation to the issuing bank of a notice from Note Trustee or the Servicer that the Note Trustee is entitled to draw on such Credit Facility pursuant to this Indenture and otherwise in form and substance acceptable to the Servicer in the total amount of the sum required to be maintained in such Reserve Account (or any subaccount thereof), provided that, if the sum required to be maintained in such Reserve Account (or any subaccount thereof) should change, the Issuers or Operating Lessees as applicable shall immediately change the total amount of such Credit Facility to reflect the same. In addition, at any time subsequent to the Closing Date, Issuers and Operating Lessees may also satisfy the obligation to fund each or any of the Reserve Accounts (or subaccounts thereof) other than the Current Debt Service Reserve Account and the Ground Rent Reserve Account by delivering to the Note Trustee a Credit Facility pledged to Note Trustee permitting the drawing thereunder by Note Trustee upon presentation to the issuing bank of a notice from Note Trustee or the Servicer that Note Trustee is entitled to draw on such Credit Facility pursuant to this Indenture and otherwise in form and substance acceptable to the Servicer in the total amount of the sum required to be maintained in each Reserve Account (or any subaccount thereof), provided that, if the sum required to be maintained in such Reserve Account (or any subaccount thereof) should change, the Issuers or Operating Lessees as applicable shall immediately change the total amount of such Credit Facility to reflect the same. Upon the issuance of a Credit Facility as described in the previous sentence, all funds on deposit in the applicable Reserve Account (or subaccount thereof) shall be released to Issuers and Operating Lessees.

(b) Notwithstanding anything to the contrary contained herein, to the extent funds deposited in any Reserve Account have not been utilized during any Fiscal Year, such funds shall not be released to the Issuers and Operating Lessees and shall continue to remain in such Reserve Account, provided that, other than with respect to the FF&E Reserve Accounts, such remaining funds shall be credited against future amounts required to be deposited into such Reserve Account pursuant to the terms hereof.

9.2.10 Ground Rent Reserve Account. By no later than each Payment Date, Issuers shall deposit or monies shall be transferred in accordance with Section 9.4 hereof from the Holding Account into the Ground Rent Reserve Account as follows:

(a) one-twelfth (1/12) of the Ground Rent that is payable by the Lincolnshire Issuer (if such amounts have not been paid, reserved or set aside for such purpose by the applicable Property Manager) that the Servicer reasonably estimates (it being agreed that Issuer will promptly furnish to the Servicer any information reasonably requested by the Servicer to enable the Servicer to calculate such estimate) will be payable during the twelve (12) months next ensuing after such Payment Date in order to accumulate with Note Trustee sufficient funds to pay all Ground Rent at least thirty (30) days prior to its respective past due dates;

(b) the Ground Rent Reserve Account shall be in the name of and under the sole dominion and control of Note Trustee, subject only to Note Trustee’s obligations hereunder to advance funds therefrom in accordance with this Indenture, and no Issuer shall have the authority or power to make withdrawals from the Ground Rent Reserve Account. Funds in the Ground Rent Reserve Account shall not be commingled with any other monies. Issuers shall pay the costs of establishing and maintaining the Ground Rent Reserve Account. On the Closing Date, Issuers shall deposit to the Ground Rent Reserve Account an amount equal to $0;

(c) To the extent required to be paid by the Lincolnshire Issuer, the Note Trustee at the direction of the Servicer will apply (or authorize the application of) amounts in the

Ground Rent Reserve Account to either (x) pay Ground Rent required to be paid by the Lincolnshire Issuer under the Ground Lease (and so long as the Ground Rent Reserve Account shall have a balance at least equal to the then-payable Ground Rent, Issuers shall not be in default hereunder if the Note Trustee at the direction of the Servicer shall have not so applied (or authorized the application of) such balance to the payment of such Ground Rent, unless the Note Trustee at the direction of the Servicer shall have not so applied such balance at the request of Issuers) or (y) to reimburse Issuers for such amounts (provided there is a sufficient amount on deposit in the Ground Rent Reserve Account to enable the Servicer to make such reimbursement) upon presentation of evidence of payment and an Officer’s Certificate in form and substance satisfactory to the Servicer. In making any payment from or to the Ground Rent Reserve Account, the Servicer may do so according to any bill, statement or estimate procured from Issuers and Operating Lessees and/or the Ground Lessor, without inquiry into the accuracy of such bill, statement or estimate so procured or into the validity of such bill, statement or estimate unless given written notice by Issuers of such inaccuracy, invalidity or other contest in each case in accordance with Section 5.1(b)(ii) hereof. If the amount in the Ground Rent Reserve Account shall exceed the amounts due for Ground Rent, the Servicer shall, at its option, direct the Note Trustee to return any excess to Issuers and Operating Lessees or credit such excess against future payments to be made to the Ground Rent Reserve Account. If at any time the Servicer determines that the amount in the Ground Rent Reserve Account is not or will not be sufficient to pay the items set forth in Sections 9.2.10(a) above, the Servicer shall notify Issuers of such determination and Issuers shall increase its monthly payments to the Note Trustee by the amount that the Servicer estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Ground Rent. Issuer agrees to immediately provide Note Trustee and the Servicer with written notice of any failure of the applicable Property Manager to pay Ground Lessor any Ground Rent due under the Ground Lease.

9.2.11 Deficiency Reserve Account. If at any time the Property Manager with respect to (i) the Loews Santa Monica Property makes any payment pursuant to Section 8.2 of the currently existing Property Management Agreement for such Property, (ii) the Lincolnshire Property makes any payment pursuant to the third sentence of Section 3.02 of the currently existing Property Management Agreement for such Property (iii) the Four Seasons Mexico City Property makes any payment pursuant to Section 8.02 of the currently existing Property Management Agreement for such Property, (iv) the Four Seasons Punta Mita Property makes any payment pursuant to Sections 8.02, 10.02 and 13.01 of the currently existing Property Management Agreement for such Property (v) the Ritz Carlton Half Moon Bay Property makes any payment pursuant to Section 2.7 of the currently existing Property Management Agreement for such Property or (vi) any Property Manager makes any payment on behalf of Issuer or Operating Lessee pursuant to any Property Management Agreement for such Property (any such payments, a “Deficiency Payment”) on account of any working capital advance, shortfall or deficiency at any such Property or Properties, then, by no later than the Payment Date immediately following such payment or payments, and by no later than each Payment Date thereafter to the extent necessary, Issuers and Operating Lessees shall be required to make cash deposits into the Deficiency Reserve Account until such time as the aggregate amount on deposit in the Deficiency Reserve Account shall equal the sum of all such payments. Provided no Default shall have occurred and be continuing, Note Trustee at the direction of the Servicer shall disburse to Issuers and Operating Lessees from the Deficiency Reserve Account an amount equal to the sum of any amounts required to be paid and actually paid by the Issuers or Operating

Lessees to the Property Manager for such Property under the currently existing Property Management Agreement for such Property.

9.2.12 Intentionally Omitted.

9.2.13 Incentive Management Fee Reserve Account. (a) The Incentive Management Fee Reserve Account shall consist of nine (9) sub-accounts (each, an “Incentive Fee Sub-Account”), one corresponding to each Property. The funds in each Incentive Fee Sub-Account shall not be commingled with any other monies.

(b) By no later than each Payment Date, the Issuers and Operating Lessees shall deposit or monies shall be transferred in accordance with Section 9.4 hereof from the Holding Account into the Incentive Management Fee Reserve Account in an amount equal to the Aggregate Monthly Incentive Fee Reserve Amount, and such amount shall be allocated on each Payment Date to the Incentive Fee Reserve Sub-Accounts such that an amount equal to the Monthly Incentive Fee Reserve Amount for the corresponding Property shall be deposited into the respective Sub-Account.

(c) Upon the request of Issuers or Operating Lessees, the Servicer will, within five (5) Business Days after the receipt of such request and the satisfaction of the other conditions set forth in this Section, cause disbursements to the respective Issuers or Operating Lessees from the applicable Incentive Fee Sub-Accounts to pay or to reimburse Issuers or Operating Lessees for actual costs incurred in connection with Incentive Fees at the applicable Property (to the extent such Incentive Fees are required under the applicable Property Management Agreement), provided that (A) the Note Trustee and the Servicer have either received evidence of payment of Incentive Fees or received invoices evidencing that the Incentive Fees for which such disbursements are requested are due and payable, are in respect of Incentive Fees at the applicable Property, and have not been previously paid; (B) any amounts previously disbursed pursuant to this paragraph have been properly applied; and (C) the Note Trustee and the Servicer has received an Officer’s Certificate confirming that the conditions in the foregoing clauses (A) and (B) have been satisfied and that the copies of invoices (to the extent required above) attached to such Officer’s Certificate are true, complete and correct.

(d) The parties hereby expressly agree that, under no circumstance, shall funds in any Incentive Fee Sub-Account be used to fund expenses of any kind incurred at any Property other than the Property to which such Sub-Account corresponds.

9.2.14 Unfunded Obligations Account. Issuers shall have the right to obtain disbursements from time to time with respect to Unfunded Obligations on the following terms and conditions:

(a) disbursements shall be made only to pay or to reimburse Issuers in respect of actual costs incurred in connection with Unfunded Obligations set forth on Schedule H;

(b) each request for disbursement from the Unfunded Obligations Account shall be substantially in a form attached hereto as Exhibit A, shall specify the work for which the disbursement is requested and shall include an Officer’s Certificate certifying that such funds will be applied to pay or reimburse the Issuers for materials or work relating to Unfunded Obligations

Account permitted hereunder and done in accordance herewith which the Issuers are required to fund, and copies of invoices relating thereto shall be provided;

(c) Note Trustee and the Servicer shall have received from Issuers evidence reasonably satisfactory to the Servicer that Issuers have incurred such expenses and that any materials relating to such request are on site at the applicable Property and are properly secured or have been installed in such Property, funds remaining in the Unfunded Obligations Account are, in the Servicer’s reasonable judgment, sufficient to pay the balance of the items contemplated to be funded therefrom when required to be so paid, and the Servicer shall receive any Lien waivers or other releases which would customarily be obtained with respect to the work in question;

(d) The Servicer shall disburse from the Unfunded Obligations Account, or authorize such disbursement, within five (5) Business Days after the receipt of Issuers’ request for such disbursement and the satisfaction of the other conditions set forth above in this Section, but in no event more often than once in any 30-day period, the amount requested by Issuers for such expenses, provided, however, that the Issuers shall be permitted to make one additional disbursement request in any given 30-day period in an amount in excess of $250,000 and provided, further in no event shall the amount so disbursed exceed the amount set forth in Schedule H attached hereto for the funding of the item in question.

9.2.15 Current Debt Service Reserve Account. (a) By no later than each Payment Date, the Issuers shall deposit or monies shall be transferred in accordance with Section 9.4 hereof from the Holding Account into the Current Debt Service Reserve Account in an amount equal to the sum of: (i) the amount necessary to pay any fees and expenses which will be due and payable as of such Payment Date to any trustee, fiscal agent, servicer and/or special servicer, including without limitations, any master servicing fees, special servicing fees and servicer advances (“Third Party Securitization Amount”); plus (ii) following any Securitization, the amount necessary to pay any costs which will be due and payable as of such Payment Date and which were incurred in connection with the ongoing rating surveillance being provided by the Rating Agencies in connection with such Securitization (“Rating Agency Securitization Amount”); plus (iii) (a) the amount of all scheduled or past due Debt Service, (b) all amounts paid on account of any prepayment of the Notes, including, without limitation, all Acceleration Prepayment Premiums, if any made by the Issuers pursuant to Section 2.4.3 hereof and (c) all Proceeds required to be paid to the Note Trustee pursuant to Sections 8.1.2 or 8.1.3 hereof (other than Proceeds to be applied to the restoration or repair of a related Property) (collectively, the “Debt Service Amount”); plus (iv) the amount of all interest, costs, expenses, fees and other amounts which will be due and payable under the Transaction Documents or incurred by Noteholders as of such Payment Date, other than Debt Service Amounts (“Cost and Expense Amount”).

9.2.16 Disbursements from the FF&E Reserve Account. (a) The FF&E Reserve Account shall consist of nine (9) sub-accounts (such nine (9) sub-accounts, which shall each correspond to one Property, each being, a “FF&E Reserve Sub-Account”). The funds in each FF&E Reserve Sub-Account shall not be commingled with any other monies.

(i) By no later than each Payment Date, the Issuers and Operating Lessees shall deposit or monies shall be transferred in accordance with Section 9.4 hereof from the Holding Account into the FF&E Reserve Account in an amount equal to the Aggregate Monthly FF&E Reserve Amount, and such amount shall be allocated on each Payment Date to the FF&E Reserve Sub-Accounts such that an amount equal to the Monthly FF&E Reserve Amount for the corresponding Property shall be deposited into the corresponding Sub-Account.

(ii) Upon the request of Issuers and Operating Lessees, the Servicer will, within five (5) Business Days after the receipt of such request and the satisfaction of the other conditions set forth in this clause (ii), cause disbursements to Issuers and Operating Lessees from the applicable FF&E Reserve Sub-Account to pay or to reimburse Issuers and Operating Lessees for actual costs incurred in connection with capital expenditures relating to FF&E at the applicable Property (to the extent such expenditures are not prohibited hereunder and under the applicable Property Management Agreement), provided that (A) the Servicer has received invoices evidencing that the costs for which such disbursements are requested are due and payable and are in respect of capital expenditures relating to FF&E at the applicable Property, (B) Issuers and Operating Lessees have applied any amounts previously received by them in accordance with this Section 9.2.16(a) for the expenses to which specific draws made hereunder relate and received any Lien waivers or other releases which would customarily be obtained with respect to the work in question, (C) the applicable Property Manager has theretofore disbursed for capital expenditures relating to FF&E at the applicable Property all amounts it originally reserved in the applicable Hotel Operating Account (or otherwise withheld from disbursement to the Operating Lessees) for such purpose pursuant to the related Property Management Agreement; and (D) the Servicer has received an Officer’s Certificate confirming that the conditions in the foregoing clauses (A) through (C) have been satisfied and that the copies of invoices and evidence of Lien waivers (to the extent required above) attached to such Officer’s Certificate are true, complete and correct.

9.2.17 Intentionally Deleted.

9.2.18 Intentionally Deleted.

9.2.19 Disbursements from the Liquidity Reserve Account. On the Closing Date, Issuers shall deposit to the Liquidity Reserve Account as additional collateral for the Notes an amount equal to $2,864,488.52 (the “Initial Liquidity Reserve Amount”). Subsequent to the six-month anniversary of a Securitization, the Servicer shall, until exhausted, release (or authorize the release of) 1/6 of the Initial Liquidity Reserve Amount to Issuers on a monthly basis if the Aggregate DSCR (tested for the most recent trailing twelve (12) month period based upon the most recent monthly financial information delivered by Issuers to the Servicer pursuant to the terms of Section 5.1(j)(v) hereof) (which, for purposes hereof shall be calculated after deducting any amounts that have been deposited into the FF&E Reserve Account) exceeds Closing Date DSCR. From and after the occurrence and continuation of an Event of Default, the Servicer shall have the right to apply any amounts then remaining in the Liquidity Reserve Account to repay the Debt or any other amounts due hereunder or under the other Transaction Documents in such order, manner and amount as the Servicer shall determine in its sole discretion.

9.2.20 Disbursements from the Property Manager Reserve Account. Pursuant to and in accordance with the provisions of Section 9.4.1, if at any time (i) Operating Lessee or any Affiliate of Operating Lessee shall provide notice to the applicable Property Manager of its intention to terminate the Property Management Agreement for the Marriott Las Palmas Property (such Property Management Agreement, an “Affected Property Management Agreement”) or (ii) Operating Lessee has consented that it will agree to an assignment of an Affected Property Management Agreement by the then applicable Property Manager to a new Acceptable Property Manager which is not an Affiliate of such Property Manager (the effective date of any such termination or assignment, an “Affected Property Management Agreement Termination”), commencing twenty (20) Business Days prior to any such Affected Property Management Agreement Termination (such date, a “Management Agreement Trigger Event”), monies shall be transferred in accordance with Section 9.4.1 from the Holding Account into the Property Manager Reserve Account established by the Note Trustee, and retained by the Note Trustee as additional security for the Debt and shall be applied or disbursed as hereinafter provided. At least twenty-five (25) Business Days prior to an Affected Property Management Agreement Termination, Operating Lessee agree to deliver to the Servicer (i) written notice thereof and (ii) a copy of the applicable Management Agreement Termination Budget. From and after the occurrence and continuation of an Event of Default, the Note Trustee at the direction of Servicer shall have the right to apply any amounts then remaining in the Property Manager Reserve Account to repay the Debt or any other amounts due hereunder or under the other Transaction Documents in such order, manner and amount as the Servicer shall determine in its sole discretion. The Servicer shall make (or shall authorize) disbursements from the Property Manager Reserve Account to Issuers and Operating Lessees in an amount equal to the Applicable Property Manager Amount relating to the Property for which a Management Agreement Trigger Event has occurred (to the extent sufficient funds are on deposit in such account) within five (5) Business Days after Issuer or Operating Lessee delivers to the Servicer an Officer’s Certificate (i) attaching a duly signed and effective copy of an Acceptable Property Management Agreement with an Acceptable Property Manager for such Property entered into in accordance with the terms hereof and (ii) certifying that such disbursements shall be used to pay for the costs associated with Issuers and Operating Lessees entering into the new Acceptable Property Management Agreement and converting the applicable Property to a new acceptable brand. In addition, the Servicer shall remit to Issuers and Operating Lessees excess funds remaining on deposit in the Property Manager Reserve Account within five (5) Business Days after Issuers and Operating Lessees deliver to the Servicer an Officer’s Certificate to the effect that all applicable conversion costs have been paid.

Section 9.3. Tax and Insurance Escrow Account.

9.3.1 Establishment. On the Closing Date, Issuers and Operating Lessees shall establish and maintain with Note Trustee, or if Note Trustee is not a depository institution or if Note Trustee shall otherwise elect, with one or more depository institutions selected by the Servicer, a separate account (the “Tax and Insurance Escrow Account”) and, by no later than each Payment Date, Issuers and Operating Lessees shall deposit or monies shall be transferred in accordance with Section 9.4 hereof from the Holding Account into the Tax and Insurance Escrow Account:

(a) one-twelfth (1/12) of the Taxes and Other Charges that are payable by an Issuer or Operating Lessee (except to the extent that such amounts are paid, reserved or set aside for such purpose by the applicable Property Manager) (plus any deficiency in any amounts required to be deposited into a tax and insurance premiums reserve account each month by a Property Manager pursuant to the Agreements with Managers) that the Servicer reasonably estimates will be payable during the twelve (12) months next ensuing after such Payment Date in order to accumulate with Note Trustee sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective past due dates, and

(b) at any time when the insurance required to be maintained pursuant to this Indenture is not provided under a Blanket Policy in accordance with Article VIII hereof and the premiums in respect of such Blanket Policy are not paid or caused to be paid at least 3 months before such premiums become due and payable, one-twelfth (1/12) of the Insurance Premiums that are paid by an Issuer or Operating Lessees (except to the extent that such amounts are paid, reserved or set aside for such purpose by the applicable Property Manager) pursuant to any Property Management Agreement or otherwise (plus any deficiency in any amounts required to be deposited into a tax and insurance premiums reserve account each month by a Property Manager pursuant to the Agreements with Managers) that the Servicer estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Note Trustee sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies.

The Tax and Insurance Escrow Account shall be in the name of and under the sole dominion and control of Note Trustee, subject only to the Note Trustee’s obligations hereunder to advance funds therefrom at the direction of the Servicer in accordance with this Indenture, and no Issuer or Operating Lessee shall have the authority or power to make withdrawals from the Tax and Insurance Escrow Account. Funds in the Tax and Insurance Escrow Account shall not be commingled with any other monies. Issuers shall pay the costs of establishing and maintaining the Tax and Insurance Escrow Account. On the Closing Date, Issuers and Operating Lessees shall deposit to the Tax and Insurance Escrow Account an amount (the “Initial Tax and Insurance Escrow Amount”) equal to (i) the product of the next installment of Taxes and Other Charges that are payable by an Issuer or Operating Lessee (rather than the applicable Property Manager) times a fraction, the numerator of which is the number of months in the installment period for such Taxes and Other Charges elapsed as of the Closing Date (rounded up to the nearest integer) and the denominator of which is the number of months in such installment period, and (ii) the product of the next installment of Insurance Premiums that are payable by an Issuer or Operating Lessee (rather than the applicable Property Manager) times a fraction, the numerator of which is the number of months in the installment period for such premiums elapsed as of the Closing Date (rounded up to the nearest integer) and the denominator of which is the number of months in such installment period; provided that if Issuers and Operating Lessees have a Blanket Policy that covers properties in addition to the Properties, the Servicer shall have the right to increase the amount required to be deposited into the Tax and Insurance Escrow Account in an amount sufficient to purchase a non-blanket Policy in accordance with the terms of Section 8.1(d)(i) hereof.

9.3.2 Application Generally. To the extent required to be paid by an Issuer with respect to a Property, the Note Trustee at the direction of the Servicer will apply amounts in the

Tax and Insurance Escrow Account either: (x) to pay Taxes and Other Charges (excluding any Ground Rent) and Insurance Premiums required to be paid by Issuers or Operating Lessees hereunder (and so long as the Tax and Insurance Escrow Account shall have a balance at least equal to the then-payable Taxes, Other Charges and Insurance Premiums, Issuers shall not be in default hereunder if the Servicer shall have not so applied such balance to the payment of such Taxes, Other Charges and Insurance Premiums, unless the Note Trustee at the direction of the Servicer, shall have not so applied such balance at the request of Issuers or Operating Lessees) or (y) to reimburse Issuers or Operating Lessees for such amounts upon presentation of evidence of payment and an Officer’s Certificate in form and substance satisfactory to the Servicer, subject, however, to Issuers’ and Operating Lessees’ right to contest Taxes and Other Charges in accordance with the terms hereof. In directing the Note Trustee to make any payment from or to the Tax and Insurance Escrow Account, the Servicer may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes and Other Charges) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written notice by Issuers or Operating Lessees of such inaccuracy, invalidity or other contest, in each case in accordance with Section 5.1(b)(ii) hereof. If the amount in the Tax and Insurance Escrow Account shall exceed the amounts due for Taxes and Other Charges and Insurance Premiums, the Note Trustee at the direction of the Servicer shall, at the Servicer’s option, return any excess to Issuers and Operating Lessees or credit such excess against future payments to be made to the Tax and Insurance Escrow Account. Provided no Event of Default has occurred and is continuing, Issuers and Operating Lessees shall have the right to have the Note Trustee at the direction of the Servicer apply amounts deposited in the Tax and Insurance Escrow Account on account of Taxes and Other Charges toward the payment of such Taxes and Other Charges prior to their delinquent dates for the purpose of achieving a discount on such Taxes and Other Charges. If at any time the Servicer determines that the amount in the Tax and Insurance Escrow Account is not or will not be sufficient to pay the items set forth in Sections 9.3.1(a) and 9.3.1(b) above, the Servicer shall notify Issuers of such determination and Issuers and Operating Lessees shall increase their monthly payments to the Note Trustee by the amount that the Servicer estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and Other Changes and/or expiration of the Policies, as the case may be.

9.3.3 Tax and Insurance Sub-Account. (a) On the Closing Date, Issuers and Operating Lessees shall establish and maintain with Note Trustee, or, if Note Trustee is not a depository institution or if Note Trustee shall otherwise elect, with one or more depository institutions selected by the Servicer, a separate sub-account of the Tax and Insurance Escrow Account (the “Tax and Insurance Sub-Account”). On the Closing Date, Issuers shall deposit into the Tax and Insurance Sub-Account an amount equal to $0 (the “Initial Tax and Insurance Sub-Account Amount”)

(b) The parties hereby agree that, if, at any time, the aggregate Taxes, Other Charges and (at any time when insurance required hereunder is not provided under a Blanket Policy) Insurance Premiums estimated by the Servicer to be payable by or on behalf of the Issuers and Operating Lessees in respect of the Properties during the ensuing twelve months increases over such aggregate as of the Closing Date, then, in the event of such an increase, by no later than the first Payment Date following such an increase, the Issuers and Operating

Lessees shall deposit, or monies shall be transferred in accordance with Section 9.4 hereof from the Holding Account, into the Tax and Insurance Sub-Account, in an amount equal to the Tax and Insurance Incremental Amount at such time. The “Tax and Insurance Incremental Amount” at any time means the positive excess (if any) of (i) an amount equal to one-twelfth of the aggregate Taxes, Other Charges and (at any time when insurance required hereunder is not provided under a Blanket Policy) Insurance Premiums estimated by the Servicer to be payable by or on behalf of the Issuers and Operating Lessees in respect of the Properties during the ensuing twelve months, over (ii) the amount then on deposit in the Tax and Insurance Sub-Account.

Section 9.4. Disbursements from the Deposit Account and the Holding Account; Issuers’ Obligation to Fund Deposit Account.

9.4.1 Disbursements. On each Business Day the Depositary Bank shall transfer all collected and available funds in the Deposit Account to the Holding Account and on each Business Day (or as otherwise provided for in the Deposit Account Agreement), provided no Event of Default has occurred and is continuing, and subject to Section 9.4.2 hereof, the Note Trustee at the direction of the Servicer shall transfer from the Holding Account (or authorize such transfer) in accordance with the terms of the Deposit Account Agreement, to the extent available therein, the following payments in accordance with the following priorities:

(i) First, to the Tax and Insurance Escrow Account, payment of all amounts in the Holding Account until the amounts required to be deposited in the Tax and Insurance Escrow Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.3 hereof (other than Section 9.3.3(b)) have been so deposited;

(ii) Second, to the Tax and Insurance Sub-Account, payment of all amounts in the Holding Account until the Tax and Insurance Incremental Amount, if any, required to be deposited in the Tax and Insurance Sub-Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.3.3(b) hereof have been so deposited;

(iii) Third, to the Ground Rent Reserve Account, payment of all amounts in the Holding Account until all amounts required to be deposited in the Ground Rent Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.10 hereof have been so deposited

(iv) Fourth, to the Current Debt Service Reserve Account, payment of all amounts in the Holding Account until the Third Party Securitization Amount and the Rating Agency Securitization Amount required to be deposited in the Current Debt Service Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.15 hereof have been so deposited;

(v) Fifth, to the Current Debt Service Reserve Account, payment of all amounts in the Holding Account until the Debt Service Amount required to be deposited in the Current Debt Service Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.15 hereof has been so deposited;

(vi) Sixth, after the occurrence of an Earthquake Reserve Event, payment of all amounts in the Holding Account until the amounts required to be deposited in the Earthquake Deductible Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.8 hereof have been so deposited.

(vii) Seventh, after the occurrence of a Deficiency Payment, payment of all amounts in the Holding Account until the amounts required to be deposited in the Deficiency Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.11 hereof have been so deposited;

(viii) Eighth, to the Current Debt Service Reserve Account, payment of all amounts in the Holding Account until the Cost and Expense Amount required to be deposited in the Current Debt Service Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.15 hereof has been so deposited;

(ix) Ninth, to the FF&E Reserve Account, payment of all amounts in the Holding Account until the amounts required to be deposited in the FF&E Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.16 hereof have been so deposited;

(x) Tenth, to the Incentive Management Fee Reserve Account, payment of all amounts in the Holding Account until the amounts required to be deposited in the Incentive Management Fee Reserve Account by the next Payment Date (or if such Business Day is a Payment Date, by such Payment Date) pursuant to Section 9.2.13 hereof have been so deposited;

(xi) Eleventh, to the extent a Management Agreement Trigger Event has occurred, to the Property Manager Reserve Account, a sum equal to (i) if only one of the Affected Property Management Agreements has been terminated, the Applicable Property Manager Amount corresponding to such Property or (ii) if more than one of the Affected Property Management Agreements have been terminated, the sum of each Applicable Property Manager Amount corresponding to each applicable Property (the amount required to be transferred to the Property Reserve Account pursuant to foregoing clauses (i) and (ii) is referred to herein as the “Required Amount”), in each case until the amount on deposit in the Property Manager Reserve Account is equal to the Required Amount; and

(xii) Twelfth, if no monetary Default or Event of Default is then continuing to such accounts of Issuers and Operating Lessees, as Issuers and Operating Lessees may direct, all amounts remaining in the Holding Account.

9.4.2 Obligation to Fund; Deemed Payment. In the event that on any Payment Date the amount in the Holding Account shall be insufficient to make all of the transfers described in Sections 9.4.1(i) through and including (x) as applicable, Issuers shall deposit into the Deposit Account on such Payment Date the amount of such deficiency (without the need for any notice or demand from the Servicer (but subject to the terms of the Deposit Account Agreement)), and if Issuers shall fail to make such deposit, the same shall be an Event of Default and, in addition to all other rights and remedies provided for hereunder, the Note Trustee at the direction of the Servicer may disburse and apply the amounts in the Holding Account in such order as the Servicer may determine. If on any Payment Date the amount in the Holding Account shall be sufficient to make all of the transfers described in Sections 9.4.1(i) through and including (x) as applicable, Issuers shall be deemed to have paid the Monthly Debt Service Payment Amount unless the Note Trustee is legally constrained from transferring such amount as aforesaid by reason of any insolvency related to any Issuer or any other event.

Section 9.5. No Release if Event of Default Exists. Notwithstanding the terms hereof, in no event shall the Servicer have any obligation direct the Note Trustee to disburse funds from the Deposit Account, the Holding Account, the Tax and Insurance Escrow Account or any other Reserve Account for so long as an Event of Default shall have occurred and be continuing.

Section 9.6. Grant of Security Interest; Rights upon Default.

(a) Each Issuer and Operating Lessee hereby pledges, assigns and grants a security interest to Note Trustee, as security for payment of all sums due in respect of the Notes and the performance of all other terms, conditions and covenants of this Indenture and any other Transaction Document on such Issuer’s part to be paid and performed, in all of such Issuer’s and Operating Lessee’s right, title and interest in and to the Deposit Account, the Holding Account and each Reserve Account (including, without limitation, the Tax and Insurance Escrow Account), together with the deposits therein, including all interest earned thereon and Permitted Investments held therein. No Issuer or Operating Lessee shall, without obtaining the prior written consent of a majority (by Outstanding Principal Amount) of the Noteholders, further pledge, assign or grant any security interest in the Deposit Account, the Holding Account or any Reserve Account (including, without limitation, the Tax and Insurance Escrow Account), or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements or any other notice or instrument as may be required under the UCC, as appropriate, except those naming Note Trustee as the secured party, to be filed with respect thereto.

(b) Upon the occurrence and continuation of an Event of Default, Note Trustee at the request of the Servicer may apply amounts in the Deposit Account, the Holding Account and any Reserve Account (including the Tax and Insurance Escrow Account) (or any portion thereof) for any of the following purposes relating to the Notes or Issuers’ or Operating Lessees’ obligations hereunder or under any other Transaction Document, and in any order, as the Servicer shall elect in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Notes; (iv) amortization of the unpaid principal balance of the Notes; (v) completion of all work required to be performed hereunder; (vi) reimbursement of Note Trustee or the Servicer for all losses and expenses

(including reasonable legal fees and disbursements) suffered or incurred by Note Trustee or the Servicer as a result of such Event of Default; (vii) the cost of any necessary or reasonable repair or replacement to any Property; (viii) payment of any amount expended in exercising rights and remedies available to Note Trustee at law or in equity or under this Indenture or under any of the other Transaction Documents; (ix) Operating Expenses; or (x) any other portion of the Debt.

Section 9.7. Note Trustee Not Responsible. Nothing in this Article IX or elsewhere in the Transaction Documents shall make Note Trustee or the Servicer responsible for making or completing any work in respect of any Property, or obligate Note Trustee or the Servicer to demand from any Issuer additional sums to make or complete any work.

Section 9.8. Inspections; Undertaking of Work.

(a) Subject to the applicable Property Management Agreement, Issuers and Operating Lessees shall permit the Servicer and the Servicer’s agents and representatives to enter onto the applicable Property during normal business hours after reasonable notice (subject to the rights of Tenants under the Leases other than the Operating Leases) to inspect the progress of any work being performed by or on behalf of any Issuer or Operating Lessee, including any Alterations, and all materials being used in connection therewith, to examine all plans and shop drawings relating thereto and, upon the occurrence and during the continuance of an Event of Default, to undertake and complete any work required to be undertaken in accordance with the terms hereof. Issuers shall cause all contractors and subcontractors to cooperate with the Servicer or the Servicer’s representatives or such other persons described above in connection with inspections described in this Section 9.8 or the undertaking or completion of work pursuant to this Section 9.8.

(b) Subject to the applicable Property Management Agreement, the Servicer may inspect the applicable Property in connection with any work undertaken by or on behalf of any Issuer or Operating Lessee at such Property (subject to the limitations set forth in Section 9.8(a) above) prior to disbursing funds, from any Reserve Account or otherwise, for such work. The Servicer, at Issuers’ expense, may require that such inspection be conducted by an appropriate independent qualified professional selected by the Servicer and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to the Servicer prior to the disbursement of any amounts therefor. Issuers shall pay a reasonable inspection fee for each inspection conducted by a third party.

(c) Issuers and Operating Lessees shall collaterally assign to Note Trustee, as additional security for the Notes, to the extent permitted, all rights and claims any Issuer or Operating Lessee may have against all Persons supplying labor or materials in connection with any Alterations; provided, however, Note Trustee may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

Section 9.9. Bankruptcy. Each Issuer, Operating Lessee and Note Trustee hereby acknowledge and agree that upon the filing of a bankruptcy petition by or against any Issuer or Operating Lessee under the Bankruptcy Code, the Reserve Accounts and the Adjusted Operating Income (whether then already in the Reserve Account, or then due or becoming due thereafter) shall be deemed not to be property of the applicable Issuer’s or Operating Lessee’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code or Title Third of the Ley de Concursos Mercantiles. In the event, however, that a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Reserve Accounts and the Adjusted Operating Income by each Issuer, Operating Lessee and Note Trustee, the Reserve Accounts and/or the Adjusted Operating Income do constitute property of the applicable Issuer’s or Operating Lessee’s bankruptcy estate, then each Issuer, Operating Lessee and Note Trustee hereby further acknowledge and agree that all such Adjusted Operating Income, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Note Trustee. Each Issuer and Operating Lessee acknowledges that Noteholders do not consent to any Issuer’s or Operating Lessee’s use of such cash collateral and that, in the event a majority (by Outstanding Principal Amount) of the Noteholders elects (in their sole discretion) to give such consent, such consent shall only be effective if given in writing signed by such majority of the Noteholders. Except as provided in the immediately preceding sentence, no Issuer or Operating Lessee shall have the right to use or apply or require the use or application of such cash collateral (i) unless the applicable Issuer or Operating Lessee shall have received a court order authorizing the use of the same, and (ii) the applicable Issuer or Operating Lessee shall have provided such adequate protection to Note Trustee as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

ARTICLE X

DEFAULTS

Section 10.1. Events of Default. (a) Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(i) Payment. If any portion of the Debt is not paid when due (subject to the final sentence of Section 9.4.2 hereof);

(ii) Taxes and Other Charges. If any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, subject to Issuers’ right to contest Taxes in accordance with Section 5.1(b)(ii) hereof and subject to Section 9.3.2(x) hereof;

(iii) Insurance Policies. (x) If the Policies are not kept in full force, or (y) if the Policies or insurance certificates or other evidence of insurance acceptable to the Servicer are not delivered to the Servicer within ten (10) days after written notice thereof from the Servicer;

(iv) Transfers. If (A) any Issuer or Operating Lessee transfers or encumbers all or any portion of any Property, except as permitted herein, (B) any direct or indirect interest in any Issuer or Operating Lessee is transferred or assigned, other than, in each case, for Permitted Encumbrances or as is permitted in Section 6.1(i) hereof, or (C) Sponsor shall make any transfer in violation of Section 6.1(i) or otherwise violate the provisions of Section 6.1(i);

(v) Representations. If any representation or warranty made by any Issuer or any Operating Lessee herein or in any other Transaction Document shall be false in any material respect as of the date the representation or warranty was made and, with respect to any such false statement that is reasonably susceptible to cure and does not have a Material Adverse Effect with respect to any Property, the Liens intended to be created by the Transaction Documents thereon or any other collateral or the Single Purpose Entity structure of any Issuer is not cured within thirty (30) days after receipt by Issuer of notice thereof;

(vi) Inability to Pay Debts. If any Issuer or any Operating Lessee shall make an assignment for the benefit of creditors, or if any Issuer shall generally not be paying its debts as they become due or has admitted in writing its inability to pay its debts;

(vii) Bankruptcy. If a receiver, liquidator or trustee shall be appointed for any Issuer or Operating Lessee or if any Issuer or Operating Lessee shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, concurso mercantil reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Issuer or Operating Lessee, or if any proceeding for the dissolution or liquidation of any Issuer shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Issuer or Operating Lessee, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) Prohibited Assignment. If any Issuer or Operating Lessee attempts to assign its respective rights under this Indenture or under any other Transaction Document or any interest herein or therein in contravention of this Indenture or any of the Transaction Documents;

(ix) Breach of Covenant. If any Issuer or Operating Lessee breaches any of its negative covenants contained in Section 6.1 hereof or if any Issuer or Operating Lessee breaches any covenant contained in Section 4.1(bb) hereof and, if the same is susceptible of cure, the same is not cured within fifteen (15) days after written notice thereof from Note Trustee or the Servicer; provided that no cure of a breach of any covenant contained in Section 4.1(bb) hereof shall be effective unless Issuers cause to be delivered to Note Trustee the Servicer an opinion as to non-consolidation in form and substance and from counsel reasonably satisfactory to the Servicer, which opinion takes into account such breach;

(x) Default under Other Transaction Documents. If an Event of Default as defined or described in any of the other Transaction Documents occurs, or if any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit the Servicer to accelerate the maturity of all or any portion of the Debt in accordance with the terms of any such Transaction Document;

(xi) Failure to Deposit Reserve Payments. Subject to the final sentence of Section 9.4.2 hereof, if any Issuer shall be in default of its obligations to make deposits into the Tax and Insurance Escrow Account, or any of the other Reserve Accounts or in any other reserve or escrow account required hereunder; or

(xii) Covenant Defaults. If any Issuer or Operating Lessee shall continue to be in default under any of the other terms, covenants or conditions of this Indenture not specified in Sections (i) to (xi) above, for ten (10) days after notice to Issuers from the Note Trustee or Servicer, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from the Servicer in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and Issuers or Operating Lessees shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Issuers or Operating Lessees in the exercise of due diligence to cure such Default, but the aggregate cure period under this Section (xii) shall not exceed one hundred and twenty (120) days.

(xiii) Property Management Agreements; Material Agreements; Operating Leases. (a) If any Issuer shall be in default in any material respect under any Property Management Agreement, Operating Lease, or Material Agreements to which it is party, subject to any applicable cure periods set forth therein or (b) if any Property Management Agreement shall be terminated and an Acceptable Property Manager is no longer managing the Property pursuant to an Acceptable Property Management Agreement, unless, subject to Section 6.1(a), contemporaneously with such termination the applicable Issuer enters into an Acceptable Property Management Agreement with an Acceptable Property Manager.

(xiv) Ground Lease Default. If the Lincolnshire Issuer shall fail, beyond any applicable notice and grace period permitted to the Lincolnshire Issuer under the Ground Lease, to pay any rent, additional rent or other charge mentioned in or made payable pursuant to the Ground Lease when such rent, additional rent or other charge is due and payable (other than where the same is being contested in good faith in accordance with the terms of Section 5.1(b)(ii) hereof); or if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever.

(b) Upon the occurrence and during the continuation of an Event of Default and at any time thereafter, the Note Trustee may, in addition to any other rights or remedies available to it pursuant to this Indenture or any other Transaction Document, or at law or in equity, take such action, without notice or demand, that the Note Trustee deems advisable to protect and enforce its rights against any Issuer and in and to all or any part of a Property, including, without limitation, declaring the Debt to be immediately due and payable (provided, however, with respect to an Event of Default described in clause (vi), (vii) or (viii) above, the Debt and all other obligations of any Issuer hereunder and under the other Transaction Documents shall immediately and automatically become due and payable, without notice or demand, and each Issuer hereby expressly waives any such notice or demand, anything contained herein or in any other Transaction Document to the contrary notwithstanding), and the Note Trustee may enforce or avail itself of any or all rights or remedies provided in the Transaction Documents against any Issuer and all or any portion of a Property, including all rights or remedies available at law or in equity.

(c) Upon the occurrence and during the continuation of any Event of Default, the Note Trustee may, but without any obligation to do so and without notice to or demand on any Issuer and without releasing any Issuer from any obligation hereunder, take any action to cure such Event of Default. The Note Trustee or Servicer may enter upon any Property upon reasonable notice to Issuers for such purposes or appear in, defend, or bring any action or proceeding to protect their interests and the interests of Note Trustee in such Property or to foreclose the applicable Mortgage or collect the Debt. The costs and expenses incurred by Note Trustee or the Servicer in exercising rights under this paragraph (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Note Trustee or the Servicer that such costs or expenses were incurred to the date of payment to Note Trustee or the Servicer, shall constitute a portion of the Debt, shall be secured by the Mortgages and the other Transaction Documents and shall be due and payable to Note Trustee or the Servicer upon demand therefor.

(d) Notwithstanding anything contained herein or in the other Transaction Documents, if an Event of Default is caused by a Default in respect of a Property (such as, without limitation, a Default arising from an inability to maintain a material license for the operation of a Property), then, provided (i) the Notes have not been accelerated, and (ii) the elimination of such Property from the collateral securing the Notes and from the ownership of Issuers would eliminate the condition or circumstance giving rise to the Event of Default, then Issuers may, after the expiration of the Lockout Period, by notice to the Servicer, elect to prepay the Notes in the manner provided in (and subject to the requirements of) Section 2.4 in an amount equal to the Release Amount of such Property, so as to obtain the release thereof from the Lien of the applicable Mortgage pursuant to Section 2.5, together with accrued interest in respect of such amount through the end of the applicable Interest Accrual Period. Upon such prepayment and release, such Event of Default shall be deemed cured hereunder.

Section 10.2. Remedies. Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Note Trustee against any Issuer under this Indenture or any of the other Transaction Documents executed and delivered by, or applicable to, any Issuer or at law (including, without limitation, an action for collection) or in equity may be exercised by Note Trustee on behalf of the Noteholders at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Note Trustee or the Noteholders shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Transaction Documents with respect to all or any portion of a Property. Any such actions taken by Note Trustee or the Servicer shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Note Trustee or the Servicer may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Note Trustee permitted by law, equity or contract or as set forth herein or in the other

Transaction Documents. Without limiting the generality of the foregoing, each Issuer agrees that if an Event of Default is continuing (i) Note Trustee and the Servicer are not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Note Trustee and the Noteholders shall remain in full force and effect until Note Trustee and the Noteholders have exhausted all of its remedies against each Property and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

Section 10.3. Remedies Cumulative. The rights, powers and remedies of Note Trustee and the Noteholders under this Indenture shall be cumulative and not exclusive of any other right, power or remedy which Note Trustee and the Servicer may have against any Issuer pursuant to this Indenture or the other Transaction Documents, or existing at law or in equity or otherwise. Note Trustee’s and the Servicer’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as the Servicer may determine in the Servicer’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon the occurrence and during the continuation of an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to an Issuer shall not be construed to be a waiver of any subsequent Default or Event of Default with respect to any Issuer or to impair any remedy, right or power consequent thereon.

ARTICLE XI

PROPERTY MANAGEMENT

Section 11.1. Property Management.

(a) Each Issuer or Operating Lessee represents, warrants and covenants that each Property shall at all times be managed by an Acceptable Property Manager pursuant to an Acceptable Property Management Agreement.

(b) Notwithstanding any provision to the contrary contained herein or in the other Transaction Documents, except as provided in this Section 11.1(b), no Issuer or Operating Lessee may amend, modify, supplement, alter or waive any right under any Property Management Agreement without the receipt of a Rating Confirmation. Without the receipt of a Rating Confirmation, an Issuer or Operating Lessee shall be permitted to make any nonmaterial modification, change, supplement, alteration or amendment to any Property Management Agreement and to waive any nonmaterial rights thereunder, provided that no such modification, change, supplement, alteration, amendment or waiver shall affect the cash management procedures set forth in the Property Management Agreements or the Transaction Documents, decrease the cash flow of the applicable Property covered thereunder, adversely affect the marketability of the applicable Property covered thereunder, change the definitions of “default” or “event of default,” change the definitions of “operating expense” or words of similar meaning to add additional items to such definitions, change the definitions of “owner’s distribution” or “owner’s equity” or “debt service amount” or words of similar meaning so as to reduce the payments due the related Issuer thereunder, change the timing of remittances to the related Issuer or Operating Lessee thereunder, increase or decrease reserve requirements, change the term of such Property Management Agreement or increase any Management Fees payable under such Property Management Agreement.

(c) An Issuer or Operating Lessee may enter into a new Property Management Agreement with an Acceptable Property Manager upon receipt of a Rating Confirmation with respect to such Property Management Agreement.

(d) Issuer and Operating Lessee hereby agrees that subject to the terms of the respective Property Management Agreement (as modified by any Agreement with Managers) or Acceptable Property Management Agreements, the Servicer shall have the right to terminate and replace property managers subsequent to (i) an Event of Default under this Indenture and (ii) an acceleration of the Notes.

(e) The Noteholders by their acceptance of the Notes hereby agree that upon delivery by Issuers of amendments to the Management Agreements described in the Marriott Side Letter, Ritz Carlton Half Moon Bay Management Side Letter or on Exhibit F hereto in a form and substance no less favorable to Issuers and the Noteholders than the applicable terms set forth on the term sheets attached hereto as Exhibit F, the Ritz Carlton Half Moon Bay Management Side Letter or in the Marriott Side Letter (as determined by a majority (by Outstanding Principal Amount) of the Noteholders in their sole but reasonable discretion) and that are otherwise in a form and substance reasonably acceptable to a majority (by Outstanding Principal Amount) of the Noteholders, the Noteholders shall consent to Issuers entering into such amendments.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Survival. This Indenture and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the issuance of the Notes, and shall continue in full force and effect so long as all or any of the Debt of Issuers is outstanding and unpaid. Whenever in this Indenture any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person (provided that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder). All covenants, promises and agreements in this Indenture contained, by or on behalf of any Issuer, shall inure to the benefit of the respective legal representatives, successors and assigns of Note Trustee and the Noteholders.

Section 12.2. Permitted Investments; Eligible Accounts; Eligible Institutions. Note Trustee shall invest any amounts to be held by Note Trustee in accordance with the terms of this Indenture or any other Transaction Document (other than amounts held in the Deposit Account, which may be an interest bearing account), pending the application of such amounts to the purposes herein or therein provided, in one of the Permitted Investments as directed by Issuers from time to time (provided no Event of Default has occurred and is continuing); or Note Trustee from time to time (if any Event of Default has occurred and is continuing). Note Trustee shall not be responsible for its inability to invest funds received after 1:30 p.m. New York City time, but shall invest such sums on the following Business Day. After application to the purposes for which any amounts invested pursuant to this Section 12.2 are held and so long as no Event of Default has occurred and is continuing hereunder, any investment income earned from such investments shall be paid to Issuers. All accounts maintained hereunder, including the Deposit Account, the Holding Account, the Tax and Insurance Escrow Account and the other Reserve Accounts, shall, at Note Trustee’s election, be Eligible Accounts. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each Eligible Account (A) shall be a separate and identifiable account from all other funds held by the holding institution, (B) shall be established and maintained in the name of the Note Trustee (and subsequent to any Securitization, shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Notes), (C) shall be under the sole dominion and control of Note Trustee, and should contain only funds held for its benefit. Following a rating downgrade, withdrawal, qualification or suspension of an Eligible Institution which maintains an Eligible Account each such Eligible Account must promptly (and in any case within not more than thirty (30) calendar days) be moved to a qualifying Eligible Institution. The out-of-pocket costs reasonably incurred in establishing and maintaining any account or reserve held by Note Trustee pursuant to this Indenture or any other Transaction Document shall be borne by Issuers.

Section 12.3. Governing Law; Consent to Jurisdiction.

(a) THIS INDENTURE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS INDENTURE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH ISSUER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS INDENTURE AND THE NOTES, AND THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST NOTE TRUSTEE OR ANY ISSUER ARISING OUT OF OR RELATING TO THIS INDENTURE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO § 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND NOTE TRUSTEE AND EACH ISSUER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND NOTE TRUSTEE AND EACH ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. NOTE TRUSTEE AND EACH ISSUER HEREBY

WAIVE THE JURISDICTION OF ANY OTHER COURTS THAT MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE. EACH ISSUER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, WITH OFFICES AT 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NEW YORK 10036, OR AT SUCH OTHER OFFICE IN NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF ANY ISSUER MAILED OR DELIVERED TO ANY ISSUER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH ISSUER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH ISSUER (I) SHALL GIVE PROMPT NOTICE TO NOTE TRUSTEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 12.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Indenture, or of the Notes, or of any other Transaction Document, nor consent to any departure by any Issuer therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Issuer, shall entitle an Issuer to any other or future notice or demand in the same, similar or other circumstances.

Section 12.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Note Trustee, the Servicer or the Noteholders in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes or under any other Transaction Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Indenture, the Notes or any other Transaction Document, Note Trustee, the Servicer and the Noteholders shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Indenture, the Notes or the other Transaction Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 12.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Transaction Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United

States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Note Trustee:

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris, Esq.

With a copy to:

Midland Loan Services, Inc.

P.O. Box 419127

Kansas City, Missouri 64141-6127

Phone Number: 1-800-327-8083

If to the Servicer:

Midland Loan Services, Inc.

P.O. Box 419127

Kansas City, Missouri 64141-6127

Phone Number: 1-800-327-8083

If to any Issuer:

c/o Strategic Hotel Funding, L.L.C.

77 West Wacker, Suite 4600

Chicago, Illinois 60601

Attention: Chief Financial Officer and

General Counsel

with a copy to:

Perkins Coie LLP

131 South Dearborn Street, Suite 1700

Chicago, IL 60603-5559

Attention: Bruce A. Bonjour

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.

Section 12.7. Trial by Jury. NOTE TRUSTEE AND EACH ISSUER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, WHETHER IN CONTRACT OR IN TORT, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF NOTE TRUSTEE AND EACH ISSUER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. NOTE TRUSTEE AND EACH ISSUER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 12.8. Headings. The Article and/or Section headings and the Table of Contents in this Indenture are included herein for convenience of reference only and shall not constitute a part of this Indenture for any other purpose.

Section 12.9. Severability. Wherever possible, each provision of this Indenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Indenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Indenture.

Section 12.10. Preferences. Subject to Article IX hereof, Note Trustee, the Servicer and the Noteholders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Issuers to any portion of the obligations of Issuers hereunder. To the extent any Issuer makes a payment or payments to Note Trustee, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Note Trustee.

Section 12.11. Waiver of Notice. No Issuer shall be entitled to any notices of any nature whatsoever from Note Trustee, the Servicer or the Noteholders except with respect to matters for which this Indenture or the other Transaction Documents specifically and expressly provide for the giving of notice by Note Trustee, the Servicer or the Noteholders to Issuers and except with respect to matters for which Issuers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Issuer hereby expressly waives the right to receive any notice from Note Trustee, the Servicer or the Noteholders with respect to any matter for which this Indenture or the other Transaction Documents do not specifically and expressly provide for the giving of notice by Note Trustee, the Servicer or the Noteholders to Issuers.

Section 12.12. Remedies of Issuers. In the event that a claim or adjudication is made that Note Trustee, the Servicer or the Noteholders, have acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Indenture or the other Transaction Documents, Note Trustee, the Servicer or the Noteholders, as the case may be, has an obligation to act reasonably or promptly, each Issuer agrees that neither Note Trustee, the Servicer nor the Noteholders shall be liable for any monetary damages, and Issuers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that Note Trustee’s, the Servicers or the Noteholders action, delay or inaction has constituted gross negligence, fraud, willful misconduct or an illegal act. The parties hereto agree that any action or proceeding to determine whether Note Trustee, the Servicer or the Noteholders have acted reasonably shall be determined by an action seeking declaratory judgment.

Section 12.13. Expenses; Indemnity.

(a) Each Issuer covenants and agrees to reimburse Note Trustee, the Servicer and the Noteholders upon receipt of written notice for all (i) Expenses; (ii) costs and expenses reasonably incurred by Note Trustee, the Servicer or the Noteholders in connection with (A) Issuers’ ongoing performance of and compliance with Issuers’ respective agreements and covenants contained in this Indenture and the other Transaction Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Indenture and the other Transaction Documents and any other documents or matters requested by any Issuer or by Note Trustee, the Servicer or the Noteholders; (C) filing and recording fees and expenses, title insurance and reasonable fees and disbursements of counsel for providing to Note Trustee, the Servicer or the Noteholders all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Note Trustee pursuant to this Indenture and the other Transaction Documents; (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Issuers, this Indenture, the other Transaction Documents or any other security given for the Notes or the Properties; and (E) enforcing any obligations of or collecting any payments due from any Issuer under this Indenture, the other Transaction Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Indenture in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided , however, that Issuers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Note Trustee, the Servicer or the Noteholders. Any costs and expenses due and payable to Note Trustee, the Servicer, or the Noteholders hereunder which are not paid by Issuers within thirty (30) days after demand may be paid from any amounts in the Holding Account, with notice thereof to Issuers. Notwithstanding the foregoing, except as provided in Article XIII herein, Issuer shall not be required to pay (and the Noteholders shall promptly reimburse Issuer for) any costs or expenses relating to the securitization, syndication or sale of participation interests in the Notes, other than Issuer’s internal costs and expenses and the fees and disbursements of Issuer’s counsel with the review of any documentation related to such transactions and the delivery of legal opinions (other than a 10(b)(5) opinion) in connection with any such securitization, syndication or sale or participation interests in the Notes, provided Issuer shall not be required to incur unreimbursed third party costs and expenses in excess of $10,000.

(b) Issuers shall indemnify and hold harmless Note Trustee, the Servicer and the Noteholders from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Note Trustee, the Servicer and the Noteholders in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Note Trustee or the Noteholders shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Note Trustee or the Noteholders in any manner relating to or arising out of any breach by any Issuer of its obligations under, or any misrepresentation by any Issuer contained in, this Indenture or the other Transaction Documents; provided, however, no Issuer shall be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Note Trustee, the Servicer or the Noteholders. Any costs and expenses due and payable to Note Trustee, the Servicer or the Noteholders hereunder which are not paid by Issuers within ten (10) days after demand may be paid from any amounts in the Holding Account, with notice thereof to Issuers.

Section 12.14. Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Indenture with the same effect as if set forth in the body hereof.

Section 12.15. Offsets, Counterclaims and Defenses. Any assignee of Note Trustee’s or a Noteholders interest in and to this Indenture, the Notes and the other Transaction Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Issuer may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by an Issuer in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Issuer.

Section 12.16. No Joint Venture or Partnership. Issuers, Note Trustee the Noteholder intend that the relationships created hereunder and under the other Transaction Documents be solely that of Issuer, Note Trustee and Noteholders. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Issuers, Note Trustee and the Noteholders nor to grant Note Trustee any interest in the Properties other than that of mortgagee or lender.

Section 12.17. Publicity. All news releases, publicity or advertising by any Issuer or its Affiliates through any media intended to reach the general public which refers to the Transaction Documents or the financing evidenced by the Transaction Documents, to Note Trustee, the Initial Purchaser, the Servicer or the trustee in a Securitization shall be subject to the prior written approval of the Noteholders.

Section 12.18. Waiver of Marshalling of Assets. To the fullest extent Issuers may legally do so, each Issuer waives all rights to a marshalling of the assets of Issuers, Issuers’ partners, if any, and others with interests in Issuers, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Note Trustee under the Transaction Documents to a sale of any one or more of the Properties for the collection of the related Debt without any prior or different resort for collection, of the right of Note Trustee or any deed of trust trustee to the payment of the related Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, each Issuer, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgage, any equitable right otherwise available to any Issuer which would require the separate sale of portions of a Property.

Section 12.19. Waiver of Counterclaim. Each Issuer hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Note Trustee, the Servicer or the Noteholders.

Section 12.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Indenture and any of the other Transaction Documents, the provisions of this Indenture shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Transaction Documents and that such Transaction Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Section 12.21. Brokers and Financial Advisors. Each Issuer hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Indenture. Issuers hereby indemnify Note Trustee and the Noteholders and hold Note Trustee and the Noteholders harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Issuer in connection with the transactions contemplated herein. The provisions of this Section 12.21 shall survive the expiration and termination of this Indenture and the repayment of the Debt.

Section 12.22. No Third Party Beneficiaries. This Indenture and the other Transaction Documents are solely for the benefit of Note Trustee, the Noteholders and the Issuers, and nothing contained in this Indenture or the other Transaction Documents shall be deemed to confer upon anyone other than Note Trustee, the Noteholders and Issuers any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Note Trustee to make the Notes hereunder are imposed solely and exclusively for the benefit of Note Trustee and the Noteholders, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Note Trustee will refuse to enter into this Indenture and the Noteholders will refuse to purchase the Notes in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Note Trustee if, in Note Trustee’s sole discretion, Note Trustee deems it advisable or desirable to do so.

Section 12.23. Prior Agreements. This Indenture and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between any Issuer and Note Trustee are superseded by the terms of this Indenture and the other Transaction Documents.

Section 12.24. Exculpation. Anything contained herein, in the Notes or in any other Transaction Document to the contrary notwithstanding (except as set forth in the balance of this Section or in the Environmental Indemnity), no recourse shall be had for the payment of the principal or interest on the Notes or for any other portion of the Debt hereunder or under the other Transaction Documents against (i) any Affiliate, parent company, trustee or advisor of any Issuer or owner of a direct or indirect Beneficial or equitable interest in an Issuer or Sponsor, any member in any Issuer, or any partner, shareholder or member therein (other than against Sponsor pursuant to the Sponsor Indemnity Agreement); (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), individual or entity to which any ownership interest in any Issuer shall have been transferred; (iv) any purchaser of any asset of any Issuer; or (v) any other Person (except Issuers), for any deficiency or other sum owing with respect to the Notes or the Debt. It is understood that the Notes and the Debt (except as set forth in the balance of this Section 12.24 and in the Environmental Indemnity) may not be enforced against any Person described in clauses (i) through (v) above (other than against Sponsor pursuant to the Sponsor Indemnity Agreement as set forth in clause (i) above) and Note Trustee agrees not to sue or bring any legal action or proceeding against any such Person in such respect. Notwithstanding the foregoing, the foregoing shall not: (a) prevent recourse to the Issuers or the assets of any Issuer, or enforcement of the Mortgages or other instrument or document by which Issuers are bound pursuant to the Transaction Documents; (b) estop Note Trustee from instituting or prosecuting a legal action or proceeding or otherwise making a claim against Issuer as a result of any of the following or against the Person or Persons committing any of the following: (i) fraud or intentional misrepresentation by any Issuer or Operating Lessee in connection with the Notes, (ii) the misappropriation by any Issuer, Operating Lessee or any Affiliate of Issuer or Operating Lessee of any Proceeds (including, without limitation, any Rents and any security deposits), (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, (iv) any transfer in violation of Section 6.1(i) or otherwise violate the provisions of such Section 6.1(i); (v) any loss, damage, cost or expense incurred by or on behalf of Note Trustee or the Noteholders by reason of all or any part of the Property, the Deposit Account, the Holding Account, the Reserve Accounts or the Rate Cap Agreement being encumbered by a Lien (other than pursuant to the Transaction Documents in favor of Note Trustee) in violation of the Transaction Documents, (vi) physical damage to any Property from intentional waste committed by any Issuer, Operating Lessee or any Affiliate of any Issuer or Operating Lessee, (vii) any loss, damage, cost or expense incurred by or on behalf of Note Trustee or the Noteholders by reason of the failure of any Issuer and/or any Operating Lessee to comply with any of the provisions of Article XIV hereof, (viii) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Note Trustee, in the event (and arising out of such circumstances) that (x) any Issuer should raise any defense, counterclaim and/or allegation in any foreclosure action by Note Trustee relative to the Property, the Deposit Account, the Holding Account, the Reserve Accounts or assignment of any Issuer’s rights to the Interest Rate Cap Agreement (including the right to receive any proceeds derived therefore) or any part thereof which is found by a court to have been raised by any Issuer or Operating Lessee in bad faith or to be wholly without basis in fact or law, or (y) an involuntary case is commenced against any Issuer or Operating Lessee under the Bankruptcy Code with the collusion of any Issuer or Operating Lessee, Sponsor or any of their Affiliates or (z) an order for relief is entered with respect to any Issuer or Operating Lessee under the Bankruptcy Code through the actions of any Issuer or Operating Lessee, Sponsor or any of their Affiliates, (ix) to the extent of the Existing Debt, any loss or damage actually incurred by Note Trustee or the Noteholders by reason of any previous assignment, transfer, encumbrance or satisfaction (in whole or in part) of any Existing Notes prior to the date hereof, (x) any loss, damage, cost or expense incurred by or on behalf of Note Trustee or the Noteholders (including, by (i) any successor and or assign of Note Trustee or (ii) any nominee, designee or purchaser of any portion of the Notes or Properties in connection with a foreclosure or deed in lieu of foreclosure transaction) by reason of the failure of any Issuer to (x) pay the, the Personal Property Termination Payment, the Hilton Termination Payment and/or the Loews Termination Payment when due in accordance with the terms of the Personal Property Lease, the Hilton Burbank Property Management Agreement or the Loews Santa Monica Property Management Agreement (as applicable) or (y) complete and pay for the work set forth on Exhibit A to the Sponsor Indemnity Agreement at the Properties; (xi) any loss, damage, cost or expense incurred by or on behalf of Note Trustee or the Noteholders, including any successor and or assign of Note Trustee, by reason of any U.S./Mexico Taxes being imposed by the United Mexican States, while the Notes are outstanding or on any accrued interest paid in connection with a foreclosure or delivery of a deed-in-lieu of foreclosure; or (xii) attorney’s fees, costs and expenses incurred by Note Trustee or the Noteholders, their agents or any servicer of the Notes in connection with any successful suit by Note Trustee or the Noteholders to enforce the terms of the Transaction Documents; or (c) estop Note Trustee from enforcing its rights under the indemnity agreement being executed concurrently herewith by the Sponsor in favor of the Note Trustee, for losses caused by any of the foregoing items set forth in section (b) above. Issuer hereby agrees that notwithstanding any provision to the contrary herein or in any other Transaction Document, to the extent otherwise permitted by law, its obligations pursuant to clause (b)(x) of this Section shall survive the full repayment of the Notes and/or the passage of title to all or any portion of the Properties to Note Trustee.

Notwithstanding the foregoing, (i) Note Trustee agrees that its sole recourse against any Operating Lessee for such Operating Lessee’s obligations hereunder or under the other Transaction Documents shall be to the collateral owned by such Operating Lessee and pledged to Note Trustee pursuant to the terms of the Transaction Documents and (ii) the total liability of any Issuer under this Indenture, the Notes, the Mortgages or any of the other Transaction Documents shall not:

(i) at any time during the period from the Closing Date to a date one year and a day after the Closing Date exceed the sum of (A) the Allocated Outstanding Principal Amount for the Property or Properties as being owned by such Issuer plus (B) such Issuer’s Net Worth on the date hereof, less (C) $1,000, and

(ii) at any time after the period referred to in clause (i) above exceed the sum of (A) the Allocated Outstanding Principal Amount for the Properties as being owned by such Issuer plus (B) the greater of such Issuer’s Net Worth on the date hereof and such Issuer’s Net Worth on the date such determination is being made (it being understood that for purposes of determining such Issuer’s Net Worth on any date subsequent to the date that is one year and a day after the Closing Date, such Issuer’s liabilities shall only include liabilities that are permitted under the terms of the Transaction Documents), less (C) $1,000.

For purposes of the foregoing, “Net Worth” of an Issuer shall mean the positive net worth of such Issuer, based on the sum of (x) the fair saleable value of its assets (determined after giving effect to distributions, if any, by such Issuer to such Issuer’s partners, members or other equity investors, as applicable, of the proceeds of the Notes received by such Issuer on account of the issuance of the Notes and determined in accordance with applicable laws governing determinations of the insolvency of debtors), less (y) its liabilities (determined as in clause (x) above), including a portion of the Notes (as applicable) equal to the Allocated Outstanding Principal Amount for the Property or Properties identified on Schedule A as being owned by such Issuer, but excluding amounts payable under this Indenture, the Transaction Documents, the Notes, the Mortgages and any other Transaction Documents in excess of such Allocated Outstanding Principal Amount.

Section 12.25. Assignability. This Indenture and the Notes, and each Note Trustee’s and the Noteholders’ rights, remedies and privileges hereunder and the other Transaction Documents, shall be assignable by the Note Trustee and the Noteholders at any time and from time to time, in whole or in part, in such Note Trustee’s discretion. In addition, the Noteholders may participate to one or more Persons all or any portion of its rights and obligations hereunder and the other Transaction Documents (including without limitation, all or a portion of the Notes) utilizing such documentation to evidence such participation and the parties’ respective rights thereunder as Noteholder, in its sole discretion, shall elect. Each assignee pursuant to this Section may sell participations to one or more Persons (other than Issuer or any of its Affiliates) in or to all or a portion of its rights and obligations hereunder and the other Transaction Documents (including, without limitation, all or a portion of the Notes held by it); provided, however, that (i) such assignee’s obligations hereunder and the other Transaction Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Notes for all purposes of hereunder and the other Transaction Documents, and (iv) Issuer, Note Trustee and the assignees pursuant to this Section shall continue to deal solely and directly with such assignee in connection with such assignee’s rights and obligations hereunder and the other Transaction Documents. In the event that more than one (1) party comprises the Note Trustee or Noteholders, the Note Trustee or the Noteholders, as applicable, shall designate one party to act on the behalf of all parties comprising the Noteholders in providing approvals and all other necessary consents under the Transaction Documents and on whose statements Issuer may rely. Prior to the transfer of any interest in the Notes to any Person, such Person shall be required by the transferor of such interest to deliver to such transferor a certificate executed by an authorized signatory for such Person making a representation that such transfer will not result in a prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code for which no exemption is available. Except as expressly set forth in Section 6.1(i)(ii), no Issuer may sell, assign or transfer any interest in the Transaction Documents or any portion thereof (including, without limitation, any Issuer’s rights, title, interests, remedies, powers and duties hereunder and thereunder).

Section 12.26. Exculpation of Note Trustee. Note Trustee neither undertakes nor assumes any responsibility or duty to any Issuer or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform any Issuer or any third party of (a) the existence, quality, adequacy or suitability of appraisals of any Property or any other collateral, (b) any environmental report, (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Transaction Documents, (d) issuance of the Notes or the negotiations of the Transaction Documents, or (e) the selection of the Servicer. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Note Trustee or the Noteholders, is solely for the purpose of protecting Note Trustee’s rights under the Transaction Documents, and shall not render Note Trustee liable to any Issuer or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 12.27. Contribution Among Issuers.

(a) Contribution. To provide for just and equitable contribution among Issuers, if any payment is made by an Issuer (a “Funding Issuer”) hereunder or under the Notes or any other Transaction Document in respect of the Obligations such Funding Issuer shall be entitled to a contribution from other Issuers for all payments, damages and expenses incurred by such Funding Issuer under or in connection with such Obligations, such contributions to be made in the manner and to the extent set forth below. Any amount payable as a contribution under this Indenture shall be determined as of the date on which the related payment is made by a Funding Issuer.

(b) Calculation of Contributions. Each Issuer shall be liable for contribution to each Funding Issuer in respect of all payments, damages and expenses incurred by such Funding Issuer hereunder or under the Notes or any other Transaction Document in an aggregate amount, subject to Section 12.27(c) below, equal to (i) the ratio of (x) the Property Worth of the Property owned by such Issuer to (y) the Property Worth of the Properties owned by all Issuers, multiplied by (ii) the aggregate amount of such payments, damages and expenses incurred by such Funding Issuer under or in connection with the Obligations.

(c) Rights to Contribution Subordinated. Each Issuer agrees that all of its rights to receive contribution under this Section 12.27 (whether for payments, damages, expenses or otherwise) and all of its rights, if any, to be subrogated to any of the rights of Note Trustee and the Noteholders shall be subordinated in right of payment (in liquidation or otherwise) to the prior payment in full in cash of all of the obligations of the Issuers in respect of the Debt (whether for principal, interest, premium or otherwise). If any amount shall at any time be paid to an Issuer on account of such rights of contribution or subrogation, or in contravention of the provisions of this Section 12.27(c) at any time, such amount shall be held in trust, segregated from the other assets of such Issuer, for the benefit of the Note Trustee and shall promptly be paid to the Note Trustee. The foregoing shall constitute a continuing offer to, and agreement with, all persons that from time to time may become holders of, or continue to hold, obligations under this Indenture, and the provisions of the foregoing sentence are made for the benefit of such holders and such holders, as third party beneficiaries hereunder, are entitled to enforce such provisions.

Section 12.28. Joint and Several Obligations. (a) Notwithstanding anything to the contrary set forth in this Indenture or any of the other Transaction Documents, the obligations of the Issuers hereunder shall be joint and several (as to the Mexican Issuers, their obligations hereunder are considered to be Obligaciones Solidarios for purposes of articles 1987 and 1988 of the Federal Civil Code of Mexico).

(b) Each Issuer’s obligations hereunder shall remain outstanding until all Debt has been paid in full.

(c) No payment or payments with respect to the obligations of any Issuer hereunder made by any other Issuer or any other Person or received or collected by the Note Trustee from such other Issuer or such other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Debt or any release of security hereunder shall be deemed to modify, reduce, release or otherwise affect the primary liability of such Issuer in respect thereof.

(d) If any amount shall at any time be paid to an Issuer on account of such rights of contribution or subrogation, in contravention of the provisions of this Section 12.28 at any time, such amount shall be held in trust, segregated from the other assets of such Issuer, for the benefit of the Note Trustee and shall promptly be paid to the Note Trustee.

Section 12.29. Note Trustee’s Rights. The rights of “Note Trustee” under this Indenture with respect to any time shall mean the rights of each and every Note Trustee at such time.

Section 12.30. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Note Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied herein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 15.1) conclusive in favor of the Note Trustee and the Issuer, if made in the manner provided in this Section 12.30.

(b) The ownership of the Notes shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Note Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE XIII

SERVICE PROVIDERS

Section 13.1. Retention of Servicer, Securitization Note Trustee. A majority of the Noteholders shall designate a servicer, initially the Servicer designated herein to service the obligations of the Issuers with respect to the Notes and the Transaction Documents with such powers as are specifically delegated to the Servicer herein and as designated by a majority of the Noteholders, whether pursuant to this Indenture, a servicing agreement, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Issuers shall be responsible for the payment of such Servicer’s fees and expenses for servicing, master servicing or subservicing, including, without limitation, any fee or expense for any special servicing and any fees and expenses of such servicer, including, without limitation, in connection with a release of any Property, satisfaction of any Mortgage, assumption of the Notes, modification of the Notes made at Issuers’ request, any requests by Issuers for waivers or consents, protective advances, and the enforcement of the Transaction Documents. Issuers shall have the right to rely on any notices given by the Servicer with the same force and affect as if Note Trustee had given such notices. In addition, in connection with a Securitization, at the direction of a majority of the Noteholders, Note Trustee shall retain a Securitization trustee for the benefit of the holders of the Notes that is designated by a majority of the Noteholders. Issuers shall pay all costs associated with the retention and ongoing services provided by the Securitization trustee pursuant to any indenture or similar document.

Section 13.2. Rating Surveillance. The Noteholders will have the right to retain the Rating Agencies to provide rating surveillance services in connection with or prior to a Securitization and the annual cost of such ongoing surveillance will be at the expense of the Issuers.

ARTICLE XIV

SECURITIZATION

Section 14.1. Sale of Note and Securitization. At the request of the Noteholders and, to the extent not already required to be provided by Issuers and Operating Lessees under this Indenture, Issuers or Operating Lessees shall use reasonable efforts to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and this Indenture, including using reasonable efforts to do (or cause to be done) the following (but Issuers and Operating Lessees will not in any event be required to incur, suffer or accept (except to a de minimis extent) (i) any lesser rights or greater obligations than as currently set forth in the Transaction Documents and (ii) except as set forth in Section 12.13 or Article XIII, any expense or any liability:

14.1.1 Provided Information. (i) Provide such non-confidential financial and other information (but not projections) with respect to the Property, Issuers, Operating Lessees and Property Managers to the extent such information is reasonably available to Issuers, Operating Lessees or Property Managers, (ii) provide business plans (but not projections) and budgets relating to the Property, to the extent prepared by the Issuers, Operating Lessees or Property Managers and (iii) cooperate with the holder of the Note (and its representatives) in obtaining such site inspection, appraisals, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 14.1 together with all other information heretofore provided to Note Trustee or the Noteholders in connection with the Notes, as such may be updated, at Issuer’s or Operating Lessee’s request, in connection with a Securitization, or hereafter provided to Note Trustee or the Noteholders in connection with the Notes or a Securitization, being herein collectively called the “Provided Information”);

14.1.2 Updates to Opinions of Counsel. Shall use reasonable efforts to cause to be rendered such customary updates or customary modifications to the opinions of counsel delivered at the closing of the Notes as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with the Securitization (it being agreed that in no event shall Issuer or Operating Lessee be obligated to deliver an opinion of counsel with respect to “true sale”, “ or no fraudulent conveyance” matters). Issuers’ or Operating Lessees’ failure to use reasonable efforts to deliver or cause to be delivered the opinion updates or modifications required hereby within twenty (20) Business Days after written request therefor shall constitute an “Event of Default” hereunder.

14.1.3 Modifications to Transaction Documents. Execute such amendments to the Mortgage and Transaction Documents as may be reasonably requested by the Noteholders or the Rating Agencies in order to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Payment Date to a date other than as originally set forth in this Indenture), provided, that nothing contained in this Section 14.1.3 shall result in any economic or other material adverse change in the transaction contemplated by the Transaction

Documents (unless Issuers and Operating Lessees are made whole by the holder of Note) or result in any operational changes that are unduly burdensome to the Properties, Issuers or Operating Lessees.

Notwithstanding anything to the contrary contained herein, neither Issuer nor Operating Lessee shall be required to modify any Transaction Document or organizational document in a manner which would increase Issuer’s or Operating Lessee’s obligations or have adverse effect whatsoever on Issuers or Operating Lessees (other than to a de-minimis extent).

Section 14.2. Cooperation with Rating Agencies. Issuers and Operating Lessees shall (i) at the request of a majority of the Noteholders, meet with representatives of such Rating Agencies at reasonable times to discuss the business and operations of the Property, and (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property and (iii) gather any reasonable environmental information reasonably required by the Rating Agencies in connection with the Securitization.

Section 14.3. Securitization Financial Statements. Issuers and Operating Lessees acknowledge that all such financial information delivered by Issuers or Operating Lessees to Note Trustee or the Noteholders pursuant to Section 5.1(j) may, at the Noteholders’ option, be delivered to the Rating Agencies.

Section 14.4. Securitization Indemnification.

14.4.1 Disclosure Documents. Each of Issuers and Operating Lessees understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or to the Mexican National Banking and Securities Commission (Comisión Nacional Bancoria a de Valores) in connection with any registration of Notes with such Commission or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, upon request, each of Issuers and Operating Lessees will reasonably cooperate with the holder of the Note in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Issuers, Operating Lessees and the Properties necessary to keep the Disclosure Documents accurate and complete in all material respects with respect to such matters.

14.4.2 Indemnification Certificate. In connection with each of (x) a preliminary and a private placement memorandum, or (y) a preliminary and final prospectus, as applicable, each of Issuers and Operating Lessees agree to provide, at the Noteholders’ reasonable request, an indemnification certificate:

(i) certifying that each of Issuers and Operating Lessees have carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by the Noteholders for Issuers’ or Operating Lessees’

review pertaining to Issuers, Operating Lessees, the Properties, the Notes and/or the Provided Information) and insofar as such sections or portions thereof specifically pertain to Issuers, Operating Lessees, the Properties, the Provided Information or the Notes, (the “Relevant Portions”), the Relevant Portions do not (except to the extent specified by Issuers or Operating Lessees if Issuers or Operating Lessees do not agree with the statements therein), as of the date of such certificate, to Issuers’ and Operating Lessees’ actual knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

(ii) indemnifying Note Trustee, the Noteholders, Deutsche Bank Securities, Inc., and the Affiliates of Deutsche Bank Securities, Inc. (collectively, “DBS”) that have filed the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls DBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “DBS Group”), and DBS, together with the DBS Group, each of their respective directors and each person who controls DBS or the DBS Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any actual, out-of-pocket losses, third party claims, damages (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the “Liabilities”) to which any member of the Underwriter Group may become subject to the extent such Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Relevant Portions or arise out of or are based upon the omission by Issuer or Operating Lessee to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions or in light of the circumstances under which they were made, not misleading (except that (x) Issuers’ and Operating Lessees’ obligation to indemnify in respect of any information contained in a preliminary or final registration statement, private placement memorandum or preliminary or final prospectus that is derived in part from information provided by Issuers or Operating Lessees and in part from information provided by others unrelated to or not employed by Issuers or Operating Lessees shall be limited to any untrue statement or omission of material fact therein known to Issuers or Operating Lessees that results directly from an error in any information provided (or which should have been provided) by Issuers or Operating Lessees which either of Issuers or Operating Lessees have been given the opportunity to examine and reasonably and promptly approve and (y) Issuers and Operating Lessees shall have no responsibility for the failure of any member of the Underwriting Group to accurately transcribe written information supplied by Issuers or Operating Lessees or to include such portions of the Provided Information).

(iii) Each of Issuers’ and Operating Lessees’ liability under clauses (a) and (b) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission by Issuers or Operating Lessees made therein in reliance upon and in conformity with information furnished to the Noteholders by, or furnished at the direction and on behalf of Issuers or Operating Lessees in connection with the preparation of those portions of the registration statement, memorandum or prospectus pertaining to Issuers, Operating Lessees, the Properties or the Notes, including financial statements of Issuers or Operating Lessees and operating statements with respect to the Properties. This indemnity agreement will be in addition to any liability which Issuers or Operating Lessees may otherwise have.

(iv) Promptly after receipt by an indemnified party under this Article XIV of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article XIV, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Article XIV of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party

(v) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Article XIV is for any reason held to be unenforceable by an indemnified party in respect of any actual, out-of-pocket losses, claims, damages or liabilities relating to third party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Article XIV, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, out of pocket losses, third party claims, damages or liabilities (or action in respect thereof) (but excluding damages for loss profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the DBS Group’s and Issuer’s or Operating Lessee’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; (iii) the limited responsibilities and obligations of Issuer and Operating Lessee as specified herein; and (iv) any other equitable considerations appropriate in the circumstances.

ARTICLE XV

THE NOTE TRUSTEE

Section 15.1. Duties of the Note Trustee (a) The duties, responsibilities and liabilities of the Note Trustee in respect of the Transaction Documents and the other duties and liabilities of the Note Trustee under this Indenture shall be as follows:

(i) The Note Trustee (and the Servicer on its behalf) shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture or any other Transaction Document that it may deem advisable in order to enforce the provisions hereof or thereof or to take any action with respect to a default or an Event of Default hereunder or thereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto or thereto, or to protect the interests of the Holders; provided, however, that notwithstanding the foregoing or any other provisions of this Indenture to the contrary, the Notes shall be serviced by the Servicer and the powers vested in the Servicer hereunder shall not be exercised by the Note Trustee except as expressly set forth herein. Neither the Note Trustee nor any of its directors, officers, shareholders, agents or employees (each, a “Trustee Indemnified Party” and, collectively, the “Trustee Indemnified Parties”) shall be answerable to or accountable for, except for its or their own bad faith, willful misconduct or negligence, and the Issuers agree to indemnify and save harmless the Trustee Indemnified Parties from, any costs, expenses, liabilities and damages that any of them may incur or sustain, in good faith and without willful misconduct or negligence, in the exercise and performance of the Note Trustee’s powers and duties hereunder and the acceptance or administration of the trust or trusts hereunder, under the Indenture or under any other Transaction Document, including the cost and expense of defending themselves against any claim or liability in connection with the exercise or performance thereof; provided, however, that if it is found that any such claim or liability has resulted from the bad faith, willful misconduct or negligence of any Trustee Indemnified Party in the performance of its duties hereunder, such Trustee Indemnified Party shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to that portion of its acts or omissions that is the subject of such finding. If any Trustee Indemnified Party is entitled to receive indemnification hereunder with respect to any such action or proceeding brought by a third party, the Issuers shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to such Trustee Indemnified Party who shall not, except with the consent of such Trustee Indemnified Party, be counsel to the Issuers or any Affiliate thereof. Upon assumption by the Issuers of the defense of any such action or proceeding, such Trustee Indemnified Party shall have the right to participate in such action or proceeding and to retain its own separate counsel, but the Issuers shall not be liable for any legal fees or expenses of such a separate counsel subsequently incurred by such Trustee Indemnified Party in connection with the defense thereof unless (i) the Issuers have agreed to pay such fees and expenses or (ii) counsel provided by the Issuers pursuant to the foregoing is counsel to the Issuers and such Trustee Indemnified Party shall have been advised by such counsel that representation of such Trustee Indemnified Party by such counsel provided by the Issuers pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Issuers and such Trustee Indemnified Party, including situations in which there are one or more legal defenses available to such Trustee Indemnified Party that are different from or additional to those available to the Issuers; provided, however, that the Issuers shall not, in connection with any such action or proceeding, or separate but substantially similar action or proceeding arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time, in addition to any local counsel, for any such Trustee Indemnified Party. The Issuers shall not consent to the terms of any compromise or settlement of any action defended by the Issuers in accordance with the foregoing without the prior consent of the Trustee Indemnified Party. The Issuers shall not be required to indemnify any Trustee Indemnified Party for any amount paid or payable by such Trustee Indemnified Party in settlement of any action, proceeding or investigation without the prior written consent of the Issuers, which consent shall not be unreasonably withheld. Promptly after receipt by any Trustee Indemnified Party of notice of its involvement (or the involvement of any of its Affiliates or such Affiliate’s directors, officers, shareholders, agents or employees) in any action, proceeding or investigation, such Trustee Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Issuers hereunder, notify the Issuers in writing of such involvement, but the failure of such Trustee Indemnified Party to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right, except to the extent, if any, that the Issuers are prejudiced by the failure of the Trustee Indemnified Party to promptly give such notice. The Issuers’ indemnification obligations under this Section 15.1(a)(1) shall survive payment of the Notes and any resignation, removal or replacement of the Note Trustee. The indemnification provided herein is limited in each case to actual damages and does not extend to consequential damages.

The Note Trustee shall be authorized to make, at the expense of the Issuers, all required refilings of any Transaction Document to preserve the liens created thereby to the extent not so done by the Issuers, the Servicer as provided herein or therein, but shall have no obligation to take any action to protect, preserve or enforce any rights or interests in the Transaction Documents or towards the execution or enforcement of the trusts hereby or thereby created which, in its opinion, shall be likely to involve expense or liability to the Note Trustee, unless the Note Trustee shall have received an agreement satisfactory to the Note Trustee in its sole discretion to indemnify it against such liability and expense. The Note Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in any other Transaction Document or in any other instruments to be performed or observed by the Issuers or any other party to any Transaction Document (including, without limitation, the necessity or desirability under any applicable state law to re-record, re-register or re-file any Transaction Document). In accepting the trusts hereunder and under the Transaction Documents, the Note Trustee is acting solely as Note Trustee hereunder and not in its individual capacity and all Persons, other than the Issuers and the Holders, having any claim against the Note Trustee arising by reason hereof shall look only to the Collateral for payment or satisfaction thereof except as provided herein.

(ii) The Note Trustee shall incur no liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts, the Note Trustee may exercise any of the powers hereof directly or through its agents or attorneys and may, at the expense of the Issuers, consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the reasonable expenses thereof shall be paid by the Issuers, and the Note Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Note Trustee was negligent in ascertaining the pertinent facts.

(iii) The Note Trustee shall have no duty to make, arrange or ensure the completion of any recording, filing or registration of any Transaction Document, any instrument of further assurance, any instrument constituting part of any of the Mortgaged Properties, or any amendments or supplements to any of said instruments and the Note Trustee shall have no duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith (and the Note Trustee may act with respect to the Transaction Documents and pay out deposited monies without regard thereto), or to give any notice thereof, or to make, arrange or ensure the completion of the payment of or be under any duty in respect of any tax, assessment or other governmental charge that may be levied or assessed on any of the Mortgaged Properties or any part thereof or against the Issuers. Notwithstanding the foregoing, the Note Trustee agrees that it will notify the Issuers in writing of any filings, fees, taxes or other payments required in connection with the satisfaction of the Issuers’ obligations hereunder and under the other Transaction Documents known to any Responsible Officer of the Note Trustee assigned to its Corporate Trust Office and actively involved in the administration of the Loan.

(iv) Whenever, in administering the trust, the Note Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Note Trustee may, in the absence of bad faith on the part of the Note Trustee, request and rely upon (unless other evidence in respect thereof be specifically prescribed herein or in any Transaction Document) an Officer’s Certificate of the Issuers, and such Officer’s Certificate shall be full warrant to the Note Trustee for any action taken, suffered or omitted by it on the faith thereof, but in its discretion the Note Trustee may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable.

(v) Whenever, in administering the trust, the Note Trustee shall be permitted whether pursuant to the terms of this Indenture or any other Transaction Document, to determine to grant or withhold its consent to or waiver or approval of any matter described herein or therein or to take or omit to take any action or course of conduct permitted or required hereunder or thereunder, the Note Trustee shall be fully protected in making such determination based solely upon the written direction of the Servicer or, absent such direction, (a) on the basis of the related submission required by this Indenture or by such other Transaction Document, as the case may be, or (b) if a standard for such determination is specified herein or therein, on the basis of its determination in good faith as to whether or not such standard has been satisfied, or (c) if no such standard is specified, on the basis of its determination in good faith as to (x) with respect to any act, omission or course of conduct, whether such act, omission or course of conduct is reasonable (which determination may be made solely on the basis of advice from professionals selected by the Note Trustee with reasonable care) and (y) with respect to the selection of any professional, whether the party proposing the engagement of such professional is motivated primarily by interests contrary to those of the Holders in making such proposal; provided, that in each case, that the Note Trustee grants or withholds its consent or approval or takes any other action on a timely basis. The Note Trustee shall not be required to seek the individual consents or approvals of the Holders with respect to any such consent or approval unless the same shall be explicitly required by the terms of this Indenture or such other Transaction Document, as the case may be. Without limiting the generality of the foregoing, in the event the approval of the Note Trustee is requested by the Servicer with respect to a settlement of an insurance claim pursuant to the Indenture, the Note Trustee shall be fully protected in granting such approval based on directions from the Servicer. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, neither the Note Trustee (at the request of the Servicer) nor the Servicer on its behalf shall consent to any transfer of any of the Mortgaged Properties or any beneficial interest therein, any modification or waiver of the other Transaction Documents or the terms of this Indenture (other than modifications or waivers that may be made unilaterally (within the meaning of Treas. Reg. Section 1.1001-3, or any successor provision) as provided herein or in the other Transaction Documents), any release of any property pledged pursuant to this Indenture or the other Transaction Documents, or any release of the Issuers from their obligations hereunder or under the other Transaction Documents (other than any actions expressly contemplated by this Indenture or the other Transaction Documents in connection with payments on the Notes (including any redemptions) or otherwise), unless the Issuers have obtained and delivered to the Note Trustee and the Servicer an Opinion of Counsel from counsel experienced in federal income tax matters that such consent or modification, or waiver, as the case may be, will not be treated as an exchange of any Note for a newly issued obligation pursuant to Section 1001 of the Code and provided, further, that in the case of a transfer of any portion of any of the Mortgaged Properties without release of such transferred portion a further opinion shall be furnished to the Note Trustee to the effect that (i) such transfer shall not adversely affect the status of the Notes as debt for federal income tax purposes or (ii) result in the creation of a “taxable mortgage pool” within the meaning of Section 7701 of the Code.

(vi) The Note Trustee shall have no obligation to see to the payment or discharge of any liens (other than the liens of the Transaction Documents, and then only to the extent therein provided), or to see to the application of any payment of the principal of or interest on any Note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property.

(vii) The Note Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited monies that shall be released or withdrawn in accordance with the provisions hereof or of any other Transaction Document or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Note Trustee shall have no liability for the acts of other parties hereto that are not in accordance with the provisions hereof.

(viii) The Note Trustee shall not be charged with knowledge of any Event of Default hereunder or under any other Transaction Document (except default in the payment of monies to the Note Trustee that the Issuers are required to pay or cause to be paid to the Note Trustee on or before a specified date and except default in the delivery of any certificate, opinion or other document expressly required to be delivered to the Note Trustee by any provision hereof or any Transaction Document) or any condition which after notice and/or the passage of time would constitute an Event of Default or any other fact, circumstance or event the occurrence of which would require the Note Trustee to give any notice or otherwise take any action (any such Event of Default, condition, circumstance or other event, an “Event”), unless either (i) a Responsible Officer of the Note Trustee assigned to its Corporate Trust Office shall have actual knowledge of such Event or (ii) written notice of such Event shall have been given to and received by the Note Trustee, by any Issuer, the Servicer or any Holder or Holders of at least 25% in aggregate principal amount of the Notes.

(ix) The Note Trustee shall not be responsible of any act or omission of the Servicer and Servicer shall not be responsible for any act or omission of the Note Trustee.

(b) Except during the continuance of an Event of Default, the Note Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Note Trustee.

(c) In the absence of actual knowledge on the part of a Responsible Officer to the contrary or bad faith on its part, the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Note Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Note Trustee, the Note Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(d) In the case an Event of Default known to the Note Trustee has occurred and is continuing, the Note Trustee shall exercise (subject, in all cases, to the rights and powers vested in the Servicer pursuant to this Indenture), with respect to the Notes, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

(e) No provision of this Indenture shall be construed to relieve the Note Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

(i) this Subsection (e) shall not be construed to limit the effect of Subsections (a) or (b) of this Section;

(ii) the Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Note Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Note Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and without negligence in accordance with the directions of the Noteholders or the Servicer required by this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercising any trust or power conferred upon the Note Trustee, under this Indenture with respect to the Notes or the Transaction Documents.

(f) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers and the Note Trustee shall have power to appoint, and, upon the written request of the Note Trustee or of the Holders of a majority of the Noteholders, the Issuers shall for such purpose join with the Note Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Note Trustee either to act as co-trustee, jointly with the Note Trustee, of all or any part of the Collateral, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 15.1(f). If the Issuers do not join in such appointment within 15 days after the receipt by them of a request so to do, or in case an Event of Default has occurred and is continuing, the Note Trustee alone shall have power to make such appointment.

If any written instrument from the Issuers should be required by any co-trustee or separate trustee so appointed to more fully verify such co-trustee’s or separate trustee’s power with respect to such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Note Trustee hereunder, shall be exercised solely, by the Note Trustee.

(ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Note Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Note Trustee (or by the Note Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee), except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the Note Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(iii) The Note Trustee, at any time, by an instrument in writing executed by it, with the consent of the Issuers evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 15.1(f), and, if an Event of Default has occurred and is continuing, the Note Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the consent of the Issuers. Upon the written request of the Note Trustee, the Issuers shall join with the Note Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 15.1(f).

(iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Note Trustee, or any other such trustee hereunder. Any fees or expenses of any co-trustee or separate trustee shall not be an expense of the Note Trustee.

(v) Any Act of Noteholders delivered to the Note Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 15.2. Rights of Note Trustee. (a) The Note Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Note Trustee need not investigate any fact or matter stated in such document.

(b) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Order or an Issuer Request and any resolution of a board of directors may be sufficiently evidenced by a resolution of such board of directors.

(c) Before the Note Trustee acts or refrains from acting, it may require an Authorized Officer Certificate or an Opinion of Counsel. The Note Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Authorized Officer Certificate or Opinion of Counsel.

(d) The Note Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through delegates, agents or attorneys or a custodian or nominee, and the Note Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(e) The Note Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(f) The Note Trustee may consult with counsel, and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g) The Note Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Note Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) The Note Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Note Trustee, in its direction, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Note Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by an agent or attorney; and

(i) The Note Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(j) With respect to all conditions to be satisfied or determinations permitted or required to be made by or to the satisfaction of the Note Trustee hereunder with respect to the closing the Note Trustee shall be entitled to receive and rely conclusively upon a certificate or instruction from the Initial Purchaser.

(k) With respect to the exercise of all rights, powers and authority of the Note Trustee hereunder, and with respect to any actions permitted or required to be taken by the Note Trustee hereunder, the Note Trustee shall at all times be entitled to request, rely, and act only upon, the written instruction of the Noteholders, and in the absence of such instruction and indemnity reasonably acceptable to the Note Trustee with respect thereto, the Note Trustee shall have no obligation to act.

(l) With respect to all matters relating to the ongoing administration and servicing of the loan, including without limitation all matters relating to monitoring and enforcing the Issuers’ obligations hereunder, the Note Trustee shall enter into such servicing agreements as the Noteholder shall request, with such servicers, master servicers and/or special servicers as shall be selected and designated by a majority of the Noteholders, and the Note Trustee shall have no responsibility or liability therefore.

Section 15.3. Individual Rights of Note Trustee. The Note Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or its Affiliates with the same rights it would have had if it were not Note Trustee.

Section 15.4. Note Trustee’s Disclaimer. The Note Trustee (i) shall not be responsible for, and makes no representation, as to the validity or adequacy of this Indenture or the Notes and (ii) shall not be accountable for the Issuers’ use of the proceeds from the Notes, or responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Note Trustee’s Certificate of Authentication.

Section 15.5. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Note Trustee, the Note Trustee shall mail to each Noteholder and the Issuers with a copy to the Rating Agency, notice of such Default within thirty (30) calendar days after obtaining actual knowledge of such Default. Except in the case of a Default in payment of principal of or interest on any Note, the Note Trustee may withhold the notice, and be protected against liability in withholding such notice, if, and so long as the Note Trustee in good faith determines that withholding the notice is in the best interests of the Noteholders and shall so advise the Issuers in writing. Where a notice of the occurrence of an Event of Default has been given to the Noteholders pursuant to this Section 15.5 and the Event of Default is thereafter cured, the Note Trustee shall give notice that the Event of Default is no longer continuing to the Noteholders within thirty (30) calendar days after a Responsible Officer of the Note Trustee obtains actual knowledge that the Event of Default has been cured.

Section 15.6. Compensation and Indemnity. (a) On the Closing Date and from time to time thereafter, the Issuers shall pay to the Note Trustee any costs, fees and expenses of its counsel and a fee payable monthly on each Payment Date for the related Interest Accrual Period at an annual fee rate of 0.0053% times the outstanding principal balance of the Note as of the first day of such related Interest Accrual Period, calculated on the basis of a 360-day year and charged for the actual number of days elapsed in the related Interest Accrual Period, as compensation for its services as Note Trustee hereunder. The Note Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Note Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include, but will not be limited to, the reasonable compensation and expenses, disbursements and advances of the Note Trustee’s agents (including any receiver), delegates, counsel, accountants and experts. The Issuers shall indemnify the Note Trustee against any and all loss, liability or expense (including reasonable attorney’s fees) incurred by it in connection with the administration of this trust and the performance of its duties in its various capacities hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Note Trustee shall notify the Issuers and the Noteholders promptly of any claim for which it may seek indemnity. Failure by the Note Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers need not reimburse any expense or indemnity against any loss, liability or expense incurred by the Note Trustee through the Note Trustee’s own willful misconduct, negligence or bad faith. To the extent the Note Trustee renders services or incurs expenses after an Event of Default specified in Section 10.1(a)(vii), the compensation for services and expenses incurred by it are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect.

(b) The Issuers’ payment obligations to the Note Trustee pursuant to this Section 15.6 shall survive the resignation or removal of the Note Trustee and the discharge of this Indenture.

Section 15.7. Replacement of Note Trustee. (a) No resignation or removal of the Note Trustee, and no appointment of a successor Note Trustee, shall become effective until the acceptance of appointment by the successor Note Trustee pursuant to this Section 15.7. The Note Trustee may resign at any time by so notifying the Issuers upon not less than sixty (60) calendar days prior written notice. The Holders of two-thirds of the Outstanding Principal Amount of the Notes may remove the Note Trustee without cause by so notifying the Note Trustee and the Issuers and may appoint a successor Note Trustee. The Issuers shall remove the Note Trustee promptly if:

(i) the Note Trustee fails to comply with Section 15.10;

(ii) the Note Trustee is adjudged to be bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Note Trustee or its property; or

(iv) the Note Trustee otherwise becomes incapable of acting.

If the Note Trustee resigns or is removed or if a vacancy exists in the office of Note Trustee for any reason (the Note Trustee in such event being referred to herein as the retiring Note Trustee), the Issuers shall promptly appoint a successor Note Trustee.

(b) Any successor Note Trustee shall deliver a written acceptance of its appointment to the retiring Note Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Note Trustee shall become effective, and the successor Note Trustee shall have all the rights, powers and duties of the Note Trustee under this Indenture. The successor Note Trustee shall mail a notice of its succession to Noteholders. If the retiring Note Trustee resigns or is removed, the retiring Note Trustee, the Issuers or the Holders of a majority of the Outstanding Principal Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Note Trustee. If the Note Trustee fails to comply with Section 15.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Note Trustee and the appointment of a successor Note Trustee.

(c) Notwithstanding the replacement of the Note Trustee pursuant to this Section 15.7, the Issuers’ obligations under Section 15.6 shall continue for the benefit of the retiring Note Trustee.

Section 15.8. Successor Note Trustee by Merger. (a) If the Note Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Note Trustee; provided, however, that such corporation or banking association shall be otherwise qualified and eligible under Section 15.9 and Section 15.10. The Note Trustee shall provide the Rating Agency with written notice of any such transaction.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Note Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Note Trustee may adopt the Certificate of Authentication of any predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Note Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Note Trustee. In all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Note Trustee shall have.

Section 15.9. Eligibility; Disqualification The Note Trustee or its parent shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report and shall have a long-term senior unsecured debt rating of no lower than “BBB-” by the Rating Agency, or shall otherwise be acceptable to the Rating Agency.

Section 15.10. Representations and Warranties of the Note Trustee

The Note Trustee hereby represents and warrants to the other parties hereto that, as of the Closing Date:

(i) the Note Trustee has been duly organized and is validly existing under the laws of the United States of America;

(ii) the execution and delivery of this Indenture and the other Transaction Documents to which it is a party by the Note Trustee have been duly authorized by all necessary corporate action on the part of the Note Trustee; the Note Trustee is duly authorized under applicable law, its articles of incorporation and its by-laws to accept and to perform its obligations under this Indenture and each of the other Transaction Documents to which it is a party, and all corporate action necessary or required therefor has been duly and effectively taken or obtained; none of the execution, delivery and performance of this Indenture, or the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under (A) the terms of any agreement or instrument to which the Note Trustee is a party or by which it is bound; (B) the certificate of incorporation or bylaws of the Note Trustee; or (C) to the Note Trustee’s knowledge, the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Note Trustee or its properties; neither the Note Trustee nor any of its Affiliates is a party to, bound by, or in breach of or in violation of any material indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the knowledge of the Note Trustee may in the future materially and adversely affect (X) the ability of the Note Trustee to perform its obligations under this Indenture or (Y) the business, operations, financial condition, properties or assets of the Note Trustee;

(iii) the execution and delivery of this Indenture and the consummation of the transactions contemplated hereby (with the benefit of the provisions hereof) do not require any consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body, except such as has been obtained and is in full force and effect;

(iv) this Indenture has been duly executed and delivered by the Note Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Note Trustee enforceable against it in accordance with its terms, subject to (A) applicable bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights and remedies of creditors generally and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

(v) there are no actions, suits or proceeding pending, or to the Note Trustee’s knowledge, threatened against the Note Trustee, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Indenture or (B) with respect to any other matter which could, if determined adversely to the Note Trustee, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Indenture; and

(vi) Note Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Note Trustee or its properties or might have consequences that would materially and adversely affect its performance hereunder.

Within thirty (30) days of the earlier of discovery by the Note Trustee or receipt of notice by the Note Trustee of the breach of any representation or warranty of the Note Trustee set forth in this Section 15.10, the Note Trustee shall cure such breach in all material respects.

Section 15.11. Conflicting Interests

If the Note Trustee has or shall acquire any conflicting interest (as defined in Section 310 of the Trust Indenture Act of 1939, as amended, applied as if this Indenture were an Indenture to be qualified under such Act), such Note Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest and if the default (as defined in Section 310 of such Act) has not been cured or duly waived or otherwise eliminated before the end of such ninety-day period, either eliminate such conflicting interest or resign, such resignation to become effective upon the appointment of a successor Note Trustee and such successor’s acceptance of such appointment, and the Issuers shall take prompt steps to have a successor appointed in the manner provided in Section 6.10 hereof.

Section 15.12. Self Dealing

The Note Trustee may purchase Eligible Investments through the Note Trustee, in its individual capacity, and through its Affiliates, and such Persons may retain any charges or commissions customarily imposed for such purchases.

Section 15.13. Unclaimed Funds

At the expiration of two (2) years following the Scheduled Maturity Date, of the Notes issued hereunder, any monies deposited in the Holdover Account for such Notes then remaining on deposit and unclaimed by the lawful owner thereof shall be paid to the Issuers (or in accordance with any directions previously given to the Note Trustee by the Issuers) and the Person entitled to receive such monies thereafter shall look only to the Issuers for payment thereof as an unsecured general creditor (without regard to any limitation on recourse contained herein or in the Notes or any other Transaction Document), and all liability of the Note Trustee with respect to such trust money shall thereupon cease; provided that the Note Trustee, before being required to make any such repayment, may, at the expense of the Issuers, cause to be published at least once but not more than three times in any Authorized Newspaper (if the Notes were, as of the Note Trustee’s receipt of such payment, listed on a securities exchange) and in two newspapers in the English language customarily published on each Business Day and of general circulation, one in New York, New York and the other in London, England, a notice to the effect that said monies remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than thirty (30) days after the date of first publication of said notice, any unclaimed balance of said monies then remaining in the hands of the Note Trustee will be paid to the Issuers upon their written directions. Any successor to the Issuers through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuers in a liquidation of the Issuers shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this paragraph.

Section 15.14. Illegal Acts

No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Note Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Note Trustee.

Section 15.15. Withholding and Information Reporting

The Note Trustee agrees with the Issuers that the Note Trustee will comply with all applicable tax withholding and reporting requirements. The Issuers and Paying Agents agree to cooperate with the Note Trustee in order to enable it to comply with such requirements.

ARTICLE XVI

NOTEHOLDERS’ LISTS, REPORTS AND MEETINGS

Section 16.1. Preservation of Information; Communications to Noteholders. The Note Trustee shall preserve in as current a form as is reasonably practicable, the names and addresses of Holders of Global Notes received by the Note Trustee in its capacity as Note Registrar.

Section 16.2. Fiscal Year. Unless the Issuers otherwise determine, the fiscal year of the Issuers shall correspond to the calendar year.

Section 16.3. Voting by Noteholders. Except as otherwise provided in the Indenture (including, without limitation, the provisions of Section 17.2) all resolutions of the Noteholders shall be passed by votes representing more than 50 percent of the Outstanding Principal Amount.

Section 16.4. Purposes for Which Noteholder Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Noteholders.

Section 16.5. Call, Notice and Place of Meetings.

(a) The Note Trustee may at any time call a meeting of Noteholders for any purpose specified in Section 16.4, to be held at such time and at such place in New York, New York as the Note Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Note Trustee, in the manner provided in Section 12.6, not less than ten (10) nor more than 180 calendar days prior to the date fixed for the meeting.

(b) In case at any time an Issuer, pursuant to a resolution of the Board of Directors of such Issuer, or the Holders of at least ten percent (10%) of the Outstanding Principal Amount of the Notes shall have requested the Note Trustee to call a meeting of the Noteholders for any purpose specified in Section 16.4, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Note Trustee shall not have made the first publication of the notice of such meeting within ten (10) calendar days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuers or the Noteholders in the amount above specified, as the case may be, may determine the time and the place in New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) above.

Section 16.6. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of the Noteholders a Person shall (a) be a Holder of one or more of the Outstanding Notes or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Outstanding Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Note Trustee and its counsel, and any representatives of the Issuers and their counsel.

Section 16.7. Quorum; Action.

The Persons entitled to vote at least a majority of the Outstanding Principal Amount of the Notes shall constitute a quorum for a meeting of the Noteholders. In the absence of a quorum within 60 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Noteholders, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) calendar days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) calendar days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.6, except that such notice need be given only once not less than five (5) calendar days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the Outstanding Principal Amount of the Notes that shall constitute a quorum.

Except as limited by the proviso to the first paragraph of Section 17.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of at least a majority of the Outstanding Principal Amount of the Notes; provided, however, that, except as limited by the proviso to the first paragraph of Section 17.2, any resolution with respect to any consent or waiver that this Indenture expressly provides may be given by the Holders of at least a majority of the Outstanding Principal Amount of the Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of at least a majority of the Outstanding Principal Amount of the Notes; and provided, further, that, except as limited by the proviso to the first paragraph of Section 17.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority of the Outstanding Principal Amount of the Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage of the Outstanding Principal Amount of the Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 16.7 shall be binding on all the Noteholders, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 16.7, if any action is to be taken at a meeting of Noteholders with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in aggregate Outstanding Principal Amount of the Notes affected thereby, or of the Noteholders:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the aggregate Outstanding Principal Amount of the Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 16.8. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Note Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders in regard to proof of the holding of the Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.1.10 and the appointment of any proxy shall be proved in the manner specified in Section 2.1.10 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 2.1.10 to certify to the holding of Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 2.1.10 or other proof.

(b) The Note Trustee shall, by an instrument in writing, appoint a chairman of the meeting, unless the meeting shall have been called by the Issuers or by Holders of Notes as provided in Section 16.5, in which case the Issuers or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote at least a majority of the Outstanding Principal Amount of the Notes represented at the meeting.

(c) At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 of the Outstanding Principal Amount of the Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Noteholder or of a proxy.

(d) Any meeting of Noteholders duly called pursuant to Section 16.5 at which a quorum is present may be adjourned from time to time by Persons entitled to vote at least a majority of the Outstanding Principal Amount of the Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 16.9. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or their representatives by proxy and the principal amounts and serial numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 16.5 and, if applicable, Section 16.7. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuers, and another to the Note Trustee to be preserved by the Note Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XVII

SUPPLEMENTAL INDENTURES

Section 17.1. Supplemental Indentures Without Consent of Noteholders. Without the consent of the Noteholders but with prior notice to the Rating Agency, the Issuers and the Note Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Note Trustee, for any of the following purposes:

(i) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuers, and the assumption by any such successor of the covenants of the Issuers herein and in the Notes;

(ii) to add to the covenants of the Issuers, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuers;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Note Trustee;

(iv) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture which will not be inconsistent with other provisions of the Indenture; or

(v) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article XV;

provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of any Noteholder, (ii) the Rating Agency Condition shall have been satisfied with respect to such action and (iii) such action shall not amend, modify or waive any of the subordination provisions. The Note Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

Section 17.2. Supplemental Indentures with Consent of Noteholders. The Issuers and the Note Trustee, when authorized by an Issuer Order, also may, with the consent of the Holders of not less than a majority of the Outstanding Principal Amount of the Notes affected thereby, by Act of such Holders evidenced by a resolution adopted at a meeting of the Noteholders delivered to the Issuers and the Note Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided that (i) the Rating Agency Condition shall have been satisfied with respect to such action and (ii) no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the Maturity Date or any Payment Date, or reduce the Outstanding Principal Amount thereof, the interest rate thereon (or manner of calculation of the interest rate) or change any time or place of payment where, or the coin or currency in which, any principal of or interest on any Note is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article X, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii) reduce the percentage of the Outstanding Principal Amount of the Notes the consent of the respective Noteholders of which is required for any such supplemental indenture, or the consent of the respective Noteholders of which is required for any waiver of future compliance with certain provisions of this Indenture or certain past defaults hereunder and their consequences provided for in this Indenture;

(iii) modify any provision of this Indenture specifying a percentage of the aggregate Outstanding Principal Amount of the Notes necessary to amend this Indenture or the other Transaction Documents except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(iv) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or the Note Repayment Amount, as applicable, due on any Note on any Payment Date or Maturity Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of the Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(v) change the dates upon which optional redemption of the Notes are permitted;

(vi) deprive the holder of any Note of the benefit of a first priority security interest in the Collateral as provided in herein; or

(vii) modify the final sentence of Section 2.1.3 hereof.

It shall not be necessary for any Act of the Noteholders under this Section 17.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuers and the Note Trustee of any supplemental indenture pursuant to this Section 17.2, the Note Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Note Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 17.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article XVII or the modification thereby of the trusts created by this Indenture, the Note Trustee shall be entitled to receive, and subject to Sections 15.1 and 15.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Note Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Note Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 17.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Note Trustee, the Issuers and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 17.5. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XVII may, and if required by the Note Trustee shall, bear a notation in form approved by the Note Trustee as to any matter provided for in such supplemental indenture. If the Issuers or the Note Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Note Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Note Trustee in exchange for Outstanding Notes.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their duly authorized representatives, all as of the day and year first above written.

NOTE TRUSTEE:

LASALLE BANK NATIONAL ASSOCIATION, a
national banking association

By:	/s/ RUSSELL M. GOLDENBERG
Name:	Russell M. Goldenberg
Title:	Group Senior Vice President

ISSUERS:

SHC Lincolnshire LLC, a Delaware limited liability
company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

SHC Lake Buena Vista II, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

New Rancho, L.L.C., a Delaware limited liability
company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

SHC Schaumburg II, L.L.C., a Delaware limited
liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

New Santa Monica Beach Hotel, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

New Burbank, L.L.C., a Delaware limited liability
company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

Inmobiliaria Nacional Mexicana, S.A de R.L. de C.V., a Mexican limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

Punta Mita Resort S. de R.L. de C.V., a Mexican limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

SHC Half Moon Bay, LLC, a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

By signing below, Operating Lessee agrees, in consideration of the substantial benefit that it will receive from Note Trustee making the Notes to Issuer, to comply (or permit Issuer to take such action necessary to comply) with all of the terms, conditions, obligations and restrictions expressly applicable to Operating Lessee set forth herein:

OPERATING LESSEES:

DTRS Lincolnshire, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

DTRS Lake Buena Vista, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

DTRS Rancho Las Palmas, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

DTRS Schaumburg, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

DTRS Santa Monica, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

DTRS Burbank, L.L.C., a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

Punta Mita TRS, S. de R.L. de C.V., a Mexican limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

DTRS Half Moon Bay, LLC, a Delaware limited liability company

By:	/s/ JAMES H. LYMAN
Name:	James H. Lyman
Title:	Executive Vice President and Chief Financial Officer

SCHEDULE A

ISSUERS

Issuer	Property
SHC Lincolnshire LLC	Marriott Lincolnshire Resort
SHC Lake Buena Vista II, L.L.C.	Embassy Suites Lake Buena Vista
New Rancho, L.L.C.	Marriott Rancho Las Palmas
SHC Schaumburg II, L.L.C.	Marriott Schaumburg
New Santa Monica Beach Hotel, L.L.C.	Loews Santa Monica
New Burbank, L.L.C.	Hilton Burbank Airport
Punta Mita Resort S. de R.L. de C.V.	Four Seasons Punta Mita
Inmobiliaria Nacional Mexicana, S. de R.L. de C.V.	Four Seasons Mexico City
SHC Half Moon Bay, LLC	Ritz Carlton Half Moon Bay

SCHEDULE A-1

OPERATING LESSEES

Operating Lessees	Property
DTRS Lincolnshire, L.L.C.	Marriott Lincolnshire Resort
DTRS Lake Buena Vista, L.L.C.	Embassy Suites Lake Buena Vista
DTRS Rancho Las Palmas, L.L.C.	Marriott Rancho Las Palmas
DTRS Schaumburg, L.L.C.	Marriott Schaumburg
DTRS Santa Monica, L.L.C.	Loews Santa Monica
DTRS Burbank, L.L.C.	Hilton Burbank Airport
Punta Mita TRS, S. de R.L. de C.V.	Four Seasons Punta Mita
Punta Mita TRS, S. de R.L. de C.V.	Four Seasons Mexico City
DTRS Half Moon Bay, LLC	Ritz Carlton Half Moon Bay

SCHEDULE B

DESCRIPTION OF MORTGAGED PREMISES

Marriott Lincolnshire Resort

Leasehold Estate, as defined in ALTA 13.1 leasehold loan endorsement, created by the instrument herein referred to as the Lease, said Land Lease Agreement dated December 18, 1970, by and between Rivershire, Inc. and American National Bank and Trust Company of Chicago, Trustee under that certain Trust Agreement, dated August 22, 1966 and known as Trust 23831 and under that certain Trust Agreement, dated August 22, 1966 and known, as Trust 23830 (“Trustee”), collectively as landlord, and Marriott Hotels, Inc., as tenant; a memorandum of which Land Lease Agreement was recorded on May 31, 1972 in the Office of the Recorder of Deeds, Lake County, Illinois, as Document No. 1559989; and amended by that certain Amendment dated August 29 1975, by and between Trustee and Indian Creek Investors Inc. (formerly known as Rivershire, Inc.), and the Marriott Corporation (successor by merger with Marriott Hotels, Inc,), a Delaware Corporation, a short form of which was recorded In the Office of the Recorder of Deeds, Lake County Illinois as Document No. 1729391; and which Land Lease was assigned by Marriott Corporation, successor by merger with Marriott Hotels, Inc., to the Prudential Insurance Company of America, pursuant to that certain Assignment of Land Lease and Assumption of obligations, dated August 29, 1975 and recorded in the Office of the Recorder of Deeds, Lake County, Illinois, as Document 1729392 which Land Lease was further amended by that certain unrecorded Second Amendment to Land Lease Agreement dated June 29, 1980 between American National Bank and Trust Company of Chicago, as Trustee under that certain Trust Agreement dated August 22, 1966 and known as Trust No, 23831 and under that certain Trust Agreement dated August 22, 1966 and known as Trust No. 23830 and Indian Creek Investors Inc., formerly known as Rivershire Inc., collectively as Landlord, and the Prudential Insurance Company of America, as Tenant; and which Land Lease was assigned by The Prudential Insurance Company of America to Strategic Hotel Capital Limited Partnership pursuant to that certain ground Lease Assignment, dated September 30, 1997, and recorded in Lake County, Illinois on October 1, 1997 as Document No, 4026946, and which Land Lease was further amended by that certain third Amendment to Land Lease Agreement dated August 24, 1999 and recorded in Lake County Illinois on September 7, 1999 as Document No. 4415622; and which Land Lease was assigned by Strategic Hotel Capital Limited Partnership to SHC Lincolnshire LLC pursuant to that certain Ground Lease Assignment recorded in Lake County, Illinois on September 20, 1999 as Document No. 4422066, which leasehold is for a current term of years ending January 1, 2021, and three additional periods of ten years each, in the following real estate:

PARCEL 1:

THAT PART OF THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL Meridian LYING SOUTHERLY OF THE CENTER LINE OF STATE ROUTE 22 AND WESTERLY OF THE CENTER LINE OF THE DES PLAINES RIVER, EXCEPT THAT PART CONDEMNED FOR ROAD PURPOSES BY PROCEEDINGS IN THE CIRCUIT COURT OF LAKE COUNTY, ILLINOIS

KNOWN AS CASE 80ED8 AND EXCEPT THAT PART CONDEMNED FOR ROAD PURPOSES BY PROCEEDINGS IN THE CIRCUIT COURT OF LAKE COUNTY KNOWN AS CASE 86ED7, IN LAKE COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 23, THENCE SOUTH ALONG THE WEST LINE THEREOF, 603. O5 FEET TO THE CENTER LINE OF INDIAN CREEK, AS CENTER LINE WAS LOCATED ON AUGUST 26, 1948; THENCE EASTERLY AND SOUTHERLY ALONG THE CENTER LINE AND THE CENTER LINE EXTENDED OF INDIAN CREEK TO THE CENTER LINE OF THE DES PLAINES RIVER. AS SAID CENTER LINE WAS LOCATED ON AUGUST 26, 1948; THENCE NORTHEASTERLY. ALONG SAID CENTER LINE OF THE DES PLAINES RIVER TO A POINT ON THE EAST LINE OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SAID SECTION 23, 228.6 FEET SOUTHERLY OF THE NORTHEAST CORNER OF SAID WEST 1/2 OF THE NORTHWEST 1/4; THENCE NORTHERLY ALONG SAID EAST LINE, 228.60 FEET TO THE NORTHEAST CORNER OF SAID WEST 1/2 OF THE NORTHWEST 1/4; THENCE WESTERLY ALONG THE NORTH LINE OF SAID WEST 1/2 OF THE NORTHWEST 1/4, 1338-85 FEET TO THE PLACE OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

PARCEL 3:

THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS BEGINNING AT A POINT WHICH IS SOUTH 72 DEGREES 40 MINUTES EAST 501.1 FEET FROM A POINT ON THE WEST LINE OF SAID WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, WHICH IS 783.9 FEET SOUTH FROM THE NORTHWEST CORNER OF SAID SECTION 23; THENCE SOUTH 23 DEGREES EAST 654.1 FEET TO A POINT WHICH IS 733.9 FEET EAST OF THE WEST LINE AND IS 1515. 7 FEET SOUTH OF THE NORTH LINE OF SAID WEST 1/2 OF THE NORTHWEST 1/4; THENCE NORTH 67 DEGREES EAST 410 FEET, MORE OR LESS, TO THE CENTER OF DES PLAINES RIVER, AS SAID CENTER LINE WAS LOCATED ON SEPTEMBER 20, 1934; THENCE NORTHERLY ALONG THE CENTER OF SAID RIVER, 680 FEET, MORE OR LESS, TO THE CENTER LINE EXTENDED OF INDIAN CREEK ; THENCE WESTERLY, ALONG THE CENTER OF SAID CREEK, 435 FEET, MORE OR LESS, TO A POINT WHICH IS 542.6 FEET EAST FROM THE WEST LINE AND 750.3 FEET SOUTH FROM THE NORTH LINE OF SAID WEST 1/2 OF THE NORTHWEST 1/4; THENCE SOUTH 19 DEGREES 20 MINUTES WEST 205 FEET TO THE PLACE OF BEGINNING IN LAKE COUNTY, ILLINOIS.

PARCEL 4:

THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN. DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON .THE WEST LINE OF SAID WEST 1/2. 764.05 FEET SOUTH OF THE NORTHWEST CORNER THEREOF; THENCE NORTH 89 DEGREES 25 MINUTES 30 SECONDS EAST, 167.60 FEET, THENCE SOUTHEASTERLY ALONG A CURVE TANGENT TO THE LAST DESCRIBED COURSE HAVING A RADIUS OF 275.45 FEET AND CONCAVE SOUTHWESTERLY A DISTANCE OF 238.06 FEET, CHORD MEASURE; THENCE SOUTH 39 DEGREES 22 MINUTES EAST 14.15 FEET: THENCE SOUTHEASTERLY ALONG A CURVE TANGENT TO THE LAST DESCRIBED COURSE HAVING A RADIUS OF 114.06 FEET AND CONCAVE NORTHEASTERLY, A DISTANCE OF 100.90 FEET, MORE OR LESS, CHORD MEASURE TO THE NORTHWESTERLY LINE OF PREMISES CONVEYED BY WARRANTY DEED DATED MAY 20, 1946, AND RECORDED MAY 27, 1946 AS DOCUMENT NUMBER 590919, FROM GENE T. DYER AND HIS WIFE TO DOROTHY T. JONES; THENCE NORTH 19 DEGREES 20 MINUTES EAST ALONG SAID NORTHWESTERLY LINE, 186.50 FEET, MORE OR LESS, TO THE CENTER LINE OF INDIAN CREEK AS SAID CENTER LINE WAS LOCATED ON AUGUST 26, 1948; THENCE WESTERLY AND NORTHERLY ALONG SAID CENTER LINE TO A POINT ON THE WEST LINE OF THE WEST 1/2 OF THE NORTHWEST 1/4, 603.05 FEET SOUTH OF THE NORTHWEST CORNER THEREOF; THENCE SOUTH ALONG SAID WEST LINE, 161.0 FEET TO THE PLACE OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

PARCEL 5:

THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF SAID WEST 1/2, 764.05 FEET SOUTH OF THE NORTHWEST CORNER THEREOF; THENCE NORTH 89 DEGREES 25 MINUTES 30 SECONDS EAST 167.60 FEET THENCE SOUTHEASTERLY ALONG A CURVE HAVING A RADIUS OF 275.45 FEET AND CONCAVE SOUTHWESTERLY, A DISTANCE OF 238.06 FEET; CHORD MEASURE; THENCE SOUTH 39 DEGREES 22 MINUTES EAST 14.15 FEET; THENCE SOUTHEASTERLY ALONG A CURVE HAVING A RADIUS OF 114.06 FEET AND CONCAVE NORTHEASTERLY A DISTANCE OF 100.90 FEET, MORE OR LESS, CHORD MEASURE, TO THE NORTHWESTERLY LINE OF PREMISES CONVEYED BY WARRANTY DEED, DATED MAY 20, 1946 AND RECORDED MAY 27, 1946 AS DOCUMENT NUMBER 590919, FROM GENE T, DYER AND WIFE TO DOROTHY T. JONES; THENCE SOUTH 19 DEGREES 20 MINUTES WEST ALONG THE NORTHWESTERLY LINE OF SAID DOROTHY T. JONES PROPERTY, 18-55 FEET TO A POINT WHICH IS SOUTH 72 DEGREES 40 MINUTES EAST 501.10 FEET FROM A POINT ON THE WEST LINE OF SAID WEST 1/2 OF THE NORTHWEST 1/4, WHICH IS 783.90 FEET SOUTH FROM THE

NORTHWEST CORNER OF SAID SECTION 23 THENCE SOUTH 23 DEGREES EAST 654.10 FEET TO A POINT WHICH IS 733.90 FEET EAST OF THE WEST LINE AND 1515.70 FEET SOUTH OF THE NORTH LINE OF SAID WEST 1/2 OF THE NORTHWEST 1/4; THENCE NORTH 67 DEGREES EAST 410.0 FEET, MORE OR LESS, TO THE CENTER, OF THE DES PLAINES RIVER AS CENTER WAS LOCATED ON SEPTEMBER 20, 1934; THENCE SOUTHEASTERLY ALONG THE CENTER OF SAID DES PLAINES RIVER TO A POINT ON THE EAST LINE OF THE WEST 1/2 OF THE NORTHEAST 1/4 OF SAID SECTION 23, 999.0 FEET NORTH OF THE SOUTHEAST CORNER THEREOF; THENCE SOUTH ALONG SAID EAST LINE 715.20 FEET TO THE NORTH LINE OF THE SOUTH 4.30 CHAINS (283.80 FEET) THEREOF; THENCE WEST ALONG SAID NORTH LINE OF THE SOUTH 4.30 CHAINS, 1331.0 FEET TO THE WEST LINE OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SAID SECTION 23 AND THENCE NORTH ALONG THE WEST LINE OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SAID SECTION 23, 1605.75 FEET TO THE PLACE OF BEGINNING, EXCEPTING THEREFROM THAT PART PORTION LYING SOUTHWESTERLY OF A LINE 1450.00 FEET NORTHEASTERLY OF AND PARALLEL TO THE CENTER LINE OF MILWAUKEE AVENUE, ALL IN LAKE COUNTY, ILLINOIS.

PARCEL 6:

LOT “A” IN LINCOLNSHIRE UNIT NUMBER 6, BEING A SUBDIVISION IN SECTIONS 14 AND 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JUNE 6, 1958 AS DOCUMENT 992285, IN BOOK 34 OF PLATS, PAGE 70, IN LAKE COUNTY, ILLINOIS.

PARCEL 7:

THAT PART OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID NORTHWEST 1/4; THENCE NORTHERLY ALONG THE WEST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 283.8 FEET; THENCE EASTERLY PARALLEL WITH THE SOUTH LINE OF SAID NORTHWEST 1/4 A DISTANCE OF 1331.25 FEET TO THE EAST LINE OF THE WEST 1/2 OF SAID NORTHWEST 1/4, THENCE NORTHERLY ALONG THE EAST LINE OF THE WEST 1/2 OF SAID NORTHWEST 1/4, A DISTANCE OF 541.2 FEET; THENCE EASTERLY PARALLEL WITH THE SOUTH LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 493.0 FEET TO THE CENTER LINE OF THE DES PLAINES RIVER THENCE SOUTHERLY ALONG THE CENTER LINE OF THE DES PLAINES RIVER, A DISTANCE OF 929.0 FEET TO THE SOUTH LINE OF SAID NORTHWEST 1/4; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 2205.0 FEET TO THE PLACE OF BEGINNING EXCEPTING THEREFROM THE PORTION LYING IN THE WEST 1/2 OF SAID NORTHWEST 1/4, ALL IN LAKE COUNTY, ILLINOIS.

PARCEL 8:

THAT PART OF THE SOUTH 1/2 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS, TO WIT: COMMENCING AT THE WEST 1/4 SECTION CORNER OF SAID SECTION 23, THENCE SOUTH ALONG THE WEST LINE OF SAID SECTION 528.7 FEET TO THE CENTER OF THE NORTH MILL ROAD (SO CALLED) THENCE SOUTH 64 1/4 DEGREES EAST ALONG THE CENTER OF SAID ROAD, 2470.2 FEET TO AN IRON BAR; THENCE SOUTH 24 1/4 DEGREES WEST ALONG THE CENTER OF THE WEST RIVER ROAD (SO CALLED) 70 FEET THENCE SOUTH 71 DEGREES EAST 604.5 FEET TO AN IRON BAR IN THE CENTER OF THE ROAD TO LAKE FOREST, WHICH SAID BAR IS IN A LINE WITH THE CENTER OF SAID NORTH MILL ROAD CONTINUED; THENCE NORTH 64 1/2 DEGREES EAST ALONG THE CENTER OF SAID LAKE FOREST ROAD, 440.9 FEET TO A STAKE; THENCE NORTH 48 1/2 DEGREES EAST ALONG THE CENTER OF SAID LAST NAMED ROAD, 483.6 FEET; THENCE NORTH 7 1/2 DEGREES EAST ALONG THE CENTER OF SAID LAST NAMED ROAD, 462.1 FEET; THENCE EAST ON A LINE PARALLEL WITH THE EAST AND WEST 1/4 SECTION LINE 1725 FEET TO THE EAST LINE OF SAID SECTION; THENCE NORTH ALONG THE EAST LINE OF SAID SECTION, 861.9 FEET TO THE EAST 1/4 SECTION CORNER OF SAID SECTION, THENCE WEST ALONG THE EAST AND WEST 1/4 SECTION LINE TO THE PLACE OF BEGINNING EXCEPTING THEREFROM THAT PART THEREOF, DESCRIBED AS FOLLOWS TO WIT: COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST 1/4 OF SAID SECTION 23; THENCE SOUTH ON THE EAST LINE OF SAID SECTION, 861.9 FEET; THENCE WEST ON A LINE PARALLEL WITH THE EAST AND WEST 1/4 SECTION LINE, 1729.2 FEET; THENCE SOUTH 6 DEGREES 36 MINUTES WEST 462.1 FEET THENCE SOUTH 48 1/2 DEGREES WEST 108 FEET; THENCE NORTH 4 DEGREES 14 MINUTES WEST, 180.8 FEET TO THE CENTER OF DES PLAINES RIVER; THENCE NORTH 43 DEGREES 14 MINUTES WEST ALONG THE CENTER OF THE DES PLAINES RIVER, 54 FEET; THENCE NORTH 7 DEGREES 5 MINUTES WEST 1179.5 FEET TO THE NORTH LINE OF THE SAID SOUTHEAST 1/4 OF SAID SECTION 23 THENCE EAST ALONG THE NORTH LINE OF SAID SOUTHEAST 1/4 OF SAID SECTION TO THE PLACE OF BEGINNING.

AND ALSO EXCEPTING THEREFROM THAT PART DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE CENTER LINE OF NORTH MILL ROAD (SO CALLED) 2393.02 FEET SOUTHEASTERLY, AS MEASURED ALONG SAID CENTER LINE OF THE INTERSECTION OF SAID CENTER LINE AND THE WEST LINE OF SAID SECTION 23; THENCE NORTHWESTERLY ALONG THE SAID CENTER LINE, A DISTANCE OF 1427.0 FEET; THENCE NORTHEASTERLY AT RIGHT ANGLES TO SAID CENTER LINE, A DISTANCE OF 550.0 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 88 DEGREES TO THE RIGHT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 767.0 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 40 DEGREES TO THE RIGHT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 190.0 FEET; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 86 DEGREES TO THE LEFT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 675.25 FEET; THENCE SOUTHWESTERLY 963.40 FEET, MORE OR LESS

TO THE PLACE OF BEGINNING ALSO EXCEPTING THEREFROM THAT PART OF THE SOUTH 1/2 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL, MERIDIAN LYING EASTERLY OF THE CENTER LINE OF THE DES PLAINES RIVER ALSO EXCEPTING THEREFROM THAT PART OF SAID SOUTH 1/2 DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE CENTER LINE OF NORTH MILL ROAD, 2393 .02 FEET SOUTHEASTERLY, AS MEASURED ALONG SAID CENTER LINE OF THE INTERSECTION OF SAID CENTER LINE AND THE WEST LINE OF SAID SECTION 23, THENCE NORTHWESTERLY ALONG SAID CENTER LINE A DISTANCE OF 1427.0 FEET TO THE POINT OF BEGINNING; THENCE NORTHEASTERLY AT RIGHT ANGLES TO SAID CENTER LINE A DISTANCE OF 550.0 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 88 DEGREES TO THE RIGHT WITH THE LAST DESCRIBED COURSE EXTENDED A DISTANCE OF 767.0 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE 40 DEGREES TO THE RIGHT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 190.0 FEET; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF .86 DEGREES TO THE LEFT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 591.3 FEET; THENCE NORTHWESTERLY A DISTANCE OF 1232.1 FEET, MORE OR LESS, TO A POINT ON THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION 23, THENCE WESTERLY ALONG SAID NORTH LINE A DISTANCE OF 1430.4 FEET TO THE NORTHWEST CORNER OF SAID SOUTH 1/2; THENCE SOUTHERLY ALONG THE WEST LINE OF SAID SOUTH 1/2 528.7 FEET TO ITS INTERSECTION WITH THE CENTER LINE OF THE NORTH MILL ROAD; THENCE SOUTHEASTERLY ALONG SAID CENTER LINE, A DISTANCE OF 966.02 FEET, MORE OR LESS, TO THE POINT OF BEGINNING, ALL IN LAKE COUNTY, ILLINOIS.

PARCEL 9:

THAT PART OF THE NORTHEAST 1/4 OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS; BEGINNING AT THE NORTHEAST CORNER OF SAID SECTION 22 THENCE SOUTH ALONG THE EAST LINE OF SAID SECTION 22, A DISTANCE OF 764.05 FEET TO A POINT, SAID POINT FURTHER DESCRIBED AS NORTH 99 DEGREES 25 MINUTES 30 SECONDS EAST A DISTANCE OF 1313.40 FEET FROM A POINT ON THE CENTER LINE OF MILWAUKEE AVENUE, WHICH IS SOUTHEASTERLY 813.60 FEET ALONG SAID CENTER LINE FROM THE INTERSECTION OF SAID CENTER LINE AND THE NORTH LINE OF SAID SECTION 22; THENCE SOUTH 89 DEGREES 25 MINUTES 30 SECONDS WEST A DISTANCE OF 101.8 FEET; THENCE NORTH 5 DEGREES 5 MINUTES 20 SECONDS WEST A DISTANCE OF 262.00 FEET, MORE OR LESS, TO A POINT ON THE CENTER LINE OF INDIAN CREEK AS LOCATED ON AUGUST 26, 1948, SAID POINT BEING FURTHER DESCRIBED AS BEARING NORTH 51 DEGREES 41 MINUTES 30 SECONDS WEST ALONG SAID INDIAN CREEK CENTER LINE, A DISTANCE OF 159.61 FEET FROM A POINT ON THE EAST LINE OF SAID SECTION 22, 603.05 FEET SOUTH OF THE NORTHEAST CORNER OF SAID SECTION 22; THENCE NORTHEASTERLY A DISTANCE OF 519.38 FEET, MORE OR LESS, TO THE POINT OF BEGINNING IN LAKE COUNTY, ILLINOIS.

PARCEL 10:

THE EAST 466.00 FEET OF THE SOUTH 283.80 FEET OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23. TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN IN LAKE COUNTY/ ILLINOIS.

PARCEL 11;

THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN. DESCRIBED AS FOLLOWS: BEGINNING AT THE INTERSECTION OF THE NORTH LINE OF THE SOUTH 4.30 CHAINS (283.8 FEET) AND A LINE 1450.0 FEET NORTHEASTERLY OF AND PARALLEL TO THE CENTER LINE OF MILWAUKEE AVENUE; THENCE NORTHWESTERLY ALONG SAID PARALLEL LINE 454.4 FEET; THENCE SOUTHWESTERLY 439.6 FEET TO A POINT ON THE NORTH LINE OF THE SOUTH 4.30 CHAINS (283.9 FEET) OF SAID WEST 1/2, SAID POINT BEING 448.3 FEET EAST OF THE WEST LINE OF SAID WEST 1/2 AS MEASURED ALONG SAID NORTH LINE; THENCE EASTERLY ALONG SAID NORTH LINE 171,0 FEET, MORE OR LESS, TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

PARCEL 12:

THAT PART OF THE SOUTH 1/2 OF SECTION 23, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, BEING A STRIP OF LAND 25.0 FEET IN WIDTH MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE CENTER LINE OF NORTH MILL ROAD, 2393.02 FEET SOUTHEASTERLY, AS MEASURED ALONG SAID CENTER LINE OF THE INTERSECTION OF SAID CENTER LINE AND THE WEST LINE OF SAID SECTION 23; THENCE NORTHWESTERLY ALONG SAID CENTER LINE A DISTANCE OF 1427.0 FEET; THENCE NORTHEASTERLY AT RIGHT ANGLES TO SAID CENTER LINE A DISTANCE OF 550.0 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 88 DEGREES TO THE RIGHT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 767.0 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 40 DEGREES TO THE RIGHT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 190.0 FEET; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 86 DEGREES TO THE LEFT WITH THE LAST DESCRIBED COURSE EXTENDED, A DISTANCE OF 561.49 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTHEASTERLY ALONG THE LAST DESCRIBED COURSE 29.81 FEET THENCE NORTHWESTERLY A DISTANCE OF 1232.1 FEET, MORE OR LESS, TO A POINT ON THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION 23; THENCE WESTERLY ALONG SAID NORTH LINE A DISTANCE OF 1016.0 FEET, MORE OR LESS, TO A POINT ON SAID NORTH LINE 414.4 FEET EAST OF. THE NORTHWEST CORNER OF SAID SOUTH 1/2, AS MEASURED ALONG SAID NORTH LINE; THENCE SOUTHERLY AT RIGHT ANGLES TO THE LAST DESCRIBED COURSE 25.0 FEET; THENCE EASTERLY PARALLEL TO THE NORTH LINE OF SAID SOUTH 1/2 1008.4 FEET; THENCE SOUTHEASTERLY 1208.3 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

PARCEL 13:

THE SOUTH 4.30 CHAINS (283.8 FEET) OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, EXCEPTING THEREFROM THE EAST 466.0 FEET AND THAT PORTION LYING WEST OF THE FOLLOWING DESCRIBED LINE; BEGINNING AT A POINT ON THE NORTH LINE OF THE SOUTH 4.30 CHAINS (283.8 FEET) OF SAID WEST 1/2, 449.8 FEET EAST OF THE WEST LINE OF SAID WEST 1/2 AS MEASURED ALONG SAID NORTH LINE; THENCE SOUTHWESTERLY 285.4 FEET MORE OR LESS TO A POINT ON THE SOUTH LINE OF THE SOUTH 4.30 CHAINS (283.8 FEET) OF SAID WEST 1/2, 414.4 FEET EAST OF THE WEST LINE OF SAID WEST 1/2, AS MEASURED ALONG SAID SOUTH LINE, IN LAKE COUNTY, ILLINOIS.

PARCEL 14:

AN EASEMENT FOR INGRESS AND EGRESS TO THE ABOVE DESCRIBED PROPERTY CREATED BY A GRANT RECORDED MAY 31, 1972 AS DOCUMENT 1559990, AND AMENDED BY A DOCUMENT RECORDED JULY 10. 1975 AS DOCUMENT 1717425, OVER THE FOLLOWING DESCRIBED PROPERTY: THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 23, TOWNSHIP 43 NORTH RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE WEST LINE OF SAID WEST 1/2 764.05 FEET SOUTH OF THE NORTHEAST CORNER THEREOF; THENCE NORTH 89 DEGREES 25 MINUTES 30 SECONDS EAST 167.60 FEET; THENCE SOUTHEASTERLY ALONG A CURVE HAVING A RADIUS OF 275.45 FEET AND CONCAVE SOUTHWESTERLY A DISTANCE OF 17.14 FEET, CHORD MEASURE, MORE OR LESS, TO A POINT ON A LINE 1450,00 FEET NORTHEASTERLY OF AND PARALLEL TO THE CENTER LINE OF MILWAUKEE AVENUE; THENCE SOUTH 15 DEGREES 05 MINUTES 20 SECONDS EAST ALONG THE PREVIOUSLY DESCRIBED LINE 30.43 FEET; THENCE WESTERLY PARALLEL WITH THE FIRST COURSE OF THIS DESCRIPTION 192.66 FEET MORE OR LESS, TO A POINT ON THE WEST LINE OF SAID WEST 1/2 30.00 FEET SOUTH OF THE POINT OF BEGINNING; THENCE NORTHERLY ALONG THE WEST LINE OF SAID WEST 1/2 30.00 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

Embassy Suites Lake Buena Vista

Parcel A:

The West 2/3 of the East 3/4 of the North 1/2 of the Northeast 1/4 of the Northeast 1/4 (Less right of way for Interstate 4 and Less West 1/2 of the Northeast 1/4 of the Northeast 1/4 of the Northeast 1/4 lying East of Interstate 4) in Section 22, Township 24 South, Range 28 East, Orange County, Florida; AND

Parcel B:

That portion of the following described property lying West of the Interstate 4 Expressway right of way; thence West 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4 and the West 3/4 of the South 1/2 of the Northeast 1/4 of the Northeast 1/4 of Section 22, Township 24 South, Range 28 East, Orange County, Florida.

BEING; MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Commencing at the Northeast comer of Section 22, Township 24 South, Range 28 East, Orange County, Florida; run South 89°47’29” West 485.33 feet along the North line of the Northeast 1/4 of said section to a point on the Westerly right of way line of Interstate Highway No. 4/State Road No. 400 for a Point of Beginning; thence along said Westerly right of way line South 38°21’48” West 1371.13 feet; thence departing said right of way line and along the West line of the West 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of said Section 22 North 00°08’44” East 1072.01 feet to a point on the aforesaid North line of the Northeast 1/4 of said Section 22; thence along said North line North 89°47’29” East 848.27 feet to the Point of Beginning.

Rancho

All that certain real property situated in the County of Riverside, State of California, described as follows:

Parcel 1:

Lots 18 through 33, both inclusive, of Tract 7251-1, in the City of RANCHO MIRAGE, County of RIVERSIDE, State of California, as per map recorded in Book 87, page(s) 29 through 38, inclusive, of Maps, in the office of the County Recorder of Riverside County.

Parcel 1-A:

All rights to easements, private roadways, and common areas on Tract No. 7251-1 as shown by map on file in Book 85, page(s) 29 through 38, inclusive, of Maps, Records of Riverside County, California, and on Tract No. 7251 as shown by Map on file in Book 91, page(s) 86 through 89, inclusive, of Records of Riverside County, California, specifically described in the Declaration of Covenants, Conditions and Restrictions recorded December 30, 1976 as Instrument No. 202382 of Official Records of Riverside County, California.

Parcel 2:

Lot 5 of Tract No. 7263, in the City of RANCHO MIRAGE, County of RIVERSIDE, State of California, as per map recorded in Book 90, page(s) 52 and 53, inclusive, of Maps, in the office of the County Recorder of Riverside County.

Parcel 2A:

All rights to easements, private roadways, and common areas on Tract No. 7263 as shown by map on file in Book 90, page(s) 52 and 53 of Maps, Records of Riverside County, California, specifically described in the Declaration of Covenants, Conditions and Restrictions recorded

December 10, 1976 as Instrument No. 202382 of Official Records of Riverside County, California.

Parcel 3:

Lots 1 through 55, inclusive, and Lots A through F, inclusive of Tract No. 8829, in the City of RANCHO MIRAGE, County of RIVERSIDE, State of California, as per map recorded in Book 92, page(s) 88 through 93, of Maps, in the office of the County Recorder of Riverside County.

Parcel 3A:

All rights to easements, private roadways, and common areas on Tract No. 7251-1 as shown by map on file in Book 85, page(s) 29 through 38, inclusive, of Maps, Records of Riverside County, California, and on Tract No. 7251 as shown by Map on file in Book 91, page(s) 86 through 89, inclusive, of Records of Riverside County, California, specifically described in the Declaration of Covenants, Conditions and Restrictions recorded December 30, 1976 as Instrument No. 202382 of Official Records of Riverside County, California.

Parcel 4:

Lot 11 of Tract No. 7251, in the City of RANCHO MIRAGE, County of RIVERSIDE, State of California, as per map recorded in Book 91, page(s) 86 through 89, inclusive, of Maps, in the office of the County Recorder of Riverside County.

Parcel 4A:

All rights to easements, private roadways, and common area on Tract No. 7251 as shown by map on file in Book 91, page(s) 86 through 89, inclusive, of Maps, Records of Riverside County, California, specifically described in the Declaration of Covenants, Conditions and Restrictions recorded December 30, 1976 as Instrument No. 202382 of Official Records of Riverside County, California.

Marriott Schaumburg

Parcel 1:

Lot 2 in Woodfield Corporate Center Subdivision, being a resubdivision of Lots 2, 3 and 4 in Prudential’s Resubdivision of Lot 4 in Woodfield Corporate Center, a Subdivision in the East ½ of the South East ¼ of Section 13, and the East ½ of the North East ¼ of Section 24, Township 41 North, Range 10, East of the Third Principal Meridian, in Cook County, Illinois.

Parcel 2:

Sign Easement for benefit of Parcel 1 as created by Declaration of Protective Covenants for Woodfield Corporate Center recorded as Document Number 24657502 as thereafter amended by Second Amendment recorded as Document Number 98429888.

Parcel 3:

Storm Water Easement for benefit of Parcel 1 to cause storm water from the Hotel Property and Office Property to be stored in, drained into and released from the Detention Facility and the Detentions Property, to enter upon the Detention Property to construct, maintain and repair all pipes and related facilities necessary to drain storm water from the Hotel Property and the Office Property in to the Detention Facility and for access to the Detention Property as necessary to obtain the benefits of the forgoing Easements as created by Declaration of Protective Covenants for Woodfield Corporate Center recorded as Document Number 24657032 as thereafter amended by First Amendment recorded as Document Number 98429887 and thereafter amended by Second Amendment recorded as Document number 98429888.

Loews Santa Monica

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

Lots 23 to 26 inclusive of Scott’s Addition to Santa Monica, in the City of Santa Monica, County of Los Angeles, State of California, as per Map recorded in Book 7, Page(s) 58 and 59 of Miscellaneous Records, in the office of the County Recorder of said County, and lots 44 to 61 inclusive of The Carl F. Schader Seaside Terrace, as per map recorded in book 17 pages 10 and 11 of maps, in the office of the County Recorder of said County, together with that certain 18 foot strip of land, vacated shown as “Autoway” adjacent to lots 51 to 57 inclusive of the last mentioned tract as shown on the map of said last mentioned tract and lot 6 of tract 542 as per map recorded in book 17 page 7 of maps, in the office of the County Recorder of said County.

Assessor’s Parcel Number	4290-019-011

Joint Plant Number	NYN 04-000415

Burbank Hilton

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

Parcel A:

Parcel 1 of parcel map no. 24868, in the City of Burbank, County of Los Angeles, State of California, as shown on map filed in book 279 pages 84 to 86 of parcel maps, in the office of the County Recorder of said County.

Parcel B:

Non-exclusive easements over Parcel 2 of the above referenced parcel map set forth in Reciprocal Parking and Maintenance Agreement (“Reciprocal Agreement”) recorded December 24, 1997 as Instrument No. 97-2019758 for Pedestrian, Vehicular Ingress and Egress and Parking on the terms and conditions set forth therein.

Assessor’s Parcel Number:	2464-004-015

Ritz Carlton Half Moon Bay

PARCEL ONE:

Parcel A and B, as delineated upon that certain Map entitled, “Parcel Map, Being a division of Parcel 1 as described in that certain Lot Line Adjustment recorded on January 14th, 1985 in the Recorder’s Office of San Mateo, State of California as document #85003957 of Official Records “, filed for record on April 23, 2001 in Book 73, Page 64 of Parcel Maps in the Office of the Recorder of the County of San Mateo, State of California.

PARCEL TWO:

A nonexclusive easement for sign purposes as conveyed in Grant of Easements recorded March 5, 1990 in Official Records under Recorder’s Serial Number 90029638, over a portion of Parcel “A” of that certain Parcel Map filed in Book 61 of Parcel Maps at Pages 92 and 93, in the Office of the County Recorder, County of San Mateo, State of California more particularly described as follows:

Beginning at point on the Southerly boundary of said Parcel “A”, said point of beginning being the Easterly terminus of that certain course labeled “N 82° 08’ 44” E 77.71’”; thence from said point of beginning Westerly along said line South 82° 08’ 44” West a distance of 18.91 feet; thence North 10° 02’ 19” West a distance of 33.65 feet to the Southerly edge of that certain 24’ Waterline easement as shown on said map; thence Northeasterly along the Southeasterly edge of said easement through a central angle of 56° 57’ 38” a distance of 44.24 feet; thence South 87° 00’ 00” East a distance of 24.52 feet to the Easterly boundary of said Parcel “A”; thence Southerly along said boundary line through a central angle of 00° 12’ 19.2” a distance of 35.62 feet (record) ((00° 11’ 26.2” a distance of 33.07 feet) (actual)) to the beginning of a compound curve; thence along said curve having a radius of 30.00 feet through a central angle of 83° 53’ 26”, a distance of 43.92 feet to the point of beginning.

PARCEL THREE:

Non-exclusive easement for parking as conveyed to Vestar-Athens/YCP II Half Moon Bay, L.L.C. in reciprocal Easement recorded January 22, 1999 in Official Records, under Recorder’s Serial Number 99012002, San Mateo County Records.

PARCEL FOUR:

Non-exclusive easements as conveyed to Vestar-Athens/YCP II Half Moon Bay, L.L.C. in Easement Agreements recorded January 22, 1999 in Official Records, under Recorder’s Serial Numbers 99012016 through 99012024, San Mateo County Records.

PARCEL FIVE:

Those certain rights for the use and enjoyment of golf courses located on the “Original Course Property” and “Ocean Course Property” as contained in an instrument entitled “Hotel, Golf Courses and Colony Club Operation and Access Agreement”, a Memorandum of which was recorded January 22, 1999, Serial No. 99012028, San Mateo County Records, on the Terms, Covenants and Conditions contained therein.

JPN:	066-009-092-31
066-009-092-31.02

PARCEL SIX:

A Leasehold interest created by that certain Ground Lease dated August 15, 2002 executed by Clara K. Alves, Surviving Trustee under the Ernest and Clara K. Alves Family Trust Agreement dated June 25, 1999; Clara K. Alves, Executor of the Estate of Ernest Alves; and Frank Alves and Ruth C. Alves, Trustees of the Trust of Frank Alves and Ruth C. Alves under Agreement dated January 13, 1992 (Landlord), in favor of Vestar-Athens/YCP II Half Moon Bay, L.L.C. (Tenant), disclosed by Memorandum of Ground Lease recorded January 09, 2003 under Instrument No. 2003-006046, Official Records, in and to the following:

The land referred to is situated in the State of California, County of San Mateo, partly in the City of Half Moon Bay, and partly in an unincorporated area and described as follows:

Parcel 1:

Portion of Lot 13-1/2, as delineated upon that certain Map entitled “Map of the Johnston Ranch Near Half Moon Bay, San Mateo Co.”, filed for record in the Office of the Recorder of the County of San Mateo, State of California, on January 25, 1883 in Book “B” of Maps, at Page 31, and a copy entered in Book 2, Page 4 of Maps, more particularly described as follows:

BEGINNING at a point on the easterly line of the Coast Highway, as established by Deed from Frank Enos Alves and Virginia Alves, his wife, to the State of California recorded October 21, 1952 in Book 2314, page 508, Official Records of San Mateo County, distant thereon the following courses and distances from an iron pipe monument marking the northeasterly corner of land described in the above deed; South 4° 51’ 40” East 471.01 feet to a concrete highway monument and southerly on the arc of a curve to the right, tangent to the preceding course with a radius of 10,060.00 feet, through a central angle of 0° 49’ 53”, an arc distance of 146.00 feet to said point of beginning, thence from point of beginning, leaving said easterly line of Coast Highway North 85° 08’ 30” East 320.00 feet thence South 4° 51’ 40” East 200.02 feet, thence South 85° 08’ 30” West 324.89 feet to the easterly line of the Coast Highway, thence along said easterly line on the arc of a curve to the left, from a tangent bearing North 2° 53’ 24” West with a radius of 10,060.00 feet, through a central angle of 1° 08’ 23”, an arc distance of 200.10 feet to the point of beginning.

JPN:	066-009-093-11
066-009-093-13

Parcel 2:

Portion of Lot 13-1/2, as delineated upon that certain Map entitled “Map of the Johnston Ranch Near Half Moon Bay, San Mateo Co.”, filed for record in the Office of the Recorder of the County of San Mateo, State of California, on January 25, 1883 in Book “B” of Maps, at Page 31, and a copy entered in Book 2, Page 4 of Maps, more particularly described as follows:

BEGINNING at the point of intersection of the easterly line of the State Highway, as established by Deed from Frank Enos Alves and Virginia Alves, his wife, to the State of California, dated August 27, 1952 and recorded October 21, 1952 in Book 2314, Page 508, Official Records of San Mateo County, California, with the southerly line of the lands described in the deed from Virginia Alves to Frank Alves and Ernest Alves, dated April 4, 1962 and recorded April 5, 1962 in Book 4180, Page 580, Official Records of San Mateo County, California; thence from said point of beginning North 85° 08’ 06” East along said southerly line 324.89 feet to the southeasterly corner thereof; thence South 4° 51’ 40” East along the southerly prolongation of the easterly line of said lands of Frank Alves, above mentioned, to the southerly line of said Lot 13-1/2; thence South 78° 27’ 00” West along the last mention line to the said easterly line of State Highway; thence northerly, along said easterly line, on the arc of a curve to the left, from tangent with bears North 1° 48’ 31” West, said curve having a radius of 10,060.00 feet and a central angle of 1° 04’ 54” an arc distance of 189.92 feet to the point of beginning.

JPN:	066-009-093-12
066-009-093-18

PARCEL SEVEN:

A Leasehold interest created by an unrecorded Ground Lease dated January 01, 2003, executed by County of San Mateo, (Landlord) in favor of Vestar-Athens/YCP II Half Moon Bay, L.L.C., (Tenant), a memorandum of which recorded May 18, 2004, Instrument No. 2004-100675, Official Records in and to the following:

Situate in the County of San Mateo, State of California, and being a portion of lands described in the grant deed to the County of San Mateo, recorded May 11, 1998 in Instrument No. 98-070330, Official Records of San Mateo County, being more particularly described as follows:

BEGINNING at the most northwesterly corner of said deed to the County of San Mateo;

1. thence along the northerly line of lands described in said deed, North 78° 27’ 00” East, a distance of 274.62 feet, to the true point of beginning of this description;

2. thence continuing along said northerly line, North 78° 27’ 00” East, a distance of 44.47 feet;

3. thence leaving said northerly line, South 26° 31’ 54” West, a distance of 71.75 feet;

4. thence South 71° 14’ 48” West, a distance of 49.75 feet;

5. thence North 26° 31’ 54” East, a distance of 79.67 feet, to the true point of beginning.

JPN:	066-008-082-01.01 portion

Assessor’s Parcel Numbers: 066-092-770 and 066-092-780, 006-093-110, 120,130 and 180, 066-082-040

Four Seasons Punta Mita

Situated in Mexico City (Mexico, D.F.), Mexico, and known as Four Seasons Hotel located on the fusion of lots 1, 2, 3, 4, and fraction of lots 5, 13, 14 and 17, Colonia Juarez, Delegacion Cuauhtemoc, with frontages to Paseo de la Reforma, Burdeos and Hamburgo, with the following orientation and distances.

Total surface area of 6,596.35 m2.

To the Northwest, 48.20 m. fronting to Paseo de la Reforma

To the Northeast, 114.02 m. fronting to Calle Burdeos

To the Southeast, 23.40 m. abutting with lot and the corner of Burdeos and Hamburgo.

To the Northeast, 35.90 m. also abutting with lot and the corner of Burdeos Hamburgo.

To the Southeast, 22.00 m. fronting with Calle Hamburgo

To the Southwest, 35.90 m.

To the Southeast, 2.75 m.

To the Southwest, 62.25 m.

To the Northwest, 13.59 m.

To the Southwest, 54.74 m. all of the last five distances abutting with properties which themselves have frontages to Hamburgo, Lleja, and Paseo de la Reforma.

Four Seasons Mexico City

The above is a translation of the description contained and the Precedent 5 of title 250, 325, notary 10, of Mexico, D.F., dated March 27, 1992.

LOT RC-1/A
North:	In 57.69 m. turns northeast in 25.00 m. where this bound closes with Lot H-3.
West:	In 36.71 m., with Federal Maritime Zone.
East:	In 22.28 m., + 13.51 m., with lot RC-1/E
South:	In 59.36 m., with Lot RC-1/C
Total area:	3,032,344 sq. m.

LOT RC-1/8
Northwest:	In 11.56 m. + 52.44 m. with lot H-3
South:	In 49.80 m., with Lot RC-1/E
East:	In 47.42 m. + 42.65 m., with Lot RC-1
West:	In 54.72 m., with Lot RC-1/E
Total area:	3,426,862 sq. m.

SCHEDULE C

ALLOCATED OUTSTANDING PRINCIPAL AMOUNTS

Property	Total
Ritz Carlton Half Moon Bay	$55,000,000
Loews Santa Monica Beach	55,000,000
Hilton Burbank Airport	32,000,000
Marriott Lincolnshire Resort	27,000,000
Embassy Suites Lake Buena Vista	17,750,000
Marriott Schaumburg	17,250,000
Marriott Rancho Las Palmas	19,750,000
Four Seasons Mexico City	21,250,000
Four Seasons Punta Mita	30,000,000

Total Portfolio	$275,000,000

SCHEDULE D

PROPERTY MANAGERS AND BRANDS

Property	Acceptable Property Managers	Acceptable Brands

Hilton Burbank Airport	Bass PLC Starwood Hotels & Resorts MeriStar Hotels & Resorts Marriott International	Crowne Plaza Sheraton Marriott Hilton

Embassy Suites Lake Buena Vista	Hyatt Hotel Corporation Marriott International MeriStar Hotels & Resorts FelCor Hotels Windsor Hospitality	Hyatt Marriott, Marriott Suites Embassy Suites

Marriott Schaumburg	Hyatt Hotel Corporation Starwood Hotels & Resorts MeriStar Hotels & Resorts	Hyatt Sheraton Westin Marriott

Marriott Lincolnshire Resort	Hilton Hotels Corporation Starwood Hotels & Resorts Bass PLC Hyatt Corporation	Hilton Westin Inter-Continental Hyatt Marriott

Marriott Rancho Las Palmas	Hilton Hotels Corporation Starwood Hotels & Resorts Bass PLC Hyatt Corporation	Hilton Sheraton Inter-Continental Hyatt Marriott

Loews Santa Monica	Hyatt Corporation Fairmont Hotels Marriott International Starwood Hotels & Resorts Bass PLC	Hyatt Fairmont Marriott, JW Marriott Renaissance Westin Inter-Continental

Four Seasons Punta Mita	Four Seasons, Ltd. The Peninsula Group Starwood Hotels & Resorts	Four Seasons Peninsula St. Regis

Four Seasons Mexico City	Four Seasons, Ltd. The Peninsula Group Starwood Hotels & Resorts	Four Seasons Peninsula St. Regis

Ritz Carlton Half Moon Bay	Marriott International Four Seasons, Ltd. The Peninsula Group Starwood Hotels & Resorts Vail Resorts Intercontinental Loews Hospitality Hyatt Hotel Corporation	Ritz-Carlton Four Seasons Peninsula St. Regis RockResorts Intercontinental Loews Park Hyatt

SCHEDULE E

Intentionally Omitted

SCHEDULE F

MATERIAL AGREEMENTS

Burbank Airport Hilton

Master Lease Agreement dated June 7, 1999 between NTFC Capital Corporation and SHC Burbank, LLC.

Letter Agreement dated January 1, 2002 by and between Diamond Contract Services, Inc. and Hilton Burbank Airport & Convention Center.

Interim Alcoholic Beverage Agreement dated June 29, 2004 between SHC Burbank II, L.L.C. and New Burbank, L.L.C.

Marriott Lincolnshire Resort

Industrial Space Lease dated March 21, 2001 by and between CGA Investment Company, L.L.C. and Marriott Lincolnshire Theater Corporation.

Embassy Suites Lake Buena Vista

None.

Marriott Rancho Las Palmas

Master Lease Agreements by and between Textron Financial Corporation and SHC Rancho, L.L.C.

Term Lease Master Agreement dated August 10, 2001 by and between SHC Rancho, L.L.C. and IBM Credit Corporation.

Lease Agreement between Marriott International, Inc. and Canon Financial Services, Inc.

Loews Santa Monica Beach Hotel

Maintenance Services Agreement dated August 10, 1997 by and between Loews Santa Monica Beach Hotel and Tidy Enterprise, Inc.

Interim Alcoholic Beverage Agreement dated June 29, 2004 by and between SHC Santa Monica Beach Hotel III, L.L.C. and New Santa Monica Beach Hotel, L.L.C.

Marriott Schaumburg

Lease Agreement dated May 22, 1998 by and between Strategic Hotel Funding, L.L.C. and Marriott Hotel Services, Inc.

Sublease Agreement dated April 12, 2001 by and between Strategic Hotel Funding, L.L.C. and SHC Schaumburg II, L.L.C.

Four Seasons Mexico City

License Agreement dated March 14, 1994 by and between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotels and Resorts B.V.

Capital Refurbishing Services Agreement dated March 14, 1994 by and between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotels Limited.

Marketing Services Agreement dated March 14, 1994 by and between Inmobiliaria Nacional Mexicana, S.A. de C.V. and Four Seasons Hotels Limited.

Four Seasons Punta Mita

Hotel Advisory Agreement dated as of July 18, 1997 by and between Punta Mita Resort, S.A. de C.V. and Four Seasons Hotels Limited.

Hotel Services Agreement dated as of July 18, 1997 by and between Punta Mita Resort, S.A. de C.V. and Four Seasons Hotels Limited.

Hotel License Agreement dated July 18, 1997 between Four Seasons Hotels Limited and Punta Mita Resort, S.A. de C.V.

Employee transportation agreement with Transportes Especializados y Servicos, SA de CV beginning March 1, 2004 and terminating February 28, 2006.

Public Relations Agreement with JL Kennedy Communications beginning January 1, 2004.

On Command Video System agreement with Spectradyne International, beginning November 18, 1999.

Underground Electrical Cabling Agreement with Instalaciones Electricas en Gral. de San Agustin Tiaxiaca, beginning March 8, 2004.

Hotel Modification and Spa Expansion Agreement dated October 14, 2003.

Residence Club Hotel Access Agreement dated October 14, 2003.

Ritz Carlton Half Moon Bay

Agreements with Ocean Colony Association

a.	Hotel Agreement with Ocean Colony Association, dated March 29, 1999.

b.	Colony Club Lease, dated May 29, 1996.

c.	Partial Assignment and Assumption Agreement (Colony Club Lease), dated January 14, 1999.

Hotel, Golf Courses and Colony Club Operation and Access Agreement, dated as of January 14, 1999, between OCP, SWC, and VA/YCP.

Club Operating Agreement dated June 1, 2001 between VA/YCP and The Ritz-Carlton Hotel Company, L.L.C., to the extent such agreement qualifies as a “Material Agreement” in any given year.

Cleaning Services Agreement dated March 5, 2001 between The Ritz-Carlton Hotel Company, L.L.C. and Excel Building Services.

SCHEDULE G

PROPERTY MANAGEMENT AGREEMENTS

PROPERTY	MANAGEMENT AGREEMENT
Embassy Suites Lake Buena Vista

Management Agreement, dated as of September 30, 1997 as amended by (i) that certain First Amendment to Management Agreement dated as of June 4, 1999, (ii) that certain Second Amendment to Management Agreement dated as of January, 2001, and (iii) that certain Consent to Assignment, Agreement and Estoppel dated as of April 12, 2001.

Embassy Suites License Agreement dated September 30, 1997, as amended by Licensor Consent to Assignment, Agreement and Estoppel dated November 16, 1999.

Marriott Lincolnshire	Management Agreement dated as of December 31, 1983, as amended by (i) that certain First Amendment to Management Agreement dated as of January 1, 2000, (ii) that certain Restructuring Agreement dated as of January 7, 2000, (iii) that certain First Amendment to Restructuring Agreement dated February 15, 2000, and (iv) that certain Consent to Assignment, Agreement and Estoppel dated as of September 10, 1999.

Marriott Schaumburg	Management Agreement, dated as of May 22, 1998, as amended by (i) that certain letter agreement dated as of May 22, 1998, (ii) that certain Second Amendment to Management Agreement dated as of January 1, 2000, (iii) that certain Restructuring Agreement dated as of January 7, 2000, (iv) that certain First Amendment to Restructuring Agreement dated as of February 15, 2000, (v) that certain Consent to Assignment, Agreement and Estoppel dated as of April 12, 2001, and (vi) that certain Fourth Amendment to Management Agreement dated September 12, 2001.

Loews Santa Monica	Management Agreement, dated as of March 4, 1998 as amended by Amendment No. 1 to Management Agreement dated April 12, 2000.

Hilton Burbank	Management Agreement dated as of August 24, 1998, as amended by (i) that certain Consent to Assignment, Agreement and Estoppel dated April 12, 2001, (ii) that certain First Amendment to Management Agreement dated as of June 19, 2002 and (ii) that certain Second Amendment to Management Agreement dated as of July 8, 2003

Ranchos Las Palmas	Management Agreement dated as of January 22, 1998, as amended by (i) that certain First Amendment to Management Agreement dated January 1, 2000, (ii) that certain Restructuring Agreement dated January 7, 2000, (iii) that certain First Amendment to Restructuring Agreement dated February 15, 2000, and (iv) that certain Consent to Assignment, Agreement and Estoppel dated March, 2001.

Four Seasons Mexico City	Hotel Management Agreement dated as of March 14, 1994, as amended by that certain Hotel Management Agreement Amending Agreement dated as of October 20, 1994.

Four Seasons Punta Mita	Hotel Management Agreement dated as of July 18, 1997, as amended by letter agreement dated September 25, 2000, that certain First Amendment of Hotel Agreements and Golf Club Agreements dated as of February 22, 2001.

Ritz Carlton Half Moon Bay	Operating Agreement, dated October 8, 1998, between Vestar-Athens/YCP II Half Moon Bay, L.L.C, and The Ritz-Carlton Hotel Company, L.L.C., as amended by that certain Pre-Commencement Agreement, dated October 8, 1998, as further amended by that certain first Side Letter, dated October 8, 1998, as further amended by that certain second Side Letter, dated October 8, 1998, as further amended by that certain third Side Letter, dated October 8, 1998, as further amended by that certain Side Letter, dated November 20, 1998.

SCHEDULE H

SCHEDULE OF UNFUNDED OBLIGATIONS

(LISTED BY PROPERTY, CONDITION,

ESTIMATED COST AND TIME FOR COMPLETION)

None.

SCHEDULE I

FORM OF MONTHLY OFFICER CERTIFICATE

I hereby certify as follows:

1. I am a duly elected and acting officer of each of [insert name of each Issuer under the Amended and Restated Indenture] (collectively, the Issuers).

2. The Issuers are the Issuers under, and this Certificate is delivered in connection with, the Amended and Restated Indenture, dated as of August 24, 2004 (the Indenture). Capitalized terms used but not defined in this Certificate have the meanings set forth in the Indenture.

3. This Certificate is delivered as required by Section 5.1(j)(v) of the Indenture.

4. To the best of my knowledge, the enclosed monthly operating statements, although not prepared in a manner consistent with GAAP, are true, correct, accurate, complete and fairly represent the results of the operations of the Issuers and the Properties for the month ended                     , 200  .

5. To the best of my knowledge, any GAAP adjustments subsequently made to the enclosed operating statements will not reduce the Aggregate DSCR below the level shown in the enclosed operating statements except as follows:                                                                                                                                                                                                                                                                                    .

6. To the best of my knowledge, no Default or Event of Default presently exists and no event or circumstance presently exists that, with notice or the passage of time or both, would constitute a Default or Event of Default, except as follows:                                                                                                                                                                                                                                                             .

Dated: , 200

[Print officer’s name and title]

SCHEDULE 1.1

SCHEDULE OF DEFERRED MAINTENANCE

(LISTED BY PROPERTY, CONDITION,

ESTIMATED COST AND TIME FOR COMPLETION)

SUMMARY

Property	IMMEDIATE CAPITAL
Hilton Burbank Airport	$0
Embassy Suites Lake Buena Vista	$0
Marriott Schaumburg	$3,000
Marriott Lincolnshire Resort	$394,800
Loews Santa Monica	$0
Marriott Rancho Las Palmas	$4,000
Four Seasons Hotel Mexico D.F.	$0
Four Seasons Resort - Punta Mita	$0
Ritz Carlton Half Moon Bay	$48,000
TOTALS	$449,800
Reserve @ 125%	$562,250

INDIVIDUAL PROPERTIES

Hilton Burbank Airport
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
Terracon - Immediate Repairs			$—
Total Immediate Repairs		NONE	$—

Embassy Suites Lake Buena Vista
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
Terracon - Immediate Repairs			$—
Total Immediate Repairs		NONE	$—

Marriott Schaumburg
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
Terracon - Immediate Repairs	Sidewalk	Sidewalk, concrete sectional replacement.	$1,500
Terracon - Immediate Repairs	Trash Platform	Repair rusted trash container platform. Repaint trash platforms.	$1,000
Terracon - Immediate Repairs	Dock Area	Install handrail at dock area stations.	$500

Total Immediate Repairs			$3,000

Marriott Lincolnshire
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
Terracon - Immediate Repairs	Sanitary Sewer Line	The on-site sanitary sewer line should be repaired as required in various locations.	$8,800
Terracon - Immediate Repairs	Maintenance Building	Replace soffits. Caulk and paint concrete block, doors and frames. Replace overhead doors and frames. Replace suspended gas-fired heaters.	$36,000
Terracon - Immediate Repairs	Outdoor Pool	Replace pool circulating pump.	$6,000
Terracon - Immediate Repairs	Hotel Laundry	Replace spring cushions on ironer rollers.	$8,500
Terracon - Immediate Repairs	Pavement	Asphalt pavement repairs, generally within circulation lanes in the parking areas.	$10,000
Terracon - Immediate Repairs	Pavement	Asphalt overlay with localized repair at parking area for the maintenance and cart storage buildings.	$4,500
Terracon - Immediate Repairs	Downspouts	Paint the newly replaced galvanized downspouts.	$7,000
Terracon - Immediate Repairs	Walls	Perform scanning tests of the remaining original galvanized piping within the common areas to determine wall thickness and quality.	$4,000
Terracon - Immediate Repairs	Elevator Machinery	Replace and refurbish at five elevators.	$85,000
Terracon - Immediate Repairs	Marquee Tent	Extension of dry-pipe fire suppression system.	$100,000
Terracon - Immediate Repairs	Marquee Tent	Replace tent flooring.	$125,000

Total Immediate Repairs			$394,800

Loews Santa Monica
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
Terracon - Immediate Repairs			$—

Total Immediate Repairs		NONE	$—

Marriott Rancho Las Palmas
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
Terracon - Immediate Repairs	Patio areas	Replace cracked tiles and repair joints.	$4,000

Total Immediate Repairs			$4,000

Four Seasons Hotel Mexico D.F.
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
NONE

Four Seasons Resort - Punta Mita
Project Number	Title	Quantities/Description (if applicable)	Total Cost 2004
NONE

Ritz Carlton Half Moon Bay
Project Number	Quantities/Description (if applicable)	Total Cost 2004
Property Solutions - Immediate Repairs	Install missing vertical signs at HCP-reserved parking spaces	$500
Property Solutions - Immediate Repairs	Install three HCP reserved parking spaces	$1,500
Property Solutions - Immediate Repairs	Cut a Scupper drain	$750
Property Solutions - Immediate Repairs	replace missing fire extinguisher and damaged case	$250
Property Solutions - Immediate Repairs	sand blast and repaint rusted fire sprinkler line	$6,000
Property Solutions - Immediate Repairs	replace rusted fire sprinklers at parking structure	$13,000
Property Solutions - Immediate Repairs	wire brush and repaint rusting ext. equipment metal	$15,000
Property Solutions - Immediate Repairs	positively connect HVAC equipment sleepers to roof	$5,000
Property Solutions - Immediate Repairs	replace Liebert AC roof compressor unit	$6,000
Total Immediate Repairs		$48,000

SCHEDULE 1.2

SCHEDULE OF ENVIRONMENTAL CONDITIONS

(LISTED BY PROPERTY, CONDITION AND ESTIMATED COST)

None.

SCHEDULE 3.1(o)

SCHEDULE OF FINANCIAL STATEMENTS AND

OPERATING STATEMENTS

SUMMARY OF AUDITED FINANCIAL STATEMENTS

CMBS I Pool

•	Combined Financial Statements as of December 31, 2001 and 2000

•	Combined Financial Statements as of December 31, 2000 and 1999

•	Combined Financial Statements as of December 31, 1999

•	Combined Operating Statement for the Year Ended December 31, 1998

CMBS II Pool

•	Combined Financial Statements as of December 31, 2001

•	Combined Operating Statements as of December 31, 2000 and 1999

Loews Santa Monica Beach

•	Financial Statements as of December 31, 2001 and 2000

•	Financial Statements as of December 31, 2000 and 1999

•	Accounts Maintained by Loews Corporation as of December 31, 1999 and 1998

SUMMARY OF UNAUDITED OPERATING STATEMENTS

Marriott Lincolnshire

•	December 2003 operating statement

•	December 2002 operating statement

•	December 2001 operating statement

•	December 2001 through November 2002 monthly operating statements

•	December 2000 operating statement

•	December 1999 operating statement

•	December 1998 operating statement

•	December 1997 operating statement

Embassy Suites Lake Buena Vista

•	December 2003 operating statement

•	December 2002 operating statement

•	December 2001 operating statement

•	November 2001 through November 2002 monthly operating statements

•	December 2000 operating statement

•	December 1999 operating statement

•	December 1998 operating statement

•	December 1997 operating statement

Hilton Burbank Airport

•	December 2003 operating statement

•	December 2002 operating statement

•	December 2001 operating statement

•	November 2001 through November 2002 monthly operating statements

•	December 2000 operating statement

•	December 1999 operating statement

•	January 1998 and December 1998 operating statement

•	December 1997 operating statement

Marriott Schaumburg

•	December 2003 operating statement

•	Period 13 2002 operating statement

•	Period 13 2001 operating statement

•	Period 11 2001 through November 2002 monthly operating statements

•	Period 13 2000 operating statement

•	Period 13 1999 operating statement

•	Period 13 1998 operating statement

Marriott Rancho Las Palmas

•	December 2003 operating statement

•	December 13 2002 operating statement

•	December 13 2001 operating statement

•	December 11 2001 through November 2002 monthly operating statements

•	December 13 2000 operating statement

•	December 13 1999 operating statement

•	December 13 1998 operating statement

Loews Santa Monica

•	December 2003 operating statement

•	December 2002 operating statement

•	December 2001 operating statement

•	November 2001 through November 2002 monthly operating statements

•	December 2000 operating statement

•	December 1999 operating statement

•	December 1998 operating statement

Four Seasons Mexico City

•	January 2004 through May 2004 monthly operating statements

•	December 2003 operating statement

•	December 2002 operating statement

•	December 2001 operating statement

•	December 2000 operating statement

Four Seasons Punta Mita

•	January 2004 through May 2004 monthly operating statements

•	December 2003 operating statement

•	December 2002 operating statement

•	December 2001 operating state

Ritz Carlton Half Moon Bay

•	June and July 2004 monthly operating statements

•	December 2003 operating statement

•	December 2002 operating statement

SCHEDULE 4.1(h)

GROUND LEASE EXCEPTIONS

None.

SCHEDULE 4.1(v)

SCHEDULE OF TEMPORARY CERTIFICATES OF OCCUPANCY

NONE

SCHEDULE 4.1(w)

SCHEDULE OF PROPERTIES IN FLOOD ZONES

PROPERTY	FLOOD ZONE

Burbank Airport Hilton	According to the Federal Emergency Management Agency Community Panel Number 065018 0005 C, dated January 20, 1999, the property is located within Zone X, which is an area designated as outside of the 500-year flood plain.

Embassy Suites Lake Buena Vista	According to the Flood Insurance Rate Map, Community Panel Number 12095C-0395E, dated 12/06/2000 published by the Federal Emergency Management Agency, the property is located in Zone X, an area outside the 500-year flood plain.

Marriott’s Lincolnshire Resort	According to the Federal Emergency Management Agency Community Panel Number 179097C0258, effective September 3, 1997, the property is located in flood zone AE, a special flood hazard area inundated by 100-year flood.

Loews Santa Monica Beach Hotel	According to Federal Emergency Management Agency Map Number #060159-0071C dated April 30, 1982, no part of the property is located in a 100-year flood plain.

Marriott Rancho Las Palmas	According to Federal Insurance Rate Map #060259 0005B, dated June 2, 1992, the subject land is located in Zone A with respect to the Flood Channel and Zone B with respect to the remainder of the site.

Marriott Schaumburg	According to the Flood Insurance Rate Map, Community Panel Number 17031C0191F, dated November 6, 2000, published by the Federal Emergency Management Agency, the property is located in Zone X, areas determined to be outside 500-year flood plain.

Four Seasons Mexico City	The property is located within an area having a zone designation of “Corredor Urbano” (Urban Corridor) as indicated in the “Plano de Usos de Suelo” of the Plan Director of the City of Mexico City.

Four Seasons Punta Mita	Mexico does not belong to the National Flood Hazard Area designations nor the Federal Emergency Management Agency and does not have an equivalent flood designation. The site was visually inspected by the surveyor for evidence of major flooding and none was found, however the area is located at approximately 100m above sea level; therefore any flooding would occur temporarily.

Ritz Carlton Half Moon Bay	Zone C, Community P and No 060319 0005 A, dated June 3, 1986 Area of Mineral Flooding

SCHEDULE 4.1(x)

SCHEDULE OF ENGINEERING REPORTS,

ENVIRONMENTAL REPORTS AND SEISMIC REPORTS

Environmental – All reports by ATC Associates, Inc.

Property Name	Report As Of
Loews Santa Monica Beach Hotel	April 26, 2004
Marriott Schaumburg	April 26, 2004
Hilton Burbank Airport	April 26, 2004
Rancho Las Palmas Marriott	April 26, 2004
Embassy Suites Lake Buena Vista	April 26, 2004
Marriott Lincolnshire Resort	April 26, 2004
Four Seasons Mexico City	April 26, 2004
Four Seasons Punta Mita	April 26, 2004
Ritz Carlton Half Moon Bay	July 30, 2004

Engineering – all reports by Terracon, Inc. (other than Ritz Carlton Half Moon Bay which was Property Solutions)

Property Name	Report As Of
Loews Santa Monica Beach Hotel	March 16, 2004
Marriott Schaumburg	March 16, 2004
Hilton Burbank Airport	March 16, 2004
Rancho Las Palmas Marriott	March 16, 2004
Embassy Suites Lake Buena Vista	March 16, 2004
Marriott Lincolnshire Resort	March 16, 2004
Four Seasons Mexico City	March 16, 2004
Four Seasons Punta Mita	March 16, 2004
Ritz Carlton Half Moon Bay	August 12, 2004

Seismic – all reports by J.S. Dyer & Associates, Inc. (other than Ritz Carlton Half Moon Bay which was Property Solutions)

Property Name	Report As Of
Loews Santa Monica Beach Hotel	March 16, 2004
Hilton Burbank Airport	March 16, 2004
Rancho Las Palmas Marriott	March 16, 2004
Four Seasons Mexico City	March 16, 2004
Four Seasons Punta Mita	March 16, 2004
Ritz Carlton Half Moon Bay	August 12, 2004

SCHEDULE 4.1(ee)

BREACHES OF MATERIAL AGREEMENTS

AND PROPERTY MANAGEMENT AGREEMENTS

NONE

SCHEDULE 4.1(gg) – (i)

OCCUPANCY REPORTS

SEE ATTACHED

SCHEDULE 4.1(gg) - (ii)

DELINQUENCY REPORTS

Schedule of Rent Arrears

May 31, 2004

Property	Tenant	Amount
Loews Santa Monica Beach Hotel	Bernini	$600

		$600

Schedule of Rent Arrears
July 31, 2004

Property	Tenant	Amount
Ritz Carlton Half Moon Bay	SIA Medical Corporation	$20,000

		$20,000

SCHEDULE 4.1(gg) - (iii)

SCHEDULE OF TENANT SECURITY DEPOSITS

AND LETTERS OF CREDIT

Schedule of Security Deposits and Letters of Credit

May 31, 2004

Property	Tenant	Amount
Loews Santa Monica Beach Hotel	Servis & Taylor Jewelers	$2,500
Loews Santa Monica Beach Hotel	Rivieria Partners	$5,350

		$7,850

SCHEDULE 4.1(gg) - (iv)

SCHEDULE OF TENANT ARREARAGES

Schedule of Rent Arrears

May 31, 2004

Property	Tenant	Amount
Loews Santa Monica Beach Hotel	Bernini	$600

		$600

Schedule of Rent Arrears July 31, 2004

Property	Tenant	Amount
Ritz Carlton Half Moon Bay	SIA Medical Corporation	$20,000

		$20,000

SCHEDULE 4.1(ss)

SHARING AGREEMENTS

1.	Fourth Implementation Agreement dated September 9, 1988 by and between the Redevelopment Agency of the City of Burbank and Burbank Partners L.L. C., as amended by First Amendment to the Fourth Implementation Agreement dated as of August 31, 1989, Second Amendment to the Fourth Implementation Agreement dated as of May 10, 1991 and Assignment and Assumption Agreement dated as of January 30, 1998 with respect to certain premises located at 2500 Hollywood Way, Burbank, California and commonly know as the Burbank Airport Hilton Hotel & Convention Center

2.	Declaration dated October 2, 1978 by Strategic Hotel Funding, L.L.C., a Delaware limited liability company, successor in interest to Chicago Title and Trust Company of Chicago, as Trustee under Trust No. 1070759, as amended by that certain First Amendment to Declaration of Protective Covenants for Woodfield Corporate Center dated May 20, 1998, as further amended by that certain Declaration of Easement and Second Amendment to Declaration of Protective Covenants for Woodfield Corporate Center dated May 20, 1998

3.	Master Declaration of Covenants, Conditions and Restrictions, and Reservation of Easements for University Center dated November 26, 1984 by E. F. Hutton Life Insurance Company, a California corporation

4.	Reciprocal Parking and Maintenance Agreement dated December, 1997 by Burbank Partners, LLC, a California limited liability company

Ritz-Carlton Half Moon Bay

1.	Declaration and Establishment of Covenants, Conditions, Restrictions, and Reservations dated October 8, 1974 by Half Moon Bay Properties, Inc., a Delaware corporation (“Half Moon”), as amended by that certain Amendment to Declaration and Establishment of Covenants, Conditions, Restrictions and Reservations dated December 29, 1975 by Half Moon, and as further amended by that Declaration of Covenants and Restrictions dated November 29, 1984 by Declarant with concurrence by Half Moon and further amended by that Amendment to Ocean Colony Declaration and Establishment of Covenants, Conditions, Restrictions and Reservations dated August 13, 1991.

2.	Hotel Agreement with Ocean Colony Association, dated March 29, 1999.

3.	Hotel, Golf Courses and Colony Club Operation and Access Agreement, dated as of January 14, 1999, between OCP, SWC, and VA/YCP.

SCHEDULE 4.1(uu)

LIQUOR LICENSES

1.	Embassy Suites Lake Buena Vista – The current licensee is SHC Lake Buena Vista II, L.L.C./Promus Hotels Florida. This arrangement will continue.

2.	Hilton Burbank Airport – The current licensee is SHC Burbank II, L.L.C. An Interim Alcoholic Beverage Agreement dated June 29, 2004 grants New Burbank, L.L.C. the right to enter the Burbank Hilton for the purpose of operating the alcoholic beverage business pending the transfer of the license to New Burbank, L.L.C.

3.	Loews Santa Monica Beach Hotel – The current licensee is SHC Santa Monica Beach Hotel III, L.L.C. An Interim Alcoholic Beverage Agreement dated June 29, 2004 grants New Santa Monica Beach Hotel, L.L.C. the right to enter the Loews Santa Monica Beach Hotel for the purpose of operating the alcoholic beverage business pending the transfer of the license to New Santa Monica Beach Hotel, L.L.C.

4.	Marriott Lincolnshire Resort – The current licensee is Marriott Hotel Services, Inc. This arrangement will continue.

5.	Marriott Rancho Las Palmas – The current licensee is Marriott Hotel Services, Inc. This arrangement will continue.

6.	Marriott Schaumburg – The current licensee is Marriott Hotel Services, Inc. This arrangement will continue.

7.	Four Seasons Mexico City – See Attached.

8.	Four Seasons Punta Mita – See Attached.

9.	Ritz Carlton Half Moon Bay – The current licensee is The Ritz Carlton Hotel Company LLC. This arrangement will continue.

SCHEDULE 4.1(ddd)

CORPORATE STRUCTURE

SEE ATTACHED

SCHEDULE 6.1(g)

ZONING EXCEPTIONS

Marriott Schaumburg, IL

Property is zoned B-3 Planned Office Business District. The use of the Property as a hotel is permitted as a Special Use granted under applicable law.

Loews Santa Monica Beach Hotel, CA

Property is zoned R4A and R4Y. The use of the Property as a hotel is permitted under a conditional use permit.

EXHIBIT A

FORM OF DISBURSEMENT REQUEST

[_______________________]

[ISSUER]

Reserve Disbursement Form

TYPE OF DISBURSEMENT:

DISBURSEMENT TO BE MADE FROM:

~	Deferred Maintenance Reserve

Unfunded Obligations Reserve

AMOUNT REQUESTED: $

AMOUNT SPECIFIED IN AMENDED AND RESTATED INDENTURE: $

DATE OF REQUEST:

DATE FUNDS NEEDED:

The undersigned hereby certifies that these funds will be applied to pay or reimburse for materials or work permitted under the Amended and Restated Indenture and, done in accordance therewith and copies of invoices for all items or materials purchased and all contracted labor or services are attached hereto.

CERTIFYING OFFICER:

DISBURSE FUNDS VIA:                 ~    CHECK                 ~    WIRE

WIRING INSTRUCTIONS:

(if applicable)

NOTE:	SUPPORTING DOCUMENTATION (INVOICES) MUST BE SUBMITTED WITH YOUR REQUEST.

EXHIBIT B

WAIVER OF PREPAYMENT RIGHTS

Each Issuer acknowledges that the inclusion of the waiver of prepayment rights and the agreement to pay any amounts necessary in connection with the right to prepay the Notes as set forth in this Section 2.4, as applicable, as well as the other agreements set forth herein in respect of prepayment, was separately negotiated with Note Trustee, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by Issuers for the Notes was adjusted to reflect the specific waiver and agreement negotiated between Issuers and Note Trustee and contained herein.

ISSUERS’ INITIALS

EXHIBIT C

INTEREST RATE CAP REQUIREMENTS

•	You must have a long-term unsecured or counterparty rating of “A+” from Standard & Poor’s and “A1” from Moody’s.

•	If you are downgraded below “A” by Standard and Poor’s or “A2” by Moody’s or you must within 30 days of the downgrade, either post collateral on terms acceptable to Standard & Poor’s and Moody’s or find a replacement cap provider, at your sole cost and expense, acceptable to Standard & Poor’s and Moody’s provided that, notwithstanding the downgrade, until a replacement cap provider is in place, cap provider will continue to perform its obligations under the cap agreement. If you fail to satisfy the foregoing it will be an Additional Termination Event as defined by Section 5 (b)(v) of the ISDA Master Agreement, with you as the Affected Party.

•	The form of cap agreement should be the 1992 ISDA Agreement (Multicurrency Cross Border or Local Currency-Single Jurisdiction) subject to the 2000 Definitions.

•	Once the cap premium is paid by Issuer, it cannot default. (Paragraph 4 of the May 1989 ISDA Addendum to Schedule to Interest Rate and Currency Exchange Agreement or similar language must be incorporated by reference).

•	“Cross Default” provision of Section 5(a)(vi) of the ISDA Master Agreement will not apply.

•	Grace and cure periods in Section 5 of the ISDA Master Agreement will either (i) not apply or (ii) if applicable, any grace or cure periods must expire in time to ensure the availability of cap payments by cap provider on a timely basis for distribution to the holders of the rated securities. Three Business Days prior to the 9th day of each month beginning on the first Payment Date continuing until the Maturity Date, subject to adjustment in accordance with the Preceding Business Day Convention, except if the 9th day of the month is not a Business Day then the Floating Rate Payment Date will be three Business Days prior to the first Business Day preceding the 9th day of that month.

•	“Credit Event Upon Merger” provisions of Section 5(b)(iv) of the ISDA Master Agreement will not apply.

•	“Automatic Early Termination” provision in Section 6(a) of the ISDA Master Agreement will not apply.

•

Termination Events under Sections 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement either (i) will only constitute termination events exercisable by Issuer against cap provider or (ii) if exercisable by both parties, at the time of any event triggering a termination event under Sections 5(b)(ii) and/or 5(b)(iii), cap provider must either (a) transfer the cap to a replacement cap provider acceptable to each Rating Agency at cap provider’s sole cost and expense, or (b) continue to perform its obligations under the cap agreement including, without limitation, the obligation to unconditionally “gross up” in the event that a withholding tax is imposed on payments being made by the cap provider.

•	Issuer shall be precluded from payment of any out-of-pocket expenses required under Section 11 of the ISDA Master Agreement and incurred by cap provider related to the enforcement and protection of cap provider’s rights under the cap agreement.

•	Market Quotation and Second Method will be used for the purpose of computing amounts payable on early termination with a provision for Loss if Market Quotation is not available.

•	The parties shall be deemed to have no Affiliates for purposes of the ISDA Master Agreement.

•	“Specified Entities” will not apply for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv) of the ISDA Master Agreement.

•	Transaction will be governed by New York law.

•	For the purposes of Section 6(e) of the ISDA Master Agreement, set-off and counterclaim will not apply and all payments by cap provider shall be made without set-off or counterclaim.

•	If this transaction will be guaranteed by a parent to provide a required rating, the guarantee must be unconditional, irrevocable, continuing and a guarantee of payment, not collection, and otherwise satisfy Rating Agency requirements. Any act or omission of such guarantor that would constitute an event of default by the cap provider (other than a cross default) under Section 5 of the ISDA Master Agreement will constitute an event of default under the ISDA Master Agreement.

•	There will be a collateral assignment of the cap. Cap provider will be required to countersign an acknowledgement of the assignment agreement, which among other things will require (i) the consent of the Note Trustee and Rating Agency Confirmation in connection with any amendment to the cap agreement (including the confirmation, schedule, ISDA Agreement and collateral assignment agreement), (ii) that all directions to the cap provider will be from Note Trustee or trustee (or the servicer on its behalf), if securitized, and the cap provider shall not recognize instructions or directions from Issuer, and (iii) that all payments by the cap provider be made to Note Trustee or trustee (or the servicer on its behalf), if securitized, and not to Issuer (regardless of whether or not an event of default exists under the transaction documents).

•	The definition of LIBOR will be USD-LIBOR-BBA and must match the definition of LIBOR in the indenture.

•	The definition of Business Day must match the definition of Business Day in the indenture.

•	LIBOR must be determined on the LIBOR Determination Date.

•	Payments must be made by the cap provider on or prior to the applicable Payment Date in respect of a period corresponding to the applicable Interest Accrual Period.

•	The Termination Date of the cap must be no earlier than the Maturity Date under the indenture.

•	The Day Count Fraction in the cap must match that contained in the indenture.

•	The Notional Amount in the cap must match the principal amount of the loan as of the date of the indenture.

•	US Dollars are selected as the Termination Currency under the cap.

•	Section 2(c)(ii) of the ISDA Master Agreement will apply to the Transaction.

•	Cap provider and Issuer will represent that it is not a multi-branch party.

•	Cap provider will covenant that it will not petition Issuer into bankruptcy (or join in any such petition) for 365 days after all outstanding rated securities have been paid in full.

•	If the ISDA Master Agreement (Multicurrency Cross Border)(“Cross Border Agreement”) is utilized, additional scheduled items and provisions to address “indemnifiable taxes” and other related issues present in cross border transactions must be incorporated:

•	Section 2(d)(i)(4) of the Cross Border Agreement must be amended to require the cap provider to unconditionally “gross up” in the event that a withholding tax is imposed on payments being made by the cap provider.

•	The definition of “indemnifiable tax” must cover any and all withholding tax.

•	Section 2(d)(i)(4) of the Cross Border Agreement will be deleted such that cap provider is not excused from having to “gross up” due to Issuer’s breach of a tax representation or failure to notify cap provider of a breach of a tax representation and (ii) Issuer makes no tax representations in the cap agreement or schedule.

•	Section 2(d)(ii) of the Cross Border Agreement must be amended to provide that there is no obligation by Issuer to make payments to the cap provider for any payments made by the cap provider without deduction for taxes (for which there is no obligation to gross up).

•	Section 4(e) of the Cross Border Agreement must be amended to provide that there are no payment obligations by Issuer to cap provider for any indemnification resulting from stamp registration or other documentary tax levied by Issuer’s taxing authority on the cap provider.

•

Cap provider and any guarantor must provide a New York opinion of counsel satisfactory to the Rating Agencies regarding the cap. If cap provider or its guarantor is a non-U.S. entity, a foreign opinion must be provided as well. The opinion(s) must include customary legal opinions including, without limitation, an opinion delivered by outside counsel opining that the cap agreement (including the confirmation, ISDA Master Agreement, schedule and collateral assignment agreement) is legal/valid/binding and enforceable against the cap provider and any guarantor.

•	Cap Purchaser can assign its position in the cap (in whole or in part) to any other third party with your consent, which will not be unreasonably withheld or delayed, subject to rating agency confirmation, upon prepayment, in whole or in part, of the underlying financing.

EXHIBIT D

PRE-APPROVED TRANSFEREES

Hilton Hotels Corporation

Strategic Hotel Capital, L.L.C.

Bass PLC

FelCor Lodging Trust, Inc.

Rosewood Hotels & Resorts

Whitehall Street Real Estate Limited Partnership Funds

Host Marriott Corporation

Hilton Group, PLC

Fairmont Hotels & Resorts

Blackstone Group, LP

Millenium and Copthorne Hotels, PLC

MeriStar Hotels

LaSalle Hotel Properties

Marriott International, Inc.

Starwood Hotels and Resorts Worldwide, Inc.

Government of Singapore Investment Corporation

Maritz Wolf LLC (subject to rating agency approval)

HRH Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud (subject to rating agency approval)

CNL Hospitality Corporation

Morgan Stanley Real Estate Fund

Orient Express

Mandarin

Peninsula

Raffles

Hyatt

Four Seasons Hotel Inc.

Six Continents

Shangrila

Boca Resorts

Destination Resorts

Lowe Hospitality

NH Hotels (subject to rating agency approval)

Accor (subject to rating agency approval)

Vail Resorts (subject to rating agency approval)

Benchmark Hospitality (subject to rating agency approval)

Ashford Hospitality (subject to rating agency approval)

Highland Hospitality (subject to rating agency approval)

EXHIBIT E

INTENTIONALLY OMITTED

EXHIBIT F

PROPERTY MANAGEMENT TERM SHEET

None.

EXHIBIT G

LAS PALMAS OUTPARCEL

EXHIBIT H-1

EXHIBIT H-1-A

FORM RESTRICTED GLOBAL NOTE

FORM UNRESTRICTRED GLOBAL NOTE

FORM REGULATION S TEMPORARY GLOBAL NOTES

COMMERCIAL MORTGAGE-BACKED NOTES [SHC 2004-1]

[RESTRICTED GLOBAL NOTE]

[TEMPORARY GLOBAL NOTE]

[UNRESTRICTED GLOBAL NOTE]

THIS NOTE REPRESENTS A NON-RECOURSE OBLIGATION OF THE ISSUERS (AS DEFINED HEREIN) SECURED BY AND PAYABLE SOLELY FROM THE COLLATERAL (AS DEFINED IN THE AMENDED AND RESTATED INDENTURE (AS DEFINED HEREIN)) AND THE OTHER ASSETS OF THE ISSUERS, IF ANY. THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE NOTE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE NOTE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

[INSERT ADDITIONAL LEGENDS REQUIRED PURSUANT TO SECTION 2.1.7 OF THE AMENDED AND RESTATED INDENTURE].

CUSIP: [                    ]

W I T N E S S E T H

WHEREAS, Noteholder is the present owner and Noteholder of those certain promissory notes described on Exhibit A attached hereto and incorporated herein (collectively, the “ORIGINAL NOTES”), which Original Notes evidence an indebtedness of certain of the Issuers in the current outstanding principal amount of $200,000,000 (the “ORIGINAL DEBT”);

WHEREAS, on the date hereof and pursuant to the terms of this Note and a certain Amended and Restated Indenture, dated as of the date hereof, by and among the Note Trustee and the Issuers (the “INDENTURE”); all capitalized terms used but not defined herein to have the meaning set forth therein), Issuers have agreed to issue a note (the “NOTE”) to Note Trustee in the maximum principal amount of $275,000,000, such Loan to be comprised of (i) the Original Debt and (ii) an additional loan in an aggregate principal amount of $75,000,000 (the “NEW LOAN”), so that the combined outstanding principal balance of New Loan and the Original Debt on the date hereof is $275,000,000;

WHEREAS, in connection with the foregoing, Issuers and Note Trustee have agreed in the manner hereinafter set forth to (i) combine and consolidate the Original Notes and the indebtedness evidenced thereby with the New Loan and (ii) amend, modify and restate in their entirety the terms and provisions of the Original Notes on the terms and conditions hereinafter set forth; and

WHEREAS, Note Trustee and Issuers intend these Recitals to be a material part of this Note.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuers and Note Trustee agree as follows:

I. The Original Debt is combined and consolidated together with the New Loan so that together they shall constitute in law but one indebtedness in the maximum principal amount of $275,000,000 (such amount, or so much thereof as may be outstanding from time to time under this Note, the “PRINCIPAL AMOUNT”), together with interest thereon as hereinafter provided. The terms, covenants, conditions and provisions of the Original Notes are hereby modified, amended and restated in their entirety so that henceforth the terms, covenants, conditions and provisions of the Original Notes shall read and be as set forth in this Note and Issuers agree to comply with and be subject to all of the terms, covenants and conditions of this Note.

II. The parties hereto certify that this Note evidences the Original Debt evidenced by the Original Notes, as increased by the New Loan, and evidences no further or other principal indebtedness. Neither this Note nor anything contained herein shall be construed as a novation of Issuers’ indebtedness to Note Trustee evidenced by the Original Notes or of the Original Notes, which shall remain in full force and effect as hereby confirmed, modified, restated and amended.

III. This Note is an extension and continuation of the Original Debt evidenced by the Original Notes, as increased by the New Loan, and is issued in replacement of and substitution for the Original Notes.

IV. The Original Notes, as modified and restated in their entirety pursuant to this Note, and the obligations of Issuers thereunder, as increased by the New Loan, are hereby ratified and confirmed, and shall remain in full force and effect until the full performance and satisfaction of all obligations of Issuers under this Note.

NOW THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto amend and restate the terms of the Original Notes in their entirety and agree as follows:

FOR VALUE RECEIVED, SHC Lincolnshire LLC, SHC Lake Buena Vista II, L.L.C., New Rancho, L.L.C., SHC Schaumburg II, L.L.C., New Santa Monica Beach Hotel, L.L.C., New Burbank, L.L.C., each a Delaware limited liability company, and Inmobiliaria Nacional Mexicana, S. de R.L. de C.V. and Punta Mita Resort S. de R.L. de C.V. each a Mexican limited liability company (each individually an ISSUER, and collectively, ISSUERS) promise to pay to the order of CEDE & Co., on or before the Maturity Date at such place as Note Trustee may from time to time designate in writing, the principal sum of TWO HUNDRED AND SEVENTY FIVE MILLION DOLLARS AND NO CENTS ($275,000,000) in lawful money of the United States of America, or such lesser amount as may be specified in Schedule II, together with interest thereon, to be computed and paid as more particularly set forth in the Indenture. The terms of this Note are hereby supplemented in full by the terms of the Indenture, the Mortgage and the other Transaction Documents, including, without limitation, with respect to Note repayment and Breakage Costs (if any), repayment fees, offsets, counterclaims and defenses and expenses of Note Trustee.

1. Payments of Principal and Interest

On the date hereof, Issuers shall pay an installment of interest as set forth in Section 2.3.1 of the Indenture.

Commencing with the first Payment Date after the date hereof, and on each and every Payment Date thereafter through but excluding the Maturity Date, Issuers shall, subject to the provisions of Article II of the Indenture, pay interest at the Applicable Interest Rate on the outstanding principal balance hereof calculated as more fully set forth in the Indenture. Interest on the Note shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed in the Interest Accrual Period in question.

Interest shall be charged and payable on the Outstanding Principal Amount of the Note and shall begin to accrue on the date hereof. On the Maturity Date, payment in full of all remaining obligations of Issuers under this Note, the Indenture and the other Transaction Documents shall become due and payable.

Payments made at any time hereon (including payments from the proceeds of any sale of any Collateral (as hereinafter defined) pursuant to any of the Transaction Documents) shall be applied as provided in the Indenture and the Mortgage. For purposes of this Note, “Collateral” shall mean all monies, accounts, instruments and other property (including, without limitation, all Rent, revenues, issues, Proceeds, profits, security and other monies payable or receivable under any Transaction Document or with respect thereto and the after-acquired property clauses thereof) subject or intended to be subject to any Mortgage and the other Transaction Documents for the performance by Issuers of their obligations thereunder or hereunder as of any particular time, and the proceeds of the foregoing.

2. Security for the Note.

This Note is issued pursuant to the Indenture, and the Note Trustee is and shall be entitled to the benefits thereof and remedies provided therein and the security provided for therein including, without limitation, the security provided by the Mortgage encumbering the Mortgaged Property (as defined in each Mortgage) and the Lien on and security interest in certain other property described therein, and by other Transaction Documents affecting and granting a Lien on and security interest in other portions of the Collateral, including but not limited to, the Assignment of Leases and the Assignment of Agreements.

3. Acceleration.

The Indenture, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and for the payment of certain amounts (if the circumstances require) by Issuers upon the terms and conditions therein specified.

4. Events of Default.

Upon the occurrence and during the continuation of an Event of Default, the entire principal sum hereof outstanding, together with accrued interest thereon and all other fees, premiums, charges, and costs due under the Transaction Documents, if any, shall, at the option of the Note Trustee (unless otherwise specified under the Indenture), at once become due and payable without notice. Failure to exercise the aforementioned option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. In addition to principal and interest, each Issuer agrees to pay to Note Trustee (i) all costs of collection incurred by Note Trustee, including reasonable attorneys’ fees and disbursements and (ii) any other payments which may become due under the Indenture or the other Transaction Documents.

5. Default Interest Rate.

Issuers do hereby agree that, if an Event of Default shall have occurred and is continuing, Issuers shall pay interest at the Default Rate on the outstanding amount of the Note and due but unpaid interest thereon, upon demand from time to time, to the extent permitted by applicable law.

6. Authority.

Each Issuer represents that it has full power, authority and legal right to execute and deliver this Note and to perform its obligations hereunder, and that this Note constitutes the valid and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in proceedings at law or in equity.

7. Notices.

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Indenture directed to the parties at their respective addresses as provided therein.

8. Consent to Jurisdiction; Governing Law.

(a) THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ISSUERS AND ACCEPTED BY NOTE TRUSTEE IN THE STATE OF NEW YORK, AND THE PROCEEDS DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO NOTES MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. IT IS UNDERSTOOD THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF THIS NOTE AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH ISSUER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY ISSUER OR NOTE TRUSTEE ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK,

PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH ISSUER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH ISSUER HEREBY WAIVES THE JURISDICTION OF ANY OTHER COURT THAT MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE. EACH ISSUER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, WITH OFFICES AT 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NEW YORK 10036, OR AT SUCH OTHER OFFICE IN NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH ISSUER IN THE MANNER PROVIDED IN THE LOAN AGREEMENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH ISSUER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. ISSUERS (I) SHALL GIVE PROMPT NOTICE TO NOTE TRUSTEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

9. Waiver of Jury Trial.

EACH ISSUER AND, BY ITS ACCEPTANCE HEREOF, THE NOTE TRUSTEE HEREOF, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, WHETHER IN CONTRACT OR IN TORT, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH ISSUER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. NOTE TRUSTEE AND EACH ISSUER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH ISSUER.

10. Savings Clause.

It is expressly stipulated and agreed to be the intent of Issuers and Note Trustee at all times to comply with applicable state law and applicable United States federal law (to the extent that it permits Note Trustee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Transaction Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Transaction Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Note Trustee’s exercise of the option to accelerate the Maturity Date, or if any prepayment results in Issuers having paid any interest in excess of that permitted by applicable law, then it is Note Trustee’s express intent that all excess amounts theretofore collected by Note Trustee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Transaction Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Note Trustee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, it is not the intention of Note Trustee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11. Miscellaneous.

(a) No release of any security for the Debt evidenced hereby or any Person liable for payment of the Debt evidenced hereby, no extension of time for payment of the Debt evidenced hereby or any installment hereof, and no alteration, amendment or waiver of any provision of the Transaction Documents made by agreement between Note Trustee and any other Person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Issuers or any other Person or party who might be or become liable for the payment of all or any part of the Debt evidenced hereby, under the Transaction Documents, except as explicitly provided in a writing satisfying the requirements of paragraph 11(c) hereof.

(b) Issuers and all others who may become liable for the payment of all or any part of the Debt evidenced hereby do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and notice of intent to accelerate the maturity hereof and (except as may be expressly provided for in the Transaction Documents) of actual acceleration.

(c) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Issuer or Note Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(d) Whenever used, the singular number shall include the plural, the plural the singular, and the words “Note Trustee” and “Issuer” shall include their respective successors, assigns, heirs, executors and administrators as permitted under the Transaction Documents.

(e) As provided in the Indenture and subject to the limitations therein set forth, the transfer of this Note is registrable in the Note Trustee, upon surrender of this Note for registration of transfer to the Note Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Trustee duly executed by, the Noteholder hereof or his or her attorney duly authorized in writing, and thereupon one or more New Notes, of authorized denominations and for the same aggregate principal amount (or Notional Amount), will be issued to the designated transferee or transferees. Notwithstanding any other provision to the contrary herein, any transfer of this Note is subject to applicable transfer restrictions set forth in the Indenture, including, without limitation, Section 2.1.3 of the Indenture.

(f) The provisions of Section 12.24, Section 12.27 and Section 12.28 of the Indenture are hereby incorporated by reference, as if set forth in full herein.

FLORIDA DOCUMENTARY STAMP TAXES AND FLORIDA INTANGIBLE TAXES ARE BEING PAID ON THE FLORIDA MORTGAGES SECURING THIS NOTE TO BE RECORDED IN THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, as of August 24, 2004 each Issuer has duly executed or has caused its respective duly authorized officers to execute this Note on its behalf, as of the day and year first above written.

ISSUERS:

SHC Lincolnshire LLC, a Delaware limited liability company

By:
Name: Title:

SHC Lake Buena Vista II, L.L.C., a Delaware limited liability company

By:
Name: Title:

New Rancho, L.L.C., a Delaware limited liability company

By:
Name: Title:

SHC Schaumburg II, L.L.C., a Delaware limited liability company

By:
Name: Title:

New Santa Monica Beach Hotel, L.L.C., a Delaware limited liability company

By:
Name: Title:

New Burbank, L.L.C., a Delaware limited liability company

By:
Name: Title:

Inmobiliaria Nacional Mexicana, S. de R.L. de C.V., a Mexican limited liability company

By:
Name: Title:

Punta Mita Resort S. de R.L. de C.V. a Mexican limited liability company

By:
Name: Title:

SHC Half Moon Bay, LLC, a Delaware limited liability company

By:
Name: Title:

This Note is one of the Notes referred to in the above-mentioned Amended and Restated Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as Note Trustee

By:
Name: Title:

SCHEDULE 1

INTENTIONALLY OMITTED

SCHEDULE II

REPAYMENT OF PRINCIPAL, IF ANY, AND

TRANSFERS AFFECTING THE NOTE

Amount of Repayment or Transfer to or From Another Note	Date of Repayment or Transfer	Balance After Repayment or Transfer	Notation Made By:
$0

Exhibit A

Original Notes

1.	That certain Class B Note, dated January 29, 2003, from the parties thereto, with an original principle balance of $85,000,000.

2.	That certain Commercial Mortgage-Backed Notes SHC 2004-1: Definitive Note, dated as of June 29, 2004, from the parties thereto, with a combined outstanding principal balance of $200,000,000.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire principal amount represented by the within Note and hereby authorizes) the registration of transfer of such interest to Assignee(s) on the Register for the Notes.

I (we) further direct the Note Trustee to issue a new Note of the entire principal amount represented by the within Note to the above-named Assignee(s) and to deliver such Note to the following address:

Date:
Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

EXHIBIT H-1-B

FORM DEFINITIVE NOTE

COMMERCIAL MORTGAGE-BACKED NOTES [SHC 2004-1]

DEFINITIVE NOTE

THIS NOTE REPRESENTS A NON-RECOURSE OBLIGATION OF THE ISSUERS (AS DEFINED HEREIN) SECURED BY AND PAYABLE SOLELY FROM THE COLLATERAL (AS DEFINED IN THE AMENDED AND RESTATED INDENTURE (AS DEFINED HEREIN)) AND THE OTHER ASSETS OF THE ISSUERS, IF ANY. THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE NOTE TRUSTEE OR ANY OF ITS RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE NOTE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

[INSERT ADDITIONAL LEGENDS REQUIRED PURSUANT TO SECTION 2.1.7 OF THE AMENDED AND RESTATED INDENTURE].

CUSIP: [                     ]

W I T N E S S E T H

WHEREAS, Noteholder is the present owner and Noteholder of those certain promissory notes described on Exhibit A attached hereto and incorporated herein (collectively, the “ORIGINAL NOTES”), which Original Notes evidence an indebtedness of certain of the Issuers in the current outstanding principal amount of $200,000,000 (the “ORIGINAL DEBT”);

WHEREAS, on the date hereof and pursuant to the terms of this Note and a certain Amended and Restated Indenture, dated as of the date hereof, by and among the Note Trustee and the Issuers (the “INDENTURE”); all capitalized terms used but not defined herein to have the meaning set forth therein), Issuers have agreed to issue a note (the “NOTE”) to Note Trustee in the maximum principal amount of $275,000,000, such Loan to be comprised of (i) the Original Debt and (ii) an additional loan in an aggregate principal amount of $75,000,000 (the “NEW LOAN”), so that the combined outstanding principal balance of New Loan and the Original Debt on the date hereof is $275,000,000;

WHEREAS, in connection with the foregoing, Issuers and Note Trustee have agreed in the manner hereinafter set forth to (i) combine and consolidate the Original Notes and the indebtedness evidenced thereby with the New Loan and (ii) amend, modify and restate in their entirety the terms and provisions of the Original Notes on the terms and conditions hereinafter set forth; and

WHEREAS, Note Trustee and Issuers intend these Recitals to be a material part of this Note.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuers and Note Trustee agree as follows:

I. The Original Debt is combined and consolidated together with the New Loan so that together they shall constitute in law but one indebtedness in the maximum principal amount of $275,000,000 (such amount, or so much thereof as may be outstanding from time to time under this Note, the “PRINCIPAL AMOUNT”), together with interest thereon as hereinafter provided. The terms, covenants, conditions and provisions of the Original Notes are hereby modified, amended and restated in their entirety so that henceforth the terms, covenants, conditions and provisions of the Original Notes shall read and be as set forth in this Note and Issuers agree to comply with and be subject to all of the terms, covenants and conditions of this Note.

II. The parties hereto certify that this Note evidences the Original Debt evidenced by the Original Notes, as increased by the New Loan, and evidences no further or other principal indebtedness. Neither this Note nor anything contained herein shall be construed as a novation of Issuers’ indebtedness to Note Trustee evidenced by the Original Notes or of the Original Notes, which shall remain in full force and effect as hereby confirmed, modified, restated and amended.

III. This Note is an extension and continuation of the Original Debt evidenced by the Original Notes, as increased by the New Loan, and is issued in replacement of and substitution for the Original Notes.

IV. The Original Notes, as modified and restated in their entirety pursuant to this Note, and the obligations of Issuers thereunder, as increased by the New Loan, are hereby ratified and confirmed, and shall remain in full force and effect until the full performance and satisfaction of all obligations of Issuers under this Note.

NOW THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto amend and restate the terms of the Original Notes in their entirety and agree as follows:

FOR VALUE RECEIVED, SHC Lincolnshire LLC, SHC Lake Buena Vista II, L.L.C., New Rancho, L.L.C., SHC Schaumburg II, L.L.C., New Santa Monica Beach Hotel, L.L.C., New Burbank, L.L.C., each a Delaware limited liability company, and Inmobiliaria Nacional Mexicana, S. de R.L. de C.V. and Punta Mita Resort S. de R.L. de C.V., each a Mexican limited liability company (each individually an ISSUER, and collectively, ISSUERS) promise to pay to the order of German American Capital Corporation on or before the Maturity Date at such place as the Holder hereof may from time to time designate in writing, the principal sum of TWO HUNDRED AND SEVENTY FIVE MILLION DOLLARS AND NO CENTS ($275,000,000) in lawful money of the United States of America, together with interest thereon, to be computed and paid as more particularly set forth in the Indenture. The terms of this Note are hereby supplemented in full by the terms of the Indenture, the Mortgage and the other Transaction Documents, including, without limitation, with respect to Note repayment and Breakage Costs (if any), repayment fees, offsets, counterclaims and defenses and expenses of Note Trustee.

1. Payments of Principal and Interest

On the date hereof, Issuers shall pay an installment of interest as set forth in Section 2.3.1 of the Indenture.

Commencing with the first Payment Date after the date hereof, and on each and every Payment Date thereafter through but excluding the Maturity Date, Issuers shall, subject to the provisions of Article II of the Indenture, pay interest at the Applicable Interest Rate on the outstanding principal balance hereof calculated as more fully set forth in the Indenture. Interest on the Note shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed in the Interest Accrual Period in question.

Interest shall be charged and payable on the Outstanding Principal Amount of the Note and shall begin to accrue on the date hereof. On the Maturity Date, payment in full of all remaining obligations of Issuers under this Note, the Indenture and the other Transaction Documents shall become due and payable.

Payments made at any time hereon (including payments from the proceeds of any sale of any Collateral (as hereinafter defined) pursuant to any of the Transaction Documents) shall be applied as provided in the Indenture and the Mortgage. For purposes of this Note, “Collateral” shall mean all monies, accounts, instruments and other property (including, without limitation, all Rent, revenues, issues, Proceeds, profits, security and other monies payable or receivable under any Transaction Document or with respect thereto and the after-acquired property clauses thereof) subject or intended to be subject to any Mortgage and the other Transaction Documents for the performance by Issuers of their obligations thereunder or hereunder as of any particular time, and the proceeds of the foregoing.

2. Security for the Note.

This Note is issued pursuant to the Indenture, and the Note Trustee is and shall be entitled to the benefits thereof and remedies provided therein and the security provided for therein including, without limitation, the security provided by the Mortgage encumbering the Mortgaged Property (as defined in each Mortgage) and the Lien on and security interest in certain other property described therein, and by other Transaction Documents affecting and granting a Lien on and security interest in other portions of the Collateral, including but not limited to, the Assignment of Leases and the Assignment of Agreements.

3. Acceleration.

The Indenture, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and for the payment of certain amounts (if the circumstances require) by Issuers upon the terms and conditions therein specified.

4. Events of Default.

Upon the occurrence and during the continuation of an Event of Default, the entire principal sum hereof outstanding, together with accrued interest thereon and all other fees, premiums, charges, and costs due under the Transaction Documents, if any, shall, at the option of the Note Trustee (unless otherwise specified under the Indenture), at once become due and payable without notice. Failure to exercise the aforementioned option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. In addition to principal and interest, each Issuer agrees to pay to Note Trustee (i) all costs of collection incurred by Note Trustee, including reasonable attorneys’ fees and disbursements and (ii) any other payments which may become due under the Indenture or the other Transaction Documents.

5. Default Interest Rate.

Issuers do hereby agree that, if an Event of Default shall have occurred and is continuing, Issuers shall pay interest at the Default Rate on the outstanding amount of the Note and due but unpaid interest thereon, upon demand from time to time, to the extent permitted by applicable law.

6. Authority.

Each Issuer represents that it has full power, authority and legal right to execute and deliver this Note and to perform its obligations hereunder, and that this Note constitutes the valid and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in proceedings at law or in equity.

7. Notices.

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Indenture directed to the parties at their respective addresses as provided therein.

8. Consent to Jurisdiction; Governing Law.

(a) THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ISSUERS AND ACCEPTED BY NOTE TRUSTEE IN THE STATE OF NEW YORK, AND THE PROCEEDS DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO NOTES MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. IT IS UNDERSTOOD THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF THIS NOTE AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH ISSUER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY ISSUER OR NOTE TRUSTEE ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK,

PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH ISSUER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH ISSUER HEREBY WAIVES THE JURISDICTION OF ANY OTHER COURT THAT MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE. EACH ISSUER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, WITH OFFICES AT 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NEW YORK 10036, OR AT SUCH OTHER OFFICE IN NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH ISSUER IN THE MANNER PROVIDED IN THE LOAN AGREEMENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH ISSUER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. ISSUERS (I) SHALL GIVE PROMPT NOTICE TO NOTE TRUSTEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

9. Waiver of Jury Trial.

EACH ISSUER AND, BY ITS ACCEPTANCE HEREOF, THE NOTE TRUSTEE HEREOF, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, WHETHER IN CONTRACT OR IN TORT, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH ISSUER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. NOTE TRUSTEE AND EACH ISSUER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH ISSUER.

10. Savings Clause.

It is expressly stipulated and agreed to be the intent of Issuers and Note Trustee at all times to comply with applicable state law and applicable United States federal law (to the extent that it permits Note Trustee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Transaction Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Transaction Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Note Trustee’s exercise of the option to accelerate the Maturity Date, or if any prepayment results in Issuers having paid any interest in excess of that permitted by applicable law, then it is Note Trustee’s express intent that all excess amounts theretofore collected by Note Trustee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Transaction Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Note Trustee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, it is not the intention of Note Trustee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11. Miscellaneous.

(a) No release of any security for the Debt evidenced hereby or any Person liable for payment of the Debt evidenced hereby, no extension of time for payment of the Debt evidenced hereby or any installment hereof, and no alteration, amendment or waiver of any provision of the Transaction Documents made by agreement between Note Trustee and any other Person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Issuers or any other Person or party who might be or become liable for the payment of all or any part of the Debt evidenced hereby, under the Transaction Documents, except as explicitly provided in a writing satisfying the requirements of paragraph 11(c) hereof.

(b) Issuers and all others who may become liable for the payment of all or any part of the Debt evidenced hereby do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and notice of intent to accelerate the maturity hereof and (except as may be expressly provided for in the Transaction Documents) of actual acceleration.

(c) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Issuer or Note Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(d) Whenever used, the singular number shall include the plural, the plural the singular, and the words “Note Trustee” and “Issuer” shall include their respective successors, assigns, heirs, executors and administrators as permitted under the Transaction Documents.

(e) As provided in the Indenture and subject to the limitations therein set forth, the transfer of this Note is registrable in the Note Trustee, upon surrender of this Note for registration of transfer to the Note Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Trustee duly executed by, the Noteholder hereof or his or her attorney duly authorized in writing, and thereupon one or more New Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding any other provision to the contrary herein, any transfer of this Note is subject to applicable transfer restrictions set forth in the Indenture, including, without limitation, Section 2.1.3 of the Indenture.

(f) The provisions of Section 12.24, Section 12.27 and Section 12.28 of the Indenture are hereby incorporated by reference, as if set forth in full herein.

FLORIDA DOCUMENTARY STAMP TAXES AND FLORIDA INTANGIBLE TAXES ARE BEING PAID ON THE FLORIDA MORTGAGES SECURING THIS NOTE TO BE RECORDED IN THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, as of August 24, 2004 each Issuer has duly executed or has caused its respective duly authorized officers to execute this Note on its behalf, as of the day and year first above written.

ISSUERS:

SHC Lincolnshire LLC, a Delaware limited liability company

By:
Name:
Title:

SHC Lake Buena Vista II, L.L.C., a Delaware limited liability company

By:
Name:
Title:

New Rancho, L.L.C., a Delaware limited liability company

By:
Name:
Title:

SHC Schaumburg II, L.L.C., a Delaware limited liability company

By:
Name:
Title:

New Santa Monica Beach Hotel, L.L.C., a Delaware limited liability company

By:
Name:
Title:

New Burbank, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Inmobiliaria Nacional Mexicana, S. de R.L. de C.V., a Mexican limited liability company

By:
Name:
Title:

Punta Mita Resort S. de R.L. de C.V., a Mexican limited liability company

By:
Name:
Title:

SHC Half Moon Bay, LLC, a Delaware limited liability company

By:
Name:
Title:

This Note is one of the Notes referred to in the above-mentioned Amended and Restated Indenture.
LASALLE BANK NATIONAL ASSOCIATION,
as Note Trustee

By:
Name:
Title:

Exhibit A

Original Notes

1.	That certain Class B Note, dated January 29, 2003, from the parties thereto, with an original principle balance of $85,000,000.

2.	That certain Commercial Mortgage-Backed Notes SHC 2004-1: Definitive Note, dated as of June 29, 2004, from the parties thereto, with a combined outstanding principal balance of $200,000,000.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire principal amount represented by the within Note and hereby authorizes) the registration of transfer of such interest to Assignee(s) on the Register for the Notes.

I (we) further direct the Note Trustee to issue a new Note of the entire principal amount represented by the within Note to the above-named Assignee(s) and to deliver such Note to the following address:

Date:
Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

EXHIBIT H-2

[FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF

BENEFICIAL INTEREST IN A REGULATION S

TEMPORARY GLOBAL NOTE]

OWNER SECURITIES CERTIFICATION

NEW BURBANK, L.L.C.,

SHC LAKE BUENA VISTA II, L.L.C.,

SHC SCHAUMBURG II, L.L.C.,

SHC LINCOLNSHIRE LLC,

NEW RANCHO, L.L.C.,

NEW SANTA MONICA BEACH HOTEL, L.L.C.,

PUNTA MITA RESORT S. DE R.L. DE C.V.

INMOBILIARIA NACIONAL MEXICANA, S. DE R.L. DE. C.V

SHC HALF MOON BAY, LLC

Floating Rate Commercial Mortgage-Backed Notes,

SHC [2004-1]

CUSIP No.

Reference is hereby made to the amended and restated indenture dated as of August 24, 2004 (the “Indenture”), among New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V. as Issuers, LaSalle Bank National Association, as Trustee and Lender, Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This is to certify that, as of the date hereof, U.S.$                     principal amount of the above-captioned Notes are beneficially owned by non-U.S. person(s). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

1/	Insert the letter and number designation of applicable Class.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Trustee.

Dated:                    ,

By:
As, or as agent for, the beneficial owner(s) of the Notes to which this certificate relates.

EXHIBIT H-3

FORM OF INVESTMENT REPRESENTATION LETTER

(INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATES)

Strategic Hotel Funding, L.L.C.

77 West Wacker, Suite 4600

Chicago, Illinois 60601

LaSalle Bank National Association

135 South LaSalle Street

Suite 1625

Chicago, Illinois 60603

Attention:   Asset-Backed Securities Trust Services Group— Commercial Mortgage-Backed Notes, SHC 2004-1

Re:	Commercial Mortgage-Backed Notes, SHC 2004-1 (the “Notes”)

Ladies and Gentlemen:

This letter is delivered in connection with the purchase by the undersigned (the “Purchaser”) of $[                    ] principal amount of the Notes (the “Purchased Notes”). Terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Indenture dated as of August 24, 2004 (the “Indenture”), between New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V (the “Issuers”) and LaSalle Bank National Association, as Trustee for the benefit of Noteholders. This letter is an Investor Representation Letter required by Section 2.1.6(f) of the Indenture.

In connection with such purchase, the undersigned hereby confirms that:

1. We are an institutional “accredited investor” (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) or an entity of which all of the equity owners are institutional “accredited investors” and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Purchased Notes, and we are able to bear the economic risk of our investment. We are acquiring the Purchased Notes purchased by us for our own account. We are not acquiring the Purchased Notes with a view to distribution thereof (within the meaning of the Securities Act) or with any present intention of offering or selling any of the Purchased Notes [INSERT IF APPLICABLE—other than to a Pass-Through Entity (as defined in the Indenture)] provided that the disposition of our property shall remain at all times within our control.

2. The Purchaser understands that the Purchased Notes will be delivered to it in certificated, registered form only and that they will bear legends to the effect set forth below and in the Indenture.

3. The Purchaser acknowledges that the Purchased Notes have not been registered or qualified under the Securities Act or the securities laws of any state or any other jurisdiction. The Purchaser agrees that the Purchased Notes may not be reoffered, resold, pledged or otherwise transferred except (1) (a) (i) to a person whom it reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (iii) in an offshore transaction complying with Rule 903 or 904 of Regulation S to an institutional accredited investor in a transaction exempt form the registration requirements under the Securities Act or (iv) to an institutional “accredited investor” as defined in Rule 50l(a)(l), (2), (3) or (7) of Regulation D or an entity in which each of the equity owners is an institutional “accredited investor” in a transaction exempt from the registration requirements of the Securities Act, (b) in a transaction exempt from the registration requirements of the Securities Act, to a trust or other entity that will offer, sell or otherwise transfer interests in the Purchased Notes only in transactions and to persons of the types specified in clauses (a)(i), (ii), (iii) or (iv) (a “Pass-Through Entity”), and (2) in each case, in accordance with any applicable federal securities laws and any applicable securities laws of any state of the United States or any other jurisdiction.

4. The Purchaser hereby undertakes to be bound by the terms and conditions of the Indenture in its capacity as an owner of the Purchased Notes in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Issuers, the Note Registrar and all holders of the Notes present and future.

5. On each day the Purchaser holds the Notes, the Purchaser will not sell or otherwise transfer any portion of the Purchased Notes, except in compliance with the Indenture (including the provisions thereof requiring delivery of an investment representation letter and such other certifications, opinions of counsel or other information as the Note Registrar shall require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act) and in compliance with the provisions hereof.

(a) 6. Each purchaser or transferee of a Note will be deemed to have represented and agreed that on each day it holds such Note that (A) it is not itself, and is not acquiring such Note with “plan assets” of, an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a “Plan”), or an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity or (B) the use of such assets will not give rise to, or result in, a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code by reason of the application of one or more administrative or statutory exemptions from such prohibited transaction provisions.

7. Check one of the following:

☐ The Purchaser is a “U.S. Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form). The Purchaser’s taxpayer identification number is [                    ].

☐ The Purchaser is not a “U.S. Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Purchased Notes. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Purchased Notes and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Purchased Notes and state that interest and original issue discount on the Purchased Notes are, or are expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Note Registrar updated IRS Forms W-8 BEN or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Note Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Note Registrar.

For the purpose of paragraph [7][8], “U.S. Person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the trust administration and (ii) one or more U.S. persons have the authority to control all of the trust’s substantial decisions.

8. Please make all payments due on the Purchased Notes:(1)

(1)	Please select (a) or (b)

[(a)] by wire transfer to the following account at a bank or entity in the United States, having appropriate facilities therefor:

Account number:

Institution:

[(b)] by mailing a check to the following address:

9. All notices to the Holder of the Purchased Notes should be sent to the following address and facsimile number:

We acknowledge that the addressees hereof, the Issuers and others will rely on our confirmations, acknowledgments and agreements set forth herein. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW THEREOF.

Very truly yours,

[Name of Purchaser]

By:

Name:

Title:

Dated:

EXHIBIT H-4

INVESTMENT REPRESENTATION LETTER

(INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATES)

Strategic Hotel Funding, L.L.C.

77 West Wacker, Suite 4600

Chicago, Illinois 60601

LaSalle Bank National Association

135 South LaSalle Street

Suite 1625

Chicago, Illinois 60603

Attention: Asset-Backed Securities Trust Services Group—

                    Commercial Mortgage-Backed Notes, SHC 2004-1

Re:	Commercial Mortgage-Backed Notes, SHC 2004-1 (the “Notes”)

Ladies and Gentlemen:

This letter is delivered in connection with the transfer of $                     principal amount of the Notes (the “Transferred Notes”) to a [trust][other entity] created in a Securitization (the “Pass-Through Entity”). Terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Indenture dated as of August 24, 2004 (the “Indenture”), between New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V (the “Issuers”) and LaSalle Bank National Association, as Trustee for the benefit of Noteholders. This letter is an Investor Representation Letter required by Section 2.1.6(g) of the Indenture.

In connection with such purchase, the undersigned hereby confirms [on behalf of the Pass-Through Entity] that:

1. The undersigned is the [Pass-Through Entity][the depositor of the Pass-Through Entity] [the seller of the Transferred Notes to the depositor of the Pass-Through Entity] [the trustee of the Pass-Through Entity].

2. The Pass-Through Entity will offer, sell or otherwise transfer interests in the Transferred Notes only (a)(i) to persons whom it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act in transactions meeting the requirements of Rule 144A, (ii) in an offshore transactions complying with Rule 903 or 904 of Regulation S to institutional accredited investors in transactions exempt from the registration requirements under the Securities Act, and (iv) to institutional “accredited investors” as defined in Rule 50l(a)(l), (2), (3) or (7) of Regulation D or entities in which each of the equity owners is an institutional “accredited investor” in transactions exempt from the registration requirements of the Securities Act and (b) in each case, in accordance with any applicable federal securities laws and any applicable securities laws of any state of the United States or any other jurisdiction

3. The Pass-Through Entity understands that the Transferred Notes will be delivered to it in certificated, registered form only and that they will bear legends to the effect set forth below and in the Indenture.

4. The Pass-Through Entity acknowledges that the Transferred Notes have not been registered or qualified under the Securities Act or the securities laws of any state or any other jurisdiction. The Pass-Through Entity agrees that the Transferred Notes may not be reoffered, resold, pledged or otherwise transferred except (1) (a) (i) to a person whom it reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (iii) in an offshore transaction complying with Rule 903 or 904 of Regulation S to an institutional accredited investor in a transaction exempt form the registration requirements under the Securities Act, or (iv) to an institutional “accredited investor” as defined in Rule 50l(a)(l), (2), (3) or (7) of Regulation D or an entity in which each of the equity owners is an institutional “accredited investor” in a transaction exempt from the registration requirements of the Securities Act, or (b) in a transaction exempt from the registration requirements of the Securities Act, to another Pass-Through Entity, and (2) in each case, in accordance with any applicable federal securities laws and any applicable securities laws of any state of the United States or any other jurisdiction.

5. The Pass-Through Entity hereby undertakes to be bound by the terms and conditions of the Indenture in its capacity as an owner of the Transferred Notes in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Issuers, the Note Registrar and all holders of the Notes present and future.

6. On each day the Purchaser holds the Notes, the Pass-Through Entity will not sell or otherwise transfer any portion of the Transferred Notes, except in compliance with the Indenture (including the provisions thereof requiring delivery of an investment representation letter and such other certifications, opinions of counsel or other information as the Note Registrar shall require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act) and in compliance with the provisions hereof.

7. The Pass-Through Entity represents that on each day it holds the Transferred Notes that (A) it is not itself, and is not acquiring such Notes with “plan assets” of, an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a “Plan”), or an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity or (B) the use of such assets will not give rise to, or result in, a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code by reason of the application of one or more administrative or statutory exemptions from such prohibited transaction provisions.

8. Please make all payments due on the Transferred Notes:(1)

(a) by wire transfer to the following account at a bank or entity in the United States, having appropriate facilities therefor:

Account number: [                            ]

Institution: [                                    ]

9. All notices to the Holder of the Transferred Notes should be sent to the following address:

We acknowledge that the addressees hereof, the Issuers and others will rely on our confirmations, acknowledgments and agreements set forth herein. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW THEREOF.

Very truly yours,

By:

Name:

Title:

By:

Name:

Title:

Dated:

EXHIBIT H-5

[FORM OF CERTIFICATION TO BE GIVEN BY

TRANSFEREE OF BENEFICIAL INTEREST IN A

REGULATION S TEMPORARY GLOBAL NOTE]

TRANSFEREE SECURITIES CERTIFICATION

NEW BURBANK, L.L.C.,

SHC LAKE BUENA VISTA II, L.L.C.,

SHC SCHAUMBURG II, L.L.C.,

SHC LINCOLNSHIRE LLC,

NEW RANCHO, L.L.C.,

NEW SANTA MONICA BEACH HOTEL, L.L.C.,

PUNTA MITA RESORT S. DE R.L. DE C.V.

INMOBILIARIA NACIONAL MEXICANA, S. DE R.L. DE. C.V,

SHC HALF MOON BAY, LLC

Commercial Mortgage-Backed Notes,

[SHC-2004]

CUSIP No.

Reference is hereby made to the Amended and Restated Indenture, dated as of August 24, 2004 (the “Indenture”), among New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V. as Issuers and LaSalle Bank National Association, as Trustee for the benefit of Noteholders and Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

For purpose of acquiring a beneficial interest in the Regulation S Temporary Global Note, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex or electronic transmission on or prior to the date on which you intend to submit your certification relating to the Notes held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

1/	Insert the letter and number designation of the applicable Class.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Trustee.

Dated:

By:
As, or as agent for, the beneficial transferee of the Notes to which this certificate relates.

H-6

FORM OF CERTIFICATION FOR TRANSFER OR

EXCHANGE OF CLASS [        ]1/ RESTRICTED GLOBAL

NOTE TO CLASS [        ]1/ REGULATION S TEMPORARY GLOBAL NOTE

(Exchanges or transfers pursuant to Section 3.8(e)(iii) of the Indenture)

LaSalle Bank National Association,

    as Trustee,

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Attention: Asset Backed Securities Trust Services Group — Strategic Hotels [SHC 2004-1]

Re:	New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V. Floating Rate Commercial Mortgage-Backed Notes, [SHC 2004-1], CUSIP No.

Reference is hereby made to the Amended and Restated Indenture dated as of August 24, 2004 (the “Indenture”), among New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V., as Issuers and LaSalle Bank National Association, as Trustee for the benefit of Noteholders and Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of Notes which are held in the form of the Restricted Global Note (CUSIP No.                     ) with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Class [        ]1/ Regulation S Temporary Global Note (CUSIP No.                     ) to be held with the Depositary in the name of [Euroclear] [Clearstream Banking, société anonyme].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1) the offer of the Notes was not made to a person in the United States;

[(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]1/

[(3) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]1/

(4) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904(a) of Regulation S, as applicable; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

2/	Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

EXHIBIT H-7

FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF

CLASS [    ]1/ RESTRICTED GLOBAL NOTE TO

CLASS [    ]1/ UNRESTRICTED GLOBAL NOTE

(Exchanges or transfers pursuant to Section 3.8(e)(iv) of the Indenture)

LaSalle Bank National Association,

    as Trustee,

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Attention: Asset Backed Securities Trust Services Group — Strategic Hotels 2003-SHC1

Re:	New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V. Commercial Mortgage-Backed Notes, [SHC 2004-1], CUSIP No.

Reference is hereby made to the Amended and Restated Indenture and Servicing Agreement dated as of                     , 2004 (the “Indenture”), among New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V., as Issuers and LaSalle Bank National Association, as Trustee for the benefit of Noteholders and Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of Notes which are held in the form of the Restricted Global Note (CUSIP No.                     ) with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Unrestricted Global Note (CUSIP No.                     ).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1) the offer of the Notes was not made to a person in the United States;

[(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]2/.

[(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]2/

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904(a) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

and (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

2/	Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

EXHIBIT H-8

FORM OF INSTRUCTION FOR EXCHANGE

EXCHANGE INSTRUCTIONS

NEW BURBANK, L.L.C.,

SHC LAKE BUENA VISTA II, L.L.C.,

SHC SCHAUMBURG II, L.L.C.,

SHC LINCOLNSHIRE LLC,

NEW RANCHO, L.L.C.,

NEW SANTA MONICA BEACH HOTEL, L.L.C.,

PUNTA MITA RESORT S. DE R.L. DE C.V.

INMOBILIARIA NACIONAL MEXICANA, S. DE R.L. DE. C.V,

SHC HALF MOON BAY, LLC

Commercial Mortgage-Backed Notes,

[SHC 2004-1]

Pursuant to Section 2.1.10(d)(vii)(2) of the Amended and Restated Indenture, dated as of August 24, 2004 (the “Indenture”), among New Burbank, L.L.C., SHC Lake Buena Vista II, L.L.C., SHC Schaumburg II, L.L.C., SHC Lincolnshire LLC, New Rancho, L.L.C., New Santa Monica Beach Hotel, L.L.C., SHC Half Moon Bay, LLC, Punta Mita Resort, S. de. R.L. de C.V. and Inmobiliaria Nacional Mexicana, S. de. R.L. de C.V., as Issuers and LaSalle Bank National Association, as Trustee for the benefit of Noteholders. [Name of Initial Purchaser] hereby requests that US$                     aggregate principal amount of the above-captioned Notes held by you for our account in the Regulation S Temporary Global Note (CUSIP No.                     ) (as defined in the Indenture) be exchanged for one or more Restricted [Global] Notes [(CUSIP No.                     )] in the denominations and registered in the names of the holders requested as set forth below:

Denominations	Registered Name

Dated:	[Name of Initial Purchaser]
By:

Dated:	[Name of Initial Purchaser]
By:

1/	Insert the letter and number designation of the applicable Class.

EXHIBIT I

OCA WORK LETTER